As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-284365

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blaize Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	86-2708752
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4659 Golden Foothill Parkway, Suite 206El Dorado Hills, CA 95762

(916) 347-0050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harminder Sehmi

Chief Financial Officer

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

(916) 347-0050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Ryan J. Lynch

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated February 10, 2025.

PROSPECTUS

Blaize Holdings, Inc.

89,550,141 Shares of Common Stock

898,250 Warrants to Purchase Shares of Common Stock

29,698,250 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 54,536,826 shares of our common stock, $0.0001 par value per share (“Common Stock”), issued in connection with the Business Combination (as defined below), by certain of the selling securityholders named in this prospectus (each a “Selling Shareholder” and, collectively, the “Selling Securityholders”), (ii) the resale of 1,540,300 shares of Common Stock issued in the PIPE Investment (as defined below) by certain of the Selling Securityholders, (iii) the resale of 750,000 shares of Common Stock issued in connection with the Sponsor Note (as defined below) by certain of the Selling Securityholders, (iv) the issuance by us and resale of 28,049,416 shares of common stock reserved for issuance upon the exercise of options to purchase common stock, (v) the issuance by us and resale of 3,630,400 shares of common stock reserved for issuance upon the settlement of restricted stock units, (vi) the resale of up to 898,250 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants (as defined below) (which were originally issued at a price of $1.00 per Warrant) at an exercise price of $11.50 per share by certain of the selling securityholders named in this prospectus, (vii) the resale of 94,949 shares of Common Stock issued to certain capital markets advisors as deferred compensation in satisfaction of transaction fees for acting as a financial advisor by certain of the Selling Securityholders and (viii) the resale of up to 50,000 shares of Common Stock that are issuable upon the exercise of the CH Warrant (as defined below) at an exercise price of $11.50 per share by a certain selling securityholder named in this prospectus.

This prospectus also relates to the issuance by us of an aggregate of up to 29,698,250 shares of our Common Stock, which consists of (i) up to 898,250 shares of Common Stock that are issuable upon the exercise of 898,250 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of BurTech Acquisition Corp., a Delaware corporation (“BurTech”), by the holders thereof, (ii) up to 28,750,000 shares of Common Stock that are issuable upon the exercise of 28,750,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of BurTech (the “BurTech IPO”), by the holders thereof and (iii) up to 50,000 shares of Common Stock that are issuable upon the exercise of the CH Warrant at an exercise price of $11.50 per share by the holder thereof.

On January 13, 2025, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 22, 2023 (as amended on April 22, 2024, October 24, 2024 and November 21, 2024), with BurTech Merger Sub, Inc., a direct, wholly owned subsidiary of BurTech (“Merger Sub”), Blaize, Inc. (“Legacy Blaize”), and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company and affiliate of BurTech (“Burkhan”). As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy Blaize (the “Merger”), the separate corporate existence of Merger Sub ceased and Legacy Blaize survived as a wholly owned subsidiary of BurTech (collectively, the “Business Combination”). Following the closing of the Business Combination, BurTech changed its name from BurTech Acquisition Corp. to Blaize Holdings, Inc. (“Blaize”).

The Selling Securityholders can sell, under this prospectus, up to (a) 89,550,141 shares of Common Stock constituting approximately 88.12% of our issued and outstanding shares of Common Stock and approximately 170.55% of our issued and outstanding shares of Common Stock held by non-affiliates and (b) 898,250 Warrants constituting approximately 3.03% of our issued and outstanding Warrants. Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices described above. Based on the closing price of our Common Stock of $5.30 on February 6, 2025, the Sponsor may experience potential profit of up to $5.297 per share (or approximately $39,661,287.50 in the aggregate based on the Sponsor holding 7,487,500 founder shares) based on the Sponsor’s initial purchase price of approximately $0.003 per share. Public securityholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the Sponsor purchased the founder shares and Private Placement Warrants.

We are registering the resale of shares of common stock and warrants as required by (i) an amended and restated registration rights agreement, dated as of January 13, 2025 (the “Registration Rights Agreement”), entered into by and among BurTech, BurTech LP LLC (the “Sponsor” and together with Burkhan, the “Sponsor Group”), certain stockholders of Legacy Blaize and certain stockholders of BurTech, (ii) a registration rights agreement, dated as of January 13, 2025 (the “Ava Registration Rights Agreement”), entered into by and among Blaize and certain stockholders of Legacy Blaize, (iii) the PIPE subscription agreements entered into by and between BurTech, Blaize and certain accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination and (iv) that certain secured promissory note, dated January 13, 2025, issued by Sponsor to BurTech pursuant to which Blaize issued 750,000 shares of Common Stock to the Sponsor in a private placement consummated in connection with the Business Combination.

We are also registering the (i) resale of other shares of Common Stock held by certain of our stockholders and (ii) the issuance and resale of shares of Common Stock reserved for issuance upon the exercise of options to purchase shares of Common Stock and the settlement of restricted stock units, in each case, held by certain of our current and former employees and other service providers.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BZAI” and “BZAIW,” respectively. On February 6, 2025, the closing price of our Common Stock was $5.30 and the closing price for our Warrants was $0.49.

Our business and investment in our securities involves significant risks. These risks are described in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 89,550,141 shares of Common Stock and up to 898,250 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Blaize” refer to the consolidated operations of Blaize Holdings, Inc. and its subsidiaries. References to “BurTech” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Blaize” refer to Blaize, Inc. prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the ability to achieve or sustain profitability;

•	changes in applicable laws or regulations;

•	failure to realize the anticipated benefits of the Business Combination;

•	the ability to maintain the listing of the shares of Common Stock and Warrants on Nasdaq;

•	risks related to the loss of one or more key employees or failure to attract and retain highly skilled employees;

•	risks related to the Company’s software or hardware containing serious errors or defects, which may result in lost revenue and market acceptance and costs to defend or settle claims with customers;

•	increases in cost, interruptions in service, latency or poor service from third-party data center providers;

•	the impact of the failure to acquire new customer, retain existing customers, terminate existing customer or partnership contracts or expand sales to existing customers; and

•	other risks and uncertainties described in this registration statement, including those under the section entitled “Risk Factors.”

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

Blaize is an innovative semiconductor and software technology company dedicated to revolutionizing the world of artificial intelligence (“AI”). We provide AI accelerated computing solutions for the edge. Our mission is to enable enterprises to harness the power of AI at the edge, delivering real-time insights and decision-making capabilities with compelling speed and efficiency. With our innovative hardware and software solutions, we believe we are at the forefront of transforming industries and unlocking new possibilities in an increasingly connected and data-driven world.

The Business Combination

On December 22, 2023, the Company entered into an Agreement and Plan of Merger (as amended on April 22, 2024, October 24, 2024 and November 21, 2024, the “Merger Agreement”), with BurTech Merger Sub, Inc., a direct, wholly owned subsidiary of BurTech (“Merger Sub”), Legacy Blaize and solely for the limited purposes of the transaction, Burkhan, pursuant to which Merger Sub would merge with and into Legacy Blaize, with Legacy Blaize surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On and around December 31, 2024, the Company and certain unaffiliated stockholders of the Company named therein (each, a “Investor” and collectively, the “Investors”), entered into agreements (each, a “Non-Redemption Agreement” and collectively, the “Non-Redemption Agreements”) pursuant to which the Investors agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the Company (“Non-Redeemed Shares”) and, in exchange, Blaize and BurTech LP, LLC, a Delaware limited liability company (“Sponsor”), have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement.

From December 31, 2024 through January 13, 2025, the Company and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which the Company agreed to issue and sell to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300 shares of Class A Stock (as defined below) (the “PIPE Shares”) at a price per PIPE Share equal to $10.00 (the “PIPE” and, together with the transactions described in clauses (i) and (ii) above, the “PIPE Investment”).

On January 13, 2025 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Blaize, with Legacy Blaize surviving the merger as a wholly owned subsidiary of the Company (the “Closing”).

In connection with Closing, we changed our name to Blaize Holdings, Inc. While we are the legal acquirer of Legacy Blaize in the Business Combination, Legacy Blaize is deemed to be the accounting acquirer, and the historical financial statements of Legacy Blaize became the historical financial statements of the Company upon the Closing of the Transactions.

The rights of holders of our Common Stock and Warrants are governed by our third amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Description of Capital Stock.”

Non-Redemption and Put Option Financing

As previously disclosed, on and around December 31, 2024, the Company and the Investors entered into the Non-Redemption Agreements, pursuant to which the Investors agreed not to redeem (or validly rescind any redemption requests on) their Non-Redeemed Shares and, in exchange, Blaize and the Sponsor, have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement (collectively, the “NRA Financing”).

In connection with the NRA Financing, at Closing, the Investors deposited an aggregate of 2,854,242 Non-Redeemed Shares (such shares, the “Reserved Blaize Shares”) into a share escrow account with Continental Stock Transfer & Trust Company (“Continental”), as escrow agent, and Continental transferred an aggregate of $33.1 million from BurTech’s trust account into a newly established funds escrow account, which is the aggregate amount received by BurTech from the Investors in connection with the Non-Redemption Agreements. Following the Closing, the Company is required to pay to an Investor in cash, at any time such Investor sells Reserved Blaize Shares in the market, and the Company and Sponsor, as applicable, are required to pay to the Investor in cash at any time the Investor exercises the Put Option, a guaranteed return of $1.50 per Reserved Blaize Share subject to such sale or exercise (the “Guaranteed Return Per Share”), so long as the price per share of Common Stock on the date of such sale or exercise is less than $13.57 per share (the “Put Price Per Share”). Following any sale by an Investor of a Reserved Blaize Share into the open market, Blaize is entitled to receive (i) $11.57 from the funds escrow account if the sales price in the open market (the “Sales Price”) equals or exceeds the Put Price Per Share or (ii) an amount equal to the difference between $11.57 and the Sales Price if the Sales Price is less than the Put Price Per Share, provided that no cash will be released to the Company from the funds escrow account in an amount that would cause the cash remaining in the funds escrow account to be less than the product of the Put Price Per Share and the number of Reserved Blaize Shares reamining in the share escrow account. If the shares of Common Stock trade at or above $13.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period, the Put Option shall automatically terminate and the Reserved Blaize Shares held in the Share Escrow Account shall be distributed back to the Investor in accordance with the share escrow agreements.

PIPE Investment

As previously disclosed, from December 31, 2024 through January 13, 2025, BurTech, Blaize and the Subscribers entered into the PIPE Subscription Agreements pursuant to which BurTech issued and sold to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300, shares of Class A Stock at a price per share equal to $10.00.

PIPE Shares

On January 13, 2025, immediately prior to the Closing, BurTech issued 1,540,300 shares of Class A Stock to the Subscribers in accordance with the terms of the PIPE Subscription Agreement. The shares of Class A Stock issued in the PIPE were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•	We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

•

Our relationships with automotive OEMs (as defined below) and Tier-1 suppliers are long-term in nature and we will not receive legally binding purchase order commitments until we deliver our auto-grade chip.

•	Our future revenue and operating results will be harmed if we are unable to acquire new customers, retain existing customers or expand sales to our existing customers.

•	We may not be able to successfully implement our growth strategy on a timely basis or at all.

•	Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform and products.

•	We depend on timely supply of materials sourced from a limited number of suppliers, and are directly impacted by unexpected delays or problems from our third-party manufacturers.

•

If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform and products and innovate and introduce new solutions in a manner that responds to our customers’ evolving needs, our business may be adversely affected.

•	If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges.

•

We face intense competition, especially from well-established companies offering solutions and related applications. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to add new customers, retain existing customers and grow our business.

•	We may need to reduce or change our pricing model to remain competitive.

•

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our platform and products may become less competitive.

•	We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees may adversely affect our business.

•	If our software or hardware contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

•	Our growth depends in part on the success of our strategic relationships with third parties.

•

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency or poor service from our third-party data center providers could impair the delivery of our platform, which could result in customer dissatisfaction, damage to our reputation, loss of customers, limited growth and reduction in revenue.

Corporate Information

We were incorporated under the laws of the state of Delaware on January 5, 2021 under the name BurTech Acquisition Corp. Upon the closing of the Business Combination, we changed our name to Blaize Holdings, Inc. Our principal executive offices are located at 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA

95762, and our telephone number is (916) 347-0050. Our website address is www.blaize.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by us	29,698,250 shares of Common Stock issuable upon exercise of Warrants.

Shares of Common Stock offered by the Selling Securityholders	89,550,141 shares of Common Stock.

Warrants offered by the Selling Securityholders	898,250 Warrants.

Shares of Common Stock outstanding prior to this offering	101,671,133 shares of Common Stock (as of February 7, 2025).

Warrants outstanding prior to this Offering	29,698,250 Warrants (as of February 7, 2025).

Exercise price per Warrant	$11.50.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

Risk factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“BZAI.”

Nasdaq symbol for our Warrants	“BZAIW.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to (a) 89,550,141 shares of Common Stock constituting approximately 88.12% of our issued and outstanding shares of Common Stock (assuming the exercise of all of our Warrants) and (b) 898,250 Warrants constituting approximately 3.03% of our issued and outstanding Warrants.

Sales of a substantial number of our shares of Common Stock and/or Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock and Warrants.

Risks Related to Our Business and Industry

We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have not yet achieved profitability. We incurred U.S. federal and state operating losses of approximately $186.8 million and $90.9 million for the year ended December 31, 2023, respectively, and $164.4 million and $68.1 million for the year ended December 31, 2022, respectively. As of December 31, 2023, we had an accumulated deficit of $368.1 million. In recent periods, our revenue growth has been attributed to non-recurring engineering (“NRE”) engagements with automotive partners as well as, beginning in the fourth quarter of 2022, to limited quantities of production product shipments to customers. We intend to continue investing heavily in sales and marketing efforts, but we may not be able to sustain or increase our growth or achieve profitability in the future. In addition, we incur significant additional legal, accounting and other expenses related to us being a public company as compared to when we were a private company. While our revenue has grown in recent years, if our revenue declines or fails to grow at a rate faster than these increases in our operating expenses, we will not be able to achieve and maintain profitability in future periods. As a result, we may continue to generate losses. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will be able to sustain profitability. In 2024, we commenced a program to develop our next-generation silicon products, which are expected to remain in development for at least two years before becoming available for sale. Such chip development is a highly complex process involving specialized third-party partners, and we cannot guarantee that the chip will initially perform as designed. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed.

Our recent growth rates may not be indicative of our future growth.

Our prior years revenue has largely consisted of NRE revenue received from our strategic partners. We have developed a customer pipeline in recent years and are commencing the delivery of hardware and software solutions based on our production chip that came to market at the end of 2022. This pipeline is expected to convert into revenues from 2024/2025 onwards but it may not convert in the timeline we expect or at all. In future periods, we may not be able to sustain customer pipeline growth consistent with recent history, or at all. The conversion of our pipeline is also not guaranteed as there are several external dependencies that we do not control, before the end customer is ready to deploy AI solutions. Furthermore, we believe our revenue growth depends on a number of factors, including our ability to:

•	expand our eco-system of partners for hardware and software solutions;

•	attract new customers and retain and increase sales to existing customers;

•	maintain and expand our relationships with our customers;

•	develop our existing platform and products, introduce new functionality to our platform and develop new products;

•	expand into new market segments and internationally; and

•	secure long-term revenue commitments from automotive Original Equipment Manufacturers (“OEMs”) and Tier-1 suppliers.

We may not accomplish any of these objectives and, as a result, it is difficult for us to forecast our future revenue or revenue growth. If our assumptions are incorrect or change in reaction to changes in our market, or if we are unable to maintain consistent revenue or revenue growth, our stock price could be volatile, and it may be difficult to achieve and maintain profitability. You should not rely on our revenue for any prior periods as any indication of our future revenue or revenue growth.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2023 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. Although the Company raised additional capital through issuances of additional debt and equity, as well as through the consummation of the Business Combination, there is no assurance that additional financing will be available at terms acceptable to us or at all. These factors raise substantial doubt about our ability to continue as a going concern. If we cannot continue as a viable entity, this could materially adversely affect the value of our securities.

Our partnerships with certain automotive OEMs and Tier-1 suppliers are long-term in nature and we will not receive firm purchase order commitments until we deliver our auto-grade chip.

We have been working with automotive partners for several years and secured long term joint development agreements for revenue predicated upon the Company delivering automotive-grade chips to them. The nature of Advanced Driving Assistance Systems (“ADAS”) is still evolving with OEMs continuing to develop their strategies. We believe that our technology is well positioned to be a key contributor in the solutions that are adopted but we do not control the pace at which the industry is moving to deploy ADAS of increasing complexity into their vehicles. Additionally, in 2023 and 2024, we teamed up with one automotive OEM,

Mercedes-Benz North America Corporation (“Mercedes-Benz”), and their partner vendors to evaluate their requirements for an advanced L4 platform. This is intended to be in production by the end of this decade and a phase 1 evaluation recently concluded in the second quarter of 2024. To date, we have recognized approximately $25 million and $7 million in non-recurring engineering fees from DENSO and Mercedes-Benz, respectively.

We anticipate that Blaize will be well positioned to resume this relationship with Mercedes-Benz once it has confirmed its ADAS roadmap and selected all other relevant partners for their next-level platform. However, Blaize has not yet entered into any contractual arrangements for this engagement and ADAS solutions with Mercedes-Benz based on Blaize’s technology are not expected to be in production until 2028 or later. Our partnership with our main Tier-1 supplier, DENSO Corporation (“DENSO”) continues with projects centered around Blaize’s software and hardware offerings, including a proof of concept agreement with aggregate proceeds of approximately $3.0 million upon its completion. Blaize intends to continue to build on our current relationships with Mercedes-Benz and DENSO and to establish new relationships with other automotive OEMs and Tier-1 and Tier-2 partners now and in the future but we do not believe Blaize is reliant on either of Mercedes-Benz or DENSO currently or in the future. Blaize’s product roadmap expects to have solutions for ADAS in production beginning in 2028 and we anticipate recognizing revenues from these potential future partnerships with automotive OEMs and Tier-1 and Tier-2 partners.

Our ability to continue to invest in developing automotive-grade chips and software depends upon having access to a large amount of capital that is expected to be sourced from revenues into other non- automotive markets, based on our current set of products. A shortfall in those revenues will significantly impact our automotive roadmap and automotive OEMs and Tier-1 and Tier-2 partners, including Mercedes-Benz and DENSO, may choose to adopt competing technologies. If this occurs, it will be extremely difficult to retain our specialist automotive skills and there is a high risk of losing that expertise altogether.

Our future revenue and operating results will be harmed if we are unable to acquire new customers, retain existing customers, expand sales to our existing customers, terminate existing customer or partnership contracts or expand sales to our existing customers.

The majority of revenues that Blaize has generated to date are through paid proof-of-concepts or NRE concepts. Our ability to increase revenue also depends, in part, on our ability to retain existing customers and to sell additional functionality and adjacent products and services to our existing and new customers. In order for us to maintain or improve our results of operations, it is important that our customers renew their contracts with us on the same or more favorable terms to us. Our ability to increase sales to existing customers and prospective customers depends on several factors, including their experience with using our products and our pricing model. Additionally, we or our counterparty may terminate existing or future contracts to which we are party, either for convenience or due to a default, and, in the future, if the portion of contracts that are subject to termination at the election of us or counterparties are material, any such termination may increase our costs and seriously harm our business, results of operations and financial condition.

Our ability to generate revenue may be inconsistent across small and midsize businesses, mid-market, and large enterprise customers, including government agencies, both foreign and domestic. If we experience limited or inconsistent growth in any of these customer sets, particularly our large enterprise customers, our business, financial condition and operating results could be adversely affected.

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our growth strategy, which, in turn, is dependent upon a number of factors, including our ability to:

•	grow our current customer base;

•	acquire new customers;

•	scale our business model;

•	expand our customer location footprint;

•	ensure a consistent and timely supply chain;

•	expand our presence within verticals;

•	continue to innovate our product offerings; and

•	selectively pursue strategic and value-enhancing acquisitions.

There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition and results of operations.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform and products.

Our ability to increase our customer base and achieve broader market acceptance of our platform and products will depend on our ability to expand our marketing and sales operations. We plan to continue increasing the size of our sales force. We also plan to dedicate significant resources to sales and marketing programs, including developing an extensive third-party partner ecosystem. Our business and operating results will be harmed if our sales and marketing efforts do not generate a corresponding increase in revenue. We may not achieve anticipated revenue growth from increasing the size of our sales force if we are unable to hire, develop, and retain talented sales personnel, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if our sales and marketing programs are not effective.

Our sales cycle with large enterprise customers can be long and unpredictable, and our sales efforts require considerable time and expense.

The timing of our sales with our large enterprise customers and related revenue recognition is difficult to predict because of the length and unpredictability of the sales cycle for these customers. Large enterprise customers, particularly those in highly regulated industries and those requiring customized applications, may have a lengthy sales cycle for the evaluation and implementation of our platform and/or sales of products. This may cause a delay between increasing operating expenses for such sales efforts and, upon successful sales, the generation of corresponding revenue.

Customers often view our platform and products as a strategic decision with significant investment. As a result, customers frequently require considerable time to evaluate, test, and qualify our platform and products prior to entering into or expanding a subscription or purchase order. During the sales cycle, we expend significant time and money on sales and marketing and contract negotiation activities, which may not result in a sale. Additional factors that may influence the length and variability of our sales cycle include:

•	the effectiveness of our sales force as we hire and train our new salespeople to sell to large enterprise customers;

•	the discretionary nature of purchasing and budget cycles and decisions;

•	the obstacles placed by customers’ procurement process ;

•	economic conditions and other factors impacting customer budgets ;

•	customers’ integration complexity;

•	customers’ familiarity with edge computing solutions;

•	customers’ evaluation of competing products during the purchasing process ;

•	evolving customer demands;

•	the adoption and implementation of regulations that affect our ability to obtain customers in certain regions of the world outside of the United States ; and

•	the adoption and implementation of regulations within the United States that impose supply chain and manufacturing location restrictions.

Given these factors, it is difficult to predict whether and when a sale will be completed, and when revenue from a sale will be recognized. Consequently, a shortfall in demand for our platform and products or a decline in new or renewed contracts in a given period may not significantly reduce our revenue for that period but could negatively affect our revenue in future periods.

If we fail to maintain or grow our brand recognition, our ability to expand our customer base will be impaired and our financial condition may suffer.

We believe maintaining and growing our brand is important to supporting continued acceptance of our existing and future solutions, attracting new customers to our platform and products, and retaining existing customers. We also believe that the importance of brand recognition will increase as competition in our market increases. Successfully maintaining our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide a reliable and useful platform and products to meet the needs of our customers at competitive prices, our ability to maintain our customers’ trust, our ability to continue to develop new functionality and solutions and our ability to successfully differentiate our platform and products. Brand promotion activities may not generate customer awareness or yield increased revenue. Even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to realize a sufficient return on our brand-building efforts, and our business could suffer.

If we fail to offer high quality support, our business and reputation could suffer.

Our customers rely on our personnel for support related to our subscription and customer solutions. High-quality support is important for the renewal and expansion of our agreements with existing customers. The importance of high-quality support will increase as we expand our business and pursue new customers, particularly large enterprise customers. If we do not help our customers quickly resolve issues and provide effective ongoing support, our ability to sell new software to existing and new customers could suffer and our reputation with existing or potential customers could be harmed. In many cases, we will rely upon third-party partners to provide first-line support.

Our inability to hire technical support staff in a timely manner, whether due to market conditions or our own budget constraints, would also affect the quality of support for our customers and partners and could potentially result in business and reputational harms.

We depend on timely supply of materials sourced from a limited number of suppliers, and are directly impacted by unexpected delays or problems from our third-party manufacturers.

Any disruption in the supply chain, such as shortages, unexpected delays or price increases, could significantly impact our manufacturing process and financial stability. Additionally, we are highly dependent on third-party manufacturers for complex processes like wafer fabrication and assembly; therefore, any problems or unexpected delays from these third-party manufacturers could also negatively impact our business and financial performance.

Further, we rely on certain external partners for critical manufacturing steps, including our wafer fabrication and assembly and testing processes which exposes us to significant risks. These processes are highly sensitive, and even minor contamination or technical glitches during wafer fabrication can render a substantial portion of the component unusable. Identifying such problems early in the production cycle and resolving them in a timely manner is often difficult, expensive and time consuming. Therefore, any issues that arise from our third-party manufacturers could lead to production delays, increased costs, and could potentially lead to a compromise in the quality and performance of our products, which could significantly impact our business and financial results.

We depend on third-party manufacturers, including Samsung Foundry and Plexus, for producing our products, and in the event of a disruption in our supply chain, any efforts to develop alternative supply sources may not be successful or may take longer to take effect than anticipated.

As a fabless company, we do not manufacture its own semiconductor or SoC products and currently rely on third-party manufacturers, including Samsung Foundry and Plexus, to produce our products. Additionally, we have a design, manufacturing and sales agreement with VeriSilicon, Inc. (“VeriSilicon”) that provides us with design expertise, support and assistance, and certain deliverables, prototypes, products and services from VeriSilicon. We cannot be sure that these manufacturers will remain in business, or that they will not be purchased by one of our competitors or another company that is not interested in continuing to produce these products for our intended purpose. Our reliance on these third-party manufacturers subjects us to a number of risks that include, among other things:

•	the interruption of supply resulting from modifications to or discontinuation of a manufacturer’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues or a manufacturer’s variation in a component;

•	a lack of long-term supply arrangements with our manufacturers;

•	a delay in delivery due to its suppliers’ prioritizing other customer orders over ours;

•	damage to our reputation caused by defective products produced by our suppliers;

•	fluctuation in delivery by our suppliers due to changes in demand from our or their other customers;

•	interruptions, shortages, delivery delays and potential discontinuation of supply as a result of any recurrence of pandemics such as COVID-19, or other reasons outside our control;

•

political, legal and economic changes, crises or instability and civil unrest in the jurisdictions where our manufacturers’ plants are located, such as changes in China-Taiwan relations that may adversely affect our manufacturers’ and suppliers’ operations;

•	currency conversion risks and exchange rate fluctuations; and

•	compliance requirements of U.S. customs and international trade regulations.

Although our semiconductor or SoC products could be produced by other manufacturers, any attempt to transition our supply arrangement to one or more other manufacturers could entail significant coordination and expense and could lead to delays in production. If we are unable to arrange for sufficient production capacity among our contract manufacturers or if our contract manufacturers encounter production, quality, financial, or other difficulties, we may encounter difficulty in meeting customer demands as it seeks alternative sources of supply, or it may have to make financial accommodations to such contract manufacturers or otherwise take steps to mitigate supply disruption. Any alternative manufacturers may be unable or unwilling to meet our and our customers’ specifications. In addition, we may experience supply shortages from some of its suppliers such as what it experienced as a result of the COVID-19 lockdown in China. Any disruption in supply from any supplier or manufacturing location could lead to supply delays or interruptions that could damage our business or financial condition. If any of the risks discussed above materialize, costs could significantly increase, and our ability to meet demand for its products could be impacted.

If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform and products and innovate and introduce new solutions in a manner that responds to our customers’ evolving needs, our business may be adversely affected.

The markets in which we compete are characterized by constant change and innovation and we expect them to continue to evolve rapidly, including the potential that our industry transitions to alternative algorithmic approaches to machine learning and artificial intelligence, such as Transformer models. Our success has been based on our ability to identify and anticipate the needs of our customers and design a platform and products that provide them with the breadth of tools that are required. Our ability to attract new customers, retain revenue from existing customers and increase sales to both new and existing customers will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform and products and to innovate and introduce new solutions. Additionally, our investment in the design of new chips depends on our ability to anticipate market trends and the competitive landscape more than two years in advance.

We expect that new services and technologies applicable to the industries in which we operate will continue to emerge and evolve, including developments in artificial intelligence and edge computing. These new products and technologies may be superior to, impair or render obsolete our platform and the products we currently offer or the technologies we currently use to provide them. We have in the past, and may experience in the future, difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time, resources and cost for our research and development team, as it can take our developers months to update, code and test new and upgraded solutions and integrate them into our platform and products. We must also continually update, test and enhance our software platforms. The continual improvement and enhancement of our platform and products requires significant investment and we may not have the resources to make such investment. Our improvements and enhancements may not result in our ability to recoup our investments in a timely manner or at all. We may make significant investments in new solutions or enhancements that may not achieve expected returns. The success of any enhancement or new solution depends on several factors, including the timely completion and market acceptance of the enhancement or new solution. Our ability to develop new enhancements or solutions may also be inhibited by industry-wide standards, laws and regulations, resistance to change by customers, difficulties relating to integration or compatibility with third-party software or hardware or third parties’ intellectual property rights.

Any new solution we develop or acquire might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. Improving and enhancing the functionality, performance, reliability, design, security and scalability of our platform and products is expensive, time-consuming and complex, and to the extent we are not able to do so in a manner that responds to our customers’ evolving needs, our business, operating results and financial condition will be adversely affected.

We may not be successful in driving the global deployment and customer adoption of digital offerings characterized by digital applications and solutions.

Our business involves cloud, edge, AI (including generative AI) and software solutions based on existing AI models, and we are devoting significant resources to develop and deploy such strategies. Our success with these solutions will depend on the level of adoption of our offerings. We incur costs to develop cloud, edge, AI and software solutions and to build and maintain infrastructure to support cloud and edge computing offerings. Success with these solutions depends on execution in many areas, including:

•

establishing and maintaining the utility, compatibility, and performance of our cloud, edge, AI and software solutions (including the reliability of our third-party software vendors, network and cloud providers) on a growing array of medical devices, software and equipment;

•

continuing to enhance the attractiveness of our solutions to our customers in the face of increasing competition from a significant number of existing and new entrants in the market, while ensuring these solutions meet their reliability and security expectations;

•	establishing lasting relationships with key server and edge-AI box manufacturers;

•

ensuring these solutions meet regulatory requirements in a fast-moving space disrupted by changing regulations around data privacy and the need for innovation, including obtaining marketing authorizations when required; and

•	adapting to ever-changing geopolitical regulations on advanced technologies, including AI technologies.

It is uncertain whether our strategies will attract customers or generate revenue required to succeed in this highly competitive and rapidly changing global market. We commit substantial efforts, funds, and other resources to research and development and information technology infrastructure for our digital offerings, and the risk of failure is inherent. Even where our digital offerings satisfy applicable regulations and reimbursement policies, customers may not adopt them due to concerns about the security of personal data or the absence of digital infrastructure to support and effectively use the offerings, a hesitancy to embrace new technology, or for other reasons. We also may not effectively execute organizational and technical changes to accelerate innovation and execution. In a number of countries, certain cloud, edge, AI and software solutions are restricted areas of foreign investment. Collaborating with a domestic, qualified third party will increase costs and may create uncertainties in such jurisdictions. The legality or validity of any collaboration may be challenged or subjected to scrutiny in such jurisdictions and the relevant governmental authorities have broad discretion in addressing such arrangements. Any of these risks could have a material adverse effect on our business results, cash flows, financial condition, or prospects.

Additionally, we may be making significant investments in AI initiatives and are building AI into many of our digital offerings. We are planning to leverage generative AI such as large language models across our portfolios to build differentiated products and solutions and deploy those solutions through various modalities for our customers, including on the device, via edge or data centers, and/or via the cloud. Using AI in this manner presents risks and challenges that could affect its adoption, acceptance and effectiveness, including flawed AI algorithms, insufficient, overbroad or biased datasets, unauthorized access to personal data, lack of acceptance from our customers or failure to deliver positive outcomes. We contract with numerous third parties to offer our digital content to customers as well as to assist with the development of their own software applications and services, and our reliance on access to these third parties’ digital applications, which may not continue to be available to us on commercially reasonable terms, or at all, could impact our ability to offer a wide variety of our own digital offerings at reasonable prices with acceptable usage tools, or continue to expand our geographic reach. The occurrence of any of the above could have a material adverse effect on our business results, cash flows, financial condition or prospects.

If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges.

We may experience rapid growth and organizational change, which may place significant demands on our management and our operational and financial resources. We may also experience growth in the number of customers and the amount of data that our hosting infrastructure supports. Our success will depend in part on our ability to manage this growth effectively. We will require significant capital expenditures and valuable management resources to grow without undermining our culture of innovation, teamwork and attention to customer success, which has been central to our growth so far. If we fail to manage our anticipated growth and change in a manner that preserves our corporate culture, it could negatively affect our reputation and ability to retain and attract customers and employees.

We intend to expand our international operations in the future. Our expansion will continue to place a significant strain on our managerial, administrative, financial and other resources. If we are unable to manage our growth successfully, our business and results of operations could suffer. It is important that we maintain a high level of customer service and satisfaction as we expand our business. As our customer base continues to grow, we will need to expand our account management, customer service and other personnel. Failure to manage growth could result in difficulty or delays in launching improvements to our platform or our products, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features or other operational difficulties. Any of these could adversely impact our business performance and results of operations.

We may acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

We may evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets in the future. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel or operations of the acquired companies. Key personnel of the acquired companies may choose not to work for us, their software may not be easily adapted to work with ours, or we may have difficulty retaining the customers of any acquired business due to changes in ownership, management or otherwise. We may also experience difficulties integrating personnel of the acquired company into our business and culture. Acquisitions may also disrupt our business, divert our resources and require significant management attention that would otherwise be available for development of our existing business. The anticipated benefits of any acquisition, investment or business relationship may not be realized or we may be exposed to unknown risks or liabilities.

Negotiating these transactions can be time-consuming, difficult and expensive, and our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may:

•	issue additional equity securities that would dilute our stockholders;

•	use cash that we may need in the future to operate our business;

•	incur debt on terms unfavorable to us or that we are unable to repay;

•	incur large charges or substantial liabilities;

•	encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures; and

•	become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges.

We face intense competition, especially from well-established companies offering solutions and related applications. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to add new customers, retain existing customers, and grow our business.

The semiconductor sector is intensely competitive, marked by swift technological advancements, short product lifecycles, price erosion, and constantly evolving benchmarks. Maintaining or improving our business requires constant innovation and timely, cost-effective launches. Our success hinges on our ability to innovate and launch new products and affordably meet shifting industry demands.

However, significant investment is needed to develop cutting-edge technologies and products, and some of our competitors may have greater resources than us. If these competitors ramp up their research and development and marketing efforts, we may struggle to compete effectively.

The market for edge computing solutions is also evolving and highly competitive. We expect competition to increase in the future from established competitors and new market entrants. With the introduction of new technologies and the entry of new companies into the market, we expect competition to persist and intensify in the future. This could harm our ability to increase sales, maintain or increase renewals, and maintain our prices. We face intense competition from other companies that may offer related platforms and products.

Merger and acquisition activity in the technology industry could increase the likelihood that we compete with large technology companies. Many of our existing competitors have, and our potential competitors could have, substantial competitive advantages such as greater name recognition, longer operating histories, larger sales and marketing budgets and resources, greater customer support resources, lower labor and development costs, better terms and pricing from Electronic Design Automation (“eDA”) suppliers, design partners, part suppliers and chip, board and system manufacturers, larger and more mature intellectual property portfolios and substantially greater financial, technical and other resources.

Some of our larger competitors also have substantially broader product lines and market focus and will therefore not be as susceptible to downturns in a particular market. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate, and large companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform and products. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with agency partners, technology and application providers in complementary categories or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure, a loss of market share or a smaller addressable share of the market. It could also result in a competitor with greater financial, technical, marketing, service and other resources, all of which could harm our ability to compete.

We may need to reduce or change our pricing model to remain competitive.

We price our platform and products based on delivering a compelling Total Cost of Ownership (“TCO”) advantage to customers. However, the completed product may have hardware and software components from our third-party ecosystem partners which affects our ability to control pricing. We expect that we may need to change our pricing from time to time. As new or existing competitors introduce products that compete with ours or reduce their prices, we may be unable to attract new customers or retain existing customers. We also must determine the appropriate price to enable us to compete effectively internationally. Large enterprise customers may demand substantial price discounts as part of the negotiation of sales contracts. As a result, we may be required or choose to reduce our prices or otherwise change our pricing model, which could adversely affect our business, operating results and financial condition.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing customer needs or preferences, our platform and products may become less competitive.

The edge computing industry is subject to rapid technological change, evolving industry standards and practices and changing customer needs and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis. We may introduce significant changes to our platform and products or develop and introduce new and unproven products, including using technologies with which we have little or no prior development or operating experience. If we are unable to develop and sell new technology, features and functionality for our platform and products that satisfy our customers and that keep pace with rapid technological and industry change, our revenue and operating results could be adversely affected. If new technologies emerge that deliver competitive solutions at lower prices, more efficiently, more conveniently or more securely, it could adversely impact our ability to compete.

The dominant market-leader in AI has proprietary software around which existing customers have developed and deployed their applications. We acknowledge that our platform must also integrate with a variety of network, hardware, mobile and software platforms and technologies. Customers may choose to continue to operate with the incumbent software which will make it hard for us to break into the market. We may decide to modify and enhance our platform and AI models to adapt to changes and innovation in these technologies. If businesses widely adopt new technologies, we would have to develop new functionality for our platform to work with those new technologies. This development effort may require significant engineering, marketing and sales resources, all of which would affect our business and operating results. Any failure of our platform to operate effectively with future technologies could reduce the demand for our platform. If we are unable to respond to these changes in a cost-effective manner, our platform may become less marketable and less competitive or obsolete, and our operating results may be negatively affected.

The novelty of AI, especially as it relates to regulatory matters, safety of AI-driven technology, and security of AI-driven products, exposes us to a higher risk of unforeseen liabilities that can represent a substantial burden on Blaize’s finances to defend against lawsuits or detrimental publicity, or to comply with new regulations imposed on AI technologies or products.

Our current chip was designed over 3 years ago and it is possible that in certain situations, it may not be competitive in performance and features. This will impact our ability to deliver the revenue forecast until the next-generation chip is available and we may lose key customer opportunities in the meantime.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

The market for edge computing solutions is relatively new and will experience changes over time. Edge computing market estimates and growth forecasts are uncertain and based on assumptions and estimates that may be inaccurate. Our addressable market depends on a number of factors, including businesses’ desire to differentiate themselves through partnership opportunities, changes in the competitive landscape, technological changes, data security or privacy concerns, customer budgetary constraints, changes in business practices, changes in the regulatory environment and changes in economic conditions. Even if the market in which we compete meets the size estimates and growth rates we forecast, our business could fail to grow at similar rates, if at all.

We anticipate that our operations will continue to increase in complexity as we grow, which will create management challenges.

Our business is expected to experience growth and is complex. We expect this growth would cause our operations to become increasingly complex. To manage this expected growth, we continue to make substantial investments to improve our operational, financial and management controls, as well as our reporting systems and procedures. We may not be able to implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. For example, we may not be able to effectively monitor certain extraordinary contract requirements or individually negotiated provisions as the number of transactions grows. Our systems and processes may not prevent or detect all errors, omissions or fraud. We may have difficulty managing improvements to our systems, processes and controls or in connection with third-party software. This could impair our ability to provide our platform or products to our customers, causing us to lose customers, limiting our platform or products to less significant updates or increasing our technical support costs. If we are unable to manage this complexity, our business, operations, operating results and financial condition may suffer.

As our customer base grows, we will need to expand our services and other personnel, and maintain and enhance our partnerships, to provide a high level of customer service. We also will need to manage our sales processes as our sales personnel and partner network continue to grow and become more complex, and as we continue to expand into new geographies and market segments. If we do not effectively manage this increasing complexity, the quality of our platform, products and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could impair our ability to attract and retain customers and expand our customers’ use of our platform and products.

We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees may adversely affect our business.

Our success depends largely upon the continued services of our executive officers and certain key employees, whom we rely on for research and development, marketing, sales, services and general and administrative functions. From time to time, our executive management team may change from the hiring or departure of executives, which could disrupt our business. Other than the employment agreements with our founders, we do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period; therefore, they could terminate their employment with us at any time. The loss of one or more of our executive officers or key employees could have a serious adverse effect on our business.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense. If we are unable to attract such personnel in cities where we are located, we may need to hire in other locations, which may add to the complexity and costs of our business operations. We expect to continue to experience difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If the perceived value of our stock awards declines, it may adversely affect our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, it could adversely affect our business and future growth prospects.

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Our ability to identify, hire, develop, motivate and retain qualified personnel will directly affect our ability to maintain and grow our business, and such efforts will require significant time, expense and attention. The inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with high levels of experience in designing and developing software and automotive solutions, will be critical to our future success. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or have divulged proprietary or other confidential information.

Wage inflation in certain geographies in which Blaize competes for highly skilled talent has been extremely high in the past few years. Although we have managed to retain our key employees, there has still been some level of attrition and there is no guarantee that we will be able to continue to retain these key employees or respond to these conditions if these trends continue.

While we have in the past and intend to continue to issue options or other equity awards as key components of our overall compensation and employee attraction and retention efforts, we are required under accounting principles generally accepted in the United States of America (“GAAP”) to recognize compensation expense in our operating results for employee stock-based compensation under our equity grant programs, which may increase the pressure to limit stock-based compensation.

If we are unable to maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe a portion of our success has been our corporate culture. We have invested substantial time and resources in building our team. As we grow and develop our infrastructure as a public company, our operations may become increasingly complex. We may find it difficult to maintain these important aspects of our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel, and to effectively focus on and pursue our corporate objectives.

If our software or hardware contains serious errors or defects, we may lose revenue and market acceptance and may incur costs to defend or settle claims with our customers.

Software and hardware such as ours often contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, our platform and products may contain serious errors or defects, security vulnerabilities or software bugs that we may be unable to successfully correct in a timely manner or at all, which could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition and results of operations. To the extent we deploy new versions or enhancements to our platform or products that contain errors, defects, security vulnerabilities or software bugs, the consequences may be severe. Such defects could expose us to product liability claims, litigation or regulatory action.

Errors, defects, security vulnerabilities, service interruptions or software bugs in our platform or products could result in losses to our customers. Our customers may seek significant compensation from us for any losses they suffer or cease conducting business with us altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to our reputation and loss of future sales. There can be no assurance that provisions typically included in our agreements with our customers that attempt to limit our exposure to claims would be enforceable or adequate or would otherwise protect us from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

We process proprietary, confidential and personal information of our employees, as well as employees of our customers and third parties with which we do business, in addition to any personal information that may be uploaded to our services by our customers, which may subject us to certain laws regarding their privacy and security of such personal information. If we fail to comply with applicable laws or if the security of this information is compromised or is otherwise accessed without authorization, our reputation may be harmed and we may be exposed to liability and loss of business.

As part of our normal business activities, we collect, transmit, use, disclose store and otherwise process proprietary, confidential and personal information (“Confidential Information”) of our employees, employees of our customers and other third parties with which we do business and any personal information that may be uploaded to our services by our customers. As such, we are subject to federal and state and foreign laws regarding cybersecurity and the protection of data. Many jurisdictions have enacted laws requiring companies to notify individuals of security breaches involving certain types of personal information. The regulatory environment surrounding information security and privacy is increasingly demanding, with frequent imposition of new and changing requirements that are subject to differing interpretations.

We use third-party service providers and subprocessors to help us deliver services to our customers. These service providers and subprocessors may also collect, transmit, use, disclose, store and otherwise process Confidential Information. Such Confidential Information, and the information technology systems (“IT Systems”) that store such information, face numerous and evolving cybersecurity risks that threaten the confidentiality, integrity and availability of such IT Systems and Confidential Information, including as a result of third-party action, employee or contractor error or malfeasance, nation state malfeasance, malware, phishing, computer hackers, system error, software, viruses, bugs or defects, process failure or otherwise. Any of these could result in the failure of our IT Systems or the loss of Confidential Information.

Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions and the increased sophistication and activities of organized crime, hackers, terrorists and other external parties, as well as nation-state and nation-state-supported actors.

Because the techniques and tools (including AI) used to obtain unauthorized access or sabotage systems change frequently, may originate from less regulated and remote areas of the world and be difficult to detect and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Even if such a data breach did not arise out of our action or inaction, or even if it were to solely affect one or more of our competitors or our customers, the resulting concern could negatively affect our customers and our business. Concerns regarding data privacy and security may cause some of our customers to stop using our platform or products. In addition, failures to meet our customers’ expectations with respect to security and confidentiality of their data and information could damage our reputation and affect our ability to retain customers, attract new customers and grow our business.

While we have implemented security measures designed to protect against breaches of security, we may fail to properly assess and understand the risks and cannot guarantee that these measures will be effective. Like other companies, we have been the subject of various cyber incidents. While we believe these incidents have not been material, we cannot guarantee that any future will not have a material impact.

Our failure to comply with legal, contractual or standards-based requirements around the privacy or security of personal information could lead to significant fines and penalties, exposure to indemnification obligations, governmental investigations and enforcement actions, litigation (including class actions) or adverse publicity. These proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or injunctive relief, divert management’s time and attention, increase our costs of doing business and materially adversely affect our reputation and the demand for our platform and products.

Further, our insurance coverage, including coverage for errors and omissions and cyber liability, may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims. Our insurers could deny coverage as to any future claim and our cyber liability coverage may not adequately protect us against any losses, liabilities and costs that we may incur. The successful assertion of one or more large claims against us, or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and results of operations.

We currently optimize, quantize and fine-tune existing AI models and may in the future, use and develop AI, machine learning and automated decision-making technologies throughout our business, which may expose us to certain regulatory and other risks that could adversely affect our results of operations and financial condition.

We use AI and machine learning technologies (“AI Technologies”) throughout our business and are making significant investments in this area. For example, we use AI Technologies internally to prepare data provided by customers for assisting such customers with the AI development when using AI Studio.

As with many technological innovations, there are significant risks involved in developing, maintaining and deploying these technologies and there can be no assurance that the usage of, or our investments in, such technologies will always enhance our products or services or be beneficial to our business, including our efficiency or profitability. In particular, if the models underlying our AI Technologies are incorrectly designed or implemented; trained or reliant on incomplete, inadequate, inaccurate, biased or otherwise poor quality data or on data to which we do not have sufficient rights or in relation to which we and/or the providers of such data have not implemented sufficient legal compliance measures; used without sufficient oversight and governance to ensure their responsible use; and/or adversely impacted by unforeseen defects, technical challenges, cybersecurity threats or material performance issues, the performance of our products, services and business, as well as our reputation, and the reputations of our customers, could suffer or we could incur liability resulting from the violation of laws or contracts to which we are party or civil claims.

In addition, we may plan to increase our investment in this area to continuously improve our use of AI Technologies and are in various stages of development in relation to our products. In particular, we will be working to incorporate generative AI Technologies (i.e., AI Technologies that can produce and output new content, software code, data and information) into our solutions. There is a risk that generative AI Technologies could produce inaccurate or misleading content or other discriminatory or unexpected results or behaviors, such as hallucinatory behavior that can generate irrelevant, nonsensical or factually incorrect results, all of which could harm our reputation, business or customer relationships. We will take measures designed to ensure the accuracy of such AI generated content, such as investing into development and acceleration of Small Language or Multimodal models, which are typically domain-optimized and more narrowly focused in an effort to reduce risks of hallucination. However, those measures may not always be successful, and in some cases, we may need to rely on end users to report such inaccuracies. In addition, our ability to develop proprietary AI models may be limited by our access to processing infrastructure or training data and we may be dependent on third-party providers for such resources. As such, we may not be successful in our ongoing development and maintenance of these technologies in the face of novel and evolving technical, reputational and market factors.

Further, a number of aspects of intellectual property protection in the field of AI and machine learning are currently under development and there is uncertainty and ongoing litigation in different jurisdictions as to the degree and extent of protection warranted for AI and machine learning systems and relevant system input and outputs. If we fail to obtain protection for the intellectual property rights concerning our AI Technologies, or later have our intellectual property rights invalidated or otherwise diminished, our competitors may be able to take advantage of our research and development efforts to develop competing products that could adversely affect our business, reputation and financial condition. Further, given the long history of development of AI Technologies, other parties may have (or in the future may obtain) patents or other proprietary rights that would prevent, limit or interfere with our ability to make, use or sell our own AI Technologies. For example, our generative AI Technologies could generate output that is infringing and we could be subject to claims or lawsuits, including for infringement of third-party intellectual property rights as a result of the output of such generative AI Technologies.

Finally, the overall regulatory framework for AI Technologies is rapidly evolving as many federal, state and foreign government bodies and agencies have introduced, or are currently considering, additional laws and regulations. Additionally, existing laws and regulations may be interpreted in ways that would affect the operation of our AI Technologies. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

For example, in the United States, the Biden administration issued a broad Executive Order on the Safe, Secure and Trustworthy Development and Use of Artificial Intelligence (the “2023 AI Order”) that sets out principles intended to guide AI design and deployment for the public and private sectors and signals the increase in governmental involvement and regulation over AI Technologies. The 2023 AI Order established certain new requirements for the training, testing and cybersecurity of sophisticated AI models and large scale compute centers used to train AI models and instructed several other federal agencies to promulgate additional regulations. Already agencies such as the Department of Commerce and the Federal Trade Commission have issued proposed rules. Legislation related to AI Technologies has also been introduced at the federal level and is advancing at the state level. For example, Colorado recently passed a AI Act, which regulates the development, deployment, and use of artificial intelligence (AI) systems and the California Privacy Protection Agency is currently in the process of finalizing regulations under the California Consumer Privacy Act regarding the use of automated decision-making.

The developing landscape, and the uncertain interpretation of such landscape, may affect our use of AI Technologies and our ability to provide, improve or commercialize our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us and could adversely affect our business, operations and financial condition.

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency or poor service from our third-party data center providers could impair the delivery of our platform, which could result in customer dissatisfaction, damage to our reputation, loss of customers, limited growth and reduction in revenue.

We currently serve the majority of our platform functions from third-party data center hosting facilities operated by Flexential Colorado Corp., located in Morrisville, North Carolina. Our platform is deployed to multiple data centers within this geography, with additional geographies available for disaster recovery. Our operations depend, in part, on our third-party providers’ protection of these facilities from natural disasters, power or telecommunications failures, criminal acts or similar events. If any third-party facility’s arrangement is terminated, or its service lapses, we could experience interruptions in our platform or higher latency, as well as delays and additional expenses in arranging new facilities and services.

A significant portion of our operating cost is from our third-party data hosting and transmission services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation or otherwise, we may not be able to increase the fees for our ecommerce platform or professional services to cover the changes. As a result, our operating results may be significantly worse than forecasted. Our servers may be unable to achieve or maintain data transmission capacity sufficient for timely service of increased traffic or order processing. Our failure to achieve or maintain sufficient and performant data transmission capacity could significantly reduce demand for our platform.

Despite precautions taken at our data centers, spikes in usage volume, a natural disaster, an act of terrorism, vandalism or sabotage, closure of a facility without adequate notice or other unanticipated problems could result in lengthy interruptions or performance degradation of our platform. Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. If we experience damage or interruption, our insurance policies may not adequately compensate us for or protect us against any losses, liabilities and costs that we may incur. These factors in turn could further reduce our revenue, subject us to liability or cause customers to terminate their subscriptions, any of which could materially adversely affect our business.

We rely on third-party proprietary and open source software for our platform. Our inability to obtain third-party licenses for such software, or obtain them on favorable terms, or any errors, bugs, defects or failures caused by such software could adversely affect our business, results of operations and financial condition.

Some of our offerings include software or other intellectual property licensed from third parties. It may be necessary in the future to renew licenses relating to various aspects of these applications or to seek new licenses for existing or new applications. Necessary licenses may not be available on acceptable terms or under open source licenses permitting redistribution in commercial offerings, if at all. Our inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms could result in delays in product releases until equivalent technology can be identified, licensed or developed, if at all, and integrated into our platform and products, which therefore may have a material adverse effect on our business, results of operations and financial condition. In addition, third parties may allege that additional licenses are required for our use of their software or intellectual property. We may be unable to obtain such licenses on commercially reasonable terms or at all. The inclusion in our offerings of software or other intellectual property licensed from third parties on a non-exclusive basis could limit our ability to differentiate our offerings from those of our competitors. To the extent that our platform or products depend upon the successful operation of third-party software, any undetected errors, bugs, defects or failures in such third-party software could impair the functionality of our platform and products, delay new feature introductions or result in a failure of our platform, which could adversely affect our business, results of operations and financial condition.

Our use of open source software could subject us to possible litigation or cause us to subject our platform or products to unwanted open source license conditions that could negatively impact our sales.

Our platform and products incorporate open source software, and we expect to incorporate open source software into other offerings or solutions in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. Little legal precedent governs the interpretation of these licenses; therefore, the potential impact of these terms on our business is unknown and may result in unanticipated obligations regarding our technologies. If a distributor of open source software were to allege that we had not complied with its license, we could be required to incur significant legal expenses. If we combine our proprietary software with open source software or utilize open source software in a certain manner, we could, under certain open source licenses, be required to disclose part or all of the source code of our proprietary software publicly and to allow further modification and redistribution on potentially unfavorable terms or at no cost, or otherwise be limited in the licensing of our services. This could provide an advantage to our competitors or other entrants to the market, allow them to create similar products with lower development effort and time, and ultimately result in a loss of sales for us.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to run our business.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to run our business, which we have incorporated into our platform and products. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Some of our agreements with our licensors may be terminated by them for convenience, or otherwise provide for a limited term. Any loss of the right to use or any failures of third-party hardware, software or services could result in delays in our ability to run our business until equivalent hardware, software or services are developed by us or, if available, identified, obtained and integrated, which could be costly and time-consuming and may not result in an equivalent solution, any of which could cause an adverse effect on our business and operating results. Further, customers could assert claims against us in connection with service disruptions or cease conducting business with us altogether. Even if not successful, a claim brought against us by any of our customers would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that the growth of our business will continue to depend on third-party relationships, including strategic partnerships and relationships with our service providers and suppliers, consultants, app developers, theme designers, referral sources, payments processors, installation partners and other partners. In addition to growing our third-party partner ecosystem, we have entered into agreements with, and intend to pursue additional relationships with, other third parties, such as shipping partners and technology and content providers. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party technology and content. Some of the third parties that sell our services have direct contractual relationships with the customers, and in these circumstances, we risk the loss of such customers if those third parties fail to perform their contractual obligations, including in the event of any such third party’s business failure. Our agreements with providers of cloud hosting, technology, content and consulting services are typically non-exclusive and do not prohibit such service providers from working with our competitors or from offering competing services. In particular, we have limited providers of cloud hosting services. These third-party providers may choose to terminate their relationship with us or to make material changes to their businesses, products or services in a manner that is adverse to us.

The success of our platform and products depends, in part, on our ability to integrate third-party applications, themes and other offerings into our third-party ecosystem. Third-party developers may also change the features of their offering of applications or alter the terms governing the use of their offerings in a manner that is adverse to us. If third-party applications change such that we do not or cannot maintain the compatibility of our platform and products with these applications, demand for our platform could decline. If we are unable to maintain technical interoperation, our customers may not be able to effectively integrate our platform with other systems and services they use. We may also be unable to maintain our relationships with certain third-party vendors if we are unable to integrate our platform and products with their offerings. In addition, third-party developers may refuse to partner with us or limit or restrict our access to their offerings. Partners may also impose additional restrictions on the ability of third parties like us and our customers to access or use data from their consumers. Such changes could functionally limit or terminate our ability to use these third-party offerings with our platform or products, which could negatively impact our solution offerings and harm our business. If we fail to integrate our platform and products with new third-party offerings that our customers need for their businesses, or to adapt to the data transfer requirements of such third-party offerings, we may not be able to offer the functionality that our customers and their clients expect, which would negatively impact our offerings and, as a result, harm our business.

Further, our competitors may effectively incentivize third-party developers to favor our competitors’ products or services, which could diminish our prospects for collaborations with third-parties and reduce subscriptions to our platform or purchases of our products. In addition, providers of third-party offerings may not perform as expected under our agreements or under their agreements with our customers, and we or our customers may in the future have disagreements or disputes with such providers. If any such disagreements or disputes cause us to lose access to products or services from a particular supplier, or lead us to experience a significant disruption in the supply of products or services from a current supplier, especially a single-source supplier, they could have an adverse effect on our business and operating results.

We could incur substantial costs in protecting or defending our proprietary rights. Failure to adequately protect our rights could impair our competitive position and we could lose valuable assets, experience reduced revenue and incur costly litigation.

Our success is dependent, in part, upon protecting our proprietary technology. We rely on our confidentiality, non-compete, non-solicitation and nondisclosure agreements and a combination of trade secret laws, contractual provisions, trademarks, service marks, copyrights and patents in an effort to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection. The approach we select may ultimately prove to be inadequate.

Our patents or patents issued in the future may not provide us with competitive advantages, or may be successfully challenged by third parties. Any of our patents, trademarks or other intellectual property rights may be challenged or circumvented by others or invalidated through administrative process or litigation. Others may independently develop similar products, duplicate any of our solutions or design around our patents or adopt similar or identical brands for competing platforms. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our platform and products and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions restricting unauthorized use, copying, transfer and disclosure of our intellectual property may be unenforceable under the laws of jurisdictions outside the United States.

To the extent we expand our international activities, our exposure to unauthorized copying and use of our platform, products and proprietary information may increase. Moreover, effective trademark, copyright, patent and trade secret protection may not be available or commercially feasible in every country in which we conduct business. Further, intellectual property law, including statutory and case law, particularly in the United States, is constantly developing. Changes in the law could make it harder for us to enforce our rights.

We enter into confidentiality and invention assignment agreements with our employees and consultants to protect our proprietary technologies. We enter into confidentiality agreements with strategic and business partners. As such, these agreements may not be effective in controlling access to and distribution of our proprietary information since they do not prevent our competitors or partners from independently developing technologies that are equivalent or superior to our platform and products.

We may be required to spend significant resources to monitor, protect, and enforce our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management. Such litigation could result in the impairment or loss of portions of our intellectual property. Enforcement of our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly. An adverse determination could risk the issuance or cancellation of pending patent and trademark filings. Because of the substantial discovery required in connection with intellectual property litigation, our confidential or sensitive information could be compromised by disclosure in litigation. Litigation could result in public disclosure of results of hearings, motions or other interim developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock.

In addition, our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or products, impair the functionality of our platform or products, delay introductions of new functionality to our platform, result in the substitution of inferior or more costly technologies into our platform or products or injure our reputation. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Policing unauthorized use of our technologies, trade secrets, and intellectual property may be difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, operating results and financial condition could be adversely affected.

If we fail to execute invention assignment agreements with our employees and contractors involved in the development of intellectual property or are unable to protect the confidentiality of our trade secrets, the value of our products and our business and competitive position could be harmed.

We generally enter into confidentiality and invention assignment agreements with our employees, consultants and third parties upon their commencement of a relationship with us. However, we may not enter into such agreements with all employees, consultants and third parties who have been involved in the development of our intellectual property. In addition, these agreements may not provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information, and adequate remedies may not exist if unauthorized use or disclosure were to occur. The exposure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our business, financial condition and results of operations. In particular, a failure to protect our proprietary rights may allow competitors to copy our technology, which could adversely affect our pricing and market share. Further, other parties may independently develop substantially equivalent know-how and technology.

In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. We also have agreements with our employees, consultants and third parties that obligate them to assign their inventions to us; however, these agreements may not be self-executing, not all employees or consultants may enter into such agreements or employees or consultants may breach or violate the terms of these agreements, and we may not have adequate remedies for any such breach or violation. If any of our intellectual property or confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects.

We are subject to financial and economic sanctions, export controls and similar laws, and non-compliance with such laws can subject us to administrative, civil, and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

Our platform and products are subject to U.S. export controls, including the Export Administration Regulations and economic sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control. We incorporate encryption technology into our platform. These encryption products and the underlying technology may be exported outside of the United States only with the required export authorizations, including by license, a license exception or other appropriate government authorizations.

Furthermore, our activities are subject to U.S. economic sanctions laws and regulations that restrict regulated persons from conducting transactions or dealings with certain countries, regions, governments and persons, and are subject to U.S. export control laws that regulate (and in some cases prohibit) the export, re-export, or transfer of items subject to the U.S. Export Administration Regulations. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

Recent administrations have been critical of existing trade agreements and may impose more stringent sanctions, export and import controls. Obtaining the necessary export license or other authorization for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities even if the export license ultimately may be granted. While we take precautions to prevent our AI Studio platform and hardware from being exported in violation of these laws, including obtaining authorizations for our platform, performing geolocation IP blocking and screenings against U.S. and other lists of restricted and prohibited persons, we cannot guarantee that the precautions we take will prevent violations of export control and sanctions laws. Violations of U.S. sanctions or export control laws can result in significant fines or penalties and possible incarceration for responsible employees and managers could be imposed for criminal violations of these laws, which could adversely affect our business, results of operations, financial condition and reputation.

If our partners fail to obtain appropriate import, export or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences, including government investigations and penalties. We are in the process of incorporating export control compliance requirements into our strategic partner agreements; however, no assurance can be given that our partners will comply with such requirements.

Various countries regulate the import and export of certain encryption and other technology, including import and export licensing requirements. Some countries have enacted laws that could limit our ability to distribute our AI Studio platform or could limit our customers’ ability to implement our platform in those countries. Changes in our AI Studio platform or future changes in export and import regulations may create delays in the introduction of our AI Studio platform in international markets, prevent our customers with international operations from launching our platform globally or, in some cases, prevent the export or import of our platform to certain countries, governments or persons altogether. Various governmental agencies have proposed additional regulation of encryption technology, including the escrow and government recovery of private encryption keys. Any change in export or import regulations, economic sanctions or related legislation, or change in the countries, governments, persons or technologies targeted by such regulations, could limit our ability to export or sell our platform to existing or potential customers with international operations. Any decreased use of our platform or limitation on our ability to export or sell our AI Studio platform would adversely affect our business, operating results and prospects.

We conduct a portion of our business with third-party ecosystem partners to provide defensive solutions that incorporate our products to various foreign and domestic government agencies, which are subject to unique risks.

Contracts with the U.S. or foreign governments are subject to extensive regulations, and new regulations, or changes to existing regulations, could increase our or our third-party ecosystem partners’ compliance costs, including in the form of withheld payments and/or reduced future business if our or our third-party ecosystem partners fail to comply with these requirements in the future, or otherwise have a material impact on our or our third-party ecosystem partners’ business, which could negatively impact our financial condition and operating results.

Contracts with the U.S. or foreign governments are also subject to a variety of other requirements and risks including government reviews, audits, investigations, False Claims Act cases, suspensions and debarments as well as other legal actions and proceedings that generally do not apply to purely commercial contracts.

In addition, transactions involving government contractors may be subject to government review and approvals and may require the contractor to hold certain national security clearances in order to perform them.

We are subject to anti-corruption, anti-bribery, anti-money laundering and similar laws. Non-compliance with such laws can subject us to criminal and/or civil liability and harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the UK Bribery Act of 2010, the UK Proceeds of Crime Act 2002, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years. These laws are interpreted broadly and prohibits, among other things, providing, offering, or promising, directly or indirectly, anything of value to any foreign government official or employee, or any political party or official thereof, or candidate for political office to improperly influence, induce, obtain and retain business from, expedite or secure the performance of official acts of a routine nature, secure an improper advantage, or otherwise violate any of the Anti-Bribery laws, from such or any person.

As we increase our international sales and business and sales to the public sector, we may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. Due to the expansive nature of the FCPA and other anti-corruption and anti-bribery laws, we can be held liable for corrupt or other illegal actions, even if seemingly innocent, of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities.

While we have policies and procedures to address compliance with such laws, our employees and agents could violate our policies and applicable law, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.

Noncompliance with anti-corruption, anti-bribery or anti-money laundering laws could subject us to whistleblower complaints, investigations, sanctions, settlements, criminal prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, including treble damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be materially harmed. Responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations, and financial condition.

We are exposed to fluctuations in currency exchange rates, which could negatively affect our operating results.

Our customer subscription and partner and services contracts are primarily denominated in U.S. dollars, and therefore substantially all of our revenue is not subject to foreign currency risk. However, a strengthening of the U.S. dollar could increase the real cost of our platform and products to our customers outside of the United States, which could adversely affect our operating results. In addition, an increasing portion of our operating expenses is incurred and an increasing portion of our assets is held outside the United States. These operating expenses and assets are denominated in foreign currencies and are subject to fluctuations due to changes in foreign currency exchange rates. If we are not able to successfully hedge against the risks associated with currency fluctuations, our operating results could be adversely affected.

Our insurance costs may increase significantly, we may be unable to obtain the same level of insurance coverage and our insurance coverage may not be adequate to cover all possible losses we may suffer.

We generally renew our insurance policies annually. If the cost of coverage becomes too high or if we believe certain coverage becomes inapplicable, we may need to reduce our policy limits, increase retention amounts or agree to certain exclusions from our coverage to reduce the premiums to an acceptable amount or to otherwise reduce coverage for certain occurrences. On the other hand, we may determine that we either do not have certain coverage that would be prudent for our business and the risks associated with our business or that our current coverages are too low to adequately cover such risks. In either event, we may incur additional or higher premiums for such coverage than in prior years.

Among other factors, national security concerns, catastrophic events, pandemics or any changes in any applicable statutory requirement binding insurance carriers to offer certain types of coverage could also adversely affect available insurance coverage and result in, among other things, increased premiums on available coverage (which may cause us to elect to reduce our policy limits or not renew our coverage) and additional exclusions from coverage. As cyber incidents and threats continue to evolve, we may be required to expend additional, perhaps significant, resources to continue to update, modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents. Although we maintain and monitor our information technology systems and we have insurance coverage for protecting against cyber security risks, such systems and insurance coverage may not be sufficient to protect against or cover all the losses we may experience as a result of any cyber-attacks.

We may suffer damage due to a casualty loss (such as fire, natural disasters, pandemics and acts of war or terrorism) or other losses, such as those related to labor, professional liability or certain actions or inactions by our management, directors, employees or others, that could severely disrupt its business or subject us to claims by third parties who are injured or harmed. Although we maintain insurance that we believe to be adequate, such insurance may be inadequate or unavailable to cover all the risks to which our business and assets may be exposed, including risks related to certain litigation. Should an uninsured loss (including a loss that is less than the applicable deductible or that is not covered by insurance) or loss in excess of insured limits occur, it could have a significant adverse impact on our business, results of operations or financial condition.

Our ability to use our net operating losses and certain other attributes may be subject to certain limitations.

As of December 31, 2023, we had approximately $186.8 million of U.S. federal and $90.9 million of state net operating losses, respectively. Certain of our U.S. federal and state net operating loss carryforwards may be carried forward indefinitely, while other of these loss carryforwards are subject to expiration (beginning in 2030). As of December 31, 2023, we had approximately $4.8 million available to offset future U.S. federal income taxes payable and approximately $3.7 million available to offset future U.S. state income taxes payable. Certain of our U.S. federal tax credit carryforwards may be carried forward indefinitely, while other of these tax credit carryforwards are subject to expiration (beginning in 2035). As of December 31, 2023, we had approximately $1.1 million of foreign tax credits available to offset future India income taxes payable. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration (or that we will not generate taxable income at all). Under legislative changes made in December 2017, as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in March 2020, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to these federal tax laws.

In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law, including limitations that may result from the consummation of the Business Combination. Under those sections of the Internal Revenue Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet determined whether the Business Combination will give rise to an “ownership change” for purposes of Section 382 and Section 383 of the Code. Furthermore, we may have experienced ownership changes in the past and may experience ownership changes in the future as a result of subsequent shifts in our stock ownership (some of which shifts are outside our control). As a result, our ability to use our pre-change federal NOLs and other tax attributes to offset future taxable income and taxes could be subject to limitations. For these reasons, we may be unable to use a material portion of our NOLs and other tax attributes, which could adversely affect our future net income and cash flows.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

Blaize is a U.S. corporation and thus is subject to U.S. corporate income tax on its worldwide income. Further, since our operations and customers are located throughout the United States, we are subject to various U.S. state and local taxes. U.S. federal, state, local and non- U.S. tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us and may have an adverse effect on our business and future profitability. For example, several tax proposals have been set forth that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as Blaize). Congress may consider, and could include, some or all of these proposals in connection with tax reform that may be undertaken (including with retroactive effect). We are unable to predict whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our business and future profitability.

We may be subject to additional obligations to collect and remit sales tax and other taxes. We may be subject to tax liability for past sales, which could harm our business.

State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added, and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our ecommerce platform in various jurisdictions is unclear. These jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, jurisdictions in which we have not historically collected or accrued sales, use, value added, or other taxes could assert our liability for such taxes. Our liability for these taxes and associated penalties could exceed our original estimates. This could result in substantial tax liabilities and related penalties for past sales. It could also discourage customers from using our software solutions platform or otherwise harm our business and operating results.

In connection with the Business Combination, we identified material weaknesses in our internal control over financial reporting as of December 31, 2023. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

In connection with our audited financial statements for the fiscal year ended December 31, 2023, we identified three material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to its financial statements that could not be prevented or detected on a timely basis. More specifically, we have identified material weaknesses in our internal controls pertaining to inventory reconciliations, our accounting for warrants issuances, and certain improper access to our accounting system as it relates to posting journal entries.

Our management has developed, and is in the process of implementing, remediation plans which include, (i) the hiring of additional accounting and finance resources, (ii) strengthening our inventory reconciliation processes and procedures, (iii) enhancing the exchange of information between external legal counsel and the financial consultants related to debt and equity transactions, and (iv) removal of any non-essential “super-users” within our accounting system, combined with periodic review of such “super-users.”

Effective internal controls are necessary to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weaknesses. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate. If not remediated, these material weaknesses could result in material misstatements to our annual or interim financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of the Common Stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Risks Related to our Common Stock and Warrants

Our issuance of additional shares of Common Stock, warrants or convertible securities may dilute your ownership interest in us and could adversely affect our stock price.

From time to time in the future, we may issue additional shares of our Common Stock, warrants or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and warrants. The issuance by us of additional shares of our Common Stock, warrants or other securities convertible into our Common Stock would dilute your ownership interest in us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock and warrants. Subject to the satisfaction of vesting conditions and the expiration of our lock-up, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock and Warrants, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock and Warrants bear the risk that our future offerings may reduce the market price of our Common Stock and Warrants and dilute their percentage ownership.

Future sales, or the perception of future sales, of our Common Stock and Warrants by us or our existing securityholders in the public market could cause the market price for our Common Stock and Warrants to decline.

The sale of substantial amounts of shares of our Common Stock or warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock and warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, Blaize Stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued as part of the merger consideration beginning at Closing and ending on July 12, 2025, subject to certain price-based releases. Notwithstanding the above, the Common Stock issued to Sponsor upon conversion of the convertible notes acquired by Sponsor pursuant to that certain note purchase agreement dated July 3, 2023, as amended on August 1, 2023 (the “ 2023”) NPA will not be subject to any lock-up restrictions.

Subject to applicable securities laws, upon the expiration or waiver of the lock-up provisions described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144.

As Earnout Shares are earned, restrictions on resale end, the market price of shares of our Common Stock and warrants could drop significantly if the holders of these shares or warrants sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

In addition, the shares of our Common Stock issuable pursuant to the options and restricted stock units (“RSUs”), in each case, issued under our Amended and Restated 2011 Stock Plan (the “2011 Stock Plan”) and

outstanding as of immediately prior to the Closing, and the shares of our Common Stock reserved for future issuance under the Blaize Holdings, Inc. 2025 Incentive Award Plan (the “2025 Incentive Plan”) and the Blaize Holdings, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up provisions and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the 2025 Incentive Plan is equal to 18.0% of the fully diluted number of shares of Common Stock. The number of shares reserved for future issuance under the ESPP is equal to 2.0% of the fully diluted number of shares of Common Stock. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or issuable pursuant to the options and RSUs, in each case, issued under our 2011 Stock Plan and outstanding as of immediately prior to the Closing, the Incentive Award Plan and the ESPP. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the requirements of Nasdaq, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we are subject to laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of the Nasdaq, which we were not required to comply with as a private company. As a newly public company as a result of the Business Combination, complying with these statutes, regulations and requirements occupies a significant amount of time of our board of directors and management and significantly increases our costs and expenses. For example, we have to institute a more comprehensive compliance function, comply with rules promulgated by the Nasdaq, prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws, and establish new internal policies, such as those relating to insider trading. We also have to retain and rely on outside counsel and accountants to a greater degree in these activities. In addition, being subject to these rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officer.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Common Stock and Warrants may be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which the market value of shares of Common Stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year; (b) the last day of the fiscal year in which we have a total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation); (c) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (d) December 31, 2026, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in BurTech’s initial public offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock or Warrants less attractive because we will rely on these exemptions. If some investors find our shares of Common Stock or Warrants less attractive as a result, there may be a less active market for our shares of common stock and our share price may be more volatile.

Anti-takeover provisions in our governing documents, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation, our bylaws and Delaware law each contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairperson of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings;

•	granting the ability to remove directors with cause by the affirmative vote of 66 2⁄3% in voting power of the outstanding shares of Common Stock entitled to vote thereon;

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requiring the affirmative vote of at least 66 2⁄3% of the voting power of the outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class, to amend our bylaws or ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, and ARTICLE IX of our certificate of incorporation; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in our Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which will prevent some stockholders holding more than 15% of the Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our Common Stock. Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in our certificate of incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Our certificate of incorporation also provides that (A) the exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (B) unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The market price of our Common Stock and Warrants may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The trading price of our Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

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the uncertainty resulting from the invasion of Ukraine by Russia, the Israel-Hamas conflict, strategic competition and tensions between Taiwan, China and the United States and resulting sanctions, and other events (such as terrorist attacks, geopolitical unrest, natural disasters or a significant outbreak of other infectious diseases);

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products and/or services;

•	future announcements concerning our business, our clients’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”);

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•

changes in laws or regulations, including laws or regulations relating to environmental, health and safety matters or initiatives relating to climate change, or changes in the implementation of regulations by regulatory bodies, which adversely affect our industry or us;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock and Warrants, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock and Warrants is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of management from our business regardless of the outcome of such litigation.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Common Stock. As a result, you may have to sell some or all of your Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Common Stock.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock and Warrants could decline.

The trading market for our Common Stock and Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock or Warrants or if our reporting results do not meet their expectations, the market price of our Common Stock and Warrants could decline.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition. Debt issued to raise additional capital may reduce the value of our Common Stock.

We have funded our operations since inception primarily through continued financial support from our shareholders and other related parties. We cannot be certain when or if our operations will generate sufficient cash to fund our ongoing operations or the growth of our business.

We intend to continue to make investments to support our business and may require additional funds. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the terms of such debt, including the accrual of interest at fixed or variable interest rates, could restrict our operations, including our ability to pay dividends on our common stock. Moreover, as a result of widespread inflation in the global economy, certain governmental authorities responsible for administering monetary policy have recently increased, and may continue to increase, applicable central bank interest rates, which could increase the costs required to obtain debt financing in the future or refinance any such future indebtedness Furthermore, if we incur debt, the debt holders could have rights senior to holders of our Common Stock to make claims on our assets. As a result, our stockholders bear the risk of future issuances of debt securities reducing the value of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

Our management will have broad discretion over the use of proceeds from the exercise of Warrants for cash.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MARKET INFORMATION

Our Common Stock and Warrants are listed on Nasdaq under the symbols “BZAI” and “BZAIW,” respectively. Prior to the consummation of the Business Combination, the Class A common stock, units and warrants were listed on Nasdaq under the symbols “BRKH,” “BRKHU” and “BRKHW,” respectively. As of January 16, 2025, there were 307 holders of record of our Common Stock. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to “Blaize,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Blaize, Inc. prior to the Business Combination and to Blaize Holdings, Inc. following the consummation of the Business Combination.

a.	Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the material transactions that have occurred, or are probable of occurring, subsequent to the latest balance sheet date that are material to investors. The Business Combination and the related transactions, as further described elsewhere in the unaudited pro forma financial information, were completed on January 13, 2025 (the “Closing”).

BurTech is a blank check company incorporated in Delaware in March 2021. BurTech was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On December 10, 2021, BurTech consummated its IPO, generating gross proceeds of $287.5 million. Simultaneously with the closing of the IPO, BurTech consummated the sale of 898,250 private placement warrants at a purchase price of $10.00 per private placement warrant in a private placement to BurTech’s sponsor, BurTech LP LLC, a Delaware corporation (the “Sponsor”), generating gross proceeds of $9.0 million.

Blaize, incorporated in the State of Delaware in 2010, is an innovative semiconductor and software technology company dedicated to revolutionizing the world of AI. We provide AI accelerated computing solutions for the edge. Our mission is to enable enterprises to harness the power of AI at the edge, delivering real-time insights and decision-making capabilities with compelling speed and efficiency. With our innovative hardware and software solutions, we believe we are at the forefront of transforming industries and unlocking new possibilities in an increasingly connected and data-driven world.

b.	Description of the Business Combination

On December 22, 2023, Blaize entered into the Merger Agreement, which was subsequently amended on April 22, 2024, October 24, 2024 and November 21, 2024, pursuant to which on January 13, 2025, among other things, Merger Sub merged with and into Blaize, following which the separate corporate existence of Merger Sub ceased and Blaize became the surviving company and a wholly owned subsidiary of BurTech, on the terms and subject to the conditions set forth therein (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, BurTech was renamed Blaize Holdings, Inc., also referred to as Blaize herein.

The equity exchange and financing related matters associated with the Business Combination are summarized as follows:

i.

Immediately prior to the Effective Time: (i) (a) the outstanding principal together with all accrued and unpaid interest on the Blaize Convertible Notes automatically converted into a number of shares of Blaize Common Stock in accordance with the terms of such Blaize Convertible Notes and the Blaize Convertible Note Purchase Agreements, as applicable and (b) each share of Blaize Preferred Stock converted into one share of Blaize Common Stock (collectively, the “Blaize Security Conversion”); and (ii) unless otherwise exercised prior to the Effective Time, the outstanding Company Warrants automatically (x) expired or (y) were exercised in full for shares of Company Common Stock, in each case, in accordance with the terms of such Blaize Warrant (the “Warrant Event”).

ii.

Immediately prior to the Effective Time, the Burkhan Convertible Notes that were outstanding, automatically converted, together with all accrued and unpaid interest thereon, into the right to receive a number of shares of Blaize Common Stock in accordance with the terms of such Burkhan Convertible Notes, and (ii) the outstanding Burkhan Warrants were automatically exercised in full for shares of Blaize Common Stock, in accordance with the terms of such Burkhan Warrants (collectively the “Burkhan Conversion Event”).

iii.

At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Blaize Common Stock, each share of Blaize Common Stock, in each case, that was issued and outstanding immediately prior to the Effective Time (other than any shares subject to Blaize RSUs and Blaize Options and any Excluded Shares, and after giving effect to the Blaize Security Conversion, the Warrant Event and the Burkhan Conversion Event), were canceled and converted into the right to receive a number of shares of Blaize Common Stock equal to the quotient obtained by dividing (a) the Company Base Merger Consideration, by (b) the Aggregate Company Shares (the “Per Company Share Merger Consideration”).

iv.

Following the Closing but within the five-year period following the Closing Date, Eligible Blaize Holders are entitled to receive 15,000,000 Blaize Earnout Shares, and Burkhan is entitled to receive up to 2,600,000 Burkhan Earnout Shares, promptly after the occurrence of four separate Earnout Triggering Events. The Blaize Earnout Shares vest in four equal tranches of 3,750,000 shares. The Burkhan Earnout Shares vest in four equal tranches of 325,000 shares plus 325,000 Blaize Common Stock multiplied by the cash ratio (the “Proportionate Shares Number”). The “Cash Ratio” is the ratio equal to (x) Available Acquiror Cash, divided by (y) the Minimum Cash Amount. From the Closing until the five-year anniversary thereof, the earnout shares vest in four tranches if the volume-weighted price per share of Blaize Common Stock for at least 20 trading days in any 30-day trading period following the Closing equals or exceeds $12.50, $15.00, $17.50 or $20.00.

v.

As of the Effective Time, (i) each Blaize Option that was outstanding and unexercised as of immediately prior to the Effective Time automatically converted into (a) the right to receive a pro rata number of Blaize Earnout Shares and (b) a Blaize Option, upon substantially the same terms and conditions as in effect with respect to the corresponding Blaize Option and (ii) each Blaize RSU converted into (a) the right to receive a pro rata number of Blaize Earnout Shares and (b) a Blaize RSU, upon substantially the same terms and conditions as in effect with respect to the corresponding Blaize RSU.

vi.

On April 22, 2024, BurTech, Blaize, Inc. and BurTech LP LLC (the “Backstop Investor”) entered into the Backstop Agreement. The Backstop Investor agreed to purchase, concurrently with the closing of the Transaction, shares of BurTech Class A common stock, par value $0.0001 per share (the “Backstop Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”) to backstop certain redemptions by Blaize’s shareholders. In the event that the Trust Amount is less than $30.0 million, the Backstop Investor irrevocably subscribes for and agrees to purchase from the Issuer, at the Per Share Subscription Price, the number of Backstop Shares equal to the quotient of (a) the difference of (x) $30.0 million minus (y) the Trust Amount divided by (b) $10.00, with such number of Backstop Shares to be rounded up to the nearest whole number, and the Issuer agrees to sell such Backstop Shares to the Backstop Investor at the Per Share Subscription Price.

vii.

On April 22, 2024, the Sponsor and BurTech entered into the Sponsor Forfeiture Agreement, whereby, conditioned on Closing, the Sponsor agrees to forfeit 2,000,000 Shares held by Sponsor (the “Forfeited Shares”), such forfeiture was effective immediately prior to the Closing.

viii.

At the Closing, Blaize received the sum of (1) the amount of cash available in the trust account into which substantially all of the proceeds of BurTech’s initial public offering and private placements of its warrants have been deposited, after deducting the amount required to satisfy BurTech’s obligations to its shareholders (if any) that exercise their rights to redeem their BurTech Class A Common Stock and payment of (a) any deferred underwriting commissions being held in the trust account and (b) any transaction expenses of BurTech and Blaize), plus (2) any Private Placement Investment actually received by BurTech prior to or substantially concurrently with the Closing Date, plus (3) the aggregate gross proceeds of $5.0 million received by Blaize pursuant to the Note Purchase Agreement, dated as of July 3, 2023, plus (4) any and all proceeds from financings prior to or substantially concurrently with the Closing (inclusive of proceeds received from the issuance of the Burkhan Convertible Notes and the Burkhan Warrants), plus (5) the amount contributed by or on behalf of the Sponsor and unaffiliated third-party investors pursuant to the PIPE Investment. The sum of these amounts will be at least equal to $125.0 million (the “Minimum Cash Amount”).

ix.

On and around December 31, 2024, the Company entered into an agreement (“Non-Redemption Agreement”) with one or more unaffiliated stockholders of the Company (each, an “Investor”) who agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the Company (“Non-Redeemed Shares”), in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, Blaize and BurTech LP have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement. As of the date of this filing, the Company has not concluded on the accounting analysis of such transaction, including the impacts of the Non-Redeemed Shares and accordingly, has not given pro forma effect to in the Unaudited Pro Forma Condensed Combined Financial Information. See additional information within Note 2 to the Unaudited Pro Forma Condensed Combined Financial Information.

x.

From December 31, 2024 through January 10, 2025, the Company and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which the Company agreed to issue and sell to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300 shares of Class A Stock (the “PIPE Shares”) at a price per share equal to $10.00 (the “PIPE Investment”). The PIPE Subscription Agreement provides, among other things, that the Company will file a resale shelf registration statement on Form S-1 within forty-five (45) calendar days of the Closing.

xi.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of $8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor granted a first priority security interest in, and pledges, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under this Sponsor Note. This Sponsor Note was issued in connection with the consummation of the Business Combination in satisfaction of the Acquiror Transaction Expenses (as defined in the Merger Agreement) that were due to third-party service providers on or immediately following Closing. As consideration for entry into the Sponsor Note, the Company issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note.

xii.

Redemptions occurring from September 30, 2024 through the date of Closing of (i) 241,120 BurTech public shares and removal of $2.8 million from the trust account, and (ii) 937,844 BurTech public shares and removal of $10.9 million from the trust account.

c.	Description of Other Material Transactions:

Material transactions that could impact the financial information of the latest balance sheet date that are material to investors, include the following:

i.

On April 26, 2024, BurTech and EF Hutton amended the Underwriting Agreement signed on December 10, 2021. In lieu of BurTech paying the full deferred underwriting commission of $10.1 million, EF Hutton agreed to accept a $1.5 million cash payment at the Closing of a Business Combination. Once this payment is made according to the new terms, BurTech’s obligation to deliver the deferred underwriting commission will be fulfilled.

ii.	Blaize issued or cancelled a net amount of 19,651,340 options from October 1, 2024 through the date of this filing.

d.	Accounting for the Business Combination

This unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of Blaize and BurTech, and other financial information included elsewhere in this prospectus.

Blaize has been determined to be the accounting acquirer of BurTech based on the following facts and circumstances:

•	Blaize is the larger entity in terms of substantive operations and employee base and is the ongoing operations of the combined entity.

•	Blaize’s existing shareholders will have the greatest voting interest in the combined entity, excluding option holder.

•	Blaize’s existing shareholders have the most significant influence of any shareholder regarding election and removal of the combined entity’s board of directors.

•	Blaize’s senior management is the senior management of the combined entity.

•	The combined company name is Blaize Holdings, Inc., i.e. the combined entity assumed Blaize’s name.

The preponderance of evidence as described above is indicative that Blaize is the accounting acquirer of BurTech. Accordingly, the merger between Blaize and BurTech is being accounted for as a reverse recapitalization, with BurTech being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization is the equivalent of Blaize issuing stock for the net assets of BurTech, accompanied by a recapitalization. The net assets of BurTech are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Blaize.

e.	Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Blaize upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that have been achieved had the Business Combination occurred on the dates indicated. The Business Combination proceeds remaining after the payment for the redemption of 1,178,964 public shares and payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Blaize following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The following summarizes the pro forma Blaize Common Stock issued and outstanding immediately after the Business Combination and the related ownership percentages.

	Unaudited Pro Forma Combined Share Ownership in Blaize
	Number of Shares	Percentage Ownership
Blaize Stockholders(1)	55,571,107	54.7%
BurTech Public Stockholders(2)	5,456,999	5.4%
Sponsor and related parties(3)	14,456,132	14.2%
Final Closing Lenders(4)	25,673,479	25.3%
Other(5)	431,250	0.4%

Total shares at Closing	101,588,967	100.0%

(1)

The number of shares held by the Blaize Stockholders is comprised of (i) the exchange of the 17,518,791 issued and outstanding Blaize Common Stock for 13,663,527 shares of Blaize Class A Common Stock, which gives effect to 36,617 shares that have been issued since September 30, 2024 (ii) the settlement of Blaize Convertible Notes (excluding Burkhan Convertible Notes and Final Closing Lender Convertible Notes) in exchange for the issuance of 6,189,504 shares of Blaize Class A Common Stock, (iii) the conversion and net exercise of Blaize Warrants to 1,005,657 shares of Blaize Class A Common Stock, and (iv) the conversion of Blaize Redeemable Convertible Preferred Stock for 34,712,419 shares of Blaize Class A Common Stock based on the Exchange Ratio of approximately 0.78 shares of Blaize Class A Common Stock for one (1) share of Blaize Common Stock or common stock equivalent upon the Closing of the Business Combination.

The number of shares held by the Blaize Stockholders does not include (i) 4,070,299 shares of Blaize Class A Common Stock that are issued related to the conversion of the BurTech Notes or (ii) 21,173,479 shares of Blaize Class A Common Stock held by the Blaize Final Closing Lenders.

(2)

The number of shares held by BurTech Public Stockholders is determined by adding (i) 3,166,699 shares remaining after giving effect to redemptions, (ii) 1,540,300 shares that are issued associated with the PIPE, and (iii) 750,000 shares that are issued associated with the Sponsor Note Shares.

(3)

The number of shares held by the Sponsor and related parties is determined by adding (i) the Sponsor’s holdings of 10,385,750 BurTech’s Redeemable Class A Common Stock at September 30, 2024, as reduced by 2,000,000 of BurTech’s Redeemable Class A Common Stock that are to be forfeited as part of the Sponsor Forfeiture Agreement, (ii) 2,000,000 shares that are issued associated with Burkhan Warrants, and (iii) 4,070,299 shares issued upon conversion of the Burkhan Convertible Notes.

(4)

Final Closing Lender shares is determined by adding (i) 4,500,000 of Blaize Class A Common Stock issued upon net exercise of the warrants issued pursuant to the Blaize Warrant Financing and (ii) 21,173,479 of Blaize Class A Common Stock issued upon conversion of the Final Closing Lender Notes.

(5)	Represents ownership in Blaize Common Stock, attributable to existing holdings in BurTech Class A Common Stock that is held by underwriters associated with BurTech’s initial public offering.

The table above excludes Blaize shares associated with (i) Blaize Options, (ii) Blaize RSUs, (iii) any potential Blaize Earnout Shares and (iv) Public and Private Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2024			Note	As of September 30, 2024
	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Material Event Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$68,640	$—	—		$(5,560)	4(A)	$63,080
Restricted cash	—	67	—		33,055	4(R)	33,122
Accounts receivable (including related parties of $0)	1,784	—	—		(69)	4(B)	1,715
Inventories	8,406	—	—		—		8,406
Prepaid expenses and other current assets	6,081	126	—		4,221	4(C)	10,428

Total current assets	84,911	193	—		31,647		116,751
Investments held in Trust Account	—	49,915	—		(49,915)	4(D)	—
Property and equipment, net	2,032	—	—		—		2,032
Deferred income tax assets	1,069	—	—		—		1,069
Operating lease right of use assets	1,978	—	—		—		1,978
Other assets	670	—	—		—		670

Total Assets	$90,660	$50,108	$—		$(18,268)		$122,500

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,979	$—	—		$(474)	4(E)	$10,505
Accrued and other current liabilities	6,924	3,270	—		(2,692)	4(E)	7,502
Accrued loss on purchase commitments	1,396	—	—		—		1,396
Accrued compensation	3,326	—	—		—		3,326
Income tax payable	359	406	—		—		765
Due to Trust Account	—	69	—		(69)	4(B)	—
Advances from related party	—	2,164	—		(2,164)	4(F)	—
Promissory note – related party	—	1,500	—		(1,500)	4(F)	—
Current operating lease liabilities	655	—	—		—		655
Convertible notes, current	15,977	—	—		(15,977)	4(G)	—
Demand notes	—	—	—		—		—
Derivative liability – Backstop Subscription Agreement	—	447	—		(447)	4(Q)	—
Excise tax payable	—	2,523	—		—		2,523

Total current liabilities	39,616	10,379	—		(23,323)		26,672

	As of September 30, 2024					As of September 30, 2024
	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Material Event Adjustments (Note 3)	Note		Transaction Accounting Adjustments (Note 4)		Note	Pro Forma Combined
Earnout shares liability	—	—	—			87,777		4(H)	87,777
Long-term operating lease liabilities	1,307	—	—			—			1,307
Warrant liabilities	7,755	—	—			(7,755)		4(I)	—
Convertible notes	148,551	—	—			(148,551)		4(G)	—
Other liabilities	25	—	—			—			25
Deferred underwriting commissions	—	10,063	(8,563)	3	(A)	(1,500)		4(J)	—

Total liabilities	197,254	20,442	(8,563)			(93,352)			115,781
Commitments and contingencies Convertible preferred stock	173,347	—	—			(173,347)		4(K)	—
Class A ordinary shares subject to possible redemption	—	49,495	—			(49,495)		4(L)	—
Stockholders’ equity (deficit):
BurTech Acquisition Corp. Class A Ordinary Shares	—	1	—			(1	) 4(M)		—
BurTech Acquisition Corp. Class B Ordinary Shares	—	—	—			—			—
Blaize Holdings, Inc. common stock	—	—	—			10		4(N)	10
Common stock	—	—	—			—			—
Treasury stock	—	—				—			—
Additional paid-in capital	142,618	—	—			622,527		4(O)	765,145
Accumulated deficit	(422,559)	(19,830)	8,563	3	(A)	(324,610)		4(P)	(758,436)

Total stockholders’ equity (deficit)	(279,941)	(19,829)	8,563			297,926			6,719

Total liabilities and stockholders’ equity (deficit)	$90,660	$50,108	$—			$(18,268)			$122,500

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)

	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Revenue (including related party revenue of $3,840)	$3,856	$—	—		$3,856
Cost of revenue (exclusive of depreciation and amortization)	3,656	—	—		3,656
Research and development	18,115	—	7,162	5(A)	25,277
Selling, general and administrative	17,303	3,385	6,754	5(A)	27,442
Depreciation and amortization	2,040	—	—		2,040
Loss on purchase commitments	1,165	—	—		1,165
Transaction costs	105	—	12,596	5(B)	12,701

Total costs and expenses	42,384	3,385	26,512		72,281

Loss from operations	(38,528)	(3,385)	(26,512)		(68,425)

Other income (expense), net:
Pay-to-Play financing charge	(35,832)	—	—		(35,832)
Debt financing charge on 2023 convertible notes	(3,145)	—	—		(3,145)
Other expense, net	(255)	—	—		(255)
Gain on foreign exchange transactions	50	—	—		50
Change in fair value of convertible notes	(9,532)	—	(237,402)	5(C)	(246,934)
Change in fair value of warrant liabilities	(945)	—	(89,549)	5(D)	(90,494)
Other financing costs	—	—	—		—
Interest income earned on Trust Account	—	5,752	(5,752)	5(E)	—

Total other income (expense)	(49,659)	5,752	(332,703)		(376,610)

Loss before income taxes	(88,187)	2,367	(359,215)		(445,035)

(Benefit from) provision for income taxes	(598)	1,028	—		430

Net income (loss)	$(87,589)	$1,339	(359,215)		$(445,465)

Weighted average shares outstanding – basic and diluted	4,213,244	21,453,551			101,588,967

Net loss per share – basic and diluted	$(20.79)	$0.06			$(4.38)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except per share amounts)

	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Revenue (including related party revenue of $1,525)	$1,553	$—	$—		$1,553
Cost of revenue (exclusive of depreciation and amortization)	1,039	—	—		1,039
Research and development	15,765	—	6,862	6(A)	22,627
Selling, general and administrative	14,538	2,526	5,273	6(A)	22,337
Depreciation and amortization	688	—	—		688
Transaction costs	163	—	—		163

Total costs and expenses	32,193	2,526	12,135		46,854

Loss from operations	(30,640)	(2,526)	(12,135)		(45,301)

Other income (expense), net:
Debt financing charge on convertible notes	(464)	—	—		(464)
Other income, net	1,677	—	—		1,677
Loss on foreign exchange transactions	(62)	—	—		(62)
Change in fair value of convertible notes	(25,921)	—	25,921	6(B)	—
Change in fair value of warrant liabilities	1,255	—	(1,255)	6(C)	—
Change in fair value of derivative liabilities	—	(447)	447	6(E)	—
Interest income earned on Trust Account	—	1,892	(1,892)	6(D)	—

Total other income (expense)	(23,515)	1,445	23,221		1,151

Loss before income taxes	(54,155)	(1,081)	11,086		(44,150)

Provision for income taxes	348	406	—		754

Net income (loss)	$(54,503)	$(1,487)	$11,086		$(44,904)

Weighted average shares outstanding – basic and diluted	17,466,606	15,162,663			101,588,967

Net loss per share – basic and diluted	$(3.12)	$(0.10)			$(0.44)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The merger between Blaize and BurTech is accounted for as a reverse recapitalization, with BurTech being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization is the equivalent of Blaize issuing stock for the net assets of BurTech, accompanied by a recapitalization. The net assets of BurTech are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Blaize.

The unaudited pro forma condensed combined balance sheet of Blaize as of September 30, 2024 assumes that the transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statement of operations of Blaize for the year ended December 31, 2023 and for the nine months ended September 30, 2024 presents pro forma effect to the transactions as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•	unaudited condensed consolidated financial statements of BurTech for the three and nine months ended September 30, 2024 and the related notes, included elsewhere in this prospectus; and

•	unaudited condensed consolidated financial statements of Blaize for the three and nine months ended September 30, 2024 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	consolidated financial statements of BurTech for the year ended December 31, 2023 and the related notes, included elsewhere in this prospectus; and

•	consolidated financial statements of Blaize for the year ended December 31, 2023 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Other Material Event Adjustments” and “Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Blaize has elected not to present Management’s Adjustments and will only be presenting Other Material Event Adjustments and Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments reflecting the Business Combination with BurTech are based on certain currently available information and certain assumptions and methodologies that BurTech believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible such differences may be material. BurTech believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Blaize filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Blaize shares outstanding, assuming the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Blaize. They should be read in conjunction with the historical financial statements and notes thereto of BurTech and Blaize.

Note 2 — Accounting Policies and In-Process Accounting Analysis

Upon completion of the accounting for the completed Business Combination, management will perform a comprehensive review of BurTech’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information.

On and around December 31, 2024, the Company entered into the Non-Redemption Agreement with one or more unaffiliated stockholders of the Company who agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the, in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, Blaize and BurTech LP agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement. The Company has not completed its analysis of the accounting for the Non-Redeemed Shares, but will evaluate the provisions to determine if the instrument will be accounted for in accordance with:

•

ASC 480 — Distinguishing Liabilities from Equity — if the instrument is treated as a liability, it will be recognized at fair value upon issuance and each reporting period with changes in fair value recognized in income

•

ASC 815 — Derivative and Hedging — and if the instrument meets the criteria to be accounted for within equity, the fair value of the instrument will be recognized as a component of equity. If the instrument does not meet the criteria to be accounted for within equity, it will be recognized as a liability at fair value upon issuance and each reporting period with changes in fair value recognized in income.

The Company has not yet completed a valuation to determine the fair value of the instrument and results of the accounting may be material to the post-combination entity

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information for Other Material Events

Subsequent to September 30, 2024, BurTech has had certain events occur, or that were probable of occurring, that are considered material to investors.

BurTech Material Event Adjustments — BurTech adjustments include:

(A)

Adjustment reflects the effects of the April 26, 2024 amended Underwriting Agreement between BurTech and EF Hutton, whereby in lieu of BurTech paying the full deferred underwriting commission of $10.1 million, EF Hutton agreed to accept a $1.5 million settlement if the Business Combination closes. Accordingly, an adjustment has been made to reduce the deferred underwriting commission liability by $8.6 million, with a corresponding adjustment to accumulated deficit.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma Blaize and Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Cash and cash equivalents — Reflects the Transaction Accounting Adjustments impact of the Business Combination on the cash and cash equivalents balance of Blaize. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
(Amounts in thousands)
Reclassification of funds held in the Trust Account	4(A)(i)	$36,278
Payment of transaction costs and other costs	4(A)(ii)	(19,022)
Repayment of BurTech related party notes and advance	4(A)(iii)	(3,664)
Payment of deferred underwriting fee payable	4(A)(iv)	(1,500)
Proceeds from PIPE	4(A)(v)	15,403
Reclassification of restricted cash	4(A)(vi)	(33,055)

Pro Forma Adjustment – Cash and cash equivalents		$(5,560)

(i)

Represents the release of $36.3 million of funds held in the Trust Account upon the Closing of the Business Combination subsequent to redemptions. After giving effect to the $33.1 million reclassification of funds to restricted cash pursuant to Note 4(R), Restricted cash, the remaining funds will be made available for the ongoing operations of Blaize as cash and cash equivalents. Refer to Note 4(D), Investments held in the Trust Account, for the corresponding pro forma adjusting entries for the decrease of funds held in the Trust Account.

(ii)

Reflects the payment of $19.0 million of nonrecurring transaction costs incurred, or estimated transaction costs remaining to be incurred, settled prior to, or upon, the Closing of the Business Combination. Amount represents the costs of financial advisory, legal, and other professional services, in connection with the Business Combination.

Of the $19.0 million estimated transaction costs, approximately $11.4 million are incurred by BurTech. $2.3 million of BurTech’s total $11.4 million transaction costs were included on BurTech’s historical balance sheet as of September 30, 2024 as a component of BurTech’s accrued expenses and other current liabilities balance. See Note 4(E), Accounts payable and accrued and other current liabilities, for the corresponding pro forma adjusting entries. The approximate remaining amount of $9.1 million consists of transaction costs incurred by BurTech. These amounts exclude the $1.5 million of BurTech’s transaction costs relating to the deferred underwriting fees described in Note 4(A)(iv), Cash and cash equivalents, and Note 4(J), Deferred underwriting commissions.

As of September 30, 2024, $0.9 million of Blaize’s total $7.6 million in expected transaction costs were accrued on the historical balance sheet of Blaize as a component of Blaize’s accounts payable and accrued expense balances. See Note 4(E), Accounts payable and accrued and other current liabilities, for the corresponding pro forma adjusting entries. The approximate remaining amount of $6.7 million consists of transaction costs incurred by Blaize (see Note 4(O)(i) Additional paid-in capital and Note 4(P)(ii), Accumulated deficit, for the corresponding $5.6 million and $1.1 million change to Blaize’s additional paid-in capital and accumulated deficit balances).

(iii)

Represents the settlement of certain convertible working capital loans from the Sponsor to BurTech in the amount of $1.5 million and the settlement of advance from the Sponsor to BurTech in the amount $2.2 million. The convertible promissory notes were settled in cash, rather than converted to Blaize equity.

(iv)

Reflects the payment of deferred underwriting commissions incurred during BurTech’s IPO, which was settled in cash, in the amount of $1.5 million. See Note 4(J), Deferred underwriting commissions, for the corresponding pro forma adjusting entries.

(v)

Reflects the proceeds of $15.4 million from the issuance and sale of 1.5 million shares of Blaize common stock, with a per share par value of $0.0001, at $10.00 per share pursuant to the PIPE Investment. See Note 4(O)(x), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(vi)

Amount represents the reclassification of $33.1 million to restricted cash pursuant to the Non-Redemption Agreements, whereby the amounts are required to be held in a separate escrow account at the Closing of the Business Combination and held until such Non-Redeemed Shares are either sold in the market and/or put to the Company and such funds are then distributed to the Investors and Company accordingly. See Note 4(R), Restricted cash, for the corresponding pro forma adjusting entries.

(B)

Accounts receivable — Receivable and payable reflects the amount due to be reimbursed to the Trust Account from the Sponsor. Pro forma adjustment assumes settlement of these amounts upon execution of the Business Combination and settlement of the Trust Account.

(C)

Prepaid expenses and other current assets — Reflects (i) the reclassification of $4.5 million of transaction costs incurred by Blaize in conjunction with the Business Combination and which are capitalized within Blaize’s prepaid expenses and other current assets as of September 30, 2024. Upon the close of the Business Combination, such costs were reclassified as an equity issuance cost, resulting in a $4.5 million decrease to prepaid expenses and other current assets and a $4.5 million decrease to additional paid-in capital. Additionally, reflects the (ii) $8.8 million note receivable related to the Sponsor Note for which the Company issued 750 thousand shares of Blaize common stock pursuant to the Sponsor Note Issuance. See Note 4(O)(ii) and (x), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(D)

Investments held in the Trust Account — Represents the reclassification of $36.3 million of funds associated with the Investments held in the Trust Account that become available at the Closing of the Business Combination after giving effect to the impact of redemptions of BurTech’s Class A Redeemable Common Stock amounting to $13.6 million. See Note 4(A)(i), Cash and cash equivalents and Note 4(L), Class A Common Stock subject to redemption and for the corresponding pro forma adjusting entries.

(E)

Accounts payable and accrued and other current liabilities — Reflects the payment of $2.3 million of nonrecurring transaction costs incurred by BurTech for legal services settled prior to, or upon, the Closing of the Business Combination. Additionally, reflects the payment of $0.9 million of nonrecurring transaction costs incurred by Blaize for financial advisory, legal, and other professional services settled prior to, or upon, the Closing of the Business Combination. See Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(F)

BurTech advances and working capital loans — Represents the settlement of certain convertible working capital loans from the Sponsor to BurTech in the amount of $1.5 million and the settlement of advance from the Sponsor to BurTech in the amount $2.2 million. The convertible promissory notes were settled in cash, rather than converted to BurTech equity, and paid off with funds from the Merger. See Note 4(A)(iii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(G)

Convertible notes — Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, including those issued to the Final Closing Lenders, as defined, together with all accrued and unpaid interest thereon, converted into shares of Blaize Common Stock. As the convertible notes are accounted for at fair value or are expected to be recorded at fair value on a recurring basis, the Company performed a final fair value measurement using the value of Blaize shares ultimately to be issued to such lenders. The measurement was performed using an assumed market price of $13.09 per share on the first date of trading, which resulted in a loss related to the change in fair value of $246.9 million. See Note 4(P)(iii) Accumulated deficit, for corresponding pro forma entries. The remeasured value of $411.5 million was reclassified into additional paid in capital, see Note 4(O)(iii) Additional paid-in capital, for corresponding pro forma entries.

(H)

Earnout shares liability — Reflects the preliminary estimated fair value of liability classified Blaize Equityholders’ Earnout Shares of $87.8 million as of September 30, 2024, with a corresponding decrease of $87.8 million to additional paid-in capital. See Note 4(O)(iv) Additional paid-in capital, for corresponding pro forma entries. For further information on the earnout shares, see Note 7.

(I)

Warrant liabilities — Immediately prior to the Effective Time, the outstanding Blaize warrants were automatically net exercised in full for shares of Blaize Common Stock or such warrants expired. Pro forma adjustment reflects (i) the final remeasurement to fair value of $90.5 million and (ii) the elimination of a liability of $98.2 million associated with such warrant liabilities which occurred in conjunction with the Closing and the settlement into equity as part of the recapitalization and equity exchange. The warrant treatment assumes that certain Blaize warrants that were out of the money at Closing Date remain unexercised and therefore expire. See Note 4(O)(v), Additional paid-in capital, and Note 4(P)(iv), Accumulated deficit, for the corresponding pro forma adjusting entries.

(J)

Deferred underwriting commissions — Reflects the settlement of BurTech’s $1.5 million deferred underwriting commissions at the Closing of the Business Combination from the funds held in the Trust Account. Refer to Note 4(A)(iv), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(K)

Convertible preferred stock — Represents the conversion of 44,494,703 shares of Blaize Redeemable Convertible Preferred Stock into 44,494,703 shares of Common Stock, immediately prior to the Closing of the Business Combination as part of the Blaize Security Conversion event, resulting in the reclassification of $173.3 million from mezzanine equity to permanent equity.

(L)

Class A Common Stock subject to redemption — Represents the reclassification of $35.9 million of BurTech’s Redeemable Class A Common Stock, which was not redeemed, from temporary equity (mezzanine) to permanent equity of Blaize after giving effect to the redemption of 1,178,964 public shares. The redemptions were paid with funds from the trust account, amounting to $13.6 million. Refer to Note 4(D), Investments held in the Trust Account, and Note 4(O)(vii), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(M)	BurTech Acquisition Corp. Class A Ordinary Shares — Represents adjustment to reclassify the par value associated with BurTech’s Class A Ordinary shares to the par value associated with Blaize.

(N)	Blaize Common Stock — Represents the adjustment to establish the value of the common stock based on a par value of $0.0001 as applied to 101,588,967 shares of Blaize outstanding at the Effective Time.

(O)	Additional paid-in capital — Represents the impact of the Business Combination on additional paid-in capital. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
(Amounts in thousands)
Blaize Transaction Expenses	4(O)(i)	$(5,562)
Reclass of Deferred Transaction Costs	4(O)(ii)	(4,533)
Conversion of Blaize Convertible Notes	4(O)(iii)	411,462
Recognition of liability classified Earnout Shares	4(O)(iv)	(87,777)
Conversion of Blaize Warrants	4(O)(v)	98,249
Conversion of Blaize Redeemable Convertible Preferred Stock	4(O)(vi)	173,338
Reclassification of BurTech’s Redeemable Class A Common Stock	4(O)(vii)	35,858
Recognition of stock based compensation associated with performance condition awards	4(O)(viii)	5,864
Reclassification of BurTech’s accumulated deficit to additional paid-in capital (elimination)	4(O)(ix)	(28,976)
Issuance of PIPE Investment and Sponsor Note	4(O)(x)	24,157
Reversal of Derivative Liability	4(O)(xi)	447

Pro Forma Adjustment – Additional paid-in capital		$622,527

(i)

Represents transaction costs of approximately $5.6 million incurred by Blaize related to financial advisory, legal, and other professional services, in connection with the Business Combination prior to the Closing. These costs are non-recurring in nature. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(ii)

Reflects the reclassification of $4.5 million of transaction costs incurred by Blaize in conjunction with the Business Combination and which are capitalized within prepaid expenses and other current assets as of September 30, 2024. Upon the close of the Business Combination, such costs were reclassified as an equity issuance cost, resulting in a $4.5 million decrease to prepaid expenses and other current assets and a $4.5 million decrease to additional paid-in capital. Refer to Note 4(C), Prepaid expenses and other current assets, for the corresponding pro forma adjusting entries.

(iii)

Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, including those issued to the Final Closing Lenders, together with all accrued and unpaid interest thereon, converted into shares of Blaize Common Stock. The remeasured value of $411.5 million was reclassified into additional paid in capital. Refer to Note 4(G), Convertible notes, for the corresponding adjusting pro forma entries.

(iv)

Reflects the preliminary estimated fair value of liability classified Blaize Equityholders’ Earnout Shares of $87.8 million as of September 30, 2024, with a corresponding recognition of $87.8 million Earnout Shares liability. Refer to Note 4(H), Earnout shares liability, for the corresponding pro forma adjusting entries and Note 7 for further information.

(v)

Reflects the conversion of the final remeasured warrant liability of $98.2 million which occurred in conjunction with the Closing and the settlement into Blaize Common stock as part of the Warrant Event. Refer to Note 4(I), Warrant liabilities, for the corresponding pro forma adjusting entries. The warrant treatment assumes that certain warrants were out of the money at Closing Date remain unexercised and therefore expire.

(vi)	Represents the conversion of 44,494,703 shares of Blaize Redeemable Convertible Preferred Stock into 44,494,703 shares of Blaize Common Stock, immediately prior to the Closing of the

Business Combination as part of the Blaize Security Conversion event, resulting in the reclassification of $173.3 million from mezzanine equity to permanent equity. Refer to Note 4(K), Convertible preferred stock, for the corresponding pro forma adjusting entries.

(vii)

Represents the reclassification of $35.9 million of BurTech’s Redeemable Class A Common Stock from temporary equity (mezzanine) to permanent equity after giving effect to redemptions Refer to Note 4(L), Class A Common Stock subject to redemption, for the corresponding pro forma adjusting entries.

(viii)

Reflects the recognition of $5.9 million of stock-based compensation expense associated with Blaize performance-based equity awards that have a portion that are immediately vested upon the successful completion of a Business Combination. Refer to Note 4(P)(v), Accumulated deficit, for the corresponding pro forma adjusting entries.

(ix)

Reflects the $29.0 million elimination of BurTech’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination, after giving effect to the $9.1 million of transaction costs expected to be incurred by BurTech related to the Business Combination (as described in Note 4(A)(ii), Cash and cash equivalents, and Note 4(P)(vi), Accumulated deficit).

(x)

Reflects the recording of $24.2 million from the issuance and sale of (i) 1.5 million shares of Blaize common stock, with a per share par value of $0.0001, at $10.00 per share pursuant to the PIPE Investment, and (ii) 750 thousand shares of Blaize common stock, pursuant to the Sponsor Note Issuance. See Note 4(A)(v), Cash and cash equivalents, and Note 4(C), Prepaid expenses and other current assets for the corresponding pro forma adjusting entries.

(xi)

Reflects the reversal of the $0.4 million BurTech derivative liability related to the Backstop Agreement in connection with the consummation of the Business Combination. Refer to Note 4(Q), Derivative liability — Backstop Subscription Agreement, for the corresponding adjusting pro forma entries.

(P)	Accumulated deficit — Represents the impact of the Business Combination on accumulated deficit. The table below reflects the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions
(Amounts in thousands)
BurTech Transaction Expenses	4(P)(i)	$(9,146)
Blaize Transaction Expenses	4(P)(ii)	(1,148)
Remeasurement of Blaize Convertible Notes	4(P)(iii)	(246,934)
Remeasurement of Warrants	4(P)(iv)	(90,494)
Recognition of stock based compensation associated with performance condition awards	4(P)(v)	(5,864)
Reclassification of BurTech’s accumulated deficit to additional paid-in capital (elimination) and other charges	4(P)(vi)	28,976

Pro Forma Adjustment – Accumulated deficit		$(324,610)

(i)

Amount represents certain transaction related expenses incurred subsequent to September 30, 2024 by BurTech prior to the Closing. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(ii)

Amount includes $0.9 million of transaction costs associated with issuance of the Earnout Shares to nonemployees, which are liability-classified instruments, and which are subsequently measured at fair value. Accordingly, these transaction costs were recorded to accumulated deficit, based on a relative fair value allocation compared to all financial instruments issued as part of the Business Combination. Further amount includes $0.2 million of audit-related fees incurred with the transaction and expected to be paid at close that are not direct and incremental to the consummation of the Business Combination and therefore are expected to be expensed, with a corresponding increase to accumulated deficit. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(iii)

Represents the final remeasurement of Blaize convertible notes which are accounted for under the fair value option, at the time of the Blaize Security Conversion resulting in an increase to accumulated deficit of $246.9 million. Refer to Note 4(G), Convertible notes, for the corresponding adjusting pro forma entries.

(iv)

Represents the final remeasurement of Blaize liability classified warrants at the time of the Warrant Event, which results in a $90.5 million loss on remeasurement to mark the warrants to fair value. Adjustment includes the recognition of $5.3 million of gain on expiration of certain Blaize warrants that are out of the money at the Warrant Event date and are assumed to not net exercise. Accordingly, the expiration of such warrants has been reflected as a decrease to the warrant liability and a decrease to accumulated deficit. Refer to Note 4(I), Warrant liabilities, for the corresponding adjusting pro forma entries.

(v)

Reflects the recognition of $5.9 million of stock-based compensation expense associated with Blaize performance-based equity awards that have a portion that are immediately vested upon the successful completion of the Business Combination. Refer to Note 4(O) (viii), Additional paid-in capital, for the corresponding adjusting pro forma entries.

(vi)

Reflects the reclassification of BurTech’s historical accumulated deficit to additional paid-in capital in connection with the consummation of the Business Combination, inclusive of the $9.1 million discussed in Note 4(A)(ii), Cash and cash equivalents. Refer to Note 4(O)ix, Additional paid-in capital, for the corresponding adjusting pro forma entries.

(Q)

Derivative liability — Backstop Subscription Agreement — Reflects the reversal of the $0.4 million BurTech derivative liability related to the Backstop Agreement in connection with the consummation of the Business Combination. Refer to Note 4(O)(xi), Additional paid-in capital, for the corresponding adjusting pro forma entries.

(R)

Restricted cash — Amount represents the reclassification of $33.1 million from cash and cash equivalents to restricted cash pursuant to the Non-Redemption Agreements, whereby the amounts are required to be held in a separate escrow account at the Closing of the Business Combination and held until such Non-Redeemed Shares are either sold in the market and/or put to the Company and such funds are then distributed to the Investors and Company accordingly. See Note 4(A)(vi), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, are as follows:

(A)

Reflects estimated stock-based compensation to be incurred assuming the Closing of the Business Combination occurred on January 1, 2023, with details of the effects on the impacted financial statement line items as follows:

Description	Note	Research and development	Selling, general and administrative
(Amounts in thousands)
Stock-based compensation associated with Earnout shares	5(A)(i)	$5,018	$6,518
Stock-based compensation upon achievement of performance condition	5(A)(ii)	2,144	236

Pro Forma Adjustment – Stock-based compensation		$7,162	$6,754

i.

Represents estimated stock-based compensation measured as of the closing date for the portion of the Earnout Shares issuable to existing option holders with continuing service requirements, and assuming no forfeitures (see Note 7) recognized stock-based compensation for the year as an increase of $5.0 million to research and development expense and $6.5 million to selling, general and administrative expense.

ii.

Reflects incremental stock-based compensation expense associated with Blaize RSUs granted to employees which vest upon satisfaction of both a service condition and liquidity condition, which are satisfied upon completion of the Business Combination. The liquidity event has not been deemed probable for expense recognition in the historical unaudited condensed consolidated statement of operations and the triggering event only becomes probable upon a liquidity event, in this case, the Merger. The Company has recorded the incremental stock- based compensation expense for the year as an increase of $2.1 million to research and development expense and $0.2 million to selling, general and administrative expense.

(B)

Amount represents the transaction expenses incurred by both BurTech and Blaize prior to Closing. Impact is calculated as (i) $11.5 million of incurred transaction costs by BurTech to be expensed by BurTech prior to close, (ii) $0.9 million of transaction costs incurred by Blaize associated with issuance of the Earnout Shares to nonemployees, which are liability-classified instruments, and which are subsequently measured at fair value. Accordingly, these transaction costs were expensed, based on a relative fair value allocation compared to all financial instruments issued as part of the Business Combination and (iii) $0.2 million of audit related fees incurred with the transaction and paid at close that are not direct and incremental to the consummation of the Business Combination and therefore are expensed.

(C)

Reflects (i) the elimination of $9.5 million of loss on changes in the fair value of Blaize’s convertible notes, which were accounted for under the fair value option during the year ended December 31, 2023, offset by (ii) the reflection of a final fair value measurement associated with all convertible notes, assuming the date of the closing is January 1, 2023, resulting in a loss on remeasurement of $246.9 million.

(D)	Reflects estimated impacts to the pro forma statement of operations associated of the various warrants, the details of such effect are as follows:

Description	Note
(Amounts in thousands)
Elimination of loss on changes in fair value of warrants	5(E)(i)	$945
Final remeasurement of warrants at time of Warrant Event	5(E)(ii)	(90,494)

Pro Forma Adjustment – Warrants		$(89,549)

i.	Reflects the elimination of $0.9 million of loss on changes in the fair value of Blaize’s liability classified warrants during the year ended December 31, 2023.

ii.

Reflects the final fair value measurement associated with all liability classified warrants at the time of the Warrant event, assuming the date of the Closing is January 1, 2023. Such measurement results in a loss on remeasurement of $90.5 million.

(E)

Represents the elimination of $5.8 million of BurTech’s historical interest income earned on the funds held in the Trust Account, which was dissolved and liquidated upon the Closing of the Business Combination.

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2024

(A)	Reflects estimated stock-based compensation to be incurred for the nine months ended September 30, 2024, with details of the effects on the impacted financial statement line items as follows:

Description	Note	Research and development	Selling, general and administrative
(Amounts in thousands)
Stock-based compensation associated with Earnout shares	6(A)(i)	$3,763	$4,888
Stock-based compensation upon achievement of performance condition	6(A)(ii)	3,099	385

Pro Forma Adjustment – Stock-based compensation		$6,862	$5,273

(i)

Represents estimated stock-based compensation measured as of the closing date for the portion of the Earnout Shares issuable to existing option holders with continuing service requirements, and assuming no forfeitures (see Note 7) resulting in recognized stock-based compensation for the nine months as an increase of $3.8 million to research and development expense and $4.9 million to selling, general and administrative expense.

(ii)

Reflects incremental stock-based compensation expense associated with Blaize RSUs granted to employees which vest upon satisfaction of both a service condition and liquidity condition, which are satisfied upon completion of the Business Combination. The liquidity event has not been deemed probable for expense recognition in the historical unaudited condensed consolidated statement of operations and the triggering event only becomes probable upon a liquidity event, in this case, the Merger. The Company has recorded the incremental stock- based compensation expense for the nine months as an increase of $3.1 million to research and development expense and $0.4 million to selling, general and administrative expense.

(B)

Reflects the elimination of $25.9 million of loss on changes in the fair value of Blaize’s convertible notes which were accounted for under the fair value option during the nine months ended September 30, 2024.

(C)	Reflects the elimination of $1.3 million of gain on changes in the fair value of Blaize’s liability classified warrants during the nine months ended September 30, 2024.

(D)

Represents the elimination of $1.9 million of BurTech’s historical interest income earned during the nine months ended September 30, 2024 on the funds held in the Trust Account, which were dissolved and liquidated upon the Closing of the Business Combination.

(E)	Represents the elimination of $0.4 million of loss on changes in the fair value of BurTech’s derivate liability associated with the Backstop Agreement during the nine months ended September 30, 2024.

Note 7 — Earnouts

Following the Closing, the Eligible Blaize Equityholders (including holders of Blaize Options or Blaize RSUs) have the right to receive up to 15,000,000 Blaize Earnout Shares in four tranches upon the occurrence of the Earnout Triggering Events during the Earnout Period. Further, following the Closing, Burkhan have the right to receive up to 2,600,000 Burkhan Earnout Shares in four tranches upon the occurrence of the Earnout Triggering Events during the Earnout Period. The total amount of Burkhan Earnout Shares to be issued is dependent on the Proportionate Shares Number, which is equal to 325,000 Acquiror Class A Common Stock multiplied by the cash ratio.

•

upon the occurrence of Triggering Event I, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event I means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $12.50 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event II, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event II means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $15.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event III, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event III means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $17.50 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event IV, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event IV means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $20.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period.

Earnout shares issuable to any eligible recipient in respect of Blaize Options or Blaize RSUs held by such recipient as of immediately prior to the Closing shall be issued to such recipient only if such recipient continues to provide services (whether as an employee, director or individual independent contractor) to Blaize or one of its subsidiaries through the date of the occurrence of the corresponding Triggering Event.

1.	Earnout Shares Issued to Holders of Blaize Stock Options and Blaize RSUs

The preliminary accounting conclusion related to the grant of Blaize Earnout Shares to existing holders of stock options or restricted stock units is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation as the Blaize Earnout Shares are subject to forfeiture based on the satisfaction of certain service conditions. Each Triggering Event is considered a market condition. The requisite service condition is the period of time it takes to achieve all four market conditions. As this is not explicitly stated in the earnout arrangement, the service period is implied from the expected period over which the shares are expected to achieve the market condition. Under this guidance, the award is measured at fair value at the grant (or issue) date using the Monte Carlo simulation model and expense is recognized over the derived service period of 5 years. Further these awards have been determined to be equity classified and accordingly will not be remeasured at each reporting date.

The preliminary estimated fair value of the Blaize Earnout Shares subject to ASC 718 was $57.7 million, assuming the service conditions were met and assuming no forfeitures. The vested amounts of $11.5 million for the year ended December 31, 2023 and $8.7 million for the nine months ended September 30, 2024 were recorded as stock- based compensation expense in the unaudited pro forma condensed combined statements of operations as it was probable the market condition would be met.

2.	Earnout Shares Issued to Blaize and Burkhan

The earnout shares to be issued to all other Blaize equityholders not within the scope of ASC 718 and to Burkhan were evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the earnout award agreements should be classified as a liability. As part of that analysis, it was determined that the earnout shares are freestanding and not liability classified under ASC 480. It was next evaluated whether the earnout shares represented a derivative instrument pursuant to ASC Topic 815, Derivatives and Hedging. Paragraph ASC 815-10-15-74(a) provides a scope exception to derivative accounting and states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. In order to conclude that the earnout shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the earnout shares meet both of these requirements. The preliminary accounting conclusions for the earnout shares under the arrangement resulted in liability classification pursuant to ASC 815-40. The liability for such Earnout Shares will be remeasured at each reporting date with changes in the fair value recorded to earnings.

The Company has placed a value of $87.8 million on the liability. The earnout liability will be remeasured at each reporting date with changes in the fair value recorded to earnings.

3.	Fair Value of Earnout Shares

The fair value of the Blaize Earnout Consideration that was not subject to ASC 718 was determined by using the assumed stock price of Blaize of $10.00 at the grant date and multiplying it by the expected probability of achieving the market conditions.

Note 8 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and other related events have been outstanding for the entire periods presented.

For the nine months ended September 30, 2024
Pro forma net loss	$(44,904)
Weighted average shares outstanding – basic and diluted	101,588,967

Pro forma net loss per share, basic and diluted	$(0.44)

For the year ended December 31, 2023
Pro forma net loss	$(445,465)
Weighted average shares outstanding – basic and diluted	101,588,967

Pro forma net loss per share, basic and diluted	$(4.38)

Weighted average shares outstanding for both basic and diluted was calculated as follows for the year ended December 31, 2023 and for the nine months ended September 30, 2024:

Weighted Average Shares Outstanding – Basic and Diluted
Blaize stockholders	55,571,107
BurTech’s public stockholders	5,456,999
Sponsor & related parties	14,456,132
Final closing lenders	25,673,479
Other	431,250

Total Weighted Average Shares Outstanding	101,588,967

The following outstanding shares of Blaize Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2023 and for the nine months ended September 30, 2024:

Assuming No Redemptions
Blaize Stock Options and RSUs(1)	31,679,816
Earnout Shares	17,600,000
Public Warrants	28,750,000
Private Warrants	898,250

Total	78,928,066

(1)	Amount gives effect to the net impact of 19,651,340 options that have been granted or cancelled from October 1, 2024 through the date of this filing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes and other financial information of Blaize included elsewhere in this prospectus, including our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2024 and 2023 as well as our audited consolidated financial statements for the years ended December 31, 2023 and 2022. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Blaize is an innovative semiconductor and software technology company dedicated to revolutionizing the world of AI. We provide AI accelerated computing solutions for the edge. Our mission is to enable enterprises to harness the power of AI at the edge, delivering real-time insights and decision-making capabilities with compelling speed and efficiency. With our innovative hardware and software solutions, we believe we are at the forefront of transforming industries and unlocking new possibilities in an increasingly connected and data-driven world.

Our portfolio includes highly efficient programmable AI processors in a broad range of form factors, deployable across several verticals, including enterprise, commercial, industrial, defense and automotive. Blaize’s accelerated AI computing platforms enable applications such as computer vision, advanced video analytics and AI inference. The use of industry standards ensures rapid integration into existing workflows and systems by our customers. Our unique and rich set of software tools empower non-expert practitioners to deploy existing and novel AI applications on our hardware, with ease and speed, without the need to learn or use source code. All of this is combined into integrated AI solutions which are designed to deliver real- time insights and decision-making capabilities with substantial speed and efficiency.

We believe we are well positioned to empower organizations to process and analyze data in real time at the edge of the network, thereby enabling them to make informed decisions, unlock new business opportunities, and gain a competitive advantage in the rapidly evolving AI landscape. With a strong focus on innovation, performance, and partnership, we believe we will help to drive the future of AI accelerated computing at the edge.

Growth Strategy and Outlook

The key elements of our strategy for growth include focusing on the following areas:

•	Scaling through expansion of our current products to reach deeper into our own industry’s verticals and expanding into adjacent verticals.

•

Growing our ecosystem of hardware manufacturers and independent software vendors specializing across a variety of industry verticals and form new partnerships with them to bring innovative turn- key solutions to market.

•	Continuing to enhance the features available in AI Studio in order to target a wider community of developers, including universities and other institutes of higher education.

•	Incorporating market AI trends into the design of our next-generation SoC to further expand our total addressable market.

Recent Developments

On December 22, 2023, the Company entered into a Merger Agreement with Merger Sub, Legacy Blaize, and solely for the limited purposes of the transaction, Burkhan, pursuant to which Merger Sub would merge with and into Legacy Blaize, with Legacy Blaize surviving the merger as a wholly owned subsidiary of the Company.

On and around December 31, 2024, the Company and certain unaffiliated stockholders of the Company named therein (each, an “Investor” and collectively, the “Investors”), entered into agreements (each, a “Non-Redemption Agreement” and collectively, the “Non-Redemption Agreements”) pursuant to which the Investors agreed not to redeem (or validly rescind any redemption requests on) their shares of Common Stock (“Non-Redeemed Shares”) and, in exchange, Legacy Blaize and the Sponsor have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement (collectively, the “NRA Financing”).

From December 31, 2024 through January 13, 2025, BurTech, Blaize and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which BurTech issued and sold to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300, shares of Class A Stock (the “PIPE Shares”) at a price per share equal to $10.00 (the “PIPE Investment”).

Immediately prior to the consummation of the Business Combination and pursuant to the terms of the Merger Agreement, on January 13, 2025, BurTech, Merger Sub, Blaize and Burkhan confirmed to one another that all conditions to the Closing set forth in Article IX of the Merger Agreement have been satisfied, and expressly waived the conditions that remained unsatisfied on such date through the execution of that certain Letter Agreement (the “Letter Agreement”), dated as of January 13, 2025, by and among BurTech, Merger Sub, Blaize, Burkhan, and the Sponsor which is attached hereto as Exhibit 10.15 to this Report, and which is incorporated herein by reference. Pursuant to the Letter Agreement, Blaize waived the conditions to Closing (1) under Section 9.3(d) of the Merger Agreement that BurTech have available proceeds of not less than $125,000,000 remaining upon the consummation of the Merger, and (2) under Section 9.3(f) of the Merger Agreement that the sum of the BurTech trust account plus the amount of immediately available funds received by BurTech pursuant to purchases of shares of Class A Stock on the terms provided in the Backstop Subscription Agreement (the “Backstop Agreement”), dated as of April 22, 2024, by and among BurTech, Blaize and the Sponsor, shall be no less than $30,000,000, to allow the parties to proceed to Closing. Pursuant to the Letter Agreement, BurTech waived the obligations of the Sponsor under the Backstop Agreement and, in lieu of such obligations, Burkhan entered into a PIPE Subscription Agreement to purchase an aggregate of 1,200,000 shares of Class A Stock at a purchase price of $10.00 per share for aggregate proceeds of $12,000,000 to the Company. Pursuant to the Letter Agreement, the Company agreed to register for resale within four (4) business days of the closing of the Business Combination, pursuant to the Securities Act, certain shares of the Sponsor and the Sponsor Group (as defined in the A&R Registration Rights Agreement) on the same terms and subject to the same conditions as the Registration Rights Agreement.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of $8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor agreed to pay certain of the Acquiror Transaction Expenses (as defined in the Merger Agreement) set forth in the Sponsor Note. As consideration for entry into the Sponsor Note, the Company issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the

Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note. The Sponsor is obligated to pay the Acquiror Transaction Expenses set forth in the Sponsor Note within ninety days after the date that the Sponsor Note Shares have been registered for resale under the Securities Act. The Sponsor granted a first priority security interest in, and pledged, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under this Sponsor Note. Additionally, in the event that the Company is required to pay any of the Acquiror Transaction Expenses subject to the Sponsor Note, the Sponsor is obligated to reimburse the Company for such payments within 90 days of such payment by the Company.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Blaize, the Sponsor, certain stockholders of Legacy Blaize and certain stockholders of BurTech entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”).

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Blaize and certain stockholders of Legacy Blaize entered into that certain Registration Rights Agreement (the “Ava Registration Rights Agreement”).

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize stockholders entered into that certain Lock-Up Agreement (the “Stockholder Lock-Up Agreement”) pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Lock-Up Period (as defined below), the “Stockholder Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stockholder Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Stockholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) until the date that is 180 days after the Closing Date (the period from the date of the agreement until such date, the “Lock-Up Period”). At Closing, approximately 34.39% of the total issued and outstanding shares of Common Stock are subject to lock-up restrictions in connection with the Stockholder Lock-Up Agreement.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize convertible noteholders entered into that certain Lock-Up Agreement (the “Noteholder Lock-Up Agreement”) pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, seventy-five percent (75%) of the shares of Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Noteholder Lock-Up Period (as defined below), the “Noteholder Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Noteholder Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Noteholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) until the date that is 180 days after the Closing Date (the period from the date of the agreement until such date, the “Noteholder Lock-Up Period”).

On January 13, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Legacy Blaize, with Legacy Blaize surviving the merger as a wholly owned subsidiary of the Company.

On February 10, 2025, in connection with that certain Letter Agreement, dated December 23, 2024, by and between the Company and Roth Capital Partners, LLC (“Roth”), the Company issued approximately 63,157 shares of

Common Stock to Roth in a private placement under the Securities Act. Further, on February 10, 2025, in connection with that certain Letter Agreement, dated January 13, 2025, by and between Legacy Blaize and Craig-Hallum Capital Group LLC and its affiliates (“Craig-Hallum”), the Company issued (i) 31,792 shares of Common Stock to Craig-Hallum and (ii) warrants exercisable for up to 50,000 shares of Common Stock at a price of $11.50 per share (the “CMA Warrants”), in each case, in a private placement under the Securities Act.

In connection with Closing, we changed our name to Blaize Holdings, Inc. While we are the legal acquiror of Legacy Blaize in the Business Combination, Legacy Blaize is deemed to be the accounting acquiror, and the historical financial statements of Legacy Blaize became the historical financial statements of the Company upon the Closing of the Transactions.

Capital Markets Advisor Fees

In connection with the Business Combination, BurTech engaged Jefferies as capital markets advisor. Pursuant to the engagement, Jefferies is entitled to receive a fee of $4.5 million upon the Closing of the Business Combination, with the option for the Company to defer up to $1 million of this fee for up to 12 months post-closing. As of the date of this prospectus, no fees have been paid to Jefferies under its engagement.

Liquidity and Going Concern

Since inception of Blaize and through September 30, 2024, we have funded our operations primarily with cash flows from contributions from founders or other investors and other financing activities. We have incurred recurring losses and negative cash flows since our inception, including a net loss of $54.5 million and $62.9 million for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, we had cash and cash equivalents of approximately $68.6 million, a net working capital surplus of $45.3 million, and an accumulated deficit of $422.6 million. In order to achieve our growth strategies, we will need to raise additional financing. During the year ended December 31, 2023, the level of financing was not at a sufficient level to allow Blaize to execute on certain growth plans, as such, we implemented certain cost reduction and cash conservation measures. Cost reduction measures included a reduction of headcount in our research and development team, primarily in our India and UK subsidiaries. To conserve cash, we also delayed the kick-off of the development of our next generation chip, deferred investment in certain software tools necessary for the development of the next generation chip and instead focused on building our ecosystem of hardware and software manufacturers.

The Merger

On December 22, 2023, as amended on April 22, 2024, October 24, 2024 and November 21, 2024, we entered into the Merger Agreement with BurTech, Merger Sub, and, solely for the limited purposes of the transaction, Burkhan. On January 13, 2025, upon closing of the Merger, Merger Sub merged with and into Blaize, with Blaize surviving as the surviving company as a direct, wholly owned subsidiary of BurTech. Upon consummation of the Business Combination, BurTech was renamed “Blaize Holdings, Inc.”

The Merger is accounted for as a reverse recapitalization. Under this method of accounting, Blaize is treated as the accounting acquirer and BurTech is treated as the acquired company for financial statement reporting purposes. We are deemed as the accounting acquirer and the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC

As a consequence of the Merger, Blaize is the successor to an SEC-registered and Nasdaq- listed company, which requires Blaize to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Business Metrics

Pipeline

We have identified a potential $458 million of future business opportunities that could significantly accelerate growth through near-term customer implementations. Although Blaize is under no contractual arrangement(s) with respect to such pipeline and there is no assurance of a future contractual arrangement, the pipeline contains target accounts and opportunities that have been identified and verified as potential customers for Blaize products and services. We classify certain key metrics related to our pipeline into the following categories: proof of concept stage, partners and design wins.

Proof of Concept Stage

A proof-of-concept stage (“POC”) represents that a proposal for a proof of concept has either been initiated or is in progress with a potential customer or partner. We utilize POCs to demonstrate the Blaize technology’s significant value proposition along with its tailored use scenarios and satisfaction of customer and/or partner requirements. As of November 11, 2024, a total of 23 POCs have been initiated or are in progress with a potential customer.

Partners

A partner (“Partner”) consists of either an independent software vendor or independent hardware vendor with whom Blaize is working to integrate Blaize products and services into the vendor’s offerings for their customers. Such vendors may include OEMs, original design manufacturers, system integrators or hardware resellers or distributors, among others. As of October 25, 2024, Blaize has a total of 30 Partners.

Design Wins

A design win (“Design Win”) represents that a Partner or a customer has selected Blaize’s products and/or services to be incorporated into a product that it intends to produce or consume, as applicable, and has confirmed that Blaize’s offerings integrate into such product accordingly. As of November 11, 2024, a total of 11 Design Wins have been confirmed with a Partner or customer.

Key Financial Definitions/Components of Results

Revenue

We currently derive revenue through a combination of:

•	Engineering services revenue, this involves providing customized design services to our customers, tailored to their specific requirements.

•	Hardware revenue — this encompasses the sale of our semiconductor products through various supply agreements.

Costs and Expenses

We classify our costs and expenses into the following categories: Cost of revenue (exclusive of depreciation and amortization), Research and development expenses, Selling, general and administrative expenses, Depreciation and amortization expenses, Loss on purchase commitments and Transaction costs.

Cost of Revenue (exclusive of depreciation and amortization)

Cost of revenue (exclusive of depreciation and amortization) is primarily comprised of the cost of semiconductors purchased from subcontractors, including wafer fabrication, assembly, testing and packaging, board and device costs as well as indirect costs such as inventory carrying costs and inventory valuation reserves. In addition, cost of revenue (exclusive of depreciation and amortization) also includes direct labor costs associated with the servicing of our engineering services revenue contracts.

Research and development expense

Research and development expense primarily consists of personnel costs for our research and development activities. Research and development expense also includes costs associated with the design and development of our application-specific integrated circuit and intellectual property (IP) solutions, such as third-party foundry costs, third party computer-aided tools and software licenses, third party IP licenses, reference design development, and allocated costs, such as facilities and information technology costs.

Selling, general and administrative expense

Selling, general and administrative expense primarily consists of personnel-related expenses for our finance, human resources, information technology, and legal organizations. These expenses also include non- personnel costs, such as legal, audit, accounting services, advertising expenses, other professional fees as well as certain tax, corporate software licenses, and insurance-related expenses.

Depreciation and amortization expense

Depreciation and amortization expense consists of depreciation and amortization on long-lived assets such as computer equipment, capitalized software licenses, furniture and fixtures, leasehold improvements, office equipment and vehicles.

Loss on purchase commitments

Loss on purchase commitments consists of contractual obligations to procure inventory from our third-party contract manufacturer and other suppliers that are in excess of expected demand and where the value of these purchase commitments may not be recoverable.

Transaction costs

Transaction costs primarily consist of legal fees, consultant fees and other direct costs incurred to explore prior potential merger transactions.

Results of Operations

The following tables set forth the results of our operations for the periods presented, as well as the changes between periods. The period-to-period comparison of financial results is not necessarily indicative of future results.

Nine months ended September 30, 2024 compared to the nine months ended September 30, 2023

The following table sets forth Blaize’s condensed consolidated statements of operations data for the nine months ended September 30, 2024 and 2023, respectively.

	Nine Months Ended September 30,		Dollar Change	Percentage Change
	2024	2023
Revenue:
Engineering services revenue – related party	$1,525	$3,426	$(1,901)	-55%
Hardware revenue	28	16	12	75%

Total revenue	1,553	3,442	(1,889)	-55%

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	1,039	1,490	(451)	-30%
Research and development	15,765	14,168	1,597	11%
Selling, general and administrative	14,538	11,108	3,430	31%
Depreciation and amortization	688	1,706	(1,018)	-60%
Loss on purchase commitments	—	349	(349)	-100%
Transaction costs	163	24	139	579%

Total costs and expenses	32,193	28,845	3,348	12%

Loss from operations	(30,640)	(25,403)	(5,237)	21%

Other income (expense), net:
Pay-to-Play financing charge	—	(30,637)	30,637	-100%
Debt financing charge on convertible notes	(464)	(2,640)	2,176	-82%
Other income, net	1,677	12	1,665	13875%
(Loss) gain on foreign exchange transactions	(62)	10	(72)	-720%
Change in fair value of convertible notes	(25,921)	(3,546)	(22,375)	631%
Change in fair value of warrant liabilities	1,255	(745)	2,000	-268%

Total other expense	(23,515)	(37,546)	14,031	-37%
Loss before income taxes	(54,155)	(62,949)	8,794	-14%
Provision for (benefit from) income taxes	348	(85)	433	-509%

Net loss	$(54,503)	$(62,864)	8,361	-13%

Revenue

Revenue decreased by 55% or $1.9 million from a total of $3.4 million for the nine months ended September 30, 2023 compared to approximately $1.5 million for the nine months ended September 30, 2024. The decrease in revenue was primarily attributable to us reaching the end of our multi-year license and development contract with a strategic investor resulting in a $2.2 million decrease compared to the nine months ended September 30, 2023. Discussions are scheduled to start on a new arrangement to capitalize on the work completed in the initial phase of the prior contract. This reduction was partially offset by $0.3 million associated with a new license and development arrangement entered into with a separate strategic investor during the nine months ended September 30, 2024.

Cost of revenue (excluding depreciation and amortization)

Cost of revenue (excluding depreciation and amortization) for the nine months ended September 30, 2024 reflects a decrease of $0.4 million, or 30%, compared to the nine months ended September 30, 2023. This decrease was primarily driven by a $0.4 million decrease in charges for excess inventory and a $0.3 million decrease in direct labor costs commensurate with the decrease in engineering services revenue, partially offset by a $0.3 million increase in costs for inventory carrying costs with an outside supplier.

Research and development

Research and development expense for the nine months ended September 30, 2024 increased $1.6 million or 11% compared to the nine months ended September 30, 2023. The increase was driven by an increase in personnel costs of $2.7 million, partially offset by a $0.7 million reduction in professional services and a $0.5 million reduction in our technology infrastructure cost base. We expect research and development to increase to support the development of our next generation product portfolio in future periods.

Selling, general and administrative

Selling, general and administrative expense for the nine months ended September 30, 2024 increased approximately $3.4 million or 31% compared to the nine months ended September 30, 2023. This increase was primarily due to a $1.6 million increase in personnel costs and a $1.1 million increase in legal and accounting costs, both incurred in support of public company readiness efforts, a $0.4 million increase in employee related travel, entertainment and recruiting costs, a $0.6 million increase in credit loss expense. These increases were partially offset by a $0.3 million reduction in facility costs.

Depreciation and amortization

Depreciation and amortization expense for the nine months ended September 30, 2024 decreased $1.0 million or 60% compared to the nine months ended September 30, 2023, which is primarily due to a decrease in depreciation costs for computer equipment and server and network equipment that were fully depreciated in the comparative period.

Loss on purchase commitments

We did not record a loss on purchase commitments for the nine months ended September 30, 2024 as compared to $0.3 million for the nine months ended September 30, 2023 as a result of not having any additional purchase commitments requiring a loss on purchase commitment accrual.

Total other expense

Total other expense for the nine months ended September 30, 2024 and 2023 amounted to a net expense of $23.5 million and $37.5 million, respectively, for a decrease of net expense period over period of $14.0 million.

Total other expense for the nine months ended September 30, 2024 was primarily comprised of the total net change in fair value of our convertible notes and warrant liabilities of $24.7 million net a few additional items including other income from investments of $1.7 million. Total other expense for the nine months ended September 30, 2023 was primarily comprised of a Pay-to-Play financing charge of $30.6 million, the total change in fair value of our convertible notes and warrant liabilities of $4.3 million, and debt financing charge on convertible notes of $2.6 million.

The Pay-to-Play financing charge in the nine months ended September 30, 2023 relates to our Pay-to-Play Transaction where participating shareholders obtained the benefit of a Pull-Through Exchange of their Converted Common into shares of the class(es) of Shadow Preferred Stock identical to those previously held. The Pull-Through Exchange resulted in incremental value to the investors in the P2P Notes, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common Stock held just prior to the Pull-Through Exchange.

Provision for (benefit from) Income taxes

We recognized income tax expense of $0.3 million for the nine months ended September 30, 2024 and an income tax benefit of $0.1 million for the nine months ended September 30, 2023, respectively, representing an effective tax rate of 0.6% and (0.1)%, respectively. There was no significant movement in the statutory and effective tax rate for the nine months ended September 30, 2024 and 2023. The effective income tax rate was primarily driven by remeasurement of our warrant liability as well as our valuation allowance which is driven by the deferred tax assets arising from capitalized research and experimental expenditures and the net operating losses.

Net loss

Net loss was approximately $54.5 million for the nine months ended September 30, 2024 compared to net loss of approximately $62.9 million for the nine months ended September 30, 2023. The decrease of $8.4 million in net loss for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023 was primarily attributable to the nonrecurring Pay-to-Play financing charge of $30.6 million and the change in debt financing charge of $2.2 million, partially offset by the $5.2 million increase in loss from operations and the $20.4 million change in fair value of convertible notes and warrant liabilities as discussed above.

Year ended December 31, 2023 compared to year ended December 31, 2022

The following table sets forth Blaize’s consolidated statements of operations data for the years ended December 31, 2023 and 2022, respectively.

	Year Ended December 31,		Change Dollar	Change Percentage
(in thousands)	2023	2022
Revenue
Engineering services revenue – related party	$3,840	$2,722	$1,118	41%
Hardware revenue	16	865	(849)	(98)%
Other services revenue – related party	—	254	(254)	(100)%

Total revenue	3,856	3,841	15	0.39%

Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	3,656	3,035	621	20%
Research and development	18,115	24,302	(6,187)	(25)%
Selling, general and administrative	17,303	15,665	1,638	10%
Depreciation and amortization	2,040	2,751	(711)	(26)%
Loss on purchase commitments	1,165	5,043	(3,878)	(77)%
Transaction costs	105	3,261	(3,156)	(97)%

Total costs and expenses	42,384	54,057	(11,673)	(22)%

Loss from operations	(38,528)	(50,216)	11,688	(23)%

Other income (expense), net:
Pay-to-Play financing charge	(35,832)	(55,853)	20,021	(36)%
Debt financing charge on convertible notes	(3,145)	—	(3,145)	100%
Interest expense from the amortization of discount on convertible notes	—	(1,183)	1,183	(100)%
Other (expense) income, net	(255)	93	(348)	(374)%
Gain on Paycheck Protection Program loan forgiveness	—	1,073	(1,073)	(100)%
Gain (loss) on foreign exchange transactions	50	(145)	195	(134)%
Loss on extinguishment of convertible notes	—	(52)	52	(100)%
Change in fair value of convertible notes	(9,532)	(500)	(9,032)	(1,806)%
Change in fair value of warrant liabilities	(945)	2,687	(3,632)	135%

Total other expense	(49,659)	(53,880)	4,221	(8)%
Loss before income taxes	(88,187)	(104,096)	15,909	(15)%
(Benefit from) Provision for income taxes	(598)	534	(1,132)	(212)%

Net loss	$(87,589)	$(104,630)	(17,041)	(16)%

Revenue

Revenue increased slightly by 0.4% to $3.9 million for the year ended December 31, 2023 compared to approximately $3.8 million for the year ended December 31, 2022. The increase in revenue was primarily attributable to an increase of $1.1 million in engineering services, such as the multi-year license and development contract with a strategic investor in Blaize. The increase in engineering services revenue was largely offset by a $0.8 million decrease in revenue generated from hardware sales. For both the year ended December 31, 2023 and 2022, the majority of our revenue was generated in the United States.

Cost of revenue (exclusive of depreciation and amortization)

Cost of revenue (exclusive of depreciation and amortization) for the year ended December 31, 2023 increased $0.6 million, or 20%, compared to the year ended December 31, 2022. The increase was primarily driven by a $1.4 million increase in inventory carrying costs and a charge for excess inventory, a $0.2 million increase in direct labor costs associated with our license and development arrangements, partially offset by a $1.0 million decrease in direct costs from the sale of hardware products as a result of lower hardware sales volumes during the year ended December 31, 2023 as compared to the year ended December 31, 2022.

Research and development

Research and development expense for the year ended December 31, 2023 decreased $6.2 million or 25% compared to the year ended December 31, 2022. The overall decrease was driven by the successful implementation and execution of a plan to rationalize and refocus our overall company cost base during 2023. This resulted in a $4.0 million reduction in our technology infrastructure cost base combined with a net $2.5 million reduction in our staff costs, offset by an increase in certain outsourced professional services.

We expect research and development to increase to support the development of our next generation product portfolio in future years.

Selling, general and administrative

Selling, general and administrative expense for the year ended December 31, 2023 increased $1.6 million or 10% compared to the year ended December 31, 2022. The increase was primarily due to a $2.2 million increase in legal and accounting costs incurred in support of public company readiness efforts, combined with the recognition of a credit loss provision. The cost rationalization plan as mentioned within the Research and development section also resulted in a $2.2 million saving in relation to staff costs and related expenses.

We also recorded a one-time $1.7 million charge, associated with the modification of a director’s RSU award to accelerate vesting.

Depreciation and amortization

Depreciation and amortization expense for the year ended December 31, 2023 decreased $0.7 million or 26% compared to the year ended December 31, 2022. The decrease was primarily due to a decrease in depreciation costs for computer equipment and server and network equipment that were fully depreciated in the comparative period.

Loss on purchase commitments

Loss on purchase commitments for the year ended December 31, 2023 was $1.2 million compared to $5.0 million for the year ended December 31, 2022. The decrease in loss on purchase commitments for the year ended December 31, 2023 compared to the year ended December 31, 2022 was primarily attributable to a reduction of purchase commitments to our third party contract manufacturer.

Transaction costs

Transaction costs for the year ended December 31, 2023 was $0.1 million compared to $3.3 million for the year ended December 31, 2022. The decrease in transaction costs for the year ended December 31, 2023 compared to the year ended December 31, 2022 was primarily attributable to legal and external consultant fees incurred during the year ended December 31, 2022 to explore other potential merger transactions prior to entering into the merger transaction with BurTech as discussed above.

Total other expense

Total other expense for the years ended December 31, 2023 and 2022 amounted to a net expense of $49.7 million and $53.9 million, respectively, for a decrease of net expense year over year of $4.2 million. Total other expense for the year ended December 31, 2023 was primarily comprised of the Pay-to-Play financing charge of $35.8 million and the debt financing charge on the convertible notes issued under the 2023 NPA of $3.1 million as well as the total change in fair value of the convertible notes and warrant liabilities of $10.5 million. Total other expense net for the year ended December 31, 2022 was primarily comprised of the Pay-to-Play financing charge of $55.9 million and the $1.2 million interest expense from the amortization discount on convertible notes converted in the year ended December 31, 2022 but issued in the previous year, offset by the change in fair value of the convertible notes and warrant liabilities of $3.2 million and the $1.1 million gain on the Paycheck Protection Program loan forgiveness.

The Pay-to-Play financing charge in each year relates to the Pay-to-Play Transaction commenced in December 2022, where participating shareholders obtained the benefit of the Pull-Through Exchange of their Converted Common Stock into shares of the class(es) of Shadow Preferred Stock identical to those previously held. Investors who did not participate, retained ownership only in Converted Common Stock. The Pull-Through Exchange resulted in incremental value to the investors in the P2P Notes, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common Stock held just prior to the Pull-Through Exchange. The Debt financing charge on the convertible notes issued under the 2023 NPA relates to the fair value of the RSUs issued to the initial and sole lender in July 2023.

Income tax expense

The benefit from the provision for income taxes amounted to approximately $0.6 million for the year ended December 31, 2023 and our effective tax rate was approximately 0.68%. Income tax benefit for the year ended December 31, 2023 was primarily attributable to foreign taxes payable on net income generated outside the United States. Our effective tax rate differed from the federal statutory rate of 21.0% due to the impact of the tax treatment of the Pay-to-Play equity financing charge and the valuation allowance which is driven by the deferred tax assets arising from capitalized research and experimental expenditures and the net operating losses.

Income tax expense amounted to approximately $0.5 million for the year ended December 31, 2022 and our effective tax rate was approximately (0.51%). Income tax expense for the year ended December 31, 2022 was primarily attributable to foreign taxes payable on net income generated outside the United States. Our effective tax rate differed from the federal statutory rate of 21.0% due to the impact of the tax treatment of the Pay-to-Play equity financing charge and the valuation allowance which is driven by the deferred tax assets arising from capitalized research and experimental expenditures and the net operating losses.

Net loss

Net loss was approximately $87.6 million for the year ended December 31, 2023 compared to net loss of approximately $104.6 million for the year ended December 31, 2022. The decrease in net loss for the year ended December 31, 2023 compared to the year ended December 31, 2022 was primarily attributable to the decrease in the Pay-to-Play financing charge and decrease in total costs and expenses discussed in the sections above.

Liquidity and Capital Resources

Blaize’s condensed consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations for the foreseeable future. Our condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Since inception of Blaize and through September 30, 2024, we have funded our operations primarily with cash flows from contributions from founders or other investors and other financing activities. We have incurred recurring losses and negative cash flows since its inception, including a net loss of $54.5 million and $62.9 million for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, we had cash and cash equivalents of approximately $68.6 million, a net working capital surplus of $45.3 million, and an accumulated deficit of $422.6 million.

Our ability to continue to meet our obligations, to achieve our business objectives and continue as a going concern is dependent upon several factors, including our revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. To finance these opportunities, we will need to raise additional financing. While there can be no assurances, we intend to raise such capital through issuances of additional equity raises. If additional financing is required from outside sources, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected.

While we are currently taking actions to both source and preserve cash through a combination of the issuance of convertible notes and a possible capital market transaction, we cannot be assured that we will be able to enter into any such contracts. As a result of the above, in connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, we have determined that our liquidity condition raises substantial doubt about our ability to continue as a going concern through a year from the date that our unaudited condensed consolidated financial statements were available to be issued.

Debt Financings

We were a party to the following debt financing agreements during the nine months ended September 30, 2024 and 2023 and during the years ended December 31, 2023 and 2022:

Convertible Notes Under the July 2023 Note Purchase Agreement (as amended and restated, the “2023-2024 Convertible Notes”)

In July 2023, we entered into a Note Purchase Agreement, as amended on August 1, 2023 and as amended and restated on April 22, 2024 (the “2023 NPA”). During the nine months ended September 30, 2024, we issued approximately a total of $110.7 million in convertible notes under the 2023 NPA, of which $11.5 million in convertible notes under the 2023 NPA to the Sponsor. During the year ended December 31, 2023, we issued approximately $12.3 million in convertible notes under the 2023 NPA, of which $5 million was issued to the Sponsor and another $5 million was issued to a related party investor. The 2023-2024 Convertible Notes are secured by all our assets and accrue interest at 10%. Following the April 2024 amendment and restatement, principal and accrued interest on the 2023-2024 Convertible Notes mature on December 31, 2025.

The 2023-2024 Convertible Notes provides that the notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined therein), Maturity Conversion (as defined therein), SPAC Conversion (as defined therein) or repayment has not occurred wherein the Next Equity Financing, defined as the next sale of Company equity securities or other securities issued in connection with Senior Indebtedness, following the date of the 2023-2024 Convertible Notes for the purpose of raising capital.

•

For Lenders who purchased a 2023-2024 Convertible Note on or before July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms and conditions applicable to the equity securities sold in the Next Equity Financing, except that (A) the per share liquidation preference shall be 1.5 times the conversion price, (B) the initial conversion price for purposes of price-based anti-dilution protection will equal the conversion price, (C) the basis for any dividend rights will be based on the conversion price, and (D) such shares will rank senior to the other equity securities existing at the time of the applicable conversion with respect to liquidation preference.

○

For any Lender who purchased a 2023-2024 Convertible Note after July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms as described in the preceding paragraph except that the per share liquidation preference will equal the conversion price.

○

The conversion price for all Lenders, regardless of purchase date, for this Next Equity Financing is defined as the lesser of 80% of the per share issue price of the equity securities sold in this financing event or a calculated per share value based on a defined valuation cap and fully- diluted capital.

•

If the Next Equity Financing conversion, Corporate Transaction conversion, SPAC conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date, the principal and unpaid accrued interest of each 2023-2024 Convertible Note shall, at the written election of the Requisite Noteholders (which must include certain noteholder), pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and the Company, provided that the conversion price shall not be based on a valuation in excess of the defined valuation cap.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred prior to a SPAC transaction, the principal and unpaid accrued interest of each 2023-2024 Convertible Note, with the exception of notes issued to a Final Closing Lender shall automatically convert (the “SPAC Conversion”) into a number of common shares equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on each 2023-2024 Convertible Note by the applicable conversion price.

○

For any Lender who purchased a 2023-2024 Convertible Note before April 22, 2024, the conversion price in this SPAC Conversion is the lesser of 80% of $11.50 per share or a calculated per share value based on a defined valuation cap and fully-diluted capital immediately prior to the SPAC transaction.

○

For any Lender who purchased a 2023-2024 Convertible Note on or after April 22, 2024, the conversion price in this SPAC Conversion is a price per share that would entitle such lender to receive a number of shares of BurTech Class A common stock equal to the outstanding principal and unpaid accrued interest on such 2023-2024 Convertible Note divided by five.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in Blaize’s existing certificate of incorporation), the 2023-2024 Convertible Notes shall be repaid as follows at the closing of the Corporate Transaction:

○

For any Lender who purchased a 2023-2024 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs on or before July 3, 2024, an amount equal to the then accrued but unpaid interest plus three (3) times the then outstanding principal.

○

For any Lender who purchased a 2023-2024 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs following July 3, 2024, an amount equal to the then accrued but unpaid interest plus five (5) times the then outstanding principal.

○

For any Lender who purchased a note after July 3, 2023, in respect of any such Corporate Transaction, an amount equal to the then accrued but unpaid interest plus one and a half (1.5) times the then outstanding principal.

Investors in the 2023-2024 Convertible Notes received warrants (“2023-2024 Convertible Note Warrants”) exercisable upon the earliest to occur of a Next Equity Financing Conversion, Maturity Conversion, SPAC Conversion or Corporate Transaction, as defined, and expire five years from issuance. The number of warrant shares issuable upon exercise is equal to the quotient obtained by dividing (i) 25% or 10% (the higher percentage which applies only to investors who purchased a convertible note on or before July 3, 2023) of the original principal amount of the corresponding note by (ii) (y) with respect to a Next Equity Financing Conversion, Maturity Conversion, or a SPAC Conversion, the Exercise Price (as defined herein) or (z) with respect to a Corporate Transaction, a per share price equal to the value of the consideration payable to the holder of each share of common stock of the Company. The Exercise price is defined as follows:

•	With respect to a Next Equity Financing Conversion, the per share issue price by new money investors for the equity securities;

•	With respect to a Maturity Conversion, a per share price mutually agreed upon by the Company and the Requisite Noteholders;

•	With respect to a SPAC Conversion, $11.50 per share and

•	With respect to a Corporate Transaction, the Corporate Transaction Exercise Price, as defined

Additionally, the expiration date of the warrants was amended in April 2022 from 10 years to 5 years from the original date of issuance.

Demand Notes

During the year ended December 31, 2023, we issued approximately $5.1 million of demand notes, of which approximately $0.3 million in principal with related accrued interest was repaid. The remaining $4.8 million of demand notes principal and related accrued interest was repaid in April 2024.

Pay-to-Play Notes

In December 2022, in connection with the P2P Transaction, we entered into a P2P NPA with a group of Lenders. Total proceeds from the issuance of convertible promissory notes under the P2P NPA received in November and December of 2022 approximated $2.9 million. In January and February of 2023, we received an additional $9.3 million in convertible promissory note proceeds. Pursuant to the P2P NPA, each Lender will pay Consideration in return for one or more promissory notes. The P2P Notes have a 24-month term from the date of the P2P NPA or December 9, 2024.

The P2P NPA provides that the P2P Notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined), Maturity Conversion (as defined) or repayment has not occurred wherein the Next Equity Financing is defined as the next sale of Company equity securities, including warrants, other than Series D-2 Preferred stock or warrants to purchase Series D-2 preferred stock, following the date of the P2P NPA for the purpose of raising capital with gross proceeds of at least $5 million excluding the P2P Notes.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date (December 9, 2024), the principal and unpaid accrued interest of each P2P Note shall, at the written election of the Requisite Noteholders (holders of a majority interest in the aggregate outstanding principal amount of the P2P Notes) and we, pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and Blaize.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in Blaize’s existing certificate of incorporation), the P2P Notes shall either be repaid or, at the option of the Requisite Noteholders, converted. If conversion is elected upon a Corporate Transaction, the P2P NPA provides that all outstanding principal and unpaid accrued interest due on the P2P Notes shall be converted into common stock.

If upon a Corporate Transaction, repayment is elected by the Requisite Noteholders, the outstanding amount of the P2P Note balance will be repaid based on (i) whether or not the Lender provided consideration less than, equal to or greater than their Pro Rata Portion (calculated as the percentage ownership in Preferred Stock held by the lender) of $20 million (the “Insider Amount”) by (2) the date of Contribution being either prior to November 30, 2022 (the “Initial Commitment Date”) or February 24, 2023 (“Final Closing date”).

New Lenders will receive payment equal to the then accrued and unpaid interest plus one and a half times (1.5X) the then outstanding principal, plus two times (2X) the outstanding principal (with respect only to the outstanding principal in excess of $1 million but less than $5 million), as applicable, plus three times (3X) the outstanding principal with respect only to the outstanding principal in excess of $5 million on the P2P Note.

Under the terms of the P2P NPA, any existing investor that purchased any P2P Note, received the right to exchange the common stock held following the November 30, 2022 conversion event (the “Converted Common Stock”) for a number of shares of shadow preferred stock mirroring the respective classes of preferred stock held prior to the conversion (the “Pull-Through Exchange”), however, due to their recent capital investments in the Company in the fourth quarter of 2022 that were critical to funding the ongoing business and operations of the Company, all Senior Series D shareholders received an automatic pull- through of their Converted Common Stock into their respective Senior Series D Shadow preferred stock regardless of whether they invested in a P2P Note. The exchange was calculated using a defined “Exchange Formula” based on the existing investor’s amount of investment in the P2P Note in relation to the designated pro-rata share portion of the Insider Amount. To the extent that an eligible existing investor purchased a P2P Notes representing less than its pro rata portion of the Insider Amount, such investors Converted Common Stock remain as Converted Common Stock for that portion equal to the shortfall in its pro-rata contribution. Additionally, certain investors in the P2P Notes also are entitled to receive warrants (the “P2P Warrants”) whose total exercise price is determined based on the timing of investment as well as the level of investor participation vis-à-vis each investor’s designated pro- rata portion.

Series D-2 Notes

In February through August 2022, we raised $30.8 million in proceeds from the issuance of the Series D-2 Notes. The Series D-2 Notes were unsecured and carried terms of interest at ten (10) percent with maturities in August 2023. The Series D-2 Notes had a number of potential settlement provisions, including automatic conversion of principal and accrued interest into the new series in the event of a Private Investment in Public Entity (PIPE) transaction, and optional conversion into Series D at $10.4425 per share upon a corporate event. The noteholders could also elect redemption at accrued interest plus three times the principal upon a corporate event. As to one Series D-2 note for $10.0 million, any unpaid principal and interest would automatically convert into shares of Series D preferred stock at $10.4425 per share. For the remaining $20.8 million in Series D-2 Notes, upon either the Next Equity Financing or at maturity, the principal and accrued interest would automatically convert into the series and at a price to be mutually agreed between we and the noteholders.

On September 19, 2022, the aggregate outstanding principal and accrued interest of the Series D-2 Notes, totaling $31.9 million, was converted into 6,435,447 shares of Preferred Series D-2 at $4.9717 per share. The investors also received warrants to purchase up to a total of 756,172 shares of Series D-2 preferred stock at $4.9717 per share, expiring in September 2025. The warrants were valued at $2.1618 per share, resulting in $1.6 million allocated to Warrant Liabilities; refer to the audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 included elsewhere in this prospectus for more information.

Equity Financings

We were a party to the following equity financing agreements during the years ended December 31, 2023 and 2022:

Series D, D-1 and D-2 redeemable convertible preferred stock

In September 2022, with the conversion of $32.0 million in existing Series D-2 Notes and incremental cash proceeds of $5.6 million, we issued a total of 7,561,820 Series D-2 redeemable convertible preferred stock. The total carrying value recognized from conversion and new proceeds, approximated $32.0 million and $5.6 million, prior to issuance costs, respectively. The original issue price and conversion price of Series D-2 redeemable convertible preferred stock was $4.9717 per share. The Series D-2 convertible preferred shares were issued with detachable Series D-2 Preferred Stock warrants expiring September 2025. The Series D-2 Preferred Stock warrants were valued at $1.6 million in total value allocated to the preferred stock warrant liability.

In connection with the issuance of Series D-2 redeemable convertible preferred stock, we amended our authorized capital stock to increase the total shares to 246,530,097, allocating 149,880,000 for common stock and 96,650,097 to preferred stock. The authorized shares of Seed Preferred, Series A, Series B, Series C and Series D-1 remained unchanged. Series D authorized shares decreased to 4,707,494 and 27,042,965 shares were designated as Series D-2 preferred stock. Additionally, two new series of redeemable convertible preferred stock were created; Series D Exchange Preferred Stock (“Series D Exchange shares”) and Series D-1 Exchange Preferred Stock (Series D-1 Exchange Shares). These two new series, when combined with the new Series D-2 stock became the new senior preferred group of preferred stock (“Senior Series D”).

Under the terms of the Series D-2 Stock Purchase Agreement, each investor that was a holder of our Series D Preferred Stock and/or Series D-1 Preferred Stock immediately prior to the Series D-2 issuance who purchased Series D-2 shares with new cash on or before the subsequent closing date, in an investment amount equal to or greater than its Exchange Pro Rata Share, as defined, was entitled to exchange such number of shares of Series D preferred stock and/or Series D-1 Preferred Stock held by such investors for an equivalent number of Series D Exchange Preferred Stock and/or Serie D-1 Exchange preferred stock based on the defined formula of total new cash investment divided by the original issuance price of the Series D Preferred Stock and/or Series D-1 Preferred stock. Shares of Series D and D-1 that are exchanged for shares of Series D Exchange and/or Series D-1 Exchange shares were cancelled and no longer available for issuance. As a result of the new proceeds received, we exchanged 239,405 Series D Shares for Series D Exchange shares. We accounted for the exchange as an extinguishment of preferred stock, reducing the carrying value of the exchanged Series D stock totaling $2.5 million, recording the fair value of the new Series D Exchange shares equaling $0.9 million, with the difference of $1.6 million recognized as a credit to accumulated deficit.

On November 30, 2022, we converted all outstanding shares of preferred stock into common stock and shortly thereafter effected a one-for-ten reverse stock split. No fractional shares of common stock were issued as a result of the reverse split. In lieu of any fractional shares to which a holder was otherwise entitled, the number of shares issued were rounded to the nearest whole share. The reverse stock split did not result in any change to the conversion rate of any series of preferred stock.

Shadow Preferred stock

In conjunction with our P2P Transaction, on December 12, 2022, we executed an Amended and Restated Certificate of Incorporation which introduced “Shadow Preferred” classes of stock. A Shadow Preferred class of stock was created for each series of preferred stock outstanding prior to the Conversion Event. Those shareholders who participated in our P2P Transaction obtained the benefit of the Pull-Through Exchange of the common shares into which their prior preferred stock was converted into at the time of the conversion and reverse stock-split event (the “Converted Common Stock”) into shares of the class(es) of Shadow Preferred Stock identical to those previously held. Investors who did not participate, retained ownership only in Converted Common Stock. For the year ended December 31, 2022, the Pull-Through Exchange resulted in incremental value to the investors in the 2022 P2P Notes of $55.9 million, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common Stock held just prior to the Pull-Through Exchange, which has been accounted for as a Pay-to-Play financing charge in the consolidated statements of operations.

In January and February 2023, we raised $9.4 million in additional P2P Notes. Those shareholders who participated in providing additional funding in 2023 obtained the benefit of the Pull-Through Exchange of their Converted Common Stock into shares of the class(es) of Shadow Preferred Stock identical to those previously held. Investors who did not participate, retained ownership only in Converted Common Stock. For the year ended December 31, 2023, the Pull-Through Exchange resulted in incremental value to the investors in the P2P Notes of $30.6 million, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common Stock held just prior to the Pull-Through Exchange, which has been accounted for as a Pay-to-Play financing charge in the consolidated statements of operations.

The P2P NPA provided Blaize a right, subject to the approval of our Board of Directors (the “Board”), to conduct a common rights offering (the “Offering”) with holders of Blaize Common Stock that held shares of Blaize Common Stock as of immediately prior to the reverse stock split consummated in connection with the P2P Transaction (the “Eligible Common Stockholders”) to raise additional funds. In November 2023, we entered into the P2P NPA with participating Eligible Common Stockholders, whereby, each participating Eligible Common Stockholder received a P2P Note, subject to the same terms as existing P2P Notes with the exception that the P2P Notes issued to these common stockholders did not include the right to receive P2P Warrants. Proceeds received under the Offering totaled $0.1 million. In addition to the P2P Note, we entered into an Exchange Agreement with each participating Eligible Common Stockholder, pursuant to which each participating Eligible Common Stockholder had the right to restore all or a portion of their pre- P2P Transaction holdings by exchanging a certain number of shares of Blaize Common Stock held immediately following the reverse split, to the extent then-held, for ten (10) shares of Blaize Common Stock (the “Common Stock Restoration”). To the extent that an Eligible Common Stockholder purchased P2P Notes in the Offering representing at least its full Pro Rata Amount (as defined below), such Eligible Common Stockholder was eligible to exchange each share of Blaize Common Stock held immediately following the reverse split, to the extent then-held, for ten (10) shares Blaize Common Stock, such that such Eligible Common Stockholder would then hold such number of shares of Blaize Common Stock held as of immediately prior to the reverse stock split. If an Eligible Common Stockholder purchased P2P Notes in the Offering representing less than its Pro Rata Amount, such percentage representing the shortfall of the Pro Rata Amount was not eligible for the Common Stock Restoration. “Pro Rata Amount” means the product of $150,000 and the quotient obtained by dividing (i) the total number of shares of Blaize Common Stock held by an Eligible Common Stockholder by (ii) the total number of shares of Blaize Common Stock outstanding and held by the Eligible Common Stockholder as of November 16, 2023. For the year ended December 31, 2023, this Common Stock Restoration resulted in incremental value to the participating Eligible Common Stockholders of $5.2 million, measured as the fair value of the incremental shares of Blaize Common Stock received or restored following the Offering. This incremental value has been accounted for as a Pay-to-Play financing charge in the consolidated statements of operations.

Contractual Obligations and Commitments

As of September 30, 2024 and December 31, 2023, we had outstanding purchase orders and contractual obligations totaling $0.3 million and $4.4 million, respectively, to procure inventory. The majority of our outstanding inventory purchase orders and preauthorized commitments to procure strategic components based on our expected demand are placed with our primary third-party contract manufacturer and a semiconductor supplier. We have an obligation to purchase inventories that have been purchased by the contract manufacturer when components have not been consumed within a period defined in the terms of our agreement. While we expect such purchased components to be used in future production of our finished goods, these components are considered in our reserve estimate for excess and obsolete inventory. Furthermore, we accrue for losses on commitments for the future purchase on non-cancelable and non- returnable components from this contract manufacturer at the time that circumstances, such as changes in demand, indicated that the value of the components many not be recoverable, the loss is probable and management has the ability to reasonably estimate the amount of the loss. As of September 30, 2024, the liability balance of our accrued loss on accrued purchase commitments equaled $1.4 million. As of December 31, 2023 and 2022, the liability balance of our accrued losses on accrued purchase commitments equaled $3.6 million and $5.4 million, respectively. The accrued losses on accrued purchase commitments as of September 30, 2024 and December 31, 2023 are included in the purchase orders and contractual obligations amount.

Cash flows for the nine months ended September 30, 2024 and 2023

The following table summarizes our cash flows from operating, investing and financing activities for the nine months ended September 30, 2024 and 2023:

	For the nine months ended September 30,
(in thousands)	2024	2023
	(unaudited)	(unaudited)
Net cash used in operating activities	$(35,788)	$(21,616)
Net cash used in investing activities	$(1,165)	$(75)
Net cash provided by financing activities	$102,380	$17,683

Cash flows used in operating activities

Net cash used in operating activities was $35.8 million during the nine months ended September 30, 2024 and $21.6 million for the comparable period in 2023. For the nine months ended September 30, 2024, cash used in operating activities resulted from a net loss of $54.5 million, partially offset by $27.8 million in noncash items, the largest of which related to the $24.7 million change in the fair value of our convertible notes and warrant liabilities. For the nine months ended September 30, 2023, cash used in operating activities resulted from a net loss of $62.9 million, partially offset by $40.6 million in noncash items primarily driven by the Pay-to-Play financing charge of $30.6 million and the $4.3 million change in the fair value of our convertible notes and warrant liabilities.

Cash flows used in investing activities

For the nine months ended September 30, 2024 and 2023, we used $1.2 million and $0.1 million, respectively, to purchase property and equipment. The increase of $1.1 million during the nine months ended September 30, 2024 was due to the license of software of $0.9 million, $0.2 million of leasehold improvements and $0.1 million for computers and other equipment.

Cash flows provided by financing activities

For the nine months ended September 30, 2024, net cash provided by financing activities was $102.4 million, which consisted of $110.7 million of proceeds from the issuance of secured convertible notes under the 2023 NPA, partially offset by the $4.7 million repayment of the short-term demand notes and $3.7 million payment of deferred offering costs. This compares to net cash provided by financing activities for the nine months ended September 30, 2023 of $17.7 million which was comprised of $9.3 million of the proceeds from the issuance of Pay-to-Play convertible notes and $8.4 million of proceeds from the issuance of secured convertible notes under the 2023 NPA.

Cash flows for the years ended December 31, 2023 and 2022

The following table summarizes our cash flows from operating, investing and financing activities for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
(in thousands)	2023	2022
Net cash used in operating activities	$(27,955)	$(40,222)
Net cash used in investing activities	$(220)	$(493)
Net cash provided by financing activities	$26,475	$39,085

Cash flows used in operating activities

Net cash used in operating activities was $28.0 million during the year ended December 31, 2023 compared to $40.2 million for the year ended December 31, 2022. For the year ended December 31, 2023, cash used in operating activities resulted from a net loss of $87.6 million, offset by noncash items, the largest of which was the Pay-to-Play financing charge of $35.8 million and by a net cash inflow of $3.4 million from changes in our net operating assets and liabilities. For the year ended December 31, 2022, cash used in operating activities resulted from a net loss of $104.6 million, offset by noncash items, the largest of which was the Pay-to-Play financing charge of $55.9 million and by a net cash inflow of $1.9 million from changes in our net operating assets and liabilities.

Cash flows used in investing activities

For the years ended December 31, 2023 and 2022, we used $ 0.2 million and $0.5 million of cash to purchase property and equipment, respectively.

Cash flows provided by financing activities

For the year ended December 31, 2023, net cash provided by financing activities was $26.5 million, which primarily consisted of $12.3 million in proceeds from the issuance of secured convertible notes under the 2023 NPA, $9.4 million in the issuance of Pay-to-Play convertible notes and $4.9 million raised via the issuance of demand notes. This compares to net cash provided by financing activities for the year ended December 31, 2022 of $39.1 million, which consisted of the proceeds from Series D-2 convertible notes issuance of $30.8 million, net of related issuance costs, $5.3 million raised upon the issuance of Series D-2 preferred stock and $3.0 million raised in the issuance of Pay-to-Play convertible notes.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with Blaize is a party, under which it has any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Currently we do not engage in off-balance sheet financing arrangements.

Emerging Growth Company Status

Blaize is an emerging growth company (“EGC”) as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they apply to private companies. We have elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, it is not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Blaize will remain an EGC under the JOBS Act until the earliest of (i) the last day of its first fiscal year following the fifth anniversary of the closing of BurTech’s initial public offering, (ii) the last date of our fiscal year in which it has total annual gross revenue of at least $1.235 billion, (iii) the date on which it is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (iv) the date on which it have issued more than $1.0 billion in non- convertible debt securities during the previous three-years.

Quantitative and Qualitative Disclosures About Market Risk

Our operations expose us to a variety of market risks. We monitor and manage these financial exposures as an integral part of our overall risk management program.

Foreign Currency Exchange Rate Risk

We are exposed to foreign currency exchange rate risk by virtue of our international operations. This risk arises because we use different currencies to recognize revenue and pay operating expenses. We derived less than 1% and 29.0% of our revenue for the years ended December 31, 2023 and 2022 respectively, from operations outside of the United States. We derived 21.8% and less than 1% of our revenue for the nine months ended September 30, 2024 and 2023, respectively, from operations outside of the United States. Our strategy for managing foreign currency risk relies on efforts to negotiate customer contracts to receive payment in the same currency used to pay expenses or, in some cases, we have historically entered into foreign currency exchange rate fluctuation provisions in our contracts with our customers. The exchange rate fluctuation provisions may result in increases or decreases in revenue or operating income in periods of significant exchange rate volatility when such exchange rates increase over a stated exchange rate or dollar threshold in the contract with a customer.

Our reporting and functional currency is the United Stated dollar (“U.S. dollar”). We are primarily exposed to movements in foreign currencies, predominately in the Indian rupee, British pound, and the Philippine peso, which are the local currencies of our foreign subsidiaries whose functional currency is also the US dollar. We are also exposed to movements in the Japanese Yen.

Changes in exchange rates between the applicable foreign currency and the U.S. dollar will affect the remeasurement of our foreign subsidiaries’ financial results into U.S. dollars for purposes of reporting our consolidated financial results. For the nine months ended September 30, 2024 and the year ended December 31, 2023 and 2022, the gain and loss, respectively, on foreign exchange transactions was not material.

Credit Risk

Our cash accounts in financial institutions may at times exceed the Federal Depository Insurance coverage of $250,000.

We are exposed to credit risk in the event of nonpayment by customers up to the amounts recorded on the consolidated balance sheets. We manage our accounts receivable credit risk through ongoing credit evaluation of its customers’ financial conditions. We establish an allowance for credit losses as the estimate of the amount of probable credit losses in the Company’s existing accounts receivable. We determine that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for credit losses was $0.4 million and zero as of December 31, 2023 and 2022, respectively.

As of September 30, 2024, one related party customer accounted for approximately 97% of our total accounts receivable. As of December 31, 2023, one customer accounted for approximately 98% of our total accounts receivable. As of December 31, 2022, two customers accounted for approximately 58% and 41% of our total accounts receivable.

Historically, a relatively small number of customers have accounted for a significant portion of our revenue. For the nine months ended September 30, 2024, two customers, both related parties, accounted for approximately 77% and 21% of our revenue. For the year ended December 31, 2023, one customer, a related party, accounted for nearly 100% of our revenue. For the year ended December 31, 2022, two customers accounted for approximately 71% and 20% of our revenue, one of which is a related party.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue, the valuation of accounts receivable, research and development costs, the net realizable value of inventories, impairment of long-lived assets, the fair value of convertible notes and related financing charges, the fair value of warrant liabilities, the valuation of stock-based compensation awards and the accounting for income taxes. These estimates and assumptions are based on historical experience and on various other factors which we believe to be reasonable under the circumstances. We engage, as needed, third-party valuation specialists to assist with estimates related to the valuation of our convertible notes and related financing charges, the valuation of warrant liabilities and the valuation assumptions underlying our stock-based compensation.

Revenue Recognition

We derive revenue from product sales, software license and development arrangements, joint marketing arrangements and cloud services. We recognize revenue under ASC Topic 606, Revenue from Contracts with Customers (ASC 606), in which it determines revenue recognition through the following steps:

Step 1: Identify the contract with the customer.

We consider the terms and conditions of the engagement in identifying the contracts. We determine a contract with a customer to exist when the contract is approved, each party’s rights regarding the services to be transferred can be identified, the payment terms for the services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, we will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. We apply judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit, and financial information pertaining to the customer.

Step 2: Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from we and are distinct in the context of the contract.

Step 3: Determine the transaction price.

The transaction price is determined based on the consideration to which we expect to be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in our judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”).

Step 5: Recognize revenue when we satisfy a performance obligation.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue in respect of services, including nonrecurring engineering services or marketing services, is recognized over the contractual terms during which we provide services over period of time.

Revenue from hardware sales is recognized upon transfer of control of products to customers in an amount that reflects the consideration we expect to receive in exchange for the hardware. We offer unspecified upgrades and support on certain products; however, the related revenue has historically not been significant. Our software license and development arrangements entail revenue from the licensing of our IP and also include nonrecurring engineering development services to configure our IP and hardware to a customer’s needs. For each contract, we consider the promise to deliver a license that grants the customer the right to use the IP, as well as any professional services provided under the contract, as distinct performance obligations. We recognize licensing revenue from such arrangements over the term of the arrangements and recognize professional services over time as the services are provided. We measure progress to completion based on actual costs incurred to date as a percentage of the estimated total cost required to complete the project.

In the year ended December 31, 2022, we entered into a joint marketing arrangement with a subsidiary of a minority investor to expand hardware sales into a foreign market. The joint marketing arrangement is comprised of various performance obligations, including the providing of a dedicated engineer for customer engagement services and design activities, a stand-ready obligation to provide product support services as well as co-participation in marketing events, all of which occur over the term of the arrangement.

The timing of our revenue recognition may differ from the timing of payment by its customers. An unbilled receivable is recorded when revenue is recognized prior to invoicing and we have an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, we record deferred revenue until the performance obligations are satisfied.

We defer incremental costs of obtaining a customer contract and amortize the deferred costs over the period that the related revenue is recognized. We had no material incremental costs to obtain customer contracts in any period presented.

We have elected to account for shipping and handling fees as fulfillment activities and not separate performance obligations. Accordingly, these fees are reflected in revenue and the related fulfillment costs are accrued as cost of goods sold as the related fulfillment costs incurred. We offer a standard assurance-type warranty to customers for hardware sales.

Research and Development Costs

Costs related to our research and development (“R&D”) activities are expensed as incurred. R&D expense consists primarily of personnel costs for our R&D activities. R&D expense also includes costs associated with the design and development of our application-specific integrated circuit (“ASIC”) and IP solutions, such as third-party foundry costs, third-party computer-aided design tools and software licenses, third-party IP licenses, reference design development, and allocated costs, such as facilities and information technology costs.

Accounts Receivable, Net

Accounts receivable, net is recorded at the invoiced amount and does not accrue interest. The allowance for credit losses represents our estimate of the amount of probable credit losses in our existing accounts receivable. We determine that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories consist of raw materials, work in process inventories, and finished goods. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Adjustments to reduce the cost of inventory to its net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the newly established cost basis. Any write-downs of inventories are reflected as a part of cost of revenue in the consolidated statement of operations.

Impairment of Long-Lived Assets

Long-lived assets, which primarily consist of property and equipment and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. We estimate the expected undiscounted future cash flows from the use of those assets and their eventual disposition.

Convertible Notes

We account for our convertible notes, some of which contain, complex conversion features or predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into a variable number of shares of preferred stock at a fixed discount to the market price of the common stock at the time of conversion under ASU Debt — Debt with Conversion and Other Options (Subtopic 470-20), Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) and Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06). We record the convertible note liability at fair value at each period end. Changes in the fair value are recorded as change in fair value of convertible notes in the consolidated statements of operations.

Warrant Liabilities

We have issued freestanding warrants in connection with certain convertible debt arrangements and preferred stock issuances which have been recorded as liabilities in the consolidated balance sheets at their estimated fair value. At initial recognition, the warrants are recorded at their estimated fair value calculated using the Black-Scholes-Merton (“Black-Scholes”) option pricing model wherein, depending on the terms of the warrants, certain inputs to the Black-Scholes model are required to be determined via a Monte Carlo Simulation model. The liability associated with these warrants is subject to remeasurement at each balance sheet date, with changes in fair value recorded as remeasurement of warrant liability in the consolidated statements of operations. The warrants continue to be remeasured until the earlier of the expiration or exercise of the warrants.

Income Taxes

We are subject to income taxes in the United States and various foreign jurisdictions. We use the asset- and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

We are subject to tax audits in various jurisdictions. We regularly assess the likely outcomes of such audits in order to determine the appropriateness of liabilities for uncertain tax benefits. The Company accounts for uncertain tax positions based on an evaluation as to whether it is more likely than not that a tax position will be sustained upon audit, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the appropriate tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is based on the largest amount that is greater than 50% likely of being realized upon ultimate settlement. We include interest expense and penalties related to its uncertain tax positions in income tax expense.

Stock-Based Compensation

We have granted stock options to our employees, non-employee consultants and non-employee directors in exchange for services pursuant to the 2011 Stock Plan, which vest upon satisfaction of service-based conditions. We recognize the cost of such stock options based on the fair value of those awards at the date of grant over the requisite service period. The fair value of the stock options granted is determined using the Black-Scholes option pricing model using various inputs, including our estimates of expected stock price volatility, term, risk-free rate and future dividends. We have elected the simplified method to determine the expected term of the stock option grants.

We have also granted RSUs to employees and directors in exchange for services pursuant to the 2011 Stock Plan, which vest upon the satisfaction of both a service-based condition and a liquidity event condition. The fair value of restricted stock units is determined based on our estimated fair value of common stock at the date of grant. We have not recorded any stock-based compensation expense associated with these RSUs as a liquidity event has not occurred. If a liquidity event occurs in the future, we will record cumulative stock-based compensation using the accelerated attribution method for those RSUs for which the service condition has been satisfied prior to the liquidity event, and we will record the remaining unrecognized stock-based compensation over the remainder of the requisite service period.

Recent Accounting Pronouncements

A discussion of recently issued accounting standards applicable to Blaize is described in Note 2, Summary of Significant Accounting Policies, in the notes to our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2024 and 2023, contained elsewhere in this prospectus.

BUSINESS

Business Overview

Blaize is a groundbreaking semiconductor and software technology company dedicated to revolutionizing the world of AI. Today, we provide AI accelerated computing solutions that deliver transformative value optimized for vision analytics applications at the edge. This capability is very relevant for the mobility and automotive sectors where we can offer solutions for L2+ applications in the near-term and we continue to collaborate with OEMs as they develop their solutions for L4+ applications, which is enabled by our fully auto-grade compliant chip roadmap. Our mission is to empower enterprises to harness the power of AI inference at every step from the edge to the data center, delivering real-time insights and decision-making capabilities with high speed and efficiency. With our unique and innovative hardware and software solutions, we believe we help transform industries and unlock new possibilities for our customers in an increasingly connected and data-driven world and capitalize on the business and revenue opportunities brought by the growing awareness and focus on AI.

Our portfolio includes highly efficient programmable AI processors in a broad range of form factors, deployable across several verticals, including enterprise, commercial, industrial, defense and automotive. Blaize’s accelerated AI computing platforms enable applications such as computer vision, advanced video analytics and AI inference. The use of industry standards ensures rapid integration into existing workflows and systems by our customers. Our unique and rich set of software tools empower non-expert practitioners to deploy existing and novel AI applications on our hardware, with ease and speed, without the need to learn or use source code. All of this is combined into integrated AI solutions which are designed to deliver real-time insights and decision-making capabilities with substantial speed and efficiency, with a significant purchase order that has multiple use cases leveraging the full-stack capability currently being deployed.

We are well positioned to empower organizations to process and analyze data in real time at the edge of the network, thereby enabling them to make informed decisions, unlock new business opportunities, and gain a competitive advantage in the rapidly evolving AI landscape. With a strong focus on innovation, performance, and partnership, we can help to drive the future of AI accelerated computing at the edge.

The revenue opportunities available to us just based on the current chip are significant with a strong and growing pipeline already in place. Development of our next-generation chip is underway and expected to provide new features and capabilities, in addition to higher compute at leading edge processor node. Further, we plan to provide an intermediate hardware solution for mobility and L2 automotive customers ahead of delivering our auto-grade chip.

Industry Background

Historically, most edge processing solutions were built around a cloud and data center-centric infrastructure. In such solutions, data is collected at the edge and is sent back to a centralized location where the real AI processing happens. This approach is demanding on power, adds latency, causes significant data traffic, makes real-time processing difficult, and is less secure. Prompted by the proliferation of data at the edge, industry participants have been looking for ways to enable the power of AI processing where the data is, allowing for effective, real-time decision-making at the edge with greater thermal efficiency, less latency, less power consumption, less costs (including communication costs), ability to keep data local and avoidance of cloud and centralized infrastructure.

In recent years we have witnessed AI moving from exploration and innovation to deployment phase across most industries. Business leaders and organizations have started to understand the value, benefits and ROI of AI, leading to a significant growth in adoption of AI and demand for AI accelerator technologies.

Blaize is already engaged in various industries with great potential for the widespread adoption of AI such as automotive, defense, enterprise and more. These industries are growing at a healthy rate and are poised to continue to do so in the long term, supported by strong fundamentals such as the adoption of autonomous solutions and generative AI, decentralization of data and AI for data privacy and data ownership and the drive for sustainability. Blaize is well positioned by being able to immediately access the burgeoning AI accelerator market today with software and solutions and follow up with a rich roadmap that greatly increases our SAM.

We expect the AI landscape to continue evolving at a rapid pace. Key trends that will impact the future of our industries include adoption of Generative AI, Large (“LLMs”) and Small Language Models (“SLMs”), vision transformers and multi-modality. The industry will continue to seek alternatives to incumbent architectures such as the GPU and the CPU, prioritizing performance, total cost of ownership and ease of use. These characteristics are just as relevant and necessary for data center inference applications as they are for edge AI vision analytics. As the Blaize chip roadmap is enhanced, the inherent advantages of the GSP architecture and ease of programmability enable Blaize to remain relevant to market and customer evolution.

Market Opportunity

Blaize is well positioned to capitalize on the significant growth opportunity created by artificial intelligence (AI) due to its intellectual capital, innovative products and solutions and emerging position in the market. Through 2027, as much as half of enterprise generated data is forecasted to reside outside a traditional centralized data center or cloud location2. It is anticipated that edge devices will generate over 80 zettabytes (“ZB”) of data by 20253, and this will continue to increase rapidly. This provides a colossal opportunity to capture, process and extract value (monetize) using AI computation close to where the data is being generated. Due to its unique ability to efficiently enable AI at the edge without compromising computing performance, Blaize is strongly positioned to build on its success in this market.

Blaize serves a large and rapidly growing addressable AI market. Based upon industry reports, the total addressable market (“TAM”) for AI accelerators silicon for edge applications is estimated at approximately $34.3 billion in 2024, and expected to grow to over $63.7 billion by 2030.4 Inference processing is expected to dominate the edge silicon market both in terms of unit volume and revenue. Despite the positive outlook, the AI market is subject to rapid technological changes, evolving industry standards, customer needs and preferences and developing regulations in the United States and abroad, which have focused on, among other things, safety and efficacy of AI systems, algorithmic discrimination and protection, data privacy and notice and explanation. Further, continued growth in adoption of AI-based technologies will depend, in part, on the reduction of operating and capital costs associated with AI computing, the increase in customer confidence in data protection and privacy related to centralized AI systems, software responsiveness to dynamic data, models and customer needs and transparency in application from data preparation to production. We believe Blaize helps facilitate such growth in adoption by providing a platform which (i) reduces the total cost of ownership of AI across a wide range of use-cases and verticals, (ii) positions the AI computing functions behind customer firewalls for added data privacy and security, (iii) automatically responds to and remediates accuracy and performance-related software issues in the system and (iv) enables and implements open standards and comprehensive auditing capabilities for customers. Blaize also continuously monitors regulatory developments related to the AI market to remain compliant with the latest requirements.

The current generation of Blaize products is primarily focused on video analytics applications and AI inference at the edge. This enables Blaize to address a global Serviceable Addressable Market (“SAM”) currently

[2]

NTD: Source: https://www.gartner.com/en/newsroom/press-releases/2023-10-30-gartner-says-50-percent-of-critical-enterprise-applications-
will-reside-outside-of-centralized-public-cloud-locations-through-2027.

[3]

NTD: Source: IDC plus Blaize estimation and forecast. Hojlo, J. (2021). Future of Industry Ecosystems: Shared Insights & Data | IDC Blog. [online] blogs.idc.com. Available at: https://blogs.idc.com/2021/01/06/future-of-industry-ecosystems-shared-data-and-insights/.

[4]	NTD: Source: AI Processors for the Edge Forecast Report - 2023 Database, OMDIA.

estimated at $26.3 billion, expected to exceed $71.3 billion in 20285. The following verticals are included in this estimation: security and monitoring, which includes tactical edge, smart city and smart retail uses (growing at a compounded average growth rate (“CAGR”) of 21.0%), enterprise edge AI, which includes smart manufacturing and healthcare uses (growing at a CAGR of 19.6%) and autonomous systems, which is further described below. The following verticals are NOT included, as they are not addressable by Blaize technology: HMD and VR headsets, smart speakers and home appliances, laptop and consumer PCs, tablets and smartphones.

In addition to the AI Edge opportunities above, Blaize’s current technology can address the autonomous systems market for drones and robotics and automotives, including AI accelerators for cockpit, in-cabin and infotainment applications. This addressable market is sized at $947 million today. In the near-term, post-2026, Blaize is planning to support driver-assist features that require auto-grade and safety features. This will extend the addressable market to include L2/L3+ autonomous computing in transportation (buses, cars and trucks) applications and expand the projected addressable market to $17.5 billion by 20286.

The current hardware products place Blaize in a strong position into the burgeoning AI accelerator market today. We have worked with many customers in pilots and technical evaluations across industries, such as enterprise, defense and automotive. In addition to hardware sales, we believe we are well positioned to profit from software and services through our comprehensive, pre-integrated software stack, vertically integrated solutions, AI Studio development platform, and analytics framework and toolkit. This provides a high-margin incremental opportunity to monetize from our growing customer base and ecosystem.

Our target markets are large, growing and sustained by strong fundamentals, which will ensure long term revenues and growth.

The drivers for this growth are mainly attributed to an adoption drive across industries for autonomous solutions, traditional and generative AI applications, the trend towards decentralization of data, data privacy and ownership, and the global appetite for sustainability.

We believe the scalable and programmable nature of our product architecture positions us well to capitalize on rapidly changing demands of AI applications, unlike established and emerging competitive alternatives that focus on raw performance for specific and narrow workloads (such as fixed function logic for computer vision, image processing, or legacy designed repurposed for ML).

The existing products will enable Blaize to capture revenue and market share for video analytics applications in verticals such as retail, defense and healthcare by embedding in devices such as surveillance and security cameras, edge servers (including edge datacenters), drones, machine vision (including industrial automation) and robotics. Once these markets are established, Blaize will be able to expand in adjacent verticals, and in future, by intruding updated hardware and software products, expand the SAM, and associated revenue sources.

Products

Blaize has invested over a decade in the innovation and development of groundbreaking technologies that enable faster and more efficient deployment of advanced applications such as computer vision and machine learning. With years of combined experience across our engineering organization, we have created a new and unique parallel computing architecture that has become the foundation of our products and solutions, delivering incredible value to our customers and the industry.

[5]	NTD: Source: AI Processors for the Edge Forecast Report-OMDIA; Gartner (Forecast AI Semiconductors, Worldwide, 2022-2028, 2Q24 Update); plus Blaize estimation and forecast.
[6]	NTD: Source: AI Processors for the Edge Forecast Report -OMDIA; Gartner (Forecast AI Semiconductors, Worldwide, 2022- 2028, 2Q24 Update); plus Blaize estimation and forecast.

Blaize has created an innovative type of AI computing accelerator, the GSP. This processor has been designed from the ground up for computer vision and machine learning applications. It is fully programmable, making it flexible and future proof. The GSP leverages parallelism at data, instruction, task, chip and system level - streamlining execution processing and enabling low energy consumption, high performance and scalability. These advantages are demonstrated time and time again through the numerous technical evaluations that customers undertake on their own data. More significantly, as the demands of edge AI inference continue to increase at a rapid pace, and customer data is evolving and changing frequently, our GSP is a key differentiator in enabling customer confidence.

Blaize’s hardware products are compute cards that incorporate the GSP and come in a comprehensive set of commonly used form factors: M.2, EDSFF, PCIe and SOM (system on module). We work closely with OEM vendors to qualify these cards to add AI compute acceleration to their systems, delivering solutions across a broad spectrum of performance points and deployment verticals, from edge to data center inference. We continue to expand the range and variety of servers and edge AI boxes powered by Blaize that meet the demands of a wide range of customer use cases.

We support industry standard APIs and frameworks, enabling customers to execute current models and develop new applications on our hardware. We also provide a comprehensive software suite, Blaize AI Studio. This is an intuitive and visual non-code environment intended to simplify the creation and deployment of AI models, with the goal of empowering developers and data scientists to build and optimize AI applications more efficiently. AI Studio features a robust set of tools and libraries, and is designed to streamline the development lifecycle, allowing organizations to bring AI-powered solutions to market more quickly.

Collaborating with system integrators, software vendors, and hardware manufacturers, we are continuously expanding our ecosystem to ensure seamless integration and interoperability with existing infrastructure and AI frameworks. This approach enables organizations to leverage their existing investments while adopting cutting-edge AI capabilities.

Product Target Markets

Our product targets two of AI’s highest-impact verticals that require AI accelerated computing at the edge: short cycle industrial and long cycle automotive.

General applications

Blaize accelerator cards can be embedded in a variety of host platforms, such as AI boxes, industrial PCs, rugged computer systems, and AI server blades for deployment in racks and data centers. This versatility enables systems based on Blaize’s products to be deployed across an extensive set of use-cases and market verticals, enabling applications such as computer vision, advanced video analytics and AI inference. Our products and applications address the needs of enterprise, commercial, industrial and defense customers. We have a leading role to develop and deliver a range of complete security solutions for a defense entity that harnesses the full-stack benefits of the Blaize technology.

Furthermore, current solutions in the market are fragmented, with multiple vendor platforms, leaving customers with the complexity and cost associated with making the pieces work together.

We believe we are uniquely positioned to win because of the following:

•	Blaize programmable hardware and AI Studio software platform enables customers to fully and easily integrate their solutions and deploy to market faster and more efficiently.

•

The ease of use of our products allows customers to quickly deploy, manage, and extract contextual value from their analytics to meet their needs. We enable our customers to easily update their models when new data becomes available, without having to resort to scarce and expensive data science skilled resources.

•

Blaize’s dynamic hardware and software solutions enable proactive maintenance, ongoing optimization and enhanced security in tailored applications, such as in full-field asset tracking and monitoring functions related to security and monitoring.

Automotive

We believe Blaize GSP provides a more efficient way to run standard and customized neural networks in automobiles and other transportation vehicles. We expect to use our Blaize GSP-based platforms to replace power-consuming GPU and FPGA chips, improving system efficiency advantage and a single scalable architecture across various use cases. In addition, we provide full programmability for a range of platforms, dynamic workloads, and updates. By combining low latency with low power consumption, Blaize GSP is ideal for efficiently processing AI workloads at the automotive edge, either as an embedded or accelerator solution.

We consider our technology to be uniquely positioned to win in this market. The automotive value chain is quickly evolving with profits coming from the ability of automotive OEMs and Tier-1 suppliers to offer software upgrades and new features in the field. The Blaize technology can bring considerable advantages in these applications due to the programmability of the hardware, the support for industry standards and the overall advantage in total cost of ownership.

We understand our roadmap to be robust and able to meet the ever-growing complexity and size of models required to meet the current and future demands of autonomous driving.

Product Roadmap

Our product roadmap focuses on creating optimized solutions that can fulfill customer demands for AI applications at the edge. The main target markets include: enterprise, commercial, industrial, and automotive. These markets require low-power systems with highly optimized TCO, agility and flexibility on development and deployment, and a reliable supply chain. We believe our technology and targeted marketing strategy are designed to deliver products that meet and exceed those requirements.

As part of our hardware offering, we deliver solutions that include silicon chips, boards, and systems. These are complemented with full-stack software that includes a Software Development Kit (“SDK”), optimized libraries for visual analytics, AI, high-performance computing, and AI Studio, which is a complete application development and deployment platform that enables customers to create, optimize, deploy, and maintain their own solutions.

Silicon & Hardware Roadmap

Our hardware roadmap includes:

•	system-on-chip (“SoC”) AI accelerators, in the form of integrated circuits;

•	industry standard expansion cards and modules that incorporate these AI accelerators; and

•	complete systems solutions using these cards or modules.

The Blaize architecture was designed from the ground-up to allow the targeting of several markets and applications with a single AI accelerator, which allows for a more cost-effective product development and deployment process.

The current generation of hardware enables Blaize to access markets such as enterprise, commercial and industrial.

We intend for our next generation of hardware to deliver architectural and performance enhancements to:

•	target applications from the edge to the data center;

•	enable automotive and chiplet-based designs; and

•	improve customer value through new and future AI technologies and innovations.

Software & Solutions Roadmap

Unlike alternative AI hardware vendors, Blaize provides a complete vertically integrated solution of hardware and software that focuses on the developer and customer experience. This makes Blaize compute accelerator platforms easier to use, integrate and deploy. Our customers save valuable development time and are able to get to revenue and scale faster. Non-coders and non-engineers can easily access our platforms and port and deploy their applications with minimal effort. Thus, Blaize’s unique software and solutions approach unlocks new revenue opportunities and simplifies adoption of AI.

Our software roadmap targets two fundamental needs in the marketplace: AI optimized solutions and AI development and deployment.

For AI optimized solutions, our SDK roadmap focuses on library optimization for solutions development and infrastructure optimization for overall solution performance. This includes new enhanced AI, analytics, and high-performance computing libraries that can be directly used by customers while building and deploying their applications and end-uses. The infrastructure optimization includes innovative techniques, which allows for AI model optimization and compilation, and runtime/driver updates to support a variety of new hardware hosts in the market, including but not limited to x64 and ARM-based hosts.

For AI development and deployment needs, our AI Studio solution provides marketplace packaged analytics modules that customers can directly deploy in their applications.

Sales and Marketing

Our commercial organization utilizes primary and secondary research to identify key markets and sales opportunities across all target verticals. Marketing activities focus on elevating brand, product and value proposition awareness across the broader industry, with prospects in selected target verticals. This includes participation at trade events, demonstration of Blaize technology, collaborations and co-promotions with ecosystem partners, social campaigns, competitive positioning and other marketing activities.

Our go-to-market (“GTM”) strategy focuses on creating a partnership ecosystem to develop and define a portfolio of end-to-end, market ready solutions powered by our products that addresses enterprise customer requirements in the enterprise, commercial, industrial and defense verticals.

We focus our marketing and sales efforts on four areas:

1.	Hardware powered by Blaize - we build, qualify, and quantify market ready hardware solutions with a large number of OEMs;

2.

Our unique full stack approach - we are well positioned to deliver a fully integrated software and hardware solutions which include innovative developer tools. Unlike alternative hardware vendors, we believe our full-stack approach helps us to engage directly with our customers to deliver solutions that fix their problems and add value to their endeavors. The resulting intimate relationship enables Blaize to gain important insight into customers’ data and needs, which in turn are incorporated into our innovation and product roadmap;

3.	Applications powered by Blaize - our team concentrates on qualifying with application partners that deliver customer-facing software and services in our focused verticals;

4.	Ecosystem channel delivery - we contract with cloud, distribution, integration, and value-add resellers already supporting our target markets; and

5.	Enterprise adoption - we promote market ready solutions powered by Blaize and present use cases that meet our customers’ varying budget and deployment requirements.

Customers and Prospective Customers

We are working with multiple customers across various industries globally, including in North America, Japan, Korea, EU and the GCC (Gulf Corporation Countries) Region. We have a multi-million dollar purchase order with a defense entity to provide a host of complete solutions that require low latency, low power and high performance compute in the field, where our technology advantages excel. These solutions can be easily and rapidly offered to other defense entities.

In the automotive sector, our programable hardware technology has been vetted and endorsed through a long-standing partnership with DENSO, one of the world’s largest Tier 1 supplier to Toyota, Honda, GM, and others. Additionally, in 2023 and 2024, we teamed up with Mercedes-Benz and their partner vendors to evaluate their requirements for an advanced L4 platform, intended to be in production by the end of this decade. We believe these collaborations demonstrate a high level of confidence in our architecture and our readiness to provide automotive-grade silicon to the industry.

In the past twelve months, Blaize entered into a Purchase Order Contract Agreement dated May 1, 2024 with a UAE private company (the “POCA Counterparty”) that provides defense solutions (the “POCA”) and is currently negotiating an addendum to the Purchase Order Contract Agreement. The POCA provides solutions to government entities in the UAE. Under the POCA, Blaize will provide numerous solutions to the POCA Counterparty that require low latency, low power and high performance compute in the field. Specifically, the POCA Counterparty, as the Technical Service Provider licensed by the DED AbuDhabi, Government of United Arab Emirates (“TSP”), and Blaize, as the supplier of equipment, software and/or managed services to TSP for the purpose of installation, provision, operations and/or maintenance of TSP’s networks (in such capacity, the “Vendor”), agreed that the Vendor will supply equipment and services to TSP’s clients for consideration of up to $105 million. Blaize will provide its technology platform to TSP on a project-by-project basis. Each of the project offerings includes a specific combination of Blaize’s software and hardware products, as well as customized delivery, development and installation solutions, to be determined by each end user’s specific needs.

The POCA establish a timeline for each of the projects, including deadlines for the deliverables that TSP will require, beginning in the third quarter of 2024 through the fourth quarter of 2025. The POCA will continue to be in full force and effect unless terminated earlier by TSP.

Performance of the parties’ obligations under the POCA have been delayed and, as of September 30, 2024, Blaize has not shipped any products nor received any payments from the POCA Counterparty. Under the terms of the POCA, Blaize must receive advance payment by the POCA Counterparty before the shipment of any product.

Though no revenues have been realized under the terms of the POCA to date, Blaize management believes that, if Blaize successfully delivers the updated proof of concept by April 2025, the POCA and the relationship with TSP and TSP’s clients has the potential to generate significant revenues for the company in the future.

We further believe that the solutions that Blaize is currently developing for TSP and TSP’s clients demonstrate Blaize’s capability to create a full-stack solution for the defense industry, which we believe can be marketed for other defense solutions in the future.

Competitive Strengths

We believe the following key strengths will help us maintain our unique product solutions and continue our growth trajectory moving forward:

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Revolutionary Architecture. We believe our innovative full-stack solution, incorporating and bundling silicon, hardware, and software, at the edge, untethered from a data center or the cloud, sets us apart from our competition. We developed a patented novel chip architecture that is highly programmable for every edge-computing use case. Our chip structure delivers high performance computing at low latency and is extremely thermally efficient, all of which are essential for adopting AI at scale. Leveraging our ecosystem of hardware and software partners, we believe we can address multiple verticals with AI and computer vision solutions and meet demanding requirements for true autonomous driving and mobility.

•

Efficient and Programmable Graph Streaming Processor. Our Graph Streaming Processor architecture, or GSP, is the first true Graph-native architecture built to address the challenges in efficiently processing neural networks and building complete AI applications. With a fully programmable graph streaming architecture, GSP chips process graphs more efficiently than CPU/GPU architectures. As a result, the GSP architecture enables developers to not only build entire AI applications, but also optimize the applications for Edge deployment constraints, run the applications efficiently in a complete streaming fashion, and continuously iterate to keep up with rapid evolutions in neural networks. Our GSP architecture consists of an array of graph streaming processors, dedicated math processors, hardware controls and various types of data cache. The four main architectural characteristics of the GSP that enable efficient graph streaming of entire AI applications include: (1) true task-level parallelism, (2) minimal use of off-chip memory, (3) depth-first hardware graph scheduling, and (4) fully programmable.

•

Task-Level Parallelism through Highly Efficient Streaming of Neural Network Graphs. Neural network processing lends itself well to four different levels of parallelism: instruction- level, data-level, thread level, and task-level. Our GSP architecture is the only one in the industry to provide all four levels of parallelism:

○	GSPs offer instruction-level parallelism by scheduling instructions as soon as their dependencies have been met. Each processor executes its instructions independently of any other processor.

○	GSPs offer thread parallelism, with multiple hardware threads per processor. Within a single clock cycle, our processor can change context either by switching threads or by dispatching a new thread.

○

GSPs offer data parallelism through special instructions that can operate directly on unaligned blocks of data in a register file. These instructions include 2D block instructions, such as block move and block add, as well as reduction instructions, such as dot product.

○

The GSP provides true task-level parallelism. Multiple nodes from multiple layers can be processed concurrently, and nodes can be scheduled as soon as the data they need has been calculated. With the GSP, nodes need not wait for the completed processing of any other nodes. In addition, the GSP architecture supports true task-level parallelism through its dynamic scheduling, which allows it to adapt to actual results as they unfold and enable highly efficient streaming of neural network graphs.

•	Fully Programmable Architecture with Efficient End-to-end Applications. AI developers today face three major challenges when deploying AI applications in the real-world:

1.

Integration. Neural network functions are usually part of an overall application; therefore, developers need to be able to easily and efficiently integrate both the neural network and non-neural network functions;

2.	Efficiency. The entire AI application must run efficiently on the hardware deployed, with high performance, low latency and low power; and

3.	Periodic Updates. It is crucial to be able to update applications and neural networks as more data is collected in the field and new neural network innovations rapidly evolve.

We believe our GSP solves these three major challenges in the following ways:

1.

Integration. The GSP architecture is fully programmable, which enables developers to build end-to-end AI applications, integrate non-neural network functions (such as Image Signal Processing) and neural network functions that are built in any Machine Learning framework, and execute these on the same hardware.

2.

Efficiency. The fully integrated Picasso software development platform and graph framework take care of translating these complex end-to-end AI applications into graphs that run efficiently and performantly on the underlying hardware.

3.	Periodic updates. As the neural network and workflow evolves, and as new data is collected, the AI models can be re-trained and re-deployed with ease and speed, using the integrated Picasso toolkit.

•

Low Capex and De-Risked Business Model. While we design and sell our hardware and semiconductor chips, we do not manufacture the silicon wafers or chips used in our products. Instead, we outsource the fabrication of these products to a manufacturing plant.

•

Cost Efficiency. As a fabless manufacturing company, we avoid potentially high capital investments that would be required to build and maintain our own fabrication facilities (fabs). Semiconductor fabs are extremely expensive to set up and require regular updates to stay technologically competitive. By outsourcing fabrication, we strategically allocate our resources more efficiently and focus on our core competencies.

•

Flexibility and Scalability. We can scale production quickly without having to invest in additional manufacturing facilities. As a result, we respond to market demand fluctuations by leveraging the capacity and capabilities of external foundries. We believe this flexibility allows us to adapt to market conditions and rapidly bring new products to market.

•

Technological Expertise. We have a relentless focus to concentrate all efforts on research, development, and innovation, without being burdened by the complexities of semiconductor manufacturing. Our teams of experts are solely focused on designing advanced chips and pushing technological boundaries. We believe this specialization has enabled our development of more cutting-edge products and faster time-to-market.

•

Access to Advanced Processes. Our use of external foundries offers access to leading-edge fabrication processes, which would be cost-prohibitive for us to develop in-house. By partnering with advanced foundries, we leverage the latest process technologies and benefit from improved performance, power efficiency, and smaller form factors.

•

Global Supply Chain. Our fabless approach gives us the ability to tap into a global network of foundries, enabling our selection of the most suitable manufacturing partner based on the specific requirements. We believe this global supply chain, in turn, also offers geographic diversification, reducing the risk of disruptions caused by regional issues, such as natural disasters or geopolitical factors.

•

Focus on Differentiation. With manufacturing outsourced, we have the capacity to heavily focus on developing unique features and intellectual property (“IP”). We are investing in specialized design teams, software development, and system integration to create products that stand out in the market and provide a competitive advantage.

•

Reduced Time-to-Market. We believe the fabless manufacturing model allows us to expedite our product development cycles. By partnering with external foundries, we parallelize design and fabrication processes, reducing time-consuming steps and accelerating the overall time-to-market.

Growth Strategies

The key elements of our strategy for growth include focusing on the following areas:

•	Scaling through expansion of our current products reach deeper into our own industry’s verticals and expanding into adjacent verticals.

•

Grow our ecosystem of hardware manufacturers and independent software vendors specializing across a variety of industry verticals and form new partnerships with them to bring innovative turn-key solutions to market.

•	Continue to enhance the features available in AI Studio in order to target a wider community of developers, including universities and other institutes of higher education.

•	Incorporate market AI trends into the design of our next-generation SoC to further expand our addressable TAM.

Manufacturing

We currently outsource all of our manufacturing and leverage partnerships with several global manufacturing and assembly providers.

Samsung Foundry, located in Austin, Texas, is involved with manufacturing the current generation SoC. All packaging and testing of the SoC is performed by our partners located in Taiwan. We closely monitor and reserve raw materials for silicon wafers and related packaging for our finished SoCs in collaboration with Samsung Foundry and our Taiwanese packaging partners. The raw materials and components used include silicon, polymers, copper, aluminum, other metal alloys, and plastics, which are generally available throughout the world but largely provided by companies in China.

In addition to Samsung Foundry, we integrate Plexus, a contract manufacturer boasting a 377,000 square foot facility in Penang, Malaysia, who provides new product introduction services and mass produces all of our products. In addition to performing printed circuit board assembly (“PCBA”), final assembly, and functional testing for our products, Plexus procures raw material components to meet our periodic build forecasts, and provides quick turnaround shipments of our products to our third-party logistics partner, Rush Order, Inc. (“Rush Order”), and customers around the world. The raw materials and components used include integrated circuits, epoxy glass fabric laminate, metals, plastics, resistors, capacitors, inductors, transistors, diodes, and sensors, which are generally available throughout the world, but largely provided by companies in Asia.

Rush Order stores inventory of our products in California, conveniently located near major sea and air transportation hubs. Rush Order also supports us with international logistics and trade compliance services by assembling, packaging, and shipping our customer orders. We anticipate that we will continue to utilize Rush Order’s logistics services as we grow and scale because they offer expansion flexibility and have warehouses located globally.

Competition

Our scalable and programmable architecture enables us to sell into a broad set of markets and applications. As a result, our competitors vary depending on the target market segment.

•

Data Center and Edge. We believe our main competitors come from producers of graphics processing units (“GPUs”), such as NVIDIA Corporation (“NVIDIA”), and GPU-derived application-specific-standard products (“ASSPs”). As we continue to grow, we predict additional competition will come from in-CPU acceleration provided by established vendors, including Intel and AMD.

•

Surveillance and Security. We consider companies with in-house application-specific integrated circuits (“ASICs”) that are either fully proprietary or built around technology from suppliers, such as Ambarella, Inc., and start-up hardware developers, such as Hailo Technologies Ltd., to be competitors. In addition, this category includes merchants with already integrated solutions that have existing partnerships with expert solution vendors, such as Qualcomm Incorporated (“Qualcomm”), Intel Corporation’s (“Intel”) subsidiary, Movidius, and NVIDIA’s Jetson platform, who we also believe are our competitors.

•

Machine Vision. We compete with industrial autonomation, quality control, and other machine vision utilization industries in this category. We believe our main competitors include field programmable gate array (“FPGA”) vendors, such as Altera Corporation (recently spun off from Intel) (“Altera”) and AMD’s subsidiary, Xilinx, Inc. (“Xilinx”), and anticipate future competition from merchant vendors, such as Qualcomm and NVIDIA’s Jetson platform.

•

Drones, Robotics and Other Embedded Applications. We believe competition in this category is primarily from in-house designs and custom built ASICs (either fully proprietary or based on third-party technologies from vendors, such as Ambarella). Further, we believe that merchant options provided by NVIDIA and Qualcomm and FPGA solutions from Xilinx and Altera will also represent competitors in this category, albeit in a smaller and more fragmented fashion.

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Automotive. We believe competition in this category comes from programmable AI-based computer vision developed in-house by automotive OEMs and by solutions merchants, such as NVIDIA, Qualcomm, Mobileye Global Inc., and emerging start-ups, such as Tenstorrent Inc.

Research and Development

We have invested a significant amount of time and expense into Research and Development (“R&D”) to develop our AI and Machine Learning (“ML”) solutions. Our R&D activities currently include focusing in the following areas: processor architecture, design and implementation, AI and ML and other computing algorithms, device driver, middleware software, application software, AI and ML solutions throughout their lifecycle from development, to deployment, to MLOps, and more. Our R&D team consists of technical operators and professionals with experience from a wide variety of leading technology, business, and research organizations. Our R&D activities are largely conducted in (i) the United States in California and North Carolina; (ii) Kuala Lumpur, Malaysia; (iii) Leeds, United Kingdom; and (iv) Hyderabad, India. As of October 31, 2024, we had approximately 160 employees engaged in R&D activities.

Material Contracts

VeriSilicon Agreement

On October 12, 2018, Blaize entered into a Master ASIC Design, Manufacturing and Product Sales Agreement (the “VeriSilicon Agreement”) with VeriSilicon, pursuant to which VeriSilicon agreed to provide Blaize with design expertise, support and assistance, and certain deliverables, prototypes, products and services under individual statements of work (each, a “Statement of Work”). Pursuant to a Statement of Work effective as of October 12, 2018, Blaize agreed to pay for VeriSilicon’s performance of certain design services in accordance with the pricing terms (including potential milestone payments and cancellation fees) set forth therein.

The term of the VeriSilicon Agreement will be automatically renewed for consecutive one-year renewal terms unless and until a party notifies the other of its intent not to renew at least thirty days (or in the case of VeriSilicon, one year) prior to the expiration of the then-current term. Either party may terminate the VeriSilicon Agreement if (i) the other party has materially breached the VeriSilicon Agreement without cure within ninety days of written notice, (ii) the other party files a petition in bankruptcy (which is not discharged within fourteen days), undergoes a reorganization in connection therewith, is adjudicated bankrupt or insolvent, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, has a receiver appointed for its business, is subject to property attachment or court injunction or is otherwise subject to a similar court order or (iii) it provides a one-year prior written notice to the other party, with or without cause. Additionally, VeriSilicon may terminate the VeriSilicon Agreement if it has a specific and reasonable basis to believe that there is an infringement of a third party’s intellectual property rights.

The VeriSilicon Agreement includes customary terms relating to, among others, indemnification, intellectual property protection, confidentiality, remedies and warranties.

Plexus Agreement

On March 29, 2021, Blaize entered into a Letter Agreement (the “Plexus Agreement”) with Plexus Corp. and its controlled affiliates (collectively, “Plexus”), pursuant to which Plexus agreed to provide Blaize with certain deliverables, products and platforms specified therein or under individual purchase orders.

The term of the Plexus Agreement will continue until (i) the Plexus Agreement is superseded and replaced by a comprehensive manufacturing services agreement or (ii) a party, for any reason, notifies the other of its intent to terminate at least one hundred and eighty days in advance. Upon termination, Blaize shall pay Plexus for all finished deliverables and products; work in progress deliverables and products at the finished goods price as if manufactured to completion; and component inventory on hand or on order that was procured by Plexus in accordance with the Plexus Agreement.

The Plexus Agreement includes customary terms relating to, among others, indemnification, confidentiality, remedies and warranties.

Government Regulation

We are subject to various laws and regulations in the United States and internationally, which may expose us to liability, increase costs or have other adverse effects that could harm our business. These laws and regulations include but are not limited to data privacy and data localization, copyright or similar laws, anti-spam, consumer protection, employment, and taxation. Compliance with such laws can require changes to our business practices and significant management time and effort. Additionally, as we continue to develop and improve consumer-facing products and services, and as those offerings grow in popularity, the risk that additional laws and regulations will impact our business will continue to increase.

Data protection and privacy

All states have adopted laws requiring notice to consumers of a security breach involving their personal information. In the event of a security breach, these laws may subject us to incident response, notice and remediation costs. Failure to safeguard data adequately or to destroy data securely could subject us to regulatory investigations or enforcement actions under federal or state data security, unfair practices, or consumer protection laws. The scope and interpretation of these laws could change, and the associated burdens and compliance costs could increase in the future.

Privacy laws and regulations, cross-border data transfer restrictions, data localization requirements, and other domestic or foreign laws or regulations may expose us to liability, or otherwise adversely affect our business. Laws and regulations related to data privacy and the collection, processing, and disclosure of consumer personal information are constantly evolving. Such laws and regulations could restrict our ability to store and process personal data (in particular, our ability to use certain data for purposes such as risk or fraud avoidance, marketing, or advertising), to control our costs by using certain vendors or service providers in certain jurisdictions and could limit our ability to effectively market or advertise to interested buyers and, in general, increase the resources required to operate our business. Additionally, such laws and regulations are often inconsistent and may be subject to amendment or reinterpretation, which may cause us to incur significant costs and expend significant effort to ensure compliance.

The overall regulatory framework for AI Technologies is rapidly evolving as many federal, state and foreign government bodies and agencies have introduced, or are currently considering, additional laws and regulations. Additionally, existing laws and regulations may be interpreted in ways that would affect the operation of our AI Technologies. As a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

For example, in the United States, the Biden administration issued a broad Executive Order on the Safe, Secure and Trustworthy Development and Use of Artificial Intelligence (the “2023 AI Order”) that sets out principles intended to guide AI design and deployment for the public and private sectors and signals the increase in governmental involvement and regulation over AI Technologies. The 2023 AI Order established certain new requirements for the training, testing and cybersecurity of sophisticated AI models and large scale compute centers used to train AI models and instructed several other federal agencies to promulgate additional regulations. Already agencies such as the Department of Commerce and the Federal Trade Commission have issued proposed rules. Legislation related to AI Technologies has also been introduced at the federal level and is advancing at the state level. For example, Colorado recently passed a AI Act, which regulates the development, deployment, and use of artificial intelligence (AI) systems and the California Privacy Protection Agency is currently in the process of finalizing regulations under the California Consumer Privacy Act regarding the use of automated decision-making.

The developing landscape, and the uncertain interpretation of such landscape, may affect our use of AI Technologies and our ability to provide, improve or commercialize our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us and could adversely affect our business, operations and financial condition. For more information, please refer to “Risk Factors - We currently optimize, quantize and fine-tune existing AI models and may in the future, use and develop AI, machine learning and automated decision-making technologies throughout our business, which may expose us to certain regulatory and other risks that could adversely affect our results of operations and financial condition.”

Our failure to comply with these privacy laws or regulations could expose us to significant fines and penalties imposed by regulators and has in the past and could in the future expose us to legal claims by buyers, or other relevant stakeholders. Some of these laws permit individual or class action claims for certain alleged violations, increasing the likelihood of such legal claims. Similarly, many of these laws require us to maintain an online privacy policy, terms of service, and other informational pages that disclose our practices regarding the collection, processing, and disclosure of personal information. If these disclosures contain any information that a court or regulator finds to be inaccurate, we could also be exposed to legal or regulatory liability. Any such proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or demanding injunctive relief, divert management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation.

Anti-corruption and sanctions

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). The FCPA prohibits corporations and individuals from engaging in improper activities to obtain or retain business or to influence a person working in an official capacity. It prohibits, among other things, providing, offering, or promising, directly or indirectly, anything of value to any foreign government official or employee, or any political party or official thereof, or candidate for political office to improperly influence, induce, obtain and retain business from, expedite or secure the performance of official acts of a routine nature, secure an improper advantage, or otherwise violate any of the Anti-Bribery laws, from such or any person. Similar laws exist in other countries, such as the UK, that restrict improper payments to persons in the public or private sector. Many countries have laws prohibiting these types of payments within the respective country. Historically, technology companies have been the target of FCPA and other anti-corruption investigations and penalties.

In addition, we are subject to U.S. and foreign laws and regulations that restrict our activities in certain countries and with certain persons. These include the economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and the export control laws administered by the U.S. Commerce Department’s Bureau of Industry and Security.

Intellectual Property

We believe our success depends in part upon our ability to develop and protect our core technology and intellectual property. We have built a portfolio of intellectual property, including issued patents and registered trademarks, copyrights, confidential technical information, and expertise in the AI and ML at the edge sectors.

We own numerous issued patents and pending patent applications. As of October 25, 2024, we held 39 patents and had 17 pending patent applications. Our patents are expected to expire between June 16, 2031 and September 24, 2044. Our two issued and allowed foreign patents include patents in two separate countries: the United Kingdom and Korea. Our five pending foreign patent applications include patent applications in India. Our patents contain a broad range of claims related to the field of AI and parallel processing architecture.

In addition to actively seeking patent protection covering inventions originating from us, from time to time, we review opportunities to acquire or in-license patents to the extent we believe such patents may be useful or relevant to our business.

We have filed patent and trademark applications in order to further secure these rights and strengthen our ability to defend against third parties who may infringe on our rights. We also rely on trade secrets, design and manufacturing know-how, and continuing technological innovations to maintain and improve our competitive position. Additionally, we protect our proprietary rights through agreements with our commercial partners, supply-chain vendors, employees, and consultants, as well as close monitoring of the developments and products in the industry.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

Employees

As of January 1, 2025, we employed a total of approximately 232 people globally, including 56 people on a full-time basis in the United States and 220 people on a full-time basis internationally, either directly through our international subsidiaries or through a professional employer organization. This included approximately 166 hardware and software engineers. As the Company scales to deliver on its product roadmap, we expect to significantly expand our engineering strength. We also engage consultants and contractors to supplement our permanent workforce where the skill is specialized and temporary. None of our employees are represented by a labor union or covered by collective bargaining agreements. We believe we have strong and positive relations with our employees.

Facilities

Our corporate headquarters are located in El Dorado Hills, California where we lease approximately 1,753 square feet of office space pursuant to a lease that expires on June 15, 2025. Our El Dorado Hills premises contains administrative functions of the company. We also lease approximately 4,192 square feet of office space pursuant to a lease that expires on September 1, 2026. Our San Jose premises contains engineering and research and development functions of the company.

We lease approximately 35,000 square feet of office space in Hyderabad, India pursuant to leases that expire on September 30, 2028. Our India premises contains engineering, research and development, and administrative functions of the company.

We lease approximately 1,000 square feet of office space in the United Kingdom pursuant to a lease that expires on August 9, 2029. Our U.K. premises contains engineering, research and development, and administrative functions of Blaize. We also lease approximately 1,500 square feet of office space in the United Kingdom pursuant to a lease that expires on July 15, 2025, which contains engineering and R&D functions for Blaize.

We believe that our office and other space is adequate for our current needs and, should we need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of January 16, 2025, concerning the persons who serve as our executive officers and directors.

Name	Age	Position
Executive Officers
Dinakar Munagala	50	Chief Executive Officer and Director
Harminder Sehmi	62	Chief Financial Officer
Director Nominees
Edward Frank	68	Director
Lane M. Bess	63	Director
Juergen Hambrecht	78	Director
Tony Cannestra	61	Director
George de Urioste	69	Director
Yoshiaki Fujimori	73	Director

Executive Officers and Directors

Dinakar Munagala, Chief Executive Officer and Director

Dinakar Munagala is a co-founder of Blaize and has served as our Chief Executive Officer and a member of our board of directors since our inception in January 2010. Prior to that, Mr. Munagala has served in a leadership role in the Graphics Division of Intel Corporation. Mr. Munagala holds a Bachelor’s of Science Degree in Electrical and Computer Engineering from Osmania University and Master’s Degree in Electric and Computer Engineering from Purdue University. We believe that Mr. Munagala is qualified to serve as a member of the Board due to his education and extensive experience as an executive officer and board member of companies in the technology space.

Harminder Sehmi, Chief Financial Officer

Harminder Sehmi has served as our Chief Financial Officer since November 2023. From July 2019 to October 2023, Mr. Sehmi served as our Vice President of Finance overseeing the Finance, Legal and Human Resources functions. Prior to that, from October 2011 to May 2016, Mr. Sehmi served as the Finance Director of Truphone, a GSMA-accredited global mobile network headquartered in London, with operations globally. In addition, Mr. Sehmi served in a variety of operational, group and global roles with Vodafone Group PLC. Mr. Sehmi is a member of the Institute of Chartered Accountants in England and Wales (ACA) and he obtained his Accounting qualifications from the Oxford Brookes University and a Masters in Business Administration from the Cranfield School of Management.

Lane M. Bess, Director

Lane Bess has served as a member of our board of directors since January 2022. Since September 2022, Mr. Bess has served as the Chief Executive Officer of Deep Instinct, a cybersecurity company that applies deep learning to cybersecurity. In addition, he has served as the Principal and Founder of Bess Ventures and Advisory since March 2015. Prior to that, he served as the Chief Operating Officer of Zscaler Inc., a cloud-based internet security services company. Since 2019, Mr. Bess has served as a member of the board of directors of TrueFort Inc., a software company offering advanced microsegmentation tools and solutions for real-time visibility into the production environment. Mr. Bess received a Bachelor’s of Science degree in Managerial Economics from Carnegie Mellon University and a Master’s Degree in Business Administration from the University of Dayton. We believe that Mr. Bess is qualified to serve as a member of our board of directors due to his over 30 years as an operational executive officer of companies in the technology space and extensive experience in building technology businesses in Europe, Asia Pacific and Japan, among other international regions.

Tony Cannestra, Director

Tony Cannestra has served as a member of our board of directors since October 2016. Since April 2014, Mr. Cannestra has served as a Director of Corporate Ventures for DENSO International America, a U.S. subsidiary of DENSO Corporation, a global automotive components manufacturer headquartered in Japan. He currently serves as a member of the board of directors of Dellfer, Inc., an Internet of Things (IoT) and automotive cybersecurity company; Quadric, a company developing a leading processor architecture optimized for on-device AI computing; Lambda:4, a developer of a leading range algorithm for Bluetooth Channel Sounding; Metawave Corporation, a wireless technology company that builds intelligent and high-performance automotive radars by leveraging metamaterials and AI; and Canatu, a carbon nonamaterial developer. Previously, from May 2019 to November 2020, Mr. Cannestra previously served on the board of directors of BOND Mobility. Mr. Cannestra received a Bachelor of Arts in International Economics from the University of California at Berkeley and a Masters in Business Administration, with a Certificate in Management of Technology, from the University of California at Berkeley. We believe that Mr. Cannestra is qualified to serve as a member of our board of directors due to his education and extensive experience as a director of companies in the technology and automotive industry.

Dr. Edward (Ed) H. Frank, Director

Dr. Edward H. Frank has served as a member of our board of directors since December 2021. Dr. Frank has served as the Executive Chair of Gradient Technologies, an Identity and Access Management cybersecurity startup, and a member of the board of directors of Rocket Lab, since September 2022. In addition, he has served on the board of directors of Analog Devices and SiTime since July 2014 and November 2019, respectively. Previously, Dr. Frank served on the board of directors of Cavium, FusionIO, Marvell, and Quantenna and prior to Gradient Technologies, he was co-founder and CEO of Cloud Parity Inc., a voice-of-the-customer startup in the SF Bay Area, founded in late 2013. Dr. Frank is also a named inventor on over 50 issued patents and serves as an advisor to and/or board member of several startups. Dr. Frank holds a Bachelor’s of Science Degree and Master’s Degree in Electric Engineering from Stanford University and received a Ph.D. in Computer Science from Carnegie Mellon University, where he was a Hertz Foundation Fellow. He is a member of the National Academy of Engineering (NAE), a Fellow of the Institute for Electrical and Electronic Engineers (IEEE), and a Board Leadership Fellow of the National Association of Corporate Directors (NACD). We believe that Dr. Frank is qualified to serve as a member of the Board due to his education and extensive experience as a board member of companies in the technology space.

Dr. Jüergen Hambrecht, Director

Dr. Jüergen Hambrecht has served as a member of our board of directors since February 2022. From 2014 to 2020, Dr. Hambrecht served as the Chief Executive Officer and Chairman of the board of directors of BASF SE, a global supplier of chemicals for industries including construction and coatings, automotive, health and nutrition, among others. Since 2020, Dr. Hambrecht has served as a member of the board of directors for Nyxoah S.A. and as lead director of the board for AYA Gold & Silver. Previously, from 2008 to 2021, he served as member of the board of directors and as a member on the presidential committee of Mercedes-Benz AG, a German multinational automotive company and one of the world’s leading car manufacturers. In addition, Dr. Hambrecht served on the board of directors of Daimler Truck AG from 2019 to 2021. Dr. Hambrecht received a Doctorate in Chemistry from the University of Tübingen, Germany. We believe that Dr. Hambrecht is qualified to serve as a member of the Board due to his education and extensive experience as a board member of automotive and materials and supply companies.

George de Urioste, Director

George de Urioste joined as a member of our board of directors following the closing of the Business Combination. From August 2023 to present, he has served as a director of the board of Roambee Corporation and from September 2021 to present, he has served on the board of directors of HeartBeam Inc. From October 2021 to present, Mr. de Urioste has performed a variety of consulting and advisor services, including interim chief financial officer of Mozilla Corporation and previously Marvell Technologies, Inc. From April 2019 to September 2020, he served as the chief financial officer of 4iQ, Inc., a cybersecurity intelligence company. His overall experience includes ten board of director roles, including several audit committee chairman roles and other committee roles. Mr. de Urioste received a Bachelor of Science in Accounting from the University of Southern California and a Master of Business Administration, Finance & International Business, from the University of California at Berkeley and was previously a Certified Public Accountant. We believe that Mr. de Urioste is qualified to serve as a member of our board of directors due to his education and extensive experience as a CFO and COO at public and private companies, his public accounting experience at Deloitte and extensive experience as a director of companies in the technology industry.

Yoshiaki Fujimori, Director

Yoshiaki Fujimori, age 74, joined as a member of our board of directors following the closing of the Business Combination. He is currently an outside director for Takeda Pharmaceutical Company Limited since June 2016. He is also an outside director for Boston Scientific Corporation since July 2016, and also an outside director and Chairman for Oracle Japan Corporation since August 2018. He is a partner of Corporate Support Research Institute Ltd. since July 2023. He serves as a Senior Executive Advisor for CVC Capital Partners Asia Pacific Japan Ltd. since February 2017. He serves as outside director for those portfolio companies of CVC including Riraku Co. Ltd., Torai Co. Ltd. and Sogo Medical Co. Ltd. He also serves as a Senior Executive Advisor for GENPACT Japan Ltd. since January 2018. He serves as a Senior Advisor for Deloitte-Tohmatsu Financial Advisory LLC since October 2020. He serves as a Senior Executive Advisor for DigitalBridge Group Inc. since September 2024. He owns controlling ownership of those private companies including Hobart Inc., Capital Z Inc., Future Leadership Platform Inc., and zSustainergy Inc. Previously he spent 25 years with General Electric for various CEO roles including CEO of GE Plastics, CEO of GE Healthcare Asia, CEO of GE Money Asia and CEO of GE Asia. He served as outside director for Toshiba Corporation from 2019 to 2021 and Shiseido Co. Ltd. from 2020 to 2022. Mr. Fujimori received a Bachelor of Science Degree in Petroleum Engineering from the University of Tokyo and a Master in Business Administration from Carnegie Mellon Graduate School of Business, where he serves as a member of the Board of Trustees. We believe that Mr. Fujimori is qualified to serve as a member of our board of directors due to his education, extensive leadership and director experiences for companies in the technology and manufacturing spaces.

Executive Officers

Dinakar Munagala, Chief Executive Officer Director

See biographical information above in the Directors section.

Harminder Sehmi, Chief Financial Officer

See biographical information above in the Directors section.

Corporate Governance

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

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we have independent director representation on our audit, compensation and nominating committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Independence of the Board of Directors

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of the directors are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules, other than Dinakar Munagala and Lane Bess. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of seven (7) members, with each director having a term that expires at our annual meeting of stockholders in 2025 and when his or her respective successor is duly elected and qualified, or upon his or her earlier death, resignation, retirement or removal. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Lane M. Bess will serve as Chairman of the Board.

At each annual meeting of stockholders, the successors to our directors will be elected to serve from the time of election and qualification until the next annual meeting following their election and until their successors are duly elected and qualified, or their earlier resignation, removal, disqualification or death. Our directors may be removed for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of our Common Stock.

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee is responsible for, among other things:

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evaluating the performance, independence, compensation, retention, oversight and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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reviewing the adequacy and effectiveness of our internal control policies and procedures, including reviewing, with the independent auditors, management’s plans with respect to the responsibilities, budget, staffing and effectiveness of our internal audit function, and reviewing and approving our head of internal audit (if established);

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

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obtaining and reviewing at least annually (if required by applicable stock exchange listing requirements) or as otherwise determined, a report by our independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or any inquiry or investigation by governmental or professional authorities;

•	setting clear hiring policies for employees or former employees of our independent auditors;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

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at least annually, reviewing relationships that may reasonably be thought to bear on the independence of the committee, receiving and reviewing a letter from the independent auditor affirming their independence, discussing the potential effects of any such relationship, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our independent auditors any earnings announcements, disclosures and other financial information and guidance;

•	establishing procedures for the review, retention and investigation of complaints received by us regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

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reviewing and discussing with management risks related to data privacy, technology and information security, including cybersecurity, back-up of information systems, and policies and procedures that we have in place to monitor and control such exposures;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

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reviewing any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

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reviewing with management and the independent auditors any disagreement between them regarding financial reporting, accounting practices or policies, or other matters, that individually or in the aggregate could be significant to our financial statements or the independent auditor’s report, reviewing management’s response, and resolving any other conflicts or disagreements regarding financial reporting;

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considering and reviewing with management, the independent auditors, and outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Blaize’s financial statements or accounting policies;

•	reviewing with management legal and regulatory compliance and any material current, pending or threatened legal matters; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our audit committee consists of George de Urioste, Edward Frank and Tony Cannestra, with George de Urioste serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our audit committee must be composed entirely of independent members. Our board of directors has affirmatively determined that George de Urioste, Edward Frank and Tony Cannestra each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that George de Urioste qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website at www.blaize.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives that pertain to our overall compensation strategy and policies;

•	reviewing and approving annually the compensation and other terms of employment of our executive officers and other members of senior management, in the compensation committee’s discretion;

•	reviewing and approving the type and amount of compensation to be paid or awarded to our non-employee board members;

•	administering our equity incentive plans and other benefit plans;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements with our executive officers and other members of senior management, in the compensation committee’s discretion;

•	reviewing and establishing appropriate insurance coverage for our directors and officers;

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reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement;

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reviewing our practices and policies for employee compensation as related to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us;

•	establishing and monitoring stock ownership guidelines for our directors and executive officers, if and as determined to be necessary or appropriate;

•	providing recommendations to our Board on compensation-related proposals to be considered at our annual meeting of stockholders;

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reviewing and discussing with management, if appropriate, the independence of and any conflicts of interest raised by the work of a compensation consultant, outside legal counsel, or advisor hired by the compensation committee or management and how such conflict is being addressed for disclosure in the appropriate filing or report;

•	annually reviewing and discussing with management our human capital management practices with respect to its employees and, where applicable, independent contractors;

•	approving and modifying, as needed, clawback policies allowing us to recoup improper compensation paid to employees; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our Board.

Our compensation committee consists of Edward Frank, George de Urioste and Tony Cannestra, with Edward Frank serving as chair. Our board of directors has affirmatively determined that Edward Frank, George de Urioste and Tony Cannestra each meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website at www.blaize.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nomination of Directors

Effective as of the Closing, the Company will not have a nominating and corporate governance committee of the Company’s Board. Pursuant to Nasdaq Rule 5605-6(e)(1), the nomination of directors shall be made, or recommended to the board of directors, by a Nominating Committee of the board of directors consisting solely of independent directors, or by a majority of independent directors. Effective as of the Closing, the Company will not have a nominating and corporate governance committee of the Company’s Board; rather, the nomination of directors shall be made, or recommended to the board of directors by a majority of our independent directors. The Company may in the future establish a nominating and corporate governance committee for the nomination of directors.

Role of our Board in Risk Oversight/Risk Committee

Our board of directors is responsible for overseeing our risk management process. Our board of directors does not have a standing risk management committee, but rather anticipates administering this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Compensation Committee Interlocks and Insider Participation

None of our members of our compensation committee has ever been an executive officer or employee of Blaize. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our Board or compensation committee.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees. A copy of the code is posted on our corporate website at www.blaize.com/investors/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

BLAIZE’S EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “the company,” “we,” “us,” “our” and similar terms refer to Blaize prior to the Closing.

This section discusses the material components of the executive compensation program for Blaize’s executive officers who are named in the “Summary Compensation Table” below. In 2024, Blaize’s “named executive officers” and their positions were as follows:

•	Dinakar Munagala, Chief Executive Officer;

•	Val Cook, Chief Software Architect; and

•	Santiago Fernandez-Gomez, Vice President of Platform Engineering.

Summary Compensation Table

The following table sets forth information concerning the compensation of Blaize’s named executive officers for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total
Dinakar Munagala	2024	595,833	—	3,798,428	24	4,394,285
Chief Executive Officer	2023	300,000	—	1,337,142	25	1,637,167
Val Cook	2024	397,570	—	781,714	24	1,179,308
Chief Software Architect	2023	225,000	—	476,724	25	701,749
Santiago Fernandez-Gomez	2024	447,917	—	730,817	24	1,178,758
Vice President of Platform Engineering	—	—	—	—	—	—

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to the named executive officers are included in Notes 2 and 12 to Blaize’s consolidated financial statements included with this prospectus.

(2)	Amounts reflect the aggregate dollar value of life insurance premiums paid by Blaize with respect to each named executive officer during 2024.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2024 Salaries

The named executive officers receive a base salary to compensate them for services rendered to Blaize. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2024, Blaize’s named executive officers’ annual base salaries were as follows: Mr. Munagala: $600,000; Mr. Cook: $400,000; and Mr. Fernandez-Gomez: $450,000. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in fiscal year 2024.

Equity Compensation

Certain of Blaize’s named executive officers hold options to purchase shares of common stock of Blaize which were granted under the 2011 Stock Plan. On October 24, 2024, we granted each of Messrs. Munagala, Cook, and Fernandez-Gomez stock options covering 7,379,065, 1,517,044, and 1,418,448 shares of Blaize common stock, respectively.

The options granted to the named executive officers in 2024 vest and become exercisable with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to continued service through the applicable vesting date. The options granted to Messrs. Munagala and Cook are also subject to accelerated vesting upon certain terminations of their employment with Blaize pursuant to their offer letters as described in the section titled “Offer Letters” below.

In connection with the Business Combination, we adopted, and our stockholders approved, a 2025 Incentive Award Plan and an Employee Stock Purchase Plan, each of which became effective upon the closing of the Business Combination. No further awards have been or will be granted under the 2011 Stock Plan following the closing of the Business Combination.

Other Elements of Compensation

Retirement Plan

Blaize currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though a 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes our employees, including its named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	short-term and long-term disability insurance; and

•	basic life and accidental death and dismemberment insurance.

We believe these benefits are appropriate and provide a competitive compensation package to our named executive officers. We do not currently, and we did not during 2024, provide material perquisites to any of our named executive officers.

No Tax Gross-Ups

Blaize does not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024. The share numbers and exercise prices below are those in effect as of December 31, 2024 and have not been adjusted to reflect the adjustments to our equity awards that occurred upon the closing of the Business Combination.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dinakar Munagala	3/15/2017	1/1/2017	147,000	(1)	—		—	1.00	3/14/2027
	11/12/2018	9/1/2018	226,305	(1)	—		—	11.40	11/11/2028
	9/19/2023	9/19/2023	2,197,372	(2)	3,124,027		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		7,379,065	(3)	—	0.92	10/23/2034
Val Cook	3/15/2017	1/1/2017	40,038	(1)	—		—	1.00	3/14/2027
	11/12/2018	9/1/2018	113,152	(1)	—		—	11.40	11/11/2028
	9/19/2023	9/19/2023	794,866	(2)	1,112,814		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		1,517,044	(3)	—	0.92	10/23/2034
Santiago Fernandez-Gomez	1/2/2017	7/8/2015	5,000	(2)	—		—	1.00	1/1/2027
	8/27/2018	7/9/2018	67,935	(4)	—		—	11.40	8/26/2028
	11/17/2021	1/1/2021	4,896	(1)	104		—	20.70	11/16/2031
	9/19/2023	9/19/2023	654,484	(2)	916,278		—	0.44	9/18/2033
	10/24/2024	7/1/2024	—		1,418,448	(3)	—	0.92	10/23/2034

(1)

Represents an option which vested with respect to one-forty-eighth (1/48th) of the shares subject to the option on each of the first forty-eight (48) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(2)

Represents an option which vested or vests, as applicable, with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each of the first thirty-six (36) monthly anniversaries of the vesting commencement date, subject to the applicable executive’s continued service through the applicable vesting date.

(3)

Represents an option which vests with respect to one-third (1/3rd) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-thirty-sixth (1/36th) of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

(4)

Represents an option which vested or vests, as applicable, with respect to twenty-five percent (25%) of the shares subject to the option on the first anniversary of the vesting commencement date and with respect to one-forty-eighth (1/48th) of the shares subject to the option on each monthly anniversary of the applicable vesting commencement date thereafter, subject to the applicable executive’s continued service through the applicable vesting date.

Executive Compensation Arrangements

Offer Letters

Offer Letter for Mr. Munagala

We are party to an offer letter, dated June 18, 2018 (as amended, the “Munagala Offer Letter”) with Mr. Munagala, pursuant to which, Mr. Munagala serves as our Chief Executive Officer. Pursuant to the Munagala Offer Letter, Mr. Munagala is entitled to receive a base salary which, as of January 1, 2024, was $600,000 and is eligible to be considered for annual incentive bonuses. The Munagala Offer Letter provides that Mr. Munagala is eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Munagala Offer Letter, if Mr. Munagala’s employment is terminated by us without “cause” or Mr. Munagala resigns with “good reason” (each as defined in the Munagala Offer Letter), then Mr. Munagala will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 3 months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, and (iii) COBRA continuation coverage for up to 12 months following termination, and (iv) accelerated vesting of any outstanding and unvested options held by him.

If Mr. Munagala’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Munagala Offer Letter), then Mr. Munagala will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Munagala’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Cook

We are party to an offer letter, dated June 20, 2018 (as amended, the “Cook Offer Letter”) with Mr. Cook, pursuant to which, Mr. Cook serves as our Chief Software Architect. Pursuant to the Cook Offer Letter, Mr. Cook is entitled to receive a base salary which, as of January 1, 2024, was $400,000 and is eligible to be considered for annual incentive bonuses. The Cook Offer Letter provides that Mr. Cook is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

In addition, pursuant to the Cook Offer Letter, if Mr. Cook’s employment is terminated by us without “cause” or Mr. Cook resigns with “good reason” (each as defined in the Cook Offer Letter), then Mr. Cook will be eligible to receive the following severance payments and benefits: (i) a lump-sum cash payment in an amount equal to 3 months of his base salary, (ii) salary continuation payments at 75% of his base salary for 12 months following termination, and (iii) COBRA continuation coverage for up to 12 months following termination.

In addition, if Mr. Cook’s employment is terminated by us without “cause” or he resigns for “good reason,” in either case, within one year after a change in control of Blaize (as defined in the Cook Offer Letter), then Mr. Cook will instead be entitled to receive the following severance payments and benefits (in lieu of the amounts described above): (i) a lump-sum cash payment in an amount equal to 12 months of his base salary, and (ii) COBRA continuation coverage for up to 12 months following termination, and (iii) accelerated vesting of any outstanding and unvested options held by him.

Mr. Cook’s receipt of any severance payments and benefits is subject to his execution and non-revocation of a general release in favor of Blaize.

Offer Letter for Mr. Fernandez-Gomez

We are party to an offer letter, dated July 4, 2018 (as amended, the “Fernandez-Gomez Offer Letter”) with Mr. Fernandez-Gomez, pursuant to which, Mr. Fernandez-Gomez serves as our Vice President of Platform Engineering. Pursuant to the Fernandez-Gomez Offer Letter, Mr. Fernandez-Gomez is entitled to receive a base salary which, as of January 1, 2024, was $450,000 and is eligible to be considered for annual incentive bonuses. The Fernandez-Gomez Offer Letter provides that Mr. Fernandez-Gomez is also eligible to participate in Blaize-sponsored benefit plans and for paid vacation in accordance with Blaize policy.

BLAIZE’S DIRECTOR COMPENSATION

Prior to the Business Combination, Blaize did not maintain a formal non-employee director compensation program, but previously made cash payments and granted equity awards to certain of its non-employee directors as it deemed appropriate. During 2024, each of Messrs. Frank, Cannestra, Hambrecht and Bess were granted equity awards for their services on Blaize’s board of directors. None of the Company’s other non-employee directors received compensation from Blaize for their service on the board of directors in 2024.

2024 Director Compensation Table

The following table sets forth information concerning the compensation of Blaize’s non-employee directors for the year ended December 31, 2024.

Name	Option Awards ($)(1)	Total ($)
Edward Frank	318,472	318,472
Tony Cannestra	318,472	318,472
Juergen Hambrecht	318,472	318,472
Lane Bess	242,571	242,571

(1)

Amounts reflect the full fair value of stock options granted during 2024 as of the date on which the options were approved by the Board computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used to calculate the value of all option awards made to directors are included in Notes 2 and 12 to Blaize’s consolidated financial statements included with this prospectus.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2024 by each non-employee director who served during 2024.

Name	Options Outstanding at Fiscal Year End (#)
Edward Frank	909,535
Tony Cannestra	920,850
Juergen Hambrecht	909,535
Lane Bess	477,750

In connection with the Business Combination, we approved a compensation program for our non-employee directors (the “Director Compensation Program”), effective as of the closing of the Business Combination. The material terms of the Director Compensation Program are summarized below.

Cash Compensation

Under the Director Compensation Program, non-employee directors serving on the Board are entitled to cash compensation in the following amounts:

•	Annual Retainer: $80,000

•	Additional Annual Retainer for Non-Executive Chair: $40,000

•	Annual Committee Chair Retainers:

•	Audit Committee: $24,000

•	Compensation Committee: $20,000

•	Annual Non-Chair Committee Member Retainers:

•	Audit Committee: $16,000

•	Compensation Committee: $14,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

Initial Awards. Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on the Board following the closing of the Business Combination will be granted an award of restricted stock units at the time of the election or appointment with a grant-date value of approximately $600,000, which will vest with respect to one-third (1/3rd) of the restricted stock units subject thereto on each of the first three anniversaries of the applicable grant date, subject to the director’s continued service on the Board through the applicable vesting date. If a member of the Board is an employee of Blaize or a subsidiary thereof who subsequently terminates employment with Blaize but remains on the Board as a non-employee director, such individual will not be eligible to receive an Initial Award.

Annual Awards. Under the Director Compensation Program, each non-employee director who is serving on the Board as of the date of each annual meeting of the company’s stockholders following the closing of the Business Combination will be granted, on such annual meeting date, an award of restricted stock units with a grant-date value of approximately $200,000 (each an “Annual Award”), which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to the director’s continued service on the Board through the applicable vesting date.

In addition, each equity award granted under the Director Compensation Program will vest in full upon a change in control of the Company (as defined in the Incentive Award Plan, or any similar term as defined in the then-applicable plan) if the non-employee director will not become a member of the Board or the board of directors of the Company’s successor (or any parent thereof) following such change in control.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the Incentive Award Plan (or any successor plan).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management”, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Blaize, the Sponsor and BurTech entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within thirty (30) calendar days of the closing of the Business Combination. Certain Legacy Blaize stockholders and BurTech stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times total and up to twice in any 12-month period, so long as the total offering price is reasonably expected to exceed $50.0 million. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Ava Registration Rights Agreement

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Blaize, entered into a registration rights agreement (the “Ava Registration Rights Agreement”), pursuant to which we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within four (4) business days of the closing of the Business Combination. Certain Legacy Blaize stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times total and up to twice in any 12-month period, so long as the total offering price is reasonably expected to exceed $25.0 million. We also agreed to provide customary “piggyback” registration rights. The Ava Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Bess Ventures Secured Promissory Notes and Related Transactions

Bess Ventures and Advisory, LLC (“Bess Ventures”), which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock and is affiliated with a member of the Blaize board of directors, Lane Bess, is a party to the Promissory Note Agreement, dated as of January 19, 2024 (the “Bess 2024 Note”), pursuant to which the Sponsor, which currently holds more than 5% of the Company’s outstanding capital stock, has borrowed an aggregate principal amount of $13,000,000 from Bess Ventures in exchange for 500,000 shares of Class A Stock to be transferred upon the later of the consummation of the Business Combination or expiration or waiver of the post-closing lock up restrictions to permit such transfer. The Bess 2024 Note bore simple interest at a rate of ten percent (10%) and was payable on the earlier of (i) March 31, 2024 or (ii) the first business day following the date upon which the Sponsor has received from and after January 1, 2024 aggregate net proceeds from its investors in an amount of $25,000,000. Following the due date of March 31, 2024, interest at the default rate of fifteen percent (15%) began to accrue on the principal and unpaid interest obligations, and an additional 500,000 shares of Class A Stock are to be transferred to Bess Ventures. As of January 13, 2025, the aggregate amount outstanding under the Bess 2024 Note is approximately $14.8 million, and no payments or interest or principal on the loan have been paid. The obligations due under the Bess 2024 Note are secured by the Security Agreement, dated as of January 19, 2024 (the “Bess Security Agreement”), pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, including (i) Sponsor’s interest in Legacy Blaize’s Pay-to-Play Convertible Notes (the “P2P Notes”), pursuant to that certain Amended and Restated Note Purchase Agreement dated April 22, 2024, among Legacy Blaize and certain investors (as amended and/or restated from time to time, the “Note Purchase Agreement”), in an aggregate principal amount up to $13.0 million, (ii) any securities issued upon the conversion thereof, (iii) all of Sponsor’s rights, title and interests under the Note Purchase Agreement and all other financing statements, agreements, instruments and documents granting, perfecting or protecting a security interest in Legacy Blaize’s assets to secure the P2P Notes and (iv) all proceeds of each of the foregoing.

In connection with the Bess Security Agreement, pursuant to which the Sponsor’s obligations due under the Bess 2024 Note (with an aggregate principal amount of $13.0 million) are secured by all of the Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, the Sponsor, Bess Ventures and Legacy Blaize entered into a Letter Agreement, dated as of February 15, 2024 (the “Bess Letter Agreement”), pursuant to which Legacy Blaize acknowledged and agreed to the grant of security and the obligations set forth in the Bess Security Agreement and other related loan documents, and further agreed to comply with certain instructions and procedures as set forth therein. As of April 1, 2024, Sponsor was in default of the repayment terms in connection with the Bess 2024 Note, the Bess Security Agreement and the Bess Letter Agreement as a result of its failure to make a timely repayment of the outstanding balance that was due on March 31, 2024.

On September 16, 2024, Bess Ventures and the Sponsor entered into a forbearance agreement, in connection with which Bess Ventures agreed to forbear from the exercise of its remedies under the Bess 2024 Note, the Bess Security Agreement and the related loan documents until the earlier of (i) January 6, 2025 or (ii) the date that is 45 days following the consummation of the Business Combination.

On January 2, 2025, Bess Ventures and the Sponsor entered into several related transactions including (i) a second forbearance agreement (the “Second Forbearance Agreement”), in connection with which Bess Ventures agreed to extend the forbearance period with respect to the Bess 2024 Note to February 5, 2025 in exchange for certain additional collateral including the pledge by the Sponsor of 3.0 million Class A Stock (representing the 1.0 million shares required to be transferred to Bess Ventures under the Bess 2024 Note and 2.0 million other shares pledged as collateral under the Security Agreement (as defined below)), and (ii) that certain Promissory Note, pursuant to which Bess Ventures loaned $12.0 million to the Sponsor which loan is interest free prior to its maturity on February 20, 2025 and includes the obligation to transfer 500,000 shares of Class A Stock to Bess Ventures (the “Bess 2025 Note”). The obligations due under the Bess 2025 Note are secured by the Security Agreement, dated as of January 2, 2025, pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, including 2.5 million shares in Class A Stock (representing the 500,000 shares required to be transferred to Bess Ventures under the Bess 2025 Note and 2 million other shares pledged as collateral) and all proceeds thereof. As consideration for the Second Forbearance Agreement and the Bess 2025 Note, pursuant to that certain Guaranty, Pledge and Repayment Agreement, dated as of January 2, 2025, Burkhan LLC has further guaranteed the Sponsor’s obligations with respect to the Bess 2024 Note and Bess 2025 Note and pledged as security for such obligations, 2.0 million shares of Class A Stock. As of January 13, 2025, the forbearance period under the Second Forbearance Agreement has not expired or been terminated.

Secured Promissory Note and Pledge Agreement

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of $8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor agreed to pay certain of the Acquiror Transaction Expenses (as defined in the Merger Agreement) set forth in the Sponsor Note. As consideration for entry into the Sponsor Note, the Company issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note. The Sponsor is obligated to pay the Acquiror Transaction Expenses set forth in the Sponsor Note within ninety days after the date that the Sponsor Note Shares have been registered for resale under the Securities Act. The Sponsor granted a first priority security interest in, and pledged, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under this Sponsor Note. Additionally, in the event that the Company is required to pay any of the Acquiror Transaction Expenses subject to the Sponsor Note, the Sponsor is obligated to reimburse the Company for such payments within 90 days of such payment by the Company.

Procedures with Respect to Review and Approval of Related Person Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Director and Officer Indemnification

Our certificate of incorporation and our bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our board of directors and several of our officers.

Certain Relationships and Related Party Transactions—Legacy Blaize

Preferred Stock Conversion and ExchangeLegacy Blaize was a party to the P2P NPA, pursuant to which Legacy Blaize issued, in accordance with the exchange formula therein and the subsequent rights offering completed in November 2023 (the “Rights Offering”), the following shadow preferred shares: (i) an aggregate of 2,020,309 shares of Legacy Blaize Series Seed Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Blaize Series Seed Preferred Stock; (ii) an aggregate of 4,573,935 shares of Legacy Blaize Series A Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series A Preferred Stock; (iii) an aggregate of 12,234,661 shares of Legacy Blaize Series B Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series B Preferred Stock; (iv) an aggregate of 10,211,548 shares of Legacy Blaize Series C Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series C Preferred Stock; (v) an aggregate of 239,405 shares of Legacy Blaize Series D Exchange Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series D Exchange Preferred Stock; (vi) an aggregate of 3,990,707 shares of Legacy Blaize Series D Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series D Preferred Stock; (vii) an aggregate of 3,662,318 shares of Legacy Blaize Series D-1 Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series D-1 Preferred Stock; and (viii) an aggregate of 7,561,820 shares of Legacy Blaize Series D-2 Shadow Preferred Stock in exchange for Legacy Blaize’s common stock acquired upon conversion of Legacy Blaize Series D-2 Preferred Stock (collectively, the “Conversion and Exchange”). Collectively, Legacy Blaize issued P2P Notes in connection with the Conversion and Exchange in the aggregate principal amount of $12.2 million, plus interest.

Common Rights Offering

In connection with the P2P NPA, Legacy Blaize completed the Rights Offering in November 2023, whereby any common stockholder of Legacy Blaize that held shares of common stock as of immediately prior to the 10:1 reverse stock split completed in November 2022 had the opportunity to purchase a pro-rata portion of the P2P Notes and partially or fully undo the effects of the reverse stock split. The P2P Notes bore simple interest at a rate of ten percent (10%) and, unless converted earlier into shares pursuant to the P2P NPA, was payable on the earlier of (i) immediately prior to Legacy Blaize’s consummation of a transaction defined as a “Liquidation Event” in the Certificate of Incorporation of Legacy Blaize or (ii) an event of default with respect to the P2P Notes. Proceeds received under the Rights Offering totaled $0.1 million. Under the Rights Offering, Satyaki Koneru, the Chief Technical Officer of Blaize, purchased a P2P Note in the aggregate principal amount of $28,924.76; Ke Yin, the Vice President of Engineering of Legacy Blaize purchased a P2P Note in the aggregate principal amount of $28,924.76; and Dinakar Munagala, Chief Executive Officer and a member of the Legacy Blaize board of directors, purchased two P2P Notes in the aggregate principal amounts of $19,637.14 and $7,797.04, respectively. Since January 1, 2023, the largest aggregate amount of principal outstanding under the P2P Notes was approximately $12.4 million, and no amount of principal or interest has been paid under the P2P Notes. As of June 24, 2024, Legacy Blaize had approximately $12.4 million in borrowings outstanding under the P2P Notes, inclusive of P2P Notes issued under the Rights Offering.

Investors’ Rights Agreement

Legacy Blaize was a party to the Amended and Restated Investors’ Rights Agreement, dated September 19, 2022, as amended by that certain Omnibus Amendment and Agreement, dated December 8, 2022, which provided, among other things, that certain holders of its capital stock, including entities affiliated with NSITEXE and DENSO, each of which is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and Franklin Funds (each of which held within Blaize’s last fiscal year more than 5% of Blaize’s outstanding capital stock) and Dinakar Munagala, Chief Executive Officer and a member of the Legacy Blaize board of directors, had the right to demand that Legacy Blaize file a registration statement or request that their shares of Legacy

Blaize capital stock be covered by a registration statement that Blaize is otherwise filing. This agreement was terminated upon completion of the Business Combination.

First Refusal and Co-Sale Agreement

Pursuant to certain agreements with its stockholders, including the Amended and Restated First Refusal and Co-sale Agreement, dated September 19, 2022, as amended by that certain Omnibus Amendment and Agreement, dated December 8, 2022 (the “ROFR Agreement”), Legacy Blaize or its assignees had the right to (i) purchase shares of Legacy Blaize capital stock which certain stockholders propose to sell to other parties and (ii) participate in the sale of shares of Legacy Blaize capital stock alongside certain stockholders. Certain holders of Legacy Blaize capital stock, including entities affiliated with NSITEXE and DENSO, each of which is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and Franklin Funds (each of which held within Blaize’s last fiscal year more than 5% of Blaize’s outstanding capital stock) and Dinakar Munagala, Chief Executive Officer and Director of Legacy Blaize, had rights of first refusal and co-sale under the ROFR Agreement. The ROFR Agreement was terminated upon completion of the Business Combination.

Voting Agreement

Legacy Blaize was a party to the Amended and Restated Voting Agreement, dated September 19, 2022, as amended by that certain Omnibus Amendment and Agreement, dated December 8, 2022, and as further amended by that certain Amendment, dated July 3, 2023, pursuant to which certain holders of its capital stock, including entities affiliated with NSITEXE and DENSO, each of which is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and Franklin Funds (each of which held within Blaize’s last fiscal year more than 5% of Blaize’s outstanding capital stock) and Dinakar Munagala, Chief Executive Officer and a member of the Legacy Blaize board of directors, agreed to vote their shares of our capital stock on certain matters, including with respect to the board size and the election of directors. This agreement was terminated upon completion of the Business Combination.

Stockholder Support Agreement

Legacy Blaize was a party to the Stockholder Support Agreement, dated December 22, 2023 (the “Company Support Agreement”), pursuant to which certain holders of its capital stock, including Dinakar Munagala, Chief Executive Officer and a member of the Legacy Blaize board of directors, and entities affiliated with NSITEXE and DENSO, which are affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and Franklin Funds (each of which held within Blaize’s last fiscal year more than 5% of Blaize’s outstanding capital stock) agreed to, among other things: (i) support and vote in favor of (a) the approval and adoption of the Merger Agreement and the Business Combination, (b) the conversion of each issued and outstanding share of Legacy Blaize Preferred Stock into one share of Legacy Blaize Common Stock as of immediately prior to the Effective Time, and (c) any other circumstances upon which a consent or other approval with respect to the Merger Agreement and the Business Combination; (ii) vote against and withhold consent with respect to any Company Acquisition Proposal or other business combination transaction (other than the Merger Agreement and the Business Combination); (iii) vote against any proposal, action or agreement that would (a) impede, frustrate, prevent or nullify any provision of the Company Support Agreement, the Merger Agreement or the timely consummation of the Merger, (b) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Legacy Blaize under the Merger Agreement, (c) result in any of the conditions set forth in the Merger Agreement not being fulfilled, or (d) result in a breach of any covenant, representation or warranty or other obligation or agreement of such stockholder contained in the Company Support Agreement; and (iv) be bound by certain other covenants and agreements related to the Business Combination, including a restriction on the transfer of the Legacy Blaize Capital Stock, subject to certain exceptions, and termination of certain stockholder agreements and other affiliate agreements of Legacy Blaize. This agreement was terminated upon completion of the Business Combination.

Side Letters

In connection with the Bess Note (as defined below), pursuant to which Legacy Blaize borrowed an aggregate principal amount of $5,000,000 from Bess Ventures, Legacy Blaize and Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock, entered into a Management and Board Observer Rights Agreement, dated as of July 3, 2023 (the “Bess Side Letter”), pursuant to which Legacy Blaize agreed to grant certain management consultation rights, access to books and records rights, inspection rights and board observer rights to Bess Ventures. The Bess Side Letter was terminated upon completion of the Business Combination.

In connection with the Note Purchase and Exchange Agreement, pursuant to which Legacy Blaize has borrowed an aggregate principal amount of $634,489.56 in aggregate from Franklin Funds, Legacy Blaize and Franklin Advisers, Inc., as the investment manager on behalf of Franklin Funds, which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock (collectively, the “Franklin Parties”), entered into a Side Letter, dated as of January 19, 2023 (the “Franklin P2P Side Letter”), pursuant to which Legacy Blaize agreed to waive the lock-up provisions applicable to Legacy Blaize’s common stock or its convertible securities acquired by the Franklin Parties following the effective date of the first firm commitment underwritten public offering of Legacy Blaize’s securities. The Franklin P2P Side Letter was terminated upon completion of the Business Combination.

In connection with the Note Purchase Agreement, dated as of July 3, 2023 (as amended and restated on April 22, 2024, the “Amended and Restated Note Purchase Agreement”), pursuant to which Legacy Blaize borrowed an aggregate principal amount of $2,000,000 in aggregate from Franklin Funds, Legacy Blaize and the Franklin Parties, entered into a Side Letter, dated as of August 23, 2023 (the “Franklin 2023 Side Letter”), pursuant to which Legacy Blaize has agreed to the satisfaction of certain investment obligations of the Franklin Parties, and to waive the lock-up provisions applicable to Legacy Blaize’s common stock or its convertible securities acquired by the Franklin Parties following the effective date of the first firm commitment underwritten public offering of Legacy Blaize’s securities. The Franklin 2023 Side Letter was terminated upon completion of the Business Combination.

Legacy Blaize was a party to the Notice of Restricted Stock Unit Award, dated as of July 3, 2023 (the “Bess RSU Agreement”), pursuant to which Legacy Blaize granted under the 2011 Stock Plan an award of 6,000,000 restricted stock units representing common stock of Legacy Blaize (the “Bess RSUs”), with a deemed grant date value of $2.6 million and an additional value of $1.7 million associated with a subsequent acceleration of vesting, to Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock. The Bess RSUs are subject to various anti-dilution protections, and under their original terms vested upon the earlier to occur of (i) July 3, 2024, provided that Bess Ventures remained in continuous service as an employee, consultant or outside director through such date or (ii) Blaize’s completion of an initial public offering, a SPAC IPO (as defined in the Bess RSU Agreement), direct listing or sale event. On December 20, 2023, the Legacy Blaize Board unanimously approved a modification to the Bess RSU terms to immediately accelerate the vesting of the 6.0 million awards outstanding and issue 6.0 million shares of common stock, which were otherwise set to fully vest on July 3, 2024 on the terms of the Bess RSU Agreement.

Administrative and Operating Agreements

Legacy Blaize was a party to a Long-Term Joint Development Agreement with an affiliate of a certain related party, dated as of February 15, 2022, pursuant to which Legacy Blaize and an affiliate of a certain related party, which held more than 5% of Legacy Blaize’s outstanding capital stock within Legacy Blaize’s last fiscal year and is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, agreed to jointly develop AI solutions based on one or more Blaize Products and market and sell the AI solutions to customers in various automotive market segments until the end of December 2029. Legacy Blaize has not recognized any revenue to date associated with the Long-Term Joint Development Agreement as it has yet to be commercialized. Legacy Blaize expected commercialization of the Long-Term Joint Development Agreement to begin in 2025.

Intercompany Transactions, Accounts Payable and Account Receivable

Pursuant to an Intercompany Service Agreement, dated February 25, 2020, by and between Legacy Blaize and Blaize New Computing Technologies India Private Limited, a subsidiary of Legacy Blaize (“Blaize India”), Blaize India agreed to provide software development services to Legacy Blaize in exchange for a fee equal to Blaize India’s costs plus a markup of approximately 15%. The Intercompany Service Agreement remains in effect and the amounts paid by Blaize to Blaize India under this agreement were approximately $10.2 million, $11.5 million, $15.8 million and $15.9 million for the nine months ended September 30, 2024 and the fiscal years ended December 31, 2023, 2022 and 2021, respectively.

Legacy Blaize is a party to the Research and Development Services Agreement, dated as of June 15, 2019, pursuant to which Blaize U.K. Limited f/k/a ThinCI Limited, a subsidiary of Legacy Blaize (“Blaize UK”), has agreed to perform certain research and development services for Legacy Blaize in exchange for a grant of a limited intellectual property license and a fee equal to the amount of Blaize UK’s costs plus an appropriate markup, which is amended from time to time as necessary to reflect market pricing. The Research and Development Services Agreement remains in effect and the amounts paid by Legacy Blaize to Blaize UK under this agreement were approximately $5.0 million, $6.1 million, $7.7 million and $8.6 million for the nine months ended September 30, 2024 and the fiscal years ended December 31, 2023, 2022 and 2021, respectively.

Licensing and Trademark Agreements

Legacy Blaize was a party to the Blaize-DENSO Compiler Project Statement of Work, dated as of February 4, 2024, pursuant to which DENSO Corporation, an affiliate of Legacy Blaize which beneficially owns more than 5% of Blaize’s outstanding capital stock through its subsidiary, DENSO, and is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, agreed to jointly develop certain AI projects with Legacy Blaize. The approximate dollar value of the amount involved in the transaction is $326,658.60.

Related Party Loans

Legacy Blaize is a party to that certain intercompany Loan Agreement, dated June 14, 2019, between Blaize, Inc. (formerly known as M/s ThinCI Inc.), as lender, and Blaize New Computing Technologies India Private Limited (formerly known as M/s ThinCI Semiconductor Technologies India Private Limited), as borrower, in the initial principal amount of $4,462,416 (the “Blaize India Loan”). The Blaize India Loan bore simple interest at a rate of 7.99 percent (7.99%) and was payable within seven (7) working days from the expiry of interest period of six consecutive months. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Blaize India Loan was $3,569,932. The amount of principal and interest paid under the Blaize India Loan since the inception of loan to date amounts to $1,784,969 and $505,190, respectively. As of September 30, 2024, Blaize India had $2,677,448 of borrowings outstanding under the Blaize India Loan.

Legacy Blaize was a party to the Note Purchase and Exchange Agreement, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $12,244,033.56 from certain holders of its capital stock, including the following related persons and their affiliated entities: (i) $2,312,010.00 from Anderson Investments (the related note, the “Anderson Note”), which currently holds more than 5% of Legacy Blaize’s outstanding capital stock, (ii) $3,280,853.00 from DENSO Corporation (the related note, the “DENSO Note”), an affiliate of Legacy Blaize which beneficially owns more than 5% of Legacy Blaize’s outstanding capital stock together with its subsidiary, DENSO, and is affiliated with a member of the Legacy Blaize board of directors, Tony Cannestra, and

(iii) $634,489.56 in aggregate from Franklin Funds (the related notes, the “Franklin 2022 Notes”), which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock. The notes issued pursuant to such Note Purchase and Exchange Agreement are convertible, bear simple interest at a rate of ten percent (10%) and are payable on the earlier of (i) Legacy Blaize’s consummation of a transaction defined as a “Liquidation Event” in the Certificate of Incorporation of Blaize or (ii) an event of default with respect to the notes. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Anderson Note was $2,312,010.00, and no amount of principal or interest has been paid under the Anderson Note. As of September 30, 2024, Legacy Blaize had $2,312,010.00 of borrowings outstanding under the Anderson Note. Since January 1, 2023, the largest aggregate amount of principal outstanding under the DENSO Note was $3,280,853.00, and no amount of principal or interest has been paid under the DENSO Note. As of September 30, 2024, Legacy Blaize had $3,280,853.00 of borrowings outstanding under the DENSO Note. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Franklin 2022 Notes was $634,489.56, and no amount of principal or interest has been paid under the Franklin 2022 Notes. As of September 30, 2024, Legacy Blaize had $634,489.56 of borrowings outstanding under the Franklin 2022 Notes.

In connection with the Note Purchase and Exchange Agreement, warrants previously granted on September 19, 2022 to purchase Legacy Blaize Series D-2 preferred stock were amended to be exercisable into Legacy Blaize Series D-2 Shadow Preferred Stock. Of these warrants, Bess Ventures held a warrant exercisable into 416,769 shares of Legacy Blaize Series D-2 Shadow Preferred Stock and the Franklin Funds held four warrants exercisable into 155,040 Legacy Blaize Series D-2 Shadow Preferred Stock. In connection the Note Purchase and Exchange Agreement, warrants previously granted on February 28, 2021 and November 9, 2021 to purchase Legacy Blaize Series D preferred stock were amended to be exercisable into Legacy Blaize Series D Shadow Preferred Stock. Of these warrants, the Franklin Funds held four warrants exercisable for an aggregate of 287,289 shares of Series D Shadow Preferred Stock (the “Series D Warrants”). These Series D Warrants expired on February 28, 2024 in accordance with their terms.

Legacy Blaize was a party to the Amended and Restated Note Purchase Agreement pursuant to which Legacy Blaize borrowed an aggregate principal amount of approximately $122.9 million from certain holders of its capital stock, including the following related persons and their affiliated entities: (i) $99.4 million from the RT Parties, (ii) $5,000,000 from Bess Ventures (the related note, the “Bess Note”), which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock, (iii) $2,000,000 in aggregate from Franklin Funds (the related notes, the “Franklin Notes”), which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock and (iv) $16,500,000 from the Sponsor (the related notes, the “Sponsor Notes”), which currently holds more than 5% of Legacy Blaize’s outstanding capital stock. The notes issued pursuant to such Amended and Restated Note Purchase Agreement are convertible, bear interest at a rate of ten percent (10%) compounded annually and are payable on the earlier of (i) Legacy Blaize’s consummation of a transaction defined as a “Liquidation Event” in the Certificate of Incorporation of Legacy Blaize, (ii) an event of default with respect to the note or (iii) January 3, 2025. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Bess Note was $5,000,000, and no amount of principal or interest has been paid under the Bess Note. As of September 30, 2024, Legacy Blaize had $5,000,000 of borrowings outstanding under the Bess Note. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Franklin Notes was $2,000,000, and no amount of principal or interest has been paid under the Franklin Notes. As of September 30, 2024, Legacy Blaize had $2,000,000 of borrowings outstanding under the Franklin Notes. Since January 1, 2023, the largest aggregate amount of principal outstanding under the Sponsor Notes was $16,500,000, and no amount of principal or interest has been paid under the Sponsor Notes. As of September 30, 2024, Legacy Blaize had $16,500,000 of borrowings outstanding under the Sponsor Notes.

In connection with the Amended and Restated Note Purchase Agreement, the noteholders were also granted warrants to purchase shares of Blaize preferred stock, with Bess Ventures receiving a warrant to purchase shares of Legacy Blaize preferred stock, dated September 19, 2022, exercisable for an aggregate of 416,769 shares of Legacy Blaize Series D-2 Preferred Stock, and the Franklin Funds receiving four (4) warrants to purchase shares of Legacy Blaize preferred stock, with two (2) dated February 28, 2021 and two (2) dated November 9, 2021, exercisable for an aggregate of 287,289 shares of Legacy Blaize Series D Preferred Stock (the “Franklin Warrants”). The Franklin Warrants expired on February 28, 2024 in accordance with their terms.

The obligations due under the Amended and Restated Note Purchase Agreement and the Bess Note are secured by the Amended and Restated Security Agreement, dated as of April 22, 2024 (the “A&R Security Agreement”) and the Intellectual Property Security Agreement, dated as of July 3, 2023 (the “IP Security Agreement”), pursuant to which Legacy Blaize granted, respectively, (i) a continuing security interest in and lien on all of Legacy Blaize’s property described therein and (ii) a security interest in all of Legacy Blaize’s right, title and interest in, to and under its intellectual property, to certain holders of its capital stock, including the following related persons and their affiliated entities: (a) Bess Ventures, which is affiliated with a member of the Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock, and (b) Franklin Funds, which held within Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock.

Legacy Blaize was a party to the Promissory Note, dated as of November 22, 2023, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $750,000 from Juergen Hambrecht, a member of the board of directors of Legacy Blaize. The note bore simple interest at a rate of twelve percent (12%) and was payable on the earlier of (i) immediately following the receipt of a minimum of $15,000,000 from BurTech and other investors pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of April 22, 2024 or (ii) March 31, 2024. Since January 1, 2023, the largest aggregate amount of principal outstanding under the note was $750,000, the amount of principal paid under the note was $750,000 and the amount of interest paid under the note was $38,466. As of September 30, 2024, Legacy Blaize had no borrowings outstanding under the note.

Legacy Blaize was a party to the Promissory Note, dated as of June 12, 2023, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $175,000 from Juergen Hambrecht, a member of the Legacy Blaize board of directors. The note bore simple interest at a rate of five percent (5%) and was payable on the earlier of (i) immediately following the initial closing of Legacy Blaize’s next convertible note or equity financing with aggregate proceeds of at least $5,000,000 or (ii) June 12, 2024. Since January 1, 2023, the largest aggregate amount of principal outstanding under the note was $175,000, the amount of principal paid under the note was $175,000 and the amount of interest paid under the note was $719. As of September 30, 2024, Legacy Blaize had no borrowings outstanding under the note.

Legacy Blaize was a party to the Promissory Note, dated as of November 22, 2023, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $4,000,000 from Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock. The note bore simple interest at a rate of twelve percent (12%) and was payable on the earlier of (i) immediately following the receipt of a minimum of $15,000,000 from BurTech and other investors pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of April 22, 2024 or (ii) March 31, 2024. Since January 1, 2023, the largest aggregate amount of principal outstanding under the note was $4,000,000, the amount of principal paid under the note was $4,000,000 and the amount of interest paid under the note was $206,466. As of September 30, 2024, Legacy Blaize had no borrowings outstanding under the note.

Legacy Blaize was a party to the Promissory Note, dated as of June 5, 2023, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $175,000 from Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock. The note bore simple interest at a rate of five percent (5%) and was payable on the earlier of (i) immediately following the initial closing of Legacy Blaize’s next convertible note or equity financing with aggregate proceeds of at least $5,000,000 or (ii) June 5, 2024. Since January 1, 2023, the largest aggregate amount of principal outstanding under the note was $175,000, the amount of principal paid under the note was $175,000 and the amount of interest paid under the note was $2,062. As of September 30, 2024, Legacy Blaize had no borrowings outstanding under the note.

Legacy Blaize was a party to the Convertible Promissory Note, dated as of January 19, 2023, pursuant to which Legacy Blaize borrowed an aggregate principal amount of $415,000 from JIH, which is affiliated with a member of the Legacy Blaize board of directors, Juergen Hambrecht. The note bore simple interest at a rate of ten percent (10%) and, unless converted earlier into shares pursuant to the Note Purchase and Exchange Agreement, was payable on the earlier of (i) immediately prior to Legacy Blaize’s consummation of a transaction defined as a “Liquidation Event” in the Certificate of Incorporation of Legacy Blaize or (ii) an event of default with respect to the notes. Since January 1, 2023, the largest aggregate amount of principal outstanding under the note was $415,000, and no amount of principal or interest has been paid under the note. As of September 30, 2024, Legacy Blaize had $415,000 in borrowings outstanding under the note. Bess Ventures, which held within Legacy Blaize’s last fiscal year more than 5% of Legacy Blaize’s outstanding capital stock and is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, is a party to the Promissory Note Agreement, dated as of January 19, 2024 (the “Bess 2024 Note”), pursuant to which the Sponsor, which currently holds more than 5% of Legacy Blaize’s outstanding capital stock, borrowed an aggregate principal amount of $13,000,000 from Bess Ventures, which is affiliated with a member of the Legacy Blaize board of directors, Lane Bess, and currently holds more than 5% of Legacy Blaize’s outstanding capital stock, in exchange for 500,000 shares of BurTech Class A Common Stock. The Bess 2024 Note bore simple interest at a rate of ten percent (10%) and was payable on the earlier of (i) March 31, 2024 or (ii) the first business day following the date upon which the Sponsor has received from and after January 1, 2024 aggregate net proceeds from its investors in an amount of $25,000,000. Following the due date of March 31, 2024, interest at the default rate of fifteen percent (15%) began to accrue on the principal and unpaid interest obligations. As of October 1, 2024, the aggregate amount outstanding under the Bess 2024 Note is approximately $14.2 million, and no payments or interest or principal on the loan have been paid. Further, pursuant to an agreement between the Sponsor and Bess Ventures, the Sponsor shall transfer 500,000 shares of Common Stock following the six (6) month anniversary of the closing of the Business Combination and in connection with the termination of the post-closing lock-up obligations of each of the Sponsor and Bess Ventures. The obligations due under the Bess 2024 Note are secured by the Security Agreement, dated as of January 19, 2024 (the “Bess Security Agreement”), pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, including (i) Sponsor’s interest in its P2P Note pursuant to the Note Purchase Agreement, in an aggregate principal amount up to $13.0 million, (ii) any securities issued upon the conversion thereof, (iii) all of Sponsor’s rights, title and interests under the Note Purchase Agreement, the A&R Security Agreement, the IP Security Agreement, and all other financing statements, agreements, instruments and documents granting, perfecting or protecting a security interest in Legacy Blaize’s assets to secure the P2P Notes and (iv) all proceeds of each of the foregoing.

In connection with the Bess Security Agreement, pursuant to which the Sponsor’s obligations due under the Bess 2024 Note (with an aggregate principal amount of $13.0 million) are secured by all of the Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, the Sponsor, Bess Ventures and Legacy Blaize entered into a Letter Agreement, dated as of February 15, 2024 (the “Bess Letter Agreement”), pursuant to which Legacy Blaize acknowledged and agreed to the grant of security and the obligations set forth in the Bess Security Agreement and other related loan documents, and further agreed to comply with certain instructions and procedures as set forth therein. As of April 1, 2024, Sponsor was in default of the repayment terms in connection with the Bess 2024 Note, the Bess Security Agreement and the Bess Letter Agreement as a result of its failure to make a timely repayment of the outstanding balance that was due on March 31, 2024.

On September 16, 2024, Bess Ventures and the Sponsor entered into a forbearance agreement, in connection with which Bess Ventures agreed to forbear from the exercise of its remedies under the Bess 2024 Note, the Bess Security Agreement and the related loan documents until the earlier of (i) January 6, 2025 or (ii) the date that is 45 days following the consummation of the Business Combination.

On January 2, 2025, Bess Ventures and the Sponsor entered into several related transactions including (i) a second forbearance agreement (the “Second Forbearance Agreement”), in connection with which Bess Ventures agreed to extend the forbearance period with respect to the Bess 2024 Note to February 5, 2025 in exchange for certain additional collateral including the pledge by the Sponsor of 3.0 million Class A Stock (representing the 1.0 million shares required to be transferred to Bess Ventures under the Bess 2024 Note and 2.0 million other shares pledged as collateral under the Security Agreement (as defined below)), and (ii) that certain Promissory Note, pursuant to which Bess Ventures loaned $12.0 million to the Sponsor which loan is interest free prior to its maturity on February 20, 2025 and includes the obligation to transfer 500,000 shares of Class A Stock to Bess Ventures (the “Bess 2025 Note”). The obligations due under the Bess 2025 Note are secured by the Security Agreement, dated as of January 2, 2025, pursuant to which the Sponsor has granted a security interest in all of Sponsor’s right, title and interest in and to the personal property and assets, whether now owned or hereafter acquired, set forth in Exhibit A thereto, including 2.5 million shares in Class A Stock (representing the 500,000 shares required to be transferred to Bess Ventures under the Bess 2025 Note and 2 million other shares pledged as collateral) and all proceeds thereof. As consideration for the Second Forbearance Agreement and the Bess 2025 Note, pursuant to that certain Guaranty, Pledge and Repayment Agreement, dated as of January 2, 2025, Burkhan LLC has further guaranteed the Sponsor’s obligations with respect to the Bess 2024 Note and Bess 2025 Note and pledged as security for such obligations, 2.0 million shares of Class A Stock. As of January 13, 2025, the forbearance period under the Second Forbearance Agreement has not expired or been terminated.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Blaize Holdings, Inc., 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762.

The beneficial ownership of our Common Stock is based on 101,588,967 shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Initial Shares as described above and the consummation of the NRA Financing and Private Placements.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Bess Ventures and Advisory, LLC(1)	9,574,251	9.40%
Funds affiliated with Rizvi Traverse CI Manager, LLC(2)	7,439,433	7.32%
Ava Investors SA(3)	17,716,892	17.44%
Sponsor and related parties(4)	12,345,767	12.15%
Funds affiliated with DENSO(5)	9,195,111	9.05%
Anderson Investments Pte. Ltd.(6)	6,353,023	6.25%
Directors and Named Executive Officers:
Lane M. Bess(1)	9,574,251	9.40%
Tony Cannestra(7)	733,350	*
Edward Frank(8)	722,035	*
Juergen Hambrecht(9)	722,035	*
Dinakar Munagala(10)	3,421,625	3.28%
Harminder Sehmi(11)	506,514	*
Santiago Fernandez-Gomez(12)	819,683	*
Val Cook(13)	1,054,038	1.03%
George de Urioste	—	0.0%
Yoshiaki Fujimori	—	0.0%

Directors and named executive officers as a group (10 individuals)	17,553,531	17.13%

*	Less than one percent.
(1)

Consists of (a) 8,946,783 shares of Common Stock held by Bess Ventures, (b) 389,968 shares of Common Stock held by the Trust and (c) 237,500 shares of Common Stock underlying options exercisable within 60 days of the Closing. Lane M. Bess is the (i) managing member and owner of Bess Ventures and (ii) the Investment Fiduciary of the Trust. Lane M. Bess may be deemed to be the beneficial owner of the shares of

Blaize capital stock beneficially owned by Bess Ventures and the Trust. The address of Bess Ventures is c/o Lane M. Bess, 1928 Sunset Harbor Drive, Miami Beach, FL 33139. The address of the Trust is 255 Alhambra Circle, Ste 333, Coral Gables, FL 33134.
(2)

Consists of (a) 1,211,952 shares of Common Stock held by RT-AI II, LLC, (b) 842,890 shares of Common Stock held by RT-AI III, LLC, (c) 2,548,556 shares of Common Stock held by RT-AI IV LLC, (d) 836,035 shares of Common Stock held by RT-AI V LLC (collectively, the “RT Funds”) and (e) 2,000,000 shares of Common Stock held by Rizvi Master LLC (“Rizvi Master”). Rizvi Traverse CI Manager, LLC (“RTCIM”) is the manager of each of the RT Funds. Mr. Suhail Rizvi is the manager of RTCIM and Rizvi Master. Mr. Rizvi may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by the RT Funds and Rizvi Master, but disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the RT Funds and Rizvi Master is c/o Rizvi Traverse CI Manager, LLC, 801 Northpoint Parkway, Suite 129, West Palm Beach, FL 33407.

(3)

Consists of 17,716,892 shares of Common Stock held by Ava Private Markets Sarl (“Ava Private Markets”) and affiliates. Ava Investors SA is the investment manager of Ava Private Markets and exercises investment power with respect to the securities held by Ava Private Markets. Barthelemy Debray, Raphaëlle Mahieu and Benjamin Hazan may be deemed to exercise investment power with respect to the securities. Each of the persons above disclaims any beneficial ownership of the securities, except to the extent of any pecuniary interest therein. The address of each of the persons above is c/o Ava Investors SA, Rue du Rhône 78, 1204 Geneva, Switzerland.

(4)

Consists of 12,345,767 shares of Common Stock held by the Sponsor and related parties. BurTech LP LLC, the Sponsor, is the record holder of the securities reported herein. Shahal Khan, Patrick Orlando and Roman Livson are the managing members of our sponsor. By virtue of this relationship, Messrs. Khan, Orlando and Livson may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Messrs. Khan, Orlando and Livson disclaim any beneficial ownership except to the extent of their pecuniary interest in such securities. The address of the Sponsor and related parties is c/o BurTech Acquisition Corp., 1300 Pennsylvania Ave NW, Suite 700, Washington, DC 20004.

(5)

Consists of (a) 4,673,746 shares of Common Stock held by DENSO Corporation and (b) 4,521,365 shares of Common Stock held by DENSO International America, Inc. DENSO International America Inc. is a direct wholly owned subsidiary of DENSO Corporation, and therefore, investment or voting power regarding shares held by DENSO International America Inc. is made by DENSO Corporation. In such capacity, DENSO Corporation may be deemed to have voting and investment power over the shares held by DENSO International America Inc. as well as shares held directly by DENSO Corporation. Investment and voting decisions regarding such shares are made by the board of directors of DENSO Corporation upon a recommendation by management, acting by majority vote and, as a result, no individual member of the board of directors acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the board of directors is subject to change from time to time. The board of directors currently consists of Koji Arima, Shinnosuke Hayashi, Yasushi Matsui, Yasuhiko Yamazaki, Akio Toyoda, Shigeki Kushida, Yuko Mitsuya and Joseph P. Schmelzeis Jr. Each of the members of the board of directors of DENSO Corporation disclaims beneficial ownership of such shares. The address of each of DENSO International America, Inc. and DENSO Corporation is 24777 Denso Dr, Southfield, MI 48033 and 1Chome-1 Showacho, Kariya, Aichi 448-0029, Japan, respectively.

(6)

Consists of 6,353,023 shares of Common Stock held by Anderson. Anderson is a direct wholly owned subsidiary of Thomson, which in turn is a direct wholly owned subsidiary of Tembusu, which in turn is a direct wholly owned subsidiary of Temasek and may be deemed to share voting and investment power over the shares held by Anderson. In such capacities, each of Temasek, Tembusu and Thomson may be deemed to share voting and investment power over the shares held by Anderson. Investment and voting decisions regarding such shares are made by an investment committee of Temasek, acting by majority vote and, as a result, no individual investment committee member acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the investment committee is subject to change from time to time. The investment committee currently consists of Dilhan Pillay, Chia Song Hwee, Nagi Hamiyeh, Ravi Lambah, Rohit Sipahimalani, Uwe Krueger, Wu Yibing, Png Chin Yee, John Marren, Alpin Mehta, Suranjan Mukherjee, Martin Fichtner and Anuj Maheshwari. Each of the members of the investment committee disclaims beneficial ownership of such shares. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18, The Atrium@Orchard, Singapore 238891.
(7)	Consists of 733,350 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(8)	Consists of 722,035 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(9)	Consists of 722,035 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(10)	Consists of (a) 553,422 shares of Common Stock held directly by Dinakar Munagala and (b) 2,868,203 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(11)	Consists of 506,514 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(12)	Consists of 819,683 shares of Common Stock underlying options exercisable within 60 days of the Closing.
(13)	Consists of 1,054,038 shares of Common Stock underlying options exercisable within 60 days of the Closing.

SELLING SECURITYHOLDERS

This prospectus relates to (i) the resale of 54,536,826 shares of Common Stock issued in connection with the Business Combination by certain of the Selling Securityholders, (ii) the resale of 1,540,300 shares of Common Stock issued in the PIPE Investment by certain of the Selling Securityholders, (iii) the resale of 750,000 shares of Common Stock issued in connection with the Sponsor Note by certain of the Selling Securityholders, (iv) the issuance by us and resale of 28,049,416 shares of common stock reserved for issuance upon the exercise of options to purchase common stock, (v) the issuance by us and resale of 3,630,400 shares of common stock reserved for issuance upon the settlement of restricted stock units, (vi) the resale of up to 898,250 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants (as defined below) (which were originally issued at a price of $1.00 per Warrant) at an exercise price of $11.50 per share by certain of the selling securityholders named in this prospectus, (vii) the resale of 82,166 shares of Common Stock issued to certain capital markets advisors as deferred compensation in satisfaction of transaction fees for acting as a financial advisor by certain of the Selling Securityholders and (viii) the resale of up to 50,000 shares of Common Stock that are issuable upon the exercise of the CMA Warrants at an exercise price of $11.50 per share by a certain selling securityholder named in this prospectus.

This prospectus also relates to the issuance by us of an aggregate of up to 29,698,250 shares of our Common Stock, which consists of (i) up to 898,250 shares of Common Stock that are issuable upon the exercise of 898,250 Private Placement Warrants originally issued in a private placement in connection with the BurTech IPO, by the holders thereof, (ii) up to 28,750,000 shares of Common Stock that are issuable upon the exercise of 28,750,000 Public Warrants originally issued in the BurTech IPO, by the holders thereof and (iii) up to 50,000 shares of Common Stock that are issuable upon the exercise of the CMA Warrants at an exercise price of $11.50 per share by the holder thereof.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus. The table does not include (i) the issuance by us and resale of 28,049,416 shares of common stock reserved for issuance upon the exercise of options to purchase common stock or (ii) the issuance by us and resale of 3,630,400 shares of common stock reserved for issuance upon the settlement of restricted stock units, each of which is also covered by this prospectus.

Unless otherwise noted, the address of each Selling Securityholder is c/o Blaize Holdings, Inc., 4659 Golden Foothill Parkway, Suite 206, El Dorado Hills, CA 95762. Percentage ownership is based on 101,588,967 shares of Common Stock and 29,698,250 Warrants outstanding as of January 16, 2025.

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
Anderson Investments Pte. Ltd.(3)	6,353,023	—	6,353,023	—	—	—	—	—
Ava Investors SA and affiliates(4)	17,716,892	—	17,716,892	—	—	—	—	—
Bess Ventures and Advisory, LLC(5)	9,336,751	—	9,336,751	—	—	—	—	—
BurTech LP LLC(6)	8,229,379	242,875	8,229,379	242,875	—	—	—	—
Funds affiliated with DENSO(7)	9,195,111	—	9,195,111	—	—	—	—	—
Keep a Child Alive, Inc.(8)	319,125	—	319,125	—	—	—	—	—
F&M Star Alliance, Inc.(9)	448,393	—	448,393	—	—	—	—	—
Dinakar Munagala(10)	553,422	—	553,422	—	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
U&L Holdings, LLC(11)	306,217	—	306,217	—	—	—	—	—
The James G. Horian Living Trust, established September 16, 2014(12)	50,000	—	50,000	—	—	—	—	—
The Fred Ezra Revocable Trust(13)	50,000	—	50,000	—	—	—	—	—
Hari Mukkala(14)	1,500	—	1,500	—	—	—	—	—
Madderla Kumar(15)	1,000	—	1,000	—	—	—	—	—
Venkata Srirama(16)	1,000	—	1,000	—	—	—	—	—
Kiran Vemuri(17)	1,000	—	1,000	—	—	—	—	—
Satheesh Bommakanti(18)	1,000	—	1,000	—	—	—	—	—
Vikram Nagulakonda(19)	1,000	—	1,000	—	—	—	—	—
Venkatesh Ganga(20)	500	—	500	—	—	—	—	—
Pradeep Kowkutla(21)	1,000	—	1,000	—	—	—	—	—
Nagaraja Krovi(22)	1,500	—	1,500	—	—	—	—	—
Reema Gupta(23)	10,000	—	10,000	—	—	—	—	—
Khailee Ng(24)	2,000	—	2,000	—	—	—	—	—
Shravan Parag Kodimela(25)	10,000	—	10,000	—	—	—	—	—
Nachiketa Sawrikar(26)	2,500	—	2,500	—	—	—	—	—
Ashwin Thirunahari(27)	1,000	—	1,000	—	—	—	—	—
Vijay Sar-Dessai(28)	200	—	200	—	—	—	—	—
Vipin Boyanapalli(29)	2,000	—	2,000	—	—	—	—	—
Mohit Sabharwal(30)	300	—	300	—	—	—	—	—
Srinivas Pratapa(31)	900	—	900	—	—	—	—	—
Jayalakshmi Badiga(32)	900	—	900	—	—	—	—	—
Swapna Yasarapu(33)	500	—	500	—	—	—	—	—
Arun Kalluri(34)	500	—	500	—	—	—	—	—
Shiloh Produce, Inc.(35)	9,632	9,632	9,632	9,632	—	—	—	—
Scott E. Lowy & Laura Lowy(36)	13,773	13,773	13,773	13,773	—	—	—	—
Laura Lowy IRA(37)	4,142	4,142	4,142	4,142	—	—	—	—
Scott Lowy SEP IRA(38)	4,816	4,816	4,816	4,816	—	—	—	—
Ryan Turner(39)	1,926	1,926	1,926	1,926	—	—	—	—
Harbor City Investments LLC(40)	1,926	1,926	1,926	1,926	—	—	—	—
Adam Siper(41)	1,926	1,926	1,926	1,926	—	—	—	—
Anthony Piccola(42)	1,926	1,926	1,926	1,926	—	—	—	—
David Ide(43)	4,793	4,793	4,793	4,793	—	—	—	—
Thomas Nelson(44)	1,156	1,156	1,156	1,156	—	—	—	—
Melissa Boos(45)	193	193	193	193	—	—	—	—
Michael Thomas(46)	1,547	1,547	1,547	1,547	—	—	—	—
Rick Genderson(47)	674	674	674	674	—	—	—	—
Brian Kelley(48)	1,926	1,926	1,926	1,926	—	—	—	—
Edward J. Mazur Revocable Trust(49)	963	963	963	963	—	—	—	—
Edward Mazur IRA(50)	1,926	1,926	1,926	1,926	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
Avi Suriel(51)	5,963	5,963	5,963	5,963	—	—	—	—
Carlos Hoz De Vila(52)	28,895	28,895	28,895	28,895	—	—	—	—
Stephen Rouleau(53)	963	963	963	963	—	—	—	—
James Schwartz(54)	963	963	963	963	—	—	—	—
Philippe Oga(55)	1,926	1,926	1,926	1,926	—	—	—	—
James E. Hosford, IRA(56)	2,695	2,695	2,695	2,695	—	—	—	—
Michael Ricci Roth IRA(57)	1,926	1,926	1,926	1,926	—	—	—	—
Mark A Hughes & Janet M Hughes(58)	1,926	1,926	1,926	1,926	—	—	—	—
Pierre Yves Methot(59)	4,816	4,816	4,816	4,816	—	—	—	—
Pasquale Filippelli(60)	4,816	4,816	4,816	4,816	—	—	—	—
Francois Gaudreau(61)	9,631	9,631	9,631	9,631	—	—	—	—
723996 NB Inc.(62)	4,816	4,816	4,816	4,816	—	—	—	—
Lujain Holdings Limited(63)	7,705	7,705	7,705	7,705	—	—	—	—
Andrew Beshara (Andrew J Beshara & Mariam M. Manichaikul JTWROS)(64)	1,926	1,926	1,926	1,926	—	—	—	—
Michael Hosford(65)	772	772	772	772	—	—	—	—
Frank R. Vegely IRA(66)	2,885	2,885	2,885	2,885	—	—	—	—
Lorraine Vegely IRA(67)	2,885	2,885	2,885	2,885	—	—	—	—
Loretta Massoud Romano FBO and on behalf of Loretta Massoud Romano Revocable Trust(68)	15,411	15,411	15,411	15,411	—	—	—	—
William Carmean ROTH IRA(69)	771	771	771	771	—	—	—	—
Demetra T Veltsistas Trust(70)	771	771	771	771	—	—	—	—
Jonathan Siegel(71)	23,116	23,116	23,116	23,116	—	—	—	—
Vito Lavopa(72)	771	771	771	771	—	—	—	—
Frank A. Vegely(73)	1,541	1,541	1,541	1,541	—	—	—	—
Harder I Work Luckier I Get LLC(74)	38,527	38,527	38,527	38,527	—	—	—	—
Jeffrey Warmann IRA(75)	771	771	771	771	—	—	—	—
Siripipat Living Trust(76)	1,541	1,541	1,541	1,541	—	—	—	—
Legacy Generation LLC(77)	6,935	6,935	6,935	6,935	—	—	—	—
Scott Stewart(78)	3,853	3,853	3,853	3,853	—	—	—	—
Samantha Gumenick(79)	771	771	771	771	—	—	—	—
Eric Bowman(80)	3,853	3,853	3,853	3,853	—	—	—	—
Nuttall Ventures LLC(81)	771	771	771	771	—	—	—	—
AB Blaize LLC(82)	8,091	8,091	8,091	8,091	—	—	—	—
Carroll Resources, LLC(83)	771	771	771	771	—	—	—	—
Full Stack Investments LLC(84)	1,541	1,541	1,541	1,541	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
Yasser Suleiman Alquwaidi(85)	2,003	2,003	2,003	2,003	—	—	—	—
Ibrahim Almanie(86)	771	771	771	771	—	—	—	—
Gary Moliken(87)	385	385	385	385	—	—	—	—
Brendan Harold(88)	308	308	308	308	—	—	—	—
Stephanie Dupal(89)	308	308	308	308	—	—	—	—
Abdulazis Alongary(90)	771	771	771	771	—	—	—	—
Dale Shilling(91)	15,411	15,411	15,411	15,411	—	—	—	—
Charalampos Antoniu(92)	2,357	2,357	2,357	2,357	—	—	—	—
Codrus Capital AG(93)	1,178	1,178	1,178	1,178	—	—	—	—
Joseph Michalczyk(94)	835	835	835	835	—	—	—	—
KIG Technical Services LLC(95)	1,828	1,828	1,828	1,828	—	—	—	—
Mubashir Khazi(96)	1,148	1,148	1,148	1,148	—	—	—	—
Universal E-Business Solutions(97)	5,009	5,009	5,009	5,009	—	—	—	—
RK Trading I LLC(98)	234,938	9,938	234,938	9,938	—	—	—	—
Spartan Capital Securities, LLC(99)	231,231	131,231	231,231	131,231	—	—	—	—
Vladimir Eskin(100)	20,000	1,667	20,000	1,667	—	—	—	—
Charles Dahan(101)	40,000	3,333	40,000	3,333	—	—	—	—
Ousam El Omari(102)	40,000	3,333	40,000	3,333	—	—	—	—
9325-2443 Quebec Inc.(103)	400,000	33,333	400,000	33,333	—	—	—	—
Derek Jones(104)	90,000	7,500	90,000	7,500	—	—	—	—
Edward Grimpe(105)	24,000	2,000	24,000	2,000	—	—	—	—
Arvinder Kakar(106)	200,000	16,667	200,000	16,667	—	—	—	—
His Highness Sheikh Ahmed Dalmook Al Maktoum(107)	1,200,000	100,000	1,200,000	100,000	—	—	—	—
Ignite Capital Partners, Inc.(108)	80,000	6,667	80,000	6,667	—	—	—	—
Peter Ohler(109)	24,000	2,000	24,000	2,000	—	—	—	—
Michael A. Silverman(110)	30,000	2,500	30,000	2,500	—	—	—	—
Peter W. Janssen(111)	80,000	6,667	80,000	6,667	—	—	—	—
Dennis Saadeh(112)	12,000	1,000	12,000	1,000	—	—	—	—
Trout Lake Enterprises LP(113)	80,000	6,667	80,000	6,667	—	—	—	—
Igor Semenov(114)	480,000	40,000	480,000	40,000	—	—	—	—
Roth Capital Partners, LLC(115)	63,157		63,157		—	—	—	—
Craig-Hallum Capital Group LLC(116)	46,792	—	46,792	—	—	—	—	—
John Lipman(117)	35,000	—	35,000	—	—	—	—	—
Kingswood Capital Partners(118)	25,875	—	25,875	—	—	—	—	—
Scott Silver(119)	79,544	—	79,544	—	—	—	—	—
Finalis, Inc.(120)	6,706	—	6,706	—	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
Fir Tree Value Master Fund LP(121)	8,400	—	8,400	—	—	—	—	—
Fir Tree Capital Opportunity Master Fund LP(122)	5,807	—	5,807	—	—	—	—	—
Fir Tree Capital Opportunity Master Fund III, LP(123)	9,412	—	9,412	—	—	—	—	—
FT SOF XIII (SPAC) Holdings, LLC(124)	40,607	—	40,607	—	—	—	—	—
BOSTON PATRIOT MERRIMACK ST. LLC(125)	84,598	—	84,598	—	—	—	—	—
Kepos Alpha Master Fund L.P.(126)	78,800	—	78,800	—	—	—	—	—
Kepos Special Opportunities Master Fund L.P.(127)	21,200	—	21,200	—	—	—	—	—
James Lee Lapp(128)	10,250	—	10,250	—	—	—	—	—
Mizuho Securities USA LLC(129)	100,000	—	100,000	—	—	—	—	—
Radcliffe SPAC Master Fund L.P.(130)	37,775	—	37,775	—	—	—	—	—
EXOS COLLATERALIZED SPAC HOLDINGS FUND LP(131)	63,565	—	63,565	—	—	—	—	—
EXOS Consolidated SPAC Holdings Fund LP(132)	37,500	—	37,500	—	—	—	—	—
Boothbay Absolute Return Strategies, LP(133)	66,330	—	66,330	—	—	—	—	—
Boothbay Diversified Alpha Master Fund LP(134)	32,670	—	32,670	—	—	—	—	—
Sandia Crest LP(135)	27,501	—	27,501	—	—	—	—	—
Walleye Investment Fund LLC(136)	43,400	—	43,400	—	—	—	—	—
Walleye Opportunities Master Fund Ltd(137)	72,851	—	72,851	—	—	—	—	—
Crestline Summit Master, SPC - Peak SP(138)	20,749	—	20,749	—	—	—	—	—
Crestline Summit Master, SPC - Crestline Summit APEX SP(139)	5,250	—	5,250	—	—	—	—	—
Harraden Circle Investors(140)	62,500	—	62,500	—	—	—	—	—
Sea Hawk Multi-Strategy Master Fund Ltd.(141)	20,250	—	20,250	—	—	—	—	—
Arena Finance Markets, LP(142)	14,167	—	14,167	—	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Offered in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock(1)	Warrants(2)	Shares of Common Stock	Percentages	Warrants	Percentage
Arena Special Opportunities (Offshore) Master, LP(143)	7,088	—	7,088	—	—	—	—	—
Arena Special Opportunities Fund, LP(144)	20,125	—	20,125	—	—	—	—	—
Arena Special Opportunities Partners II, LP(145)	40,134	—	40,134	—	—	—	—	—
Arena Special Opportunities Partners (Cayman Master) II, LP(146)	18,486	—	18,486	—	—	—	—	—
AQR Absolute Return(147)	34,111	—	34,111	—	—	—	—	—
AQR Corporate Arbitrage Master Account(148)	11,629	—	11,629	—	—	—	—	—
AQR Alternative Investment(149)	43,452	—	43,452	—	—	—	—	—
AQR Tax Advantaged(150)	10,809	—	10,809	—	—	—	—	—
Jaime Aparisi(151)	18,181	—	18,181	—	—	—	—	—
Jason Leibovitz(152)	400,000	—	400,000	—	—	—	—	—

(1)

The amounts set forth in this column are the number of shares of Common Stock that may be offered by such Selling Stockholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Stockholder may own beneficially or otherwise.

(2)

The amounts set forth in this column are the number of warrants that may be offered by such Selling Stockholder using this prospectus. These amounts do not represent any other warrants that the Selling Stockholder may own beneficially or otherwise.

(3)

Securities offered pursuant to this prospectus consist of 6,353,023 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered for resale in accordance with the terms of the Registration Rights Agreement. Anderson is a direct wholly owned subsidiary of Thomson, which in turn is a direct wholly owned subsidiary of Tembusu, which in turn is a direct wholly owned subsidiary of Temasek and may be deemed to share voting and investment power over the shares held by Anderson. In such capacities, each of Temasek, Tembusu and Thomson may be deemed to share voting and investment power over the shares held by Anderson. Investment and voting decisions regarding such shares are made by an investment committee of Temasek, acting by majority vote and, as a result, no individual investment committee member acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the investment committee is subject to change from time to time. The investment committee currently consists of Dilhan Pillay, Chia Song Hwee, Nagi Hamiyeh, Ravi Lambah, Rohit Sipahimalani, Uwe Krueger, Wu Yibing, Png Chin Yee, John Marren, Alpin Mehta, Suranjan Mukherjee, Martin Fichtner and Anuj Maheshwari. Each of the members of the investment committee disclaims beneficial ownership of such shares. The address for Anderson, Thomson, Tembusu and Temasek is 60B Orchard Road, #06-18, The Atrium@Orchard, Singapore 238891.

(4)

Securities offered pursuant to this prospectus consist of 17,716,892 shares of Common Stock held directly by Ava Private Markets Sarl (“Ava Private Markets”) and affiliates. The shares of Common Stock are being registered for resale in accordance with the terms of the Ava Registration Rights Agreement. Ava Investors SA is the investment manager of Ava Private Markets and exercises investment power with respect to the securities held by Ava Private Markets. Barthelemy Debray, Raphaëlle Mahieu and Benjamin Hazan may be deemed to exercise investment power with respect to the securities. Each of the persons above disclaims any beneficial ownership of the securities, except to the extent of any pecuniary interest therein. The address of each of the persons above is c/o Ava Investors SA, Rue du Rhône 78, 1204 Geneva, Switzerland.
(5)

Securities offered pursuant to this prospectus consist of 9,336,751 shares of Common Stock, including: (i) 8,946,783 shares of Common Stock held directly by Bess Ventures and Advisory, LLC (“Bess Ventures”) and (ii) 389,968 shares of Common Stock held by the Coral Gables Trust Company, Trustee of the Destin Huang Irrevocable Trust Dated October 19, 2021 (the “Trust”). The securities are being registered for resale in accordance with the terms of the Registration Rights Agreement. Lane M. Bess is the (i) managing member and owner of Bess Ventures, (ii) the Investment Fiduciary of the Trust and (iii) the Chairman of the Board of the Company. Lane M. Bess may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Bess Ventures and the Trust. The address of Bess Ventures is c/o Lane M. Bess, 1928 Sunset Harbor Drive, Miami Beach, FL 33139. The address of the Trust is 255 Alhambra Circle, Ste 333, Coral Gables, FL 33134.

(6)

Securities offered pursuant to this prospectus consist of 8,229,379 shares of Common Stock, including: (i) 4,786,504 shares of Common Stock held directly by the Sponsor, (ii) 242,875 shares of Common Stock issuable upon exercise of Warrants by Sponsor, (iii) 242,875 Warrants held directly by the Sponsor and (iv) 3,200,000 shares of Common Stock held by Burkhan, an affiliate of Sponsor. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement and Sponsor Note. BurTech LP LLC, the Sponsor, is the record holder of the securities reported herein. Shahal Khan, Patrick Orlando and Roman Livson are the managing members of the Sponsor. By virtue of this relationship, Messrs. Khan, Orlando and Livson may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Messrs. Khan, Orlando and Livson disclaim any beneficial ownership except to the extent of their pecuniary interest in such securities. The address of the Sponsor and related parties is c/o BurTech LP LLC, 5601 Arbor Lane, Coral Gables, FL 33156.

(7)

Securities offered pursuant to this prospectus consist of 9,195,111 shares of Common Stock, including: (i) 4,673,746 shares of Common Stock held by DENSO Corporation and (ii) 4,521,365 shares of Common Stock held by DENSO International America, Inc. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. DENSO International America Inc. is a direct wholly owned subsidiary of DENSO Corporation, and therefore, investment or voting power regarding shares held by DENSO International America Inc. is made by DENSO Corporation. In such capacity, DENSO Corporation may be deemed to have voting and investment power over the shares held by DENSO International America Inc. as well as shares held directly by DENSO Corporation. Investment and voting decisions regarding such shares are made by the board of directors of DENSO Corporation upon a recommendation by management, acting by majority vote and, as a result, no individual member of the board of directors acting alone has the ability to exercise investment or voting power regarding such shares. The membership of the board of directors is subject to change from time to time. The board of directors currently consists of Koji Arima, Shinnosuke Hayashi, Yasushi Matsui, Yasuhiko Yamazaki, Akio Toyoda, Shigeki Kushida, Yuko Mitsuya and Joseph P. Schmelzeis Jr. Each of the members of the board of directors of DENSO Corporation disclaims beneficial ownership of such shares. The address of each of DENSO International America, Inc. and DENSO Corporation is 24777 Denso Dr, Southfield, MI 48033 and 1Chome-1 Showacho, Kariya, Aichi 448-0029, Japan, respectively.

(8)

Securities offered pursuant to this prospectus consist of 319,125 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Keep a Child Alive, Inc. is c/o Eli Kesler, 1 Penn Plaza, Suite 4811, New York, NY 10119.

(9)

Securities offered pursuant to this prospectus consist of 448,393 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of F&M Star Alliance, Inc. is 556 Main St, Hunkins Plaza, Charlestown, Nevis.

(10)	Dinakar Munagala is the Chief Executive Officer and a Director of the Company. Securities offered pursuant to this prospectus consist of 553,422 shares of Common Stock held directly by Mr. Munagala.

The shares of Common Stock are being registered for resale in accordance with the terms of the Registration Rights Agreement.
(11)

Securities offered pursuant to this prospectus consist of 306,217 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of U&L Holdings, LLC is 1424 West 28 Street, Miami Beach, FL 33140.

(12)

Securities offered pursuant to this prospectus consist of 50,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 6, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(13)

Securities offered pursuant to this prospectus consist of 50,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(14)

Securities offered pursuant to this prospectus consist of 1,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(15)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(16)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(17)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(18)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(19)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(20)

Securities offered pursuant to this prospectus consist of 500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(21)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 13, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(22)

Securities offered pursuant to this prospectus consist of 1,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 10, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(23)

Securities offered pursuant to this prospectus consist of 10,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.
(24)

Securities offered pursuant to this prospectus consist of 2,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(25)

Securities offered pursuant to this prospectus consist of 10,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 11, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(26)

Securities offered pursuant to this prospectus consist of 2,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(27)

Securities offered pursuant to this prospectus consist of 1,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(28)

Securities offered pursuant to this prospectus consist of 200 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 10, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(29)

Securities offered pursuant to this prospectus consist of 2,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 10, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(30)

Securities offered pursuant to this prospectus consist of 300 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 8, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(31)

Securities offered pursuant to this prospectus consist of 900 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 9, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(32)

Securities offered pursuant to this prospectus consist of 900 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 10, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(33)

Securities offered pursuant to this prospectus consist of 500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 10, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(34)

Securities offered pursuant to this prospectus consist of 500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of a PIPE Subscription Agreement, dated as of January 8, 2025, by and between the Company, Legacy Blaize and the selling securityholder.

(35)

Securities offered pursuant to this prospectus consist of (i) 9,632 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 9,632 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Shiloh Produce, Inc. is P.O. Box #265, Hatch, NM 87937.

(36)

Securities offered pursuant to this prospectus consist of (i) 13,773 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 13,773 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.
(37)

Securities offered pursuant to this prospectus consist of (i) 4,142 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,142 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Laura Lowy IRA is 12 Colgate Drive, Smithtown, NY 11787.

(38)

Securities offered pursuant to this prospectus consist of (i) 4,816 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,816 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Scott Lowy SEP IRA is 12 Colgate Drive, Smithtown, NY 11787.

(39)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(40)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Harbor City Investments LLC is 629 Norwood Drive, Westfield, NJ 7090.

(41)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(42)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(43)

Securities offered pursuant to this prospectus consist of (i) 4,793 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,793 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(44)

Securities offered pursuant to this prospectus consist of (i) 1,156 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,156 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(45)

Securities offered pursuant to this prospectus consist of (i) 193 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 193 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(46)

Securities offered pursuant to this prospectus consist of (i) 1,547 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,547 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(47)

Securities offered pursuant to this prospectus consist of (i) 674 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 674 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(48)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.
(49)

Securities offered pursuant to this prospectus consist of (i) 963 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 963 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Edward J. Mazur Revocable Trust is 2400 Gulf Shore Blvd N Apt 705, Naples, FL 34103.

(50)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Edward Mazur IRA is 2780 Edington Rd, Columbus, OH 43221.

(51)

Securities offered pursuant to this prospectus consist of (i) 5,963 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 5,963 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(52)

Securities offered pursuant to this prospectus consist of (i) 28,895 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 28,895 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(53)

Securities offered pursuant to this prospectus consist of (i) 963 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 963 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(54)

Securities offered pursuant to this prospectus consist of (i) 963 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 963 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(55)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(56)

Securities offered pursuant to this prospectus consist of (i) 2,695 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 2,695 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of James E Hosford, IRA is 102 W Wedgemere Circle, The Woodlands, TX 77381.

(57)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Michael Ricci Roth IRA is 3951 Gulfshore Blvd N 502, Naples, FL 34103.

(58)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(59)

Securities offered pursuant to this prospectus consist of (i) 4,816 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,816 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(60)

Securities offered pursuant to this prospectus consist of (i) 4,816 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,816 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.
(61)

Securities offered pursuant to this prospectus consist of (i) 9,631 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 9,631 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(62)

Securities offered pursuant to this prospectus consist of (i) 4,816 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 4,816 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of 723996 NB Inc. is 7 Ocean Breeze Dr Grand-Barachois, New Bruncwick, E4P7X1 Canada.

(63)

Securities offered pursuant to this prospectus consist of (i) 7,705 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 7,705 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Lujain Holdings Limited is 3-12 Governors Square, 23 Lime Tree Bay Avenue, PO Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands.

(64)

Securities offered pursuant to this prospectus consist of (i) 1,926 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,926 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(65)

Securities offered pursuant to this prospectus consist of (i) 772 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 772 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(66)

Securities offered pursuant to this prospectus consist of (i) 2,885 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 2,885 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Frank R. Vegely IRA is 19142 Wildblue Blvd, Fort Meyers, FL 33913.

(67)

Securities offered pursuant to this prospectus consist of (i) 2,885 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 2,885 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Lorraine Vegely IRA is 19142 Wildblue Blvd, Fort Meyers, FL 33913.

(68)

Securities offered pursuant to this prospectus consist of (i) 15,411 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 15,411 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Loretta Massoud Romano FBO and on behalf of Loretta Massoud Romano Revocable Trust is 113 Paris Road, New Hartford, NY 13413.

(69)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of William Carmean ROTH IRA is 2780 Edington Rd, Columbus, OH 43221.

(70)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Demetra T Veltsistas Trust is 7009 Clifton Forest Dr, Clifton, VA 20124.

(71)

Securities offered pursuant to this prospectus consist of (i) 23,116 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 23,116 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.
(72)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(73)

Securities offered pursuant to this prospectus consist of (i) 1,541 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,541 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(74)

Securities offered pursuant to this prospectus consist of (i) 38,527 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 38,527 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Harder I Work Luckier I Get LLC is 218 NW 24 Street, Unit 310, Miami, FL 33127.

(75)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Jeffrey Warmann IRA is 441 Warren Way, McDonough, GA 30252.

(76)

Securities offered pursuant to this prospectus consist of (i) 1,541 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,541 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Siripipat Living Trust is 17016 107th Street Court East, Bonney Lake, WA 98391.

(77)

Securities offered pursuant to this prospectus consist of (i) 6,935 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 6,935 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Legacy Generation LLC is 7390 SW 156th St, Palmetto Bay, FL 33157.

(78)

Securities offered pursuant to this prospectus consist of (i) 3,853 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 3,853 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(79)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(80)

Securities offered pursuant to this prospectus consist of (i) 3,853 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 3,853 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(81)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Nuttall Ventures LLC is 14390 Emerald Pool Dr, Centreville, VA 20120.

(82)

Securities offered pursuant to this prospectus consist of (i) 8,091 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 8,091 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of AB Blaize LLC is 6303 Blue Lagoon Drive, Suite 390, Miami, FL 33126.

(83)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Carroll Resources, LLC is 11319 Lapham Drive, Oakton, VA 22124.

(84)

Securities offered pursuant to this prospectus consist of (i) 1,541 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,541 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Full Stack Investments LLC is 254 Chapman Rd. Ste 208 #17232, Newark, DE 19702.

(85)

Securities offered pursuant to this prospectus consist of (i) 2,003 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 2,003 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(86)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(87)

Securities offered pursuant to this prospectus consist of (i) 385 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 385 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(88)

Securities offered pursuant to this prospectus consist of (i) 308 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 308 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(89)

Securities offered pursuant to this prospectus consist of (i) 308 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 308 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(90)

Securities offered pursuant to this prospectus consist of (i) 771 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 771 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(91)

Securities offered pursuant to this prospectus consist of (i) 15,411 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 15,411 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(92)

Securities offered pursuant to this prospectus consist of (i) 2,357 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 2,357 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(93)

Securities offered pursuant to this prospectus consist of (i) 1,178 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,178 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Codrus Capital AG is Bahnhofstrasse 7, Zug, 6300 Switzerland.

(94)

Securities offered pursuant to this prospectus consist of (i) 835 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 835 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(95)

Securities offered pursuant to this prospectus consist of (i) 1,828 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,828 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of KIG Technical Services LLC is 205 Winchester Beach Drive, Annapolis, MD 21409.

(96)

Securities offered pursuant to this prospectus consist of (i) 1,148 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 1,148 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(97)

Securities offered pursuant to this prospectus consist of (i) 5,009 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (ii) 5,009 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Universal E-Business Solutions is 70 Adams Street, 3rd FL, Hoboken, NJ 7030.

(98)

Securities offered pursuant to this prospectus consist of (i) ) 225,000 shares of Common Stock held directly by the selling securityholder, (ii) 9,938 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 9,938 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of RK Trading I LLC is 2500 Weston Road, Suite 211, Weston, FL 33331.

(99)

Securities offered pursuant to this prospectus consist of (i) 100,000 shares of Common Stock held directly by the selling securityholder, (ii) 131, 231 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 131, 231 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(100)

Securities offered pursuant to this prospectus consist of (i) 18,333 shares of Common Stock held directly by the selling securityholder, (ii) 1,667 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 1,667 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(101)

Securities offered pursuant to this prospectus consist of (i) 36,667 shares of Common Stock held directly by the selling securityholder, (ii) 3,333 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 3,333 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(102)

Securities offered pursuant to this prospectus consist of (i) 36,667 shares of Common Stock held directly by the selling securityholder, (ii) 3,333 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 3,333 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(103)

Securities offered pursuant to this prospectus consist of (i) 366,667 shares of Common Stock held directly by the selling securityholder, (ii) 33,333 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 33,333 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of 9325-2443 Quebec Inc. is 5440 Rue Pare, Mont Royal, Quebec H4P 1R3, Canada.

(104)

Securities offered pursuant to this prospectus consist of (i) 82,500 shares of Common Stock held directly by the selling securityholder, (ii) 7,500 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 7,500 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(105)

Securities offered pursuant to this prospectus consist of (i) 22,000 shares of Common Stock held directly by the selling securityholder, (ii) 2,000 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 2,000 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.
(106)

Securities offered pursuant to this prospectus consist of (i) 183,333 shares of Common Stock held directly by the selling securityholder, (ii) 16,667 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 16,667 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(107)

Securities offered pursuant to this prospectus consist of (i) 1,100,000 shares of Common Stock held directly by the selling securityholder, (ii) 100,000 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 100,000 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(108)

Securities offered pursuant to this prospectus consist of (i) 73,333 shares of Common Stock held directly by the selling securityholder, (ii) 6,667 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 6,667 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Ignite Capital Partners, Inc. is 100 South Doheny Drive #808, Los Angeles, CA 90048.

(109)

Securities offered pursuant to this prospectus consist of (i) 22,000 shares of Common Stock held directly by the selling securityholder, (ii) 2,000 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 2,000 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(110)

Securities offered pursuant to this prospectus consist of (i) 27,500 shares of Common Stock held directly by the selling securityholder, (ii) 2,500 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 2,500 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(111)

Securities offered pursuant to this prospectus consist of (i) 73,333 shares of Common Stock held directly by the selling securityholder, (ii) 6,667 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 6,667 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(112)

Securities offered pursuant to this prospectus consist of (i) 11,000 shares of Common Stock held directly by the selling securityholder, (ii) 1,000 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 1,000 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(113)

Securities offered pursuant to this prospectus consist of (i) 73,333 shares of Common Stock held directly by the selling securityholder, (ii) 6,667 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 6,667 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Trout Lake Enterprises LP is 2359 W. Red Pine Road, Park City, UT 84098.

(114)

Securities offered pursuant to this prospectus consist of (i) 440,000 shares of Common Stock held directly by the selling securityholder, (ii) 40,000 shares of Common Stock issuable upon exercise of Warrants by the selling securityholder and (iii) 40,000 Warrants held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(115)

Securities offered pursuant to this prospectus consist of up to 63,157 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of that certain Letter Agreement, dated December 23, 2024, by and between the Company and Roth. The address of Roth is 888 San Clemente Drive, Newport Beach, CA 92660.

(116)

Securities offered pursuant to this prospectus consist of (i) 31,792 shares of Common Stock held directly by the selling securityholder and (ii) 15,000 shares of Common Stock issuable upon exercise of the CMA Warrants by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of that certain Letter Agreement, dated January 13, 2025, by and between Legacy Blaize and Craig-Hallum. The address of Craig-Hallum is 222 South Ninth Street, Suite 350, Minneapolis, MN 55402.

(117)

Securities offered pursuant to this prospectus consist of 35,000 shares of Common Stock issuable upon exercise of the CMA Warrants by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of that certain Letter Agreement, dated January 13, 2025, by and between Legacy Blaize and Craig-Hallum. The address of John Lipman is 55 Buckfield Ln, Greenwich, CT 06831.

(118)

Securities offered pursuant to this prospectus consist of 25,875 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Kingswood Capital Partners is 175 Country Club Dr., Bldg 400, Suite D, Stockbridge, GA 30281.

(119)

Securities offered pursuant to this prospectus consist of 79,544 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Scott Silver is c/o EF Hutton, 590 Madison Ave, New York, NY.

(120)

Securities offered pursuant to this prospectus consist of 6,706 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Finalis, Inc. is c/o EF Hutton, 590 Madison Ave, New York, NY.

(121)

Securities offered pursuant to this prospectus consist of 8,400 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Fir Tree Value Master Fund LP is 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(122)

Securities offered pursuant to this prospectus consist of 5,807 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Fir Tree Capital Opportunity Master Fund LP is 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(123)

Securities offered pursuant to this prospectus consist of 9,412 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Fir Tree Capital Opportunity Master Fund III, LP is 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(124)

Securities offered pursuant to this prospectus consist of 40,607 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(125)

Securities offered pursuant to this prospectus consist of 84,598 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of BOSTON PATRIOT MERRIMACK ST. LLC is 500 Fifth Avenue, 9th Floor, New York, NY 10110.

(126)

Securities offered pursuant to this prospectus consist of 78,800 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Kepos Alpha Master Fund L.P. is 11 Times Square, 35th Floor , New York, NY.

(127)

Securities offered pursuant to this prospectus consist of 21,200 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Kepos Special Opportunities Master Fund L.P. is 11 Times Square, 35th Floor , New York, NY.

(128)

Securities offered pursuant to this prospectus consist of 10,250 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of F&M Star Alliance, Inc. is 556 Main St, Hunkins Plaza, Charlestown, Nevis.

(129)

Securities offered pursuant to this prospectus consist of 100,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Mizuho Securities USA LLC is 1271 Avenue of the Americas, New York, NY 10020.

(130)

Securities offered pursuant to this prospectus consist of 37,775 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Radcliffe SPAC Master Fund L.P. is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

(131)

Securities offered pursuant to this prospectus consist of 63,565 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of EXOS COLLATERALIZED SPAC HOLDINGS FUND LP is 31 East 32nd Street, 3rd Floor, New York, NY 10016.

(132)

Securities offered pursuant to this prospectus consist of 37,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of EXOS Consolidated SPAC Holdings Fund LP is 31 East 32nd Street, 3rd Floor, New York, NY 10016.

(133)

Securities offered pursuant to this prospectus consist of 66,330 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Boothbay Absolute Return Strategies, LP is 140 E 45th Street, 14th Floor, New York, NY 10017.

(134)

Securities offered pursuant to this prospectus consist of 32,670 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Boothbay Diversified Alpha Master Fund LP is 140 E 45th Street, 14th Floor, New York, NY 10017.

(135)

Securities offered pursuant to this prospectus consist of 27,501 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Sandia Crest LP is 201 Washington Street, Boston, MA 02108.

(136)

Securities offered pursuant to this prospectus consist of 43,400 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Walleye Investment Fund LLC is 201 Washington Street, Boston, MA 02108.

(137)

Securities offered pursuant to this prospectus consist of 72,851 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Walleye Opportunities Master Fund Ltd is 201 Washington Street, Boston, MA 02108.

(138)

Securities offered pursuant to this prospectus consist of 20,749 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Crestline Summit Master, SPC - Peak SP is 201 Washington Street, Boston, MA 02108.

(139)

Securities offered pursuant to this prospectus consist of 5,250 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Crestline Summit Master, SPC - Crestline Summit APEX SP is 201 Washington Street, Boston, MA 02108.

(140)

Securities offered pursuant to this prospectus consist of 62,500 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Harraden Circle Investors, LLC is 299 Park Avenue, 21st Floor, New York, NY 10171.

(141)

Securities offered pursuant to this prospectus consist of 20,250 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Sea Hawk Multi-Strategy Master Fund Ltd. is 201 Washington Street, Boston, MA 02108.

(142)

Securities offered pursuant to this prospectus consist of 14,167 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Arena Finance Markets, LP is 405 Lexington Ave, 59th Floor, New York, NY 10174.

(143)

Securities offered pursuant to this prospectus consist of 7,088 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Arena Special Opportunities (Offshore) Master, LP is 405 Lexington Ave, 59th Floor, New York, NY 10174.

(144)

Securities offered pursuant to this prospectus consist of 20,125 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Arena Special Opportunities Fund, LP is 405 Lexington Ave, 59th Floor, New York, NY 10174.

(145)

Securities offered pursuant to this prospectus consist of 40,134 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Arena Special Opportunities Partners II, LP is 405 Lexington Ave, 59th Floor, New York, NY 10174.

(146)

Securities offered pursuant to this prospectus consist of 18,486 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of Arena Special Opportunities Partners (Cayman Master) II, LP is 405 Lexington Ave, 59th Floor, New York, NY 10174.

(147)

Securities offered pursuant to this prospectus consist of 34,111 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of AQR Absolute Return is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(148)

Securities offered pursuant to this prospectus consist of 11,629 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of AQR Corporate Arbitrage Master Account is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(149)

Securities offered pursuant to this prospectus consist of 43,452 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of AQR Alternative Investment is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(150)

Securities offered pursuant to this prospectus consist of 10,809 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement. The address of AQR Tax Advantage Fund is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

(151)

Securities offered pursuant to this prospectus consist of 18,181 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

(152)

Securities offered pursuant to this prospectus consist of 400,000 shares of Common Stock held directly by the selling securityholder. The shares of Common Stock are being registered in accordance with the terms of the Registration Rights Agreement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 600,000,000 shares of Common Stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Voting Power

Except as otherwise required by law, as otherwise provided in our certificate of incorporation (as may be amended from time to time) or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of shares of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of shares of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders.

Dividends

Subject to applicable law, the rights and preferences of the holders of our preferred stock and any other provisions of our certificate of incorporation, as it may be amended from time to time, holders of our Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of Blaize when, as and if declared thereon by our Board, in its discretion, from time to time out of assets or funds of Blaize legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of holders of our preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of our preferred stock ranking senior to the shares of our Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our Common Stock and the holders of any other class or series of capital stock ranking equally with our Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights. No sinking fund provisions are applicable to our Common Stock.

Preferred Stock

Our Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series or the designation of any series, all to the fullest extent now or hereafter permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our Common Stock, restricting dividends on the capital stock of Blaize, diluting the voting power of our Common Stock, impairing the liquidation rights of the capital stock of Blaize, or delaying or preventing a change in control of Blaize.

Registration Rights

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we and certain stockholders of Legacy Blaize entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to the Securities Act, certain shares of our Common Stock and other equity securities of Blaize that are held by the parties thereto from time to time on the terms and subject to the conditions set forth therein.

Election of Directors and Vacancies

Subject to the rights of the holders of any one or more series of preferred stock to elect additional directors under specified circumstances and the terms, the number of directors of our Board is fixed solely and exclusively by our Board, but it initially consists of seven (7) directors.

Under the Proposed Bylaws and except as otherwise provided by the Proposed Charter, at all meetings of stockholders called for the election of directors at which a quorum is present, a plurality of the votes properly cast is sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any one or more series of our preferred stock, newly created directorships and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and shall not be filled by the stockholders. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified or until their earlier death, resignation, disqualification or removal. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for a term expiring at the next annual meeting of the stockholders of Blaize and until his or her successor will have been elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Subject to the rights, if any, of the holders of any one or more series of our preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (662/3%) of the outstanding capital stock of Blaize then entitled to vote generally in the election of directors.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by Blaize, subject, nevertheless, to the provisions of the DGCL, our certificate of incorporation and our bylaws; provided, however, that no bylaw so adopted will invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by our certificate of incorporation and bylaws. If, however, such quorum will not be present or represented at any meeting of the stockholders, the person presiding over the meeting or holders of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy, has the power to recess or adjourn the meeting from time to time, without notice other than announcement at the meeting or in any other manner permitted by the DGCL, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, our Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Unless a different or minimum vote is required by statute or by the applicable stock exchange rules, or by our certificate of incorporation or our bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Except as otherwise provided by statute, our certificate of incorporation or our bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote in the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by our certificate of incorporation or our bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstention and broker non-votes) on such matter shall be the act of such class or classes or series.

Anti-takeover Effects of the Proposed Charter and the Proposed Bylaws

Our certificate of incorporation or our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized above, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as our Common Stock (or units or Warrants) remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Blaize by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any one or more series of our preferred stock, special meetings of the stockholders of Blaize, for any purpose or purposes, may be called only by (a) the Chairperson of our Board, (b) the Chief Executive Officer, (c) our Board or (d) the President. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the place, date and time of the meeting, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

Our bylaws also provide that unless otherwise restricted by our certificate of incorporation or our bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Chairperson of our Board or our Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Our certificate of incorporation provides however, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the voting power of all of the then-outstanding shares of capital stock of Blaize entitled to thereon, voting together as a single class:

•

the provisions regarding the two classes of capital stock of Blaize and the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock;

•

the provisions regarding the management of Blaize, the size of our Board, the election and removal of directors to our Board, the filling of vacancies, preferred stockholder election rights, and bylaw amendments;

•	the provisions regarding the actions of stockholders of Blaize, advance notice of business to be brought by stockholders and special meetings of stockholders;

•	the provisions regarding the limited liability of directors or officers of Blaize;

•	the provisions regarding the indemnification of the current and former officers, directors, employees and agents of Blaize;

•	the provisions regarding exclusive forums for certain actions; and

•	the provisions regarding amending our certificate of incorporation.

Subject to our certificate of incorporation, our Board is expressly empowered to adopt, amend or repeal our bylaws. The stockholders also shall have power to adopt, amend or repeal our bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of Blaize required by applicable law or by our certificate of incorporation (including any certificate of designation relating to any series of preferred stock, such action by stockholders shall require the affirmative vote of the holders of sixty-six and two-thirds percent (662/3%) of the voting power of all of the then-outstanding shares of the capital stock of Blaize entitled to vote thereon, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of the directors and officers of Blaize to the fullest extent permitted by law, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board.

Under the terms of such indemnification agreements, we are required to, among other things, indemnify each of our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts, to the fullest extent permitted by applicable law, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee, or a person for whom he or she is the legal representative, is or was a director or officer of Blaize or any of its subsidiaries or is or was serving at our request as a director, officer, employee or agent for another entity. The indemnification agreements also require us, to the fullest extent not prohibited by law and if so requested, to advance within thirty (30) days of such request all expenses that any of the indemnitees incurred, provided that such indemnitee will return any such advance if it is ultimately determined that such indemnitee is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Forum of Certain Actions

Under our certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative action, suit or proceeding brought on behalf of Blaize; (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Blaize, to Blaize or its stockholders; (C) any action, suit or proceeding arising out of or pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; and (D) any action, suit or proceeding asserting a claim against Blaize governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, this provision will not apply to claims or suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity holding, owning or otherwise acquiring any interest in any security of Blaize shall be deemed to have notice of and consented to the provisions of our certificate of incorporation.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after Closing. Pursuant to the warrant agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of Common Stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder. No fractional Public Warrants will be issued upon separation of the BurTech Units and only whole Public Warrants will trade. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a Public Warrant unless Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a BurTech Unit containing such Public Warrant will have paid the full purchase price for the BurTech Unit solely for the share of Common Stock underlying such BurTech Unit.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00

We may call the Public Warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder;

•

if, and only if, the reported last sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before we send the notice of redemption to the Public Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of the Public Warrants. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between exercise price of the Price Warrants and the “fair market value” of Common Stock (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding ordinary stock.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Common Stock on account of such shares (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Common Stock in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our certificate of incorporation to modify the substance or timing of BurTech’s obligation to redeem 100% of its Common Stock if BurTech does not complete an initial business combination within 24 months from the closing of its initial public offering or to provide for redemption in connection with the Closing or (e) in connection with the redemption of Common Stock upon BurTech’s failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of Blaize with or into another corporation (other than a consolidation or merger in which Blaize is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Blaize as an entirety or substantially as an entirety in connection with which Blaize is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event.

Other Terms

The Public Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and BurTech. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

In addition, if (x) BurTech issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the BurTech Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the Closing Date (net of redemptions), and (z) the volume weighted average trading price of Common Stock during the 20 trading day period starting on the trading day prior to the Closing Date (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Blaize, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrant holder.

Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the Closing (except pursuant to limited exceptions to BurTech’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants). In addition, holders of our Private Placement Warrants are entitled to certain registration rights, which rights are described above under “Registration Rights.”

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of BurTech’s officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. Up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units.

Transfer Agent and Warrant Agent

The transfer agent for our Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our Common Stock and Warrants of are listed on the Nasdaq Global Market under the symbol “BAIZ” and “BAIZ.W,” respectively.

Restrictions on Sale of Certain BurTech and Blaize Securities by the Sponsor and its Affiliates

Certain securities of BurTech and of Blaize are subject to restrictions on sale pursuant to a letter agreement entered into in connection with BurTech’s IPO and the Lock-up Agreement. These include securities of BurTech that are currently outstanding and held by the Sponsor and its Affiliates, and securities of Legacy Blaize that are currently outstanding and held by the Sponsor and its Affiliates and that were exchanged for securities of Blaize.

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize stockholders entered the “Stockholder Lock-Up Agreement pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any Stockholder Lock-up Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stockholder Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Stockholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) during the Stockholder Lock-Up Period.

In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, certain former Legacy Blaize convertible noteholders entered into the Noteholder Lock-Up Agreement pursuant to which they each agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, seventy-five percent (75%) of the Noteholder Lock-up Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Noteholder Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise with respect to the Noteholder Lock-Up Shares or (iii) publicly announce any intention to effect any transaction of the types specified in clause (i) or (ii) during the Noteholder Lock-Up Period.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Blaize at the time of, or at any time during the three months preceding, a sale and (ii) Blaize is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Blaize was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or Warrants for at least six months but who are affiliates of Blaize at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Blaize under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Blaize.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION

We are registering (i) the offer and resale of 89,550,141 shares of Common Stock and 898,250 Warrants by the Selling Securityholders from time to time and (ii) the issuance of 29,698,250 shares of Common Stock that are issuable upon the exercise of the Warrants.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by B. Riley or a Selling Securityholder, as applicable, pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 and any shares may be sold in other transactions exempt from registration rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their respective affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The

Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Under the Registration Rights Agreement and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act. We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of BurTech Acquisition Corp. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of BurTech Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Blaize, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023 included in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to Blaize’s ability to continue as a going concern), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock and Warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors Relations” at www.nogin.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

FINANCIAL STATEMENTS AND

SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
BLAIZE FINANCIAL STATEMENTS

Audited Financial Statements of Blaize, Inc.:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2023, and 2022	F-3

Consolidated Statements of Operations for the years ended December 31, 2023, and 2022	F-4

Consolidated Statements of Changes in Shareholders’ Deficit for the years ended December 31, 2023, and 2022	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2023 and 2022	F-6

Notes to Consolidated Financial Statements	F-8

Unaudited Financial Statements of Blaize, Inc.:

Condensed Consolidated Balance Sheets as of September 30, 2024 and December 31, 2023 (unaudited)	F-48

Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024, and 2023 (unaudited)	F-49

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the three and nine months ended September 30, 2024 and 2023 (unaudited)	F-50

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2024, and 2023 (unaudited)	F-51

Notes to Unaudited Condensed Consolidated Financial Statements	F-52

BURTECH FINANCIAL STATEMENTS

Audited Financial Statements of BurTech Acquisition Corp.:

Report of Independent Registered Public Accounting Firm	F-84

Consolidated Balance Sheets as of December 31, 2023 and 2022	F-86

Consolidated Statements of Operations as of December 31, 2023 and 2022	F-87

Consolidated Statements of Changes in Stockholders’ Deficit as of December 31, 2023 and 2022 .	F-88

Consolidated Statements of Cash Flows as of December 31, 2023 and 2022	F-89

Notes to Consolidated Financial Statements	F-90

Unaudited Financial Statements of BurTech Acquisition Corp.:

Condensed Consolidated Balance Sheets as of September 30, 2024 (Unaudited) and December 31, 2023	F-112

Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-113

Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three and Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-114

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2024 and 2023 (Unaudited)	F-115

Notes to Condensed Consolidated Financial Statements (Unaudited)	F-116

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Blaize, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blaize, Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and negative cash flows from operations, has an accumulated deficit, and has historically relied on cash proceeds from founders or other investors and other financing activities to fund operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2023.

Melville, New York

June 11, 2024, except for Notes 2, 14 and 17 as to which the date is September 5, 2024.

BLAIZE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets:
Current assets:
Cash	$3,213	$4,913
Accounts receivable, net	11	794
Accounts receivable – related party (Note 14)	467	1,106
Inventories	6,522	4,336
Prepaid expenses and other current assets	2,836	1,512

Total current assets	13,049	12,661
Property and equipment, net	1,555	3,375
Deferred income tax assets	1,033	926
Operating lease right of use assets	2,423	1,673
Other assets	579	643

Total assets	$18,639	$19,278

Liabilities, redeemable convertible preferred stock and stockholders’ deficit:
Current liabilities:
Demand notes	$4,750	$—
Accounts payable	14,925	8,724
Accrued expenses and other current liabilities	7,464	2,674
Accrued loss on purchase commitments	3,588	5,445
Accrued compensation	1,938	1,904
Income tax payable	1	591
Current operating lease liabilities	569	886
Convertible notes, current portion	14,641	—

Total current liabilities	47,876	20,224
Long-term operating lease liabilities	1,791	781
Warrant liabilities	3,730	529
Convertible notes	18,064	3,139
Other liabilities	391	1,124

Total liabilities	71,852	25,797
Commitments and contingencies (Note 13)
Redeemable convertible preferred stock – $0.00001 par value; 96,650,097 shares authorized as of December 31, 2023 and 2022; 44,494,703 and 16,498,279 shares issued and outstanding as of December 31, 2023 and 2022, respectively; liquidation preference of $173,347 and $64,020 as of December 31, 2023 and 2022, respectively	173,347	64,020
Stockholders’ deficit:
Common stock – $0.00001 par value; 175,095,000 shares authorized as of December 31, 2023 and 2022; 17,454,353 and 6,143,294 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Treasury stock, at cost: 124,225 shares at December 31, 2023 and 2022	—	—
Additional paid-in capital	141,496	209,928
Accumulated deficit	(368,056)	(280,467)

Total stockholders’ deficit	(226,560)	(70,539)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,639	$19,278

See accompanying notes to consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	Year Ended December 31,
	2023	2022
Revenue
Engineering services revenue – related party (Note 14)	$3,840	$2,722
Hardware revenue	16	865
Other services revenue – related party (Note 14)	—	254

Total revenue	3,856	3,841
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	3,656	3,035
Research and development	18,115	24,302
Selling, general and administrative	17,303	15,665
Depreciation and amortization	2,040	2,751
Loss on purchase commitments	1,165	5,043
Transaction costs	105	3,261

Total costs and expenses	42,384	54,057

Loss from operations	(38,528)	(50,216)
Other income (expense), net:
Pay-to-Play financing charge	(35,832)	(55,853)
Debt financing charge on convertible notes	(3,145)	—
Interest expense from the amortization of discount on convertible notes	—	(1,183)
Other (expense) income, net	(255)	93
Gain on Paycheck Protection Program loan forgiveness	—	1,073
Gain (loss) on foreign exchange transactions	50	(145)
Loss on extinguishment of convertible notes	—	(52)
Change in fair value of convertible notes	(9,532)	(500)
Change in fair value of warrant liabilities	(945)	2,687

Total other expense	(49,659)	(53,880)
Loss before income taxes	(88,187)	(104,096)
(Benefit from) provision for income taxes	(598)	534

Net loss	(87,589)	(104,630)
Deemed dividend on preferred stock, change in redemption value and effect of exchange of preferred stock	—	(1,825)

Net loss allocable to common stockholders	$(87,589)	$(106,455)

Net loss per share attributable to common stockholders, basic and diluted	$(20.79)	$(73.67)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	4,213,244	1,445,089

See accompanying notes to consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(Amounts in thousands, except share and per share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Treasury Stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022	60,614,259	$176,989	957,864	$—	124,225	$—	$3,708	$(175,647)	$(171,939)
Issuance of Series D-2 preferred stock, net of issuance costs of $340 and Series D-2 preferred stock warrants of $244	1,126,373	5,017	—	—	—	—	—	—	—
Issuance of Series D-2 preferred stock upon extinguishment of convertible notes, net of Series D-2 preferred stock warrants of $1,390	6,435,447	30,764	—	—	—	—	—	—	—
Deemed dividend associated with Series D-2 preferred stock warrants issued with Series D-2 preferred stock issuance	—	1,635	—	—	—	—	(1,635)	—	(1,635)
Issuance of Series D Exchange Preferred shares in exchange for extinguishment of Series D preferred stock	—	(1,636)	—	—	—	—	—	1,636	1,636
Conversion of preferred stock into common stock	(60,374,854)	(174,500)	60,374,854	—	—	—	174,500	—	174,500
Reverse 10:1 common stock split	—	—	(54,337,382)	—	—	—	—	—	—
Reclassification of warrants from liability preferred to equity upon conversion of preferred to common stock	—	—	—	—	—	—	54	—	54
Reissuance of Shadow Preferred in Pay-to-Play Pull Through Exchange at redemption value	8,697,054	23,925	(869,705)	—	—	—	(23,925)	—	(23,925)
Change in value of preferred stock subject to possible redemption	—	1,826	—	—	—	—	—	(1,826)	(1,826)
Exercise of stock options	—	—	17,663	—	—	—	128	—	128
Stock-based compensation	—	—	—	—	—	—	1,245	—	1,245
Pay-to-Play financing charge	—	—	—	—	—	—	55,853	—	55,853
Net loss	—	—	—	—	—	—	—	(104,630)	(104,630)

Balance at December 31, 2022	16,498,279	$64,020	6,143,294	$—	124,225	$—	$209,928	$(280,467)	$(70,539)
Reissuance of Shadow Preferred in Pay-to-Play Pull Through Exchange at redemption value	27,996,424	109,327	(2,799,634)	—	—	—	(109,327)	—	(109,327)
Reissuance of common stock in common rights offering	—	—	8,109,693	—	—	—	—	—	—
Issuance of common stock upon release of restricted stock units	—	—	6,000,000	—	—	—	—	—	—
Exercise of stock options	—	—	1,000	—	—	—	1	—	1
Stock-based compensation	—	—	—	—	—	—	2,483	—	2,483
Pay-to-Play financing charge	—	—	—	—	—	—	35,771	—	35,771
Debt financing charge on convertible notes	—	—	—	—	—	—	2,640	—	2,640
Net loss	—	—	—	—	—	—	—	(87,589)	(87,589)

Balance at December 31, 2023	44,494,703	$173,347	17,454,353	$—	124,225	$—	$141,496	$(368,056)	$(226,560)

See accompanying notes to consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share and per share amounts)

	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(87,589)	$(104,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,040	2,751
Noncash lease expense	815	852
Pay-to-Play financing charge	35,832	55,853
Debt financing charge on convertible notes	3,145	—
Stock-based compensation	2,483	1,245
Credit loss expense	421	—
Deferred income taxes	(107)	(48)
Change in fair value of convertible notes	9,532	500
Change in fair value of warrant liabilities	945	(2,687)
Loss on extinguishment of convertible notes	—	52
Non-cash loss on lease termination	(18)	—
Gain on Paycheck Protection Program loan forgiveness	—	(1,073)
Loss on purchase commitments	1,165	5,043
Changes in operating assets and liabilities:
Accounts receivable, net	362	(780)
Accounts receivable – related party	639	(1,106)
Inventories	(2,186)	(910)
Prepaid expenses and other current assets	167	(148)
Other assets	64	57
Accounts payable and accrued liabilities	9,500	4,424
Operating lease liabilities	(854)	(975)
Income taxes payable	(590)	203
Accrued loss on purchase commitments	(3,022)	—
Accrued compensation	34	150
Other liabilities	(733)	1,005

Net cash used in operating activities	(27,955)	(40,222)

Cash flows from investing activities:
Purchases of property and equipment	(220)	(493)

Net cash used in investing activities	(220)	(493)

Cash flows from financing activities:
Proceeds from issuance of Series D-2 preferred stock, net of cash based loan costs	—	5,260
Proceeds from the Series D-2 convertible notes	—	30,812
Proceeds from Pay-to-Play convertible notes and Common Rights Offering	9,425	2,961
Proceeds from convertible notes	12,300	—
Proceeds from short term demand notes	4,925	—
Repayment of short term demand notes	(176)	—
Series D issuance costs paid	—	(76)
Proceeds from exercise of stock options	1	128

Net cash provided by financing activities	26,475	39,085

Net decrease in cash	(1,700)	(1,630)
Cash – beginning of year	4,913	6,543

Cash – end of year	$3,213	$4,913

See accompanying notes to consolidated financial statements.

	December 31,
	2023	2022
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$3	$—
Cash paid during the year for taxes	$—	$454
Supplemental disclosures of noncash investing and financing activities:
Reissuance of Shadow Preferred in Pay-to-Play Pull Through Exchange at redemption value	$109,327	$—
Operating lease asset obtained in exchange for new operating lease liabilities	$1,673	$1,128
Right-of-use assets and lease liabilities extinguished upon termination of lease, net of gain	$(108)	$—
Conversion of convertible notes	$—	$30,812
Issuance of warrants with convertible notes	$1,690	$—
Issuance of warrants with preferred stock issuance	$—	$1,634
Capitalized deferred offering costs outstanding at year-end	$1,491	$—
Conversion of redeemable convertible preferred stock to common stock	$—	$174,500
Conversion of preferred warrant liability to equity	$—	$54
Pull through of Shadow preferred stock upon Pay-to-Play	$—	$23,925
Fair value of free standing warrants issued with Pay-to-Play convertible notes	$—	$322
Accretion of redemption value of convertible preferred stock	$—	$1,826

See accompanying notes to consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business

Blaize, Inc. (collectively “Blaize” or “the Company”) was originally incorporated on February 16, 2010, as a Delaware corporation under the name of ThinCI, Inc. and commenced operations at that time. On October 17, 2019, the Company’s Board of Directors adopted a Restated Certificate of Incorporation, which changed the Company’s name to Blaize, Inc. The Company is headquartered in El Dorado Hills, California and consists of four separate legal entities: Blaize, Inc. (United States of America), Blaize New Computing Technologies India Private Limited (India), Blaize Technologies Philippines, Inc. (Philippines) and Blaize U.K. LTD (England). Blaize designs and develops low power, high efficiency, programmable artificial intelligence (“AI”) edge computing hardware and software. Blaize leads a new generation of computing, which unleashes the potential of AI in order to enable significant increases in the value that technology delivers to improve the way people work and live. The Company offers transformative edge computing solutions for AI data collection and processing, with a focus on smart vision and other AI applications for the automotive, retail, security and industrial markets.

In November 2023, the Company entered into a Memorandum of Understanding with a United Arab Emirates (“UAE”) based third-party investment entity to establish a cooperative framework for both entities to discuss and explore commercial and technical collaboration in the UAE. The collaboration is intended to be operationalized through a newly created entity, Blaize Artificial Intelligence Middle East, LLC, in which the Company has a 35% ownership interest. As of December 31, 2023, there has not been an operating agreement executed between the Company and the holder of the 65% that would make the Company the primary beneficiary of this new legal entity. The new entity does not have any assets or liabilities and has not started operations.

Merger Agreement

On December 22, 2023, the Company entered into a preliminary agreement and plan of merger (“Merger Agreement”) by and among BurTech Acquisition Corp, a publicly traded special acquisition company (“BurTech”), BurTech Merger Sub Inc. a Delaware corporation and a direct, wholly owned subsidiary of BurTech (“Merger Sub”), and, solely for the limited purposes of the transaction, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), pursuant to which Merger Sub will merge with and into Blaize. The separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a direct, wholly owned subsidiary of BurTech. In connection with the consummation of the business combination (the “Merger”), BurTech will be renamed Blaize Holdings, Inc. (“New Blaize”). The Merger Agreement was amended on April 22, 2024 (see Notes 13 and 17).

Liquidity and Going Concern

The Company’s consolidated financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations during the twelve-month period following the issuance of these consolidated financial statements. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Since inception of the Company and through December 31, 2023, the Company has funded its operations primarily with cash flows from contributions from founders or other investors and other financing activities. The Company has incurred recurring losses and negative cash flows since its inception, including a net loss of $87.6 million and $104.6 million for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, the Company had cash of $3.2 million, a net working capital deficit of $34.8 million, and an accumulated deficit of $368.1 million.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional debt and equity, as well as through a possible SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

While the Company is currently taking actions to both source and preserve cash through a combination of the issuance of convertible notes and a possible capital market transaction and has received additional funding in 2024 (see Note 17), and the Company cannot be assured that they will be able to enter into any such contracts. As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Conversion of Preferred Stock to Common Stock and Reverse Stock Split

Effective November 30, 2022, in preparation for the Company’s issuance of its Pay-to-Play Convertible Notes (see Note 8), the Company’s preferred stockholders consented to a conversion of all outstanding preferred stock to common stock on a one-for-one basis. The effects of this conversion event are shown as of November 30, 2022 in the accompanying consolidated financial statements and notes herein.

Following this conversion, in December 2022, the Company approved and effected a ten-for-one reverse stock split of its common stock. The par value of the common stock was not adjusted as a result of the reverse stock split. All share and per share amounts for the periods presented in the consolidated financial statements and notes herein have been adjusted retrospectively to reflect this reverse stock split.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Such estimates and assumptions include, but are not limited to, those related to revenue recognition, the valuation of accounts receivable, the net realizable value of inventory, the useful lives of long-lived assets, the incremental borrowing rate used in calculating operating lease right of use assets, the accounting for income taxes, the estimates used to evaluate the recoverability of long-lived assets, amortization method and periods for capitalized software, the estimated fair value of convertible notes, warrant liabilities, common stock, and stock based compensation expense. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents in the consolidated financial statements. The Company has cash deposits in a financial institution that, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. As of December 31, 2023 and 2022, the Company had cash balances in excess of domestic and international insurance limits of approximately $2.2 million and $4.0 million, respectively.

As of December 31, 2023 and 2022, the Company did not have any cash equivalents or restricted cash balances.

Accounts Receivable, Net

Accounts receivable, net is recorded at the invoiced amount and does not accrue interest. The allowance for credit losses is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or regarding the product or service rendered. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for credit losses was $0.4 million and zero as of December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the Company’s accounts receivable included approximately $0.5 million and $1.1 million, respectively, of unbilled accounts receivable (see Note 14).

Inventories

Inventories consist of raw materials, work in process inventories, and finished goods. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Adjustments to reduce the cost of inventory to its net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the newly established cost basis. Any write-downs of inventories are reflected as part of cost of revenue in the accompanying consolidated statement of operations.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight line method over the following estimated useful lives:

Computer equipment	3 – 5 years
Software	years
Furniture and fixtures	years
Office equipment	5 years
Vehicles	8 years
Leasehold improvements	Shorter of the related lease term or useful life

The Company capitalizes additions and improvements while repair and maintenance costs are expensed to operations as incurred. Upon retirement or sale of a fixed asset, the cost of the asset and related accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is credited or charged as a gain or loss in the consolidated statements of operations.

Leases

The Company determines if an arrangement is or contains a lease based on the unique facts and circumstances present at the inception of the arrangement and if such a lease is classified as a financing lease or operating lease. Operating lease right-of-use (“ROU”) assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Operating lease ROU assets also include any initial direct costs and prepayments less lease incentives. Lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancelable, lease term when determining the lease assets and liabilities. As of December 31, 2023 and 2022, the Company had no finance leases.

Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options. As the Company’s leases do not provide an implicit rate, the Company uses its collateralized incremental borrowing rate based on the information available at the lease commencement date, including any reasonably certain renewal lease term, in determining the present value of lease payments. Lease expense for these operating leases is recognized on a straight-line basis over the lease term and is reflected in the consolidated statements of operations in selling, general and administrative expenses. Payments under lease arrangements are primarily fixed, however, most lease agreements also contain variable payments. Variable lease payments are expensed as incurred and not included in the operating lease ROU assets and lease liabilities. These variable amounts primarily include payments for taxes, parking and common area maintenance.

The Company has made an accounting policy election not to recognize ROU assets and lease obligations for its short-term leases, which are defined as leases with an initial term of twelve months or less. However, the Company will recognize these lease payments in the consolidated statements of operations on a straight- line basis over the lease term and variable lease payments in the period in which the obligation is incurred. Lease payments for month-to-month leases are recognized as incurred.

Software Development Costs

Software development costs for software to be sold, leased, or marketed are accounted for in accordance with Accounting Standards Codification (“ASC”) 985-20, Software — Costs of Software to be Sold, Leased or Marketed. Under ASC 985-20, software development costs incurred in creating software solutions are expensed until technological feasibility has been established and costs are determined to be recoverable. Thereafter, all software development costs incurred through the software’s general release date to customers are capitalized and subsequently recorded at the lower of amortized cost or net realizable value. To date, the establishment of technological feasibility of the Company’s software solutions has occurred shortly before the software’s general release date to customers. Additionally, amortization is calculated on a software feature- by-feature basis and the estimated economic life of a feature is one year. To date, the impact of capitalizing qualifying software development costs has been immaterial.

Internally Developed Software

Internally developed software costs for software to be used internally are accounted for in accordance with ASC 350-40, Internal Use Software. The Company capitalizes certain internal and external costs incurred during the application development stage of internal-use software projects until the software is ready for its intended use. Amortization of the asset commences when the software is complete and placed into service and is recorded in depreciation and amortization expense in the consolidated statements of operations. The Company amortizes completed internal-use software over its estimated useful life of three years on a straight-line basis. Costs incurred during the planning, training and post-implementation stages of the software development life cycle are classified as technology costs as incurred and are reflected in the consolidated statements of operations in selling, general, and administrative expenses.

Deferred Offering Costs

Deferred offering costs, which consist of direct incremental legal, consulting, banking and accounting fees primarily relating to the Company’s contemplated merger with BurTech (see Note 1) whereby the Company will become a public company, are capitalized and will be offset against proceeds upon the consummation of the offering within stockholders’ deficit. In the event an anticipated offering is terminated, deferred offering costs will be expensed. As of December 31, 2023 and 2022 there were $1.5 million and zero capitalized deferred offering costs on the consolidated balance sheets.

Impairment of Long Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the years ended December 31, 2023 and 2022, the Company did not recognize any impairment expense related to its long-lived assets.

Embedded Derivative Evaluation

The Company evaluates the terms of its debt instruments to determine if any identified embedded features, including embedded conversion options or redemption features, are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where a host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments would be accounted for as a single, compound derivative instrument. Any identified and bifurcated embedded derivatives are initially recorded at fair value and are revalued at each reporting date with changes in the fair value reported as non-operating income or expense.

Convertible Notes

The Company accounts for its convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into a variable number of shares of preferred stock at a fixed discount to the market price of the common stock at the time of conversion under ASU Debt — Debt with Conversion and Other Options (Subtopic 470-20), Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) and Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06). The Company has elected to account for its convertible notes at fair value at each period end pursuant to ASC 825, Financial Instruments wherein changes in the fair value are recorded as change in fair value of convertible notes in the consolidated statements of operations.

Warrant Liabilities

The Company has issued freestanding warrants in connection with certain of its convertible debt agreements and preferred stock issuances which have been recorded as long-term liabilities in the consolidated balance sheets at their estimated fair value. At initial recognition, the warrants were recorded at their estimated fair value calculated using the Black-Scholes-Merton (“Black-Scholes”) option pricing model (see Note 9). The liability associated with these warrants is subject to remeasurement at each balance sheet date, with changes in fair value recorded as change in the fair value of warrant liabilities in the consolidated statements of operations. The warrants will continue to be remeasured until the earlier of the expiration or exercise of the warrants. The warrants are recorded at fair value each reporting period using the Black- Scholes option pricing model.

Redeemable Convertible Preferred Stock

The Company’s redeemable convertible preferred stock has been classified outside of stockholders’ deficit, as mezzanine equity, due to the redemption option of the preferred stock shareholders (see Note 11). The Company records redeemable convertible preferred stock at fair value on the dates of issuance, net of issuance costs. The Company has adjusted the carrying values of the redeemable convertible preferred stock, subsequent to the initial issuance date, to the redemption value of such shares because it is probable that the convertible preferred stock will become redeemable.

Revenue Recognition

The Company derives revenue from product sales, license and development arrangements, joint marketing arrangements and cloud services. The Company recognizes revenue under ASC Topic 606, Revenue from Contracts with Customers (ASC 606), in which it determines revenue recognition through the following steps:

Step 1: Identify the contract with the customer.

The Company considers the terms and conditions of the engagement in identifying the contracts. The Company determines a contract with a customer to exist when the contract is approved, each party’s rights regarding the services to be transferred can be identified, the payment terms for the services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit, and financial information pertaining to the customer.

Step 2: Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company and are distinct in the context of the contract.

Step 3: Determine the transaction price.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contain a significant financing component.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”).

Step 5: Recognize revenue when the company satisfies a performance obligation.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue in respect of services, including nonrecurring engineering services or marketing services, is recognized over the contractual terms during which the Company provides services over period of time. Hardware revenue is recognized at a point in time when the product is shipped. The Company generates all its revenue from contracts with customers.

Revenue from hardware sales is recognized upon transfer of control of products to customers in an amount that reflects the consideration the Company expects to receive in exchange for the hardware. The Company offers unspecified upgrades and support on certain products, however, the related revenue has historically not been material.

The Company’s license and development arrangements entail revenue from the licensing of its intellectual property (“IP”) and also include nonrecurring engineering development services to configure the Company’s IP and hardware to a customer’s needs. For each contract, the Company considers the promise to deliver a license that grants the customer the right to use the IP, as well as any professional services provided under the contract, as distinct performance obligations. The Company recognizes licensing revenue from such arrangements over the term of the arrangements and recognizes professional services over time as the services are provided. The Company measures progress to completion based on actual costs incurred to date as a percentage of the estimated total cost required to complete the project.

The Company entered into a joint marketing arrangement with a subsidiary of a minority investor to expand hardware sales into a foreign market (see Note 14). The joint marketing arrangement is comprised of various performance obligations, including the providing of a dedicated engineer for customer engagement services and design activities, a stand-ready obligation to provide product support services as well as co- participation in marketing events, all of which occur over the term of the arrangement.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. An unbilled receivable is recorded when revenue is recognized prior to invoicing and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The following table is a rollforward of contract liabilities, which are included in accrued expenses and other current liabilities and other liabilities on the consolidated balance sheets as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Balance at January 1	$1,830	$250
Addition of deferred revenue	3,113	2,200
Recognition of revenue	(3,843)	(620)

Balance at December 31	$1,100	$1,830

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company has elected to account for shipping and handling fees as fulfillment activities and not separate performance obligations. Accordingly, these fees are reflected in revenue and the related fulfillment costs are accrued as cost of revenue as the related fulfillment costs incurred.

The Company offers a standard assurance-type warranty to customers for hardware sales.

Research and Development

Costs related to the Company’s research and development (“R&D”) activities are expensed as incurred. R&D expense consists primarily of personnel costs for the Company’s R&D activities. R&D expense also includes costs associated with the design and development of the Company’s AI edge computing hardware and software.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general and administrative expenses in the consolidated statements of operations. Advertising costs were immaterial for the years ended December 31, 2023 and 2022, respectively.

Income Taxes

The Company is subject to income taxes in the U.S. and various foreign jurisdictions. The Company uses the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established on a jurisdiction-by-jurisdiction basis when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

The Company is subject to tax audits in various jurisdictions. The Company regularly assesses the likely outcomes of such audits in order to determine the appropriateness of liabilities for uncertain tax benefits. The Company accounts for uncertain tax positions based on an evaluation as to whether it is more likely than not that a tax position will be sustained upon audit, including resolution of any related appeals or litigation processes. This evaluation is based on all available evidence and assumes that the appropriate tax authorities have full knowledge of all relevant information concerning the tax position. The tax benefit recognized is based on the largest amount that is greater than 50% likely of being realized upon ultimate settlement. The Company includes interest expense and penalties related to its uncertain tax positions in income tax expense.

Stock-Based Compensation

The Company recognizes the cost of employee, non-employee consultants and non-employee directors’ services received in exchange for awards of stock options based on the fair value of those awards at the date of grant over the requisite service period. The fair value of stock options granted is determined using the Black-Scholes option-pricing model using various inputs, including Company estimates of expected stock price volatility, term, risk-free rate and future dividends. The Company has elected the simplified method to determine the expected term of the option grants.

The Company also grants RSUs to employees and non-employee consultants, which vest upon the satisfaction of both a service-based condition and a liquidity event condition, as defined. The fair value of restricted stock units is determined based on the Company’s estimated fair value of common stock at the date of grant. As of December 31, 2023 and 2022, the Company has not recorded any stock-based compensation expense associated with the RSUs as a liquidity event has not occurred. If a liquidity event occurs in the future, the Company will record cumulative stock-based compensation using the accelerated attribution method for those RSUs for which the service condition has been satisfied prior to the liquidity event, and the Company will record the remaining unrecognized stock-based compensation over the remainder of the requisite service period.

Forfeitures are recognized as they occur.

Fair Value Measurements

The Company determines fair value measurements used in its consolidated financial statements based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). ASC 820, Fair Value Measurements, requires fair value measurements be classified and disclosed in one of the following pricing categories:

Level 1 — This level consists of unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

Level 2 — This level consists of observable inputs other than the quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — This level consists of unobservable inputs for the asset or liability to the extent that observable inputs are not available, thereby allowing for situations in which there is little or no market data for the asset or liability at the measurement date. This requires the reporting entity to develop its own assumptions that market participants would use in pricing the asset or liability.

The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued loss on purchase commitments and accrued expenses and other current liabilities approximate fair value because of their short-term maturities.

Foreign Currency

The Company’s reporting and functional currency is the United Stated dollar (“USD”). The local currencies of its foreign subsidiaries are the Indian rupee, British pound, or Philippine peso, however, the functional currency of its foreign subsidiaries is also the USD. Monetary assets and liabilities denominated in currencies other than USD are remeasured into USD at current exchange rates and nonmonetary assets and liabilities are measured at historical exchange rates. Revenues, cost of revenues, and operating expenses are remeasured at the average exchange rates in effect during each reporting period. The resulting transaction gains or losses are recognized in other income (expense), net, in the consolidated statements of operations. During the year ended December 31, 2023, foreign currency transaction gain was immaterial. During the year ended December 31, 2022, foreign currency transaction loss of $0.1 million was included in other income (expense), net in the consolidated statements of operations.

Concentration of Credit Risk

The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000.

The Company is exposed to credit risk in the event of nonpayment by customers up to the amounts recorded on the consolidated balance sheets. The Company manages its accounts receivable credit risk through ongoing credit evaluation of its customers’ financial conditions.

As of December 31, 2023, one customer accounted for approximately 98% of the Company’s accounts receivable. As of December 31, 2022, two customers accounted for approximately 58% and 41% of the Company’s accounts receivable (see Note 14).

Historically, a relatively small number of customers have accounted for a significant portion of the Company’s revenue. For the year ended December 31, 2023, one customer, a related party, accounted for nearly 100% of the Company’s revenue. For the year ended December 31, 2022, two customers accounted for approximately 71% and 20% of the Company’s revenue, one of which is a related party (see Note 14).

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such stock to participate in dividends but do not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, redeemable convertible preference stock, stock options and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment Reporting

The Company operates in one reporting segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s Chief Executive Officer is the chief operating decision maker, who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In March 2022, the FASB issued ASU 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings by creditors while enhancing disclosure requirements for certain loan refinancing and restructurings by creditors made to borrowers experiencing financial difficulty. The amendments also require disclosure of current period gross write-offs by year of origination for financing receivables. For organizations that have adopted ASU 2016-13, ASU 2022-02 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. For entities that haven’t yet adopted ASU 2016-13, the effective dates for ASU 2022-02 are the same as the effective dates in ASU 2016-13. The Company adopted this standard as of January 1, 2023. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends ASC 326 to add, remove, and clarify disclosure requirements related to credit losses of financial instruments. The guidance introduces a new “expected loss” impairment model which applies to most financial assets measured at amortized cost and certain other instruments, including trade and other receivables, loans, held-to-maturity debt securities and other financial assets. Entities are required to estimate expected credit losses over the life of financial assets and record an allowance against the assets’ amortized cost basis to present them at the amount expected to be collected. Additionally, the guidance amends the impairment model for available for sale debt securities and requires entities to determine whether all or a portion of the unrealized loss on such debt security is a credit loss. The Company adopted this standard as of January 1, 2023. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements — Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2025, and early adoption is permitted although the Company does not plan to early adopt. The Company does not expect the adoption to have a material impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This guidance is effective for the fiscal year ending December 31, 2024 and interim periods within fiscal years beginning January 1, 2025. Early adoption is permitted although the Company does not plan to early adopt. The Company does not expect the adoption to have a material impact on the Company’s consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies guidance in Topic 820 and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. This guidance is effective for the Company beginning on January 1, 2025 and early adoption is permitted. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The FASB issued authoritative guidance that clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. This guidance is effective for the Company beginning on January 1, 2024 and should be applied prospectively to business combinations occurring on or after the effective date of the amendments.

Note 3. Revenue

Disaggregation of Revenue

The following table presents the Company’s revenue information by geographical region for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
United States	$3,848	$2,728
Canada	—	777
Japan	4	268
Korea	4	55
Others	—	13

Total revenue	$3,856	$3,841

The following provides a disaggregation of revenue based on the pattern of revenue recognition for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Revenue recognized at a point in time	$16	$865
Revenue recognized over time	3,840	2,976

	$3,856	$3,841

Revenue allocated to remaining performance obligations, which includes unearned or deferred revenue and amounts that will be invoiced and recognized as revenue in future periods as of December 31, 2023 and 2022 was as follows (in thousands):

	2023	2022
Current	$733	$730
Non-current	367	1,100

Total	$1,100	$1,830

Note 4. Fair Value Measurements

The table below presents the Company’s financial liabilities measured at fair value on a recurring basis aggregated by the level in the fair hierarchy (in thousands):

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Pay-to-Play convertible notes	$—	$—	$14,641	$14,641
2023 Convertible notes	—	—	18,064	18,064
Warrant liabilities	—	—	3,730	3,730

Total liabilities, measured at fair value	$—	$—	$36,435	$36,435

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Pay-to-Play convertible notes	$—	$—	$3,139	$3,139
Warrant liabilities	—	—	529	529

Total liabilities, measured at fair value	$—	$—	$3,668	$3,668

Level 3 instruments consisted of the Company’s Pay-to-Play Convertible Notes (“P2P Notes”), the 2023 Convertible Notes, and warrant liabilities comprised of the Company’s Series D Shadow preferred stock warrants, Series D-2 Shadow preferred stock warrants, and the warrants issued with the P2P Notes and the 2023 Convertible Notes (see Notes 8 and 9). The Company has elected to apply the fair value option to measure all convertible notes due to the nature of their embedded features.

Changes in the fair value measurement of Level 3 liabilities related to unrealized gains (losses) resulting from remeasurement each period and the effect of common stock warrants reinstated into Series D Shadow preferred stock warrants for existing investors who participated in the Company’s 2023 fund raising efforts with the additional issuance of P2P Notes. For the year ended December 31, 2022, the change in fair value measurements includes the remeasurement of each instrument at the reporting date, the November 30, 2022 preferred stock to common stock conversion, and the effect of the exchange of warrants exercisable into common stock following the November 30, 2022 conversion event into warrants exercisable into Shadow preferred stock (the “Pull-Through Shadow Preferred Warrants”) for those investors who participated in the P2P Notes (see Notes 8 and 9).

The respective changes for remeasurement are reflected in the change in fair value of convertible notes and change in fair value of warrant liabilities in the accompanying consolidated statements of operations.

The change in the fair value of the Level 3 liabilities during the years ended December 31, 2023 and 2022 was as follows (in thousands):

	Pay-to Play Convertible notes	2023 Convertible notes	Warrant liabilities	Total
Balance at January 1, 2022	$—	$—	$1,314	$1,314
Issuance of Series D-2 Preferred Stock warrants	—	—	1,634	1,634
Issuance of Pay-to-Play convertible notes	2,961	—	—	2,961
Change in estimated fair value	500	—	(2,687)	(2,187)
Conversion of preferred stock to common stock and reclassified to equity	—	—	(54)	(54)
Issuance of Pay-to-Play convertible note warrants	(322)	—	322	—

Balance at December 31, 2022	$3,139	$—	$529	$3,668
Reinstatement of common stock warrants as preferred stock warrants	—	—	61	61
Issuance of Pay-to-Play convertible notes and related warrants	8,717	—	565	9,282
Common rights offering	142	—	—	142
Issuance of 2023 convertible notes and related warrants	—	11,175	1,125	12,300
Issuance of Pre-funded common stock warrants	—	—	505	505
Change in estimated fair value	2,643	6,889	945	10,477

Balance at December 31, 2023	$14,641	$18,064	$3,730	$36,435

The Company’s convertible notes and related warrants were classified within level 3 of the fair value hierarchy because there was no active market for the liabilities or similar instruments.

There were no transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy during the years ended December 31, 2023 and 2022. Given the impact of the Pay-to-Play convertible notes, those investors who did not participate in the convertible notes round during the year ended December 31, 2022 had their preferred stock warrants converted into common stock warrants and were reclassified into equity as of December 31, 2022. For existing investors who invested in P2P Notes during the year ended December 31, 2023, their common stock warrants were converted into Series D Shadow preferred stock warrants and reclassified as warrant liabilities (see Notes 8, 9 and 14).

Note 5. Supplementary Balance Sheet Information

Inventories

Inventories consists of the following as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Finished goods	$16	$33
Work in progress	1,542	874
Raw materials	4,964	3,429

Total inventories	$6,522	$4,336

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consists of the following as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Deferred offering costs	$1,491	$—
Software licenses and maintenance	311	622
Advances paid to contract manufacturer	144	200
Other receivables	441	210
Prepaid subscriptions	83	137
Other	366	343

Total prepaid expenses and other current assets	$2,836	$1,512

Property and Equipment, Net

Property and equipment, net, consists of the following as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Computer equipment	$13,108	$12,936
Software	4,984	4,984
Furniture and fixtures	346	346
Leasehold improvements	1,594	1,606
Vehicles	26	26

	20,058	19,898
Less: Accumulated depreciation	(18,503)	(16,523)

Total property and equipment, net	$1,555	$3,375

In 2023 and 2022, depreciation and amortization expense of property and equipment was $2.0 million and $2.8 million, respectively.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consists of the following as of December 31, 2023 and 2022 (in thousands):

	For the years ended December 31,
	2023	2022
Accrued inventory purchases	$3,813	$972
Professional fees	$2,617	$516
Deferred Revenue	733	730
Other	301	456

Total accrued and other current liabilities	$7,464	$2,674

Accrued Loss on Purchase Commitments

As of December 31, 2023 and 2022, accrued loss on purchase commitments were $3.6 million and $5.4 million, respectively (see Note 13).

Accrued Compensation

Accrued compensation consists of the following as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Vacation	$804	$789
Employee benefits	724	704
401K payable	215	189
Salaries and Wages	113	129
Other	82	93

Total accrued compensation	$1,938	$1,904

Other Liabilities

Other liabilities consists of the following as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Deferred revenue	$367	$1,100
Other	24	24

Total liabilities	$391	$1,124

Note 6. Income Taxes

The following represents the domestic and foreign components of loss from operations before income taxes for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
United States	$(89,525)	$(107,267)
Foreign	1,338	3,171

Total loss before income taxes	$(88,187)	$(104,096)

The Company’s components of the (benefit from) provision for income taxes consists of the following for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Current:
US Federal	$—	$—
US States	1	1
Foreign	(492)	581

Total current	(491)	582
Deferred:
US Federal	$—	$—
US States	—	—
Foreign	(107)	(48)

Total deferred	(107)	(48)

Total (benefit from) provision for income taxes	$(598)	$534

Income tax expense differs from the amount of income tax determined by applying the U.S. federal statutory income tax rate of 21% to pretax loss as a result of the following differences for the years ended December 31, 2023 and 2022:

	2023		2022
	Amount	Percent	Amount	Percent
Pretax loss	$(88,187)		$(104,096)
Federal tax at statutory rate	(18,522)	21.00%	(21,542)	20.69%
State taxes, net of federal benefit	1	0.00%	1	0.00%
Pay-to-Play equity financing charge (permanent difference)	7,525	-8.53%	11,729	-11.27%
Other permanent differences	3,620	-4.11%	184	-0.18%
Return to accrual adjustment	(433)	0.49%	—	0.00%
Foreign tax rate differential	111	-0.13%	77	-0.07%
Tax credits	(539)	0.61%	(947)	0.91%
Uncertain tax positions	270	-0.31%	473	-0.45%
Valuation allowance	7,936	-9.00%	10,781	-10.36%
Other, net	(567)	0.64%	(222)	0.21%

	$(598)	0.68%	$534	-0.51%

The components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$45,600	$38,929
Tax credit	4,989	4,388
Other reserves and accrued expenses	1,105	1,440
Lease liability	110	194
Depreciation	66	60
Share-based compensation	736	636
Capitalized R&E Sec 174	9,533	6,688
Other	(62)	2

	2023	2022
Gross deferred tax assets	62,077	52,337
Valuation allowance	(60,937)	(51,225)

Net deferred tax assets	1,140	1,112
Deferred tax liabilities:
Right of use assets	(107)	(186)

Total deferred tax liabilities	(107)	(186)

Total net deferred tax assets	$1,033	$926

In determining the need for a valuation allowance, the Company weighs both positive and negative evidence in the various jurisdictions in which it operates to determine whether it is more likely than not that deferred tax assets are recoverable. In assessing the ultimate realizability of its net deferred tax assets, the Company evaluates all available objective evidence, including the cumulative losses and expected future losses and as such, management does not believe it is more likely than not that the net deferred tax assets will be realized. Accordingly, a full valuation allowance has been established in the U.S. and the Philippines. As of December 31, 2023 and 2022, the valuation allowance was $60.9 million and $51.2 million, respectively. The increase of $9.7 million in the Company’s valuation allowance as of December 31, 2023 compared to the prior year was primarily due to an increase in deferred tax assets arising from capitalized research and experimental expenditures and net operating losses.

At December 31, 2023, the Company had U.S. federal net operating loss (“NOL”) carryforwards of $186.8 million and U.S. state NOL carryforwards of $90.9 million. The U.S. federal NOL carryforwards will begin to expire in the year 2030 and the state NOL carryforwards will also begin to expire in the year 2030. As of December 31, 2023, the Company had federal tax credit carryforwards of $4.8 million available to offset future U.S. federal income taxes payable, which will begin to expire in the year 2035. As of December 31, 2023, the Company had state tax credit carryforwards of $3.7 million available to offset future state income taxes payable and foreign tax credits of $1.1 million available to offset future India income taxes payable.

The Company’s ability to utilize the net operating loss and tax credit carryforwards in the future may be subject to substantial restriction in the event of past or future ownership changes as defined in Section 382 of the Internal Revenue Code and similar state tax laws. In the event the Company should experience an ownership change, as defined, utilization of its net operating loss carryforwards and tax credits could be limited. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

It is the Company’s policy to include penalties and interest expense related to income taxes as a component of income tax expense. Management determined that no accrual for interest and penalties was required as of December 31, 2023 and 2022.

The Company’s primary tax jurisdictions are the United States, United Kingdom and India. All tax years since inception remain open to examination by the U.S. federal authorities as a result of the net operating losses and credit carryforwards since inception. The Company is not currently under income tax examinations in any foreign or state jurisdiction.

It is the Company’s policy to indefinitely reinvest undistributed earnings of their foreign subsidiaries and hence, no deferred tax liability for withholding taxes on undistributed earnings is required.

Uncertain Tax Positions

The Company applied FASB ASC 740 10 50, Accounting for Uncertainty in Income Tax, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The Company had unrecognized tax benefits of approximately $4.3 million and $3.8 million as of December 31, 2023 and 2022, respectively. ASC 740-10 prescribes a comprehensive model for the recognition, measurement, presentation and disclosure in financial statements of any uncertain tax positions that have been taken or expected to be taken on a tax return. The amount of unrecognized tax benefits is not expected to significantly change over the next twelve months. No amounts, outside of valuation allowance, would impact the effective tax rate on continuing operations.

The beginning and ending unrecognized tax benefits amounts is as follows as of December 31, 2023 and 2022 (in thousands):

	2023	2022
Unrecognized tax benefits, beginning of period	$3,811	$2,985
Additions based on tax positions taken related to prior years	—	—
Additions based on tax positions taken related to current period	472	826
Reductions for tax positions related to prior year	—	—
Reductions for tax positions related to current year	—	—

Unrecognized tax benefits, end of period	$4,283	$3,811

Note 7. Paycheck Protection Program Loan

On February 24, 2021, the Company received loan proceeds of approximately $1.1 million, under the Paycheck Protection Program (“PPP”). On July 14, 2022, the Company received notification from the Small Business Association that the Company’s Forgiveness Application of the PPP Loan and accrued interest, totaling $1.1 million, was approved in full, and the Company had no further obligations related to the PPP Loan. Accordingly, the Company recorded a gain on the forgiveness of the PPP Loan of $1.1 million during the year ended December 31, 2022.

Note 8. Convertible Notes and Demand Notes

2022 Convertible Securities:

Series D-2 Convertible Notes:

In February through August 2022, the Company raised $30.8 million in proceeds from the issuance of convertible notes (the “Series D-2 Notes”). The Series D-2 Notes were unsecured and carried terms of interest at ten (10) percent with maturities in August 2023. The Series D-2 Notes had a number of potential settlement provisions, including automatic conversion of principal and accrued interest into the new series in the event of a Private Investment in Public Entity (“PIPE”) transaction, and optional conversion into Series D at $10.4425 per share upon a corporate event. The noteholders could also elect redemption at accrued interest plus three times the principal upon a corporate event. As to one Series D-2 note for $10.0 million, any unpaid principal and interest would automatically convert into shares of Series D preferred stock at $10.4425 per share. For the remaining $20.8 million in Series D-2 Notes, upon either the Next Equity Financing, as defined, or at maturity, the principal and accrued interest would automatically convert into the series and at a price to be mutually agreed between the Company and the noteholders.

On September 19, 2022, the aggregate outstanding principal and accrued interest of the Series D-2 Notes, totaling $31.9 million, was converted into 6,435,447 shares of Preferred Series D-2 at $4.9717 per share. The investors also received warrants to purchase up to a total of 756,172 shares of Series D-2 preferred stock at $4.9717 per share, expiring in September 2025. The warrants were valued at $2.1618 per share, resulting in $1.6 million allocated to Warrant Liabilities (see Note 9).

Since the $10.0 million Series D-2 note did not have a provision regarding a Next Equity Financing or an option for a series and price to be agreed by the Company and the noteholders, conversion of that note and interest of $0.6 million is treated as a loss on extinguishment. The remaining $20.8 million in notes and accrued interest of $0.6 million, totaling $21.4 million, was converted under the original terms, and no gain or loss is recognized on the transaction itself. Interest converted for all of the Series D-2 Notes was calculated as of August 31, 2022. Interest from that date through September 19, 2022 totaling $0.2 million was forfeited. Imputation of the forfeited interest resulted in a $52,000 loss on extinguishment and recognition of $0.1 million in interest expense at the time of conversion (see Notes 4 and 9).

Pay-to-Play Convertible Notes:

In December 2022, in connection with the Company’s 2022 Pay-to-Play (“P2P”) transaction (the “P2P Transaction”), the Company entered into a Note Purchase and Exchange Agreement (“2022 P2P NPA”) with a group of lenders (each, a “Lender” and collectively, the “Lenders”). Total proceeds received in November and December 2022 under the 2022 P2P NPA approximated $2.9 million. In January and February of 2023, the Company received an additional $9.3 million in proceeds from the issuance of P2P Notes, amounts received in 2022 and 2023 are referred to collectively as the “P2P Notes” (see Note 14). Pursuant to the 2022 P2P NPA, each Lender will pay the Company an agreed upon amount (“Consideration”) in return for one or more promissory notes. The P2P Notes have a 24-month term from the date of the 2022 P2P NPA which is December 9, 2024.

The 2022 P2P NPA provides that the P2P Notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined), Maturity Conversion (as defined) or repayment has not occurred wherein the Next Equity Financing is defined as the next sale of Company equity securities, including warrants, other than Series D-2 Preferred stock or warrants to purchase Series D-2 preferred stock, following the date of the 2022 P2P NPA for the purpose of raising capital with gross proceeds of at least $5 million excluding the P2P Notes.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date (December 9, 2024), the principal and unpaid accrued interest of each P2P Note shall, at the written election of the Requisite Noteholders (holders of a majority interest in the aggregate outstanding principal amount of the P2P Notes) and the Company, pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and the Company.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in the existing Certificate of Incorporation), the P2P Notes shall either be repaid or, at the option of the Requisite Noteholders, converted. If conversion is elected upon a Corporate Transaction, the 2022 P2P NPA provides that all outstanding principal and unpaid accrued interest due on the P2P Notes shall be converted into common stock.

•

If upon a Corporate Transaction, repayment is elected by the Requisite Noteholders, the amount of the outstanding P2P Note balance will be repaid based on (i) whether or not the Lender provided consideration less than, equal to or greater than their Pro Rata Portion (calculated as the percentage ownership in Preferred Stock held by the lender) of $20 million (the “Insider Amount”) by (2) the date of Contribution being either prior to November 30, 2022 (the “Initial Commitment Date”) or February 24, 2023 (“Final Closing date”).

•

New Lenders will receive payment equal to the then accrued and unpaid interest plus one and a half times (1.5X) the then outstanding principal, plus two times (2X) the outstanding principal (with respect only to the outstanding principal in excess of $1 million but less than $5 million), as applicable, plus three times (3X) the outstanding principal with respect only to the outstanding principal in excess of $5 million on the P2P Note.

Certain Lenders, who are also a holder of one or more P2P Notes, by either the Initial Commitment Date or the Final Closing Date, may also be entitled to receive warrants (“P2P Warrants”) to purchase equity securities of the Company, upon surrendering their P2P Notes to the Company, the number of which is to be determined by the type of shares into which the P2P Notes are converted as well as the level of investment. The Warrants will be exercisable, in whole or in part, during the term commencing on the date of issuance and ending December 9, 2025 (see Notes 9 and 14).

The Company elected to measure the P2P Notes, for the respective year issued, in their entirety at fair value with changes in fair value reported in a single line in the consolidated statements of operations. The notes were fair valued using a scenario-based method, considering varying levels of participation and four future event scenarios: Next Equity Financing, Maturity Conversion, Corporate Transaction, and Default. The conversion payout was calculated for each assumed event scenario, with probabilities estimated by management. The payout of the P2P Notes under each event scenario were discounted back to the valuation date using a discount rate aligned with the Company’s credit rating and the weighted average present value of each scenario used for the fair value of the P2P Notes. For the years ended December 31, 2023 and 2022, the Company recognized a change in fair value from the P2P Notes of approximately $2.7 million and $0.5 million, respectively, (see Notes 4 and 14). Upfront costs and fees related to items for which the fair value option is elected must be recognized immediately. As such issuance costs (warrants) and fees associated with the convertible notes were recognized in current earnings.

Under the terms of the 2022 P2P NPA, any existing investor that purchased any P2P Note, received the right to exchange the common stock held following the November 30, 2022 conversion event (the “Converted Common”) for a number of shares of shadow preferred stock mirroring the respective classes of preferred stock held prior to the conversion (the “Pull-Through Exchange”), however, all Senior Series D (see Note 11) shareholders received an automatic pull-through of their Converted Common into their respective Senior Series D Shadow preferred stock regardless of whether they invested in a P2P Note. The exchange was calculated using a defined “Exchange Formula” based on the existing investor’s amount of investment in the P2P Note in relation to the designated pro-rata share portion of the Insider Amount. To the extent that an eligible existing investor purchases P2P Notes representing less than its pro rata portion of the Insider Amount, such investors Converted Common remain as Converted Common shares for that portion equal to the shortfall in its pro-rata contribution (see Note 11). Additionally, certain investors in the P2P Notes also received warrants (the “P2P Warrants”) whose total exercise price is determined based on the timing of investment as well as the level of investor participation vis-à-vis each investor’s designated pro-rata portion (see Note 9).

During the year ended December 31, 2023, certain investors who previously had their preferred stock and Series D warrants converted to common stock and common stock warrants, respectively, in connection with the 2022 conversion event, invested in additional P2P Notes. The resulting Pull-Through Exchange reinstated their Converted Common stock into share of the class(es) of Shadow Preferred Stock identical to those held prior to the 2022 conversion event (see Note 11) and reinstated their warrants into Series D Shadow preferred stock warrants (see Note 9). The fair value of the Series D warrants at reinstatement, approximating $61,000, was recognized as a component of the Pay-to-Play financing charge for the year ended December 31, 2023 (see Note 4).

The 2022 P2P NPA provided the Company a right, subject to the approval of the Company’s Board of Directors (the “Board”), to conduct a common rights offering (the “Offering”) to raise additional funds. Pursuant to the 2022 P2P NPA, at the discretion of the Board, the Company could issue either shares of common stock or additional P2P Notes. In November 2023, the Company entered into an Exchange Agreement with eligible common shareholders, as defined, whereby, each participating eligible common shareholder received a P2P Note, subject to the same terms as existing P2P Notes with the exception that the P2P Notes issued to these common shareholders did not include the right to receive P2P Warrants Proceeds received under the Offering totaled $0.1 million. In addition to the P2P Note, each participating eligible common shareholder also received the right to have the number of common shares held immediately prior to the Offering restored to the total number of common shares held prior to the Company’s 2022 reverse stock-split. For the year ended December 31, 2023, this restoration of common shares resulted in incremental value to the participating eligible common investors of $5.2 million, measured as the fair value of the incremental common shares received or restored following the Offering. This incremental value has been accounted for as a Pay-to-Play financing charge in the accompanying consolidated statements of operations.

Additional 2023 Notes:

2023 Convertible Notes:

From July 2023 through November 2023, the Company raised $12.3 million in convertible notes (the “2023 Convertible Notes”) under a new note purchase agreement dated July 3, 2023, as amended on August 1, 2023 to refine the valuation cap definition (the “2023 NPA”) (see Note 14). The 2023 Convertible Notes accrue interest at 10% per annum and mature 18 months from the date of the 2023 NPA. The 2023 Convertible Notes are secured by all of the Company’s assets.

The 2023 NPA provides that the notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined), Maturity Conversion (as defined), SPAC Conversion (as defined) or repayment has not occurred wherein the Next Equity Financing, defined as the next sale of Company equity securities or other securities issued in connection with Senior Indebtedness, following the date of the 2023 Convertible Notes for the purpose of raising capital.

•

For Lenders who purchased a 2023 Convertible Note on or before July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms and conditions applicable to the equity securities sold in the Next Equity Financing, except that (A) the per share liquidation preference shall be 1.5 times the conversion price, (B) the initial conversion price for purposes of price-based anti-dilution protection will equal the conversion price, (C) the basis for any dividend rights will be based on the conversion price, and (D) such shares will rank senior to the other equity securities existing at the time of the applicable conversion with respect to liquidation preference.

•

For any Lender who purchased a 2023 Convertible Note after July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms as described in the preceding paragraph except that the per share liquidation preference will equal the conversion price.

•

The conversion price for all Lenders, regardless of purchase date, for this Next Equity Financing is defined as the lesser of 80% of the per share issue price of the equity securities sold in this financing event or a calculated per share value based on a defined valuation cap and fully-diluted capital.

•

If the Next Equity Financing conversion, Corporate Transaction conversion, SPAC Conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date (January 3, 2025), the principal and unpaid accrued interest of each 2023 Convertible Note shall, at the written election of the Requisite Noteholders (which must include certain noteholder), pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and the Company.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred prior to a SPAC transaction, the principal and unpaid accrued interest of each 2023 Convertible Note shall automatically convert (the “SPAC Conversion”) into a number of common shares equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on each 2023 Convertible Note by the applicable conversion price. The conversion price in this SPAC Conversion is the lesser of 80% of $11.50 per share or a calculated per share value based on a defined valuation cap and fully-diluted capital immediately prior to the SPAC transaction.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in the existing Certificate of Incorporation), the 2023 Convertible Notes shall be repaid as follows at the closing of the Corporate Transaction:

•

For any Lender who purchased a 2023 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs on or before July 3, 2024, an amount equal to the then accrued but unpaid interest plus three (3) times the then outstanding principal.

•

For any Lender who purchased a 2023 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs after July 3, 2024, an amount equal to the then accrued but unpaid interest plus five (5) times the then outstanding principal.

•

For any Lender who purchased a 2023 Convertible Note after July 3, 2023, in respect of any such Corporate Transaction, an amount equal to the then accrued but unpaid interest plus one and a half (1.5) times the then outstanding principal.

Investors in the 2023 Convertible Notes also received warrants to purchase the same type of equity shares into which the 2023 Convertible Notes are converted (see Notes 9 and 14).

The Company elected to measure the 2023 Convertible Notes in their entirety at fair value with changes in fair value reported in a single line in the consolidated statements of operations. The 2023 Convertible Notes were fair valued using a scenario-based method, considering five future event scenarios: Next Equity Financing, Maturity Conversion, SPAC Conversion, Corporate Transaction, and Default. The conversion payout was calculated for each assumed event scenario, with probabilities estimated by management. The payout of the 2023 Convertible Notes under each event scenario were discounted back to the valuation date using a discount rate aligned with the Company’s credit rating and the weighted average present value of each scenario used for the fair value of the 2023 Convertible Notes.

For the year ended December 31, 2023, the Company recognized a change in fair value of approximately $6.9 million (see Note 4). Upfront costs and fees related to items for which the fair value option is elected must be recognized immediately. As such issuance costs (warrants) and fees associated with the convertible notes were recognized in current earnings.

One investor who purchased a 2023 Convertible Note also received an RSU grant for a total of 6.0 million RSUs (see Note 14) which originally vested in full on the one-year anniversary of the grant date with such vesting subject to full acceleration upon the consummation of an IPO, SPAC Transaction, Direct Listing or Sale Event, as defined. The RSUs were valued on the date of issuance equal to the fair value of common stock approximating $2.6 million and accounted for as Debt Financing Charge on the 2023 Convertible Note. On December 22, 2023, the Company modified the RSU terms to immediately accelerate the vesting of the 6.0 million awards outstanding and issue 6.0 million shares of common stock (see Note 12).

The scheduled maturities of the Company’s outstanding convertible notes as of December 31, 2023 is as follows (in thousands):

Year ending December 31,
2024	$14,641
2025	18,064

Less: Debt discount and loan fees	—
Less: Current portion	(14,641)

Long-term portion	$18,064

Demand Notes:

During the year ended December 31, 2023, the Company issued short term demand notes totaling $5.1 million, of which $4.8 million remains outstanding as of December 31, 2023. The outstanding notes earn simple interest based on a rate of twelve percent (12%) with the outstanding principal and all accrued interest due and payable on demand by the Holders at any time on or after the earlier of (1) the receipt of a minimum of $15.0 million from BurTech and other investors pursuant to the Note Purchase Agreement dated July 2, 2023 and (2) March 31, 2024 (see Notes 14 and 17).

Note 9. Warrant Liabilities

Preferred Stock Warrants:

In September 2022, in connection with issuance of Series D-2 convertible preferred stock, the Company issued warrants to purchase up to 756,172 shares of Series D-2 convertible preferred stock. These Series D-2 warrants are exercisable at $4.9717 per share and expire in September 2025. The preferred stock warrants were valued using the Black-Scholes method, resulting in a total of $1.6 million allocated from the proceeds of the Series D-2 Preferred Stock.

On November 30, 2022, in connection with the Company’s conversion of preferred stock into common stock and related reverse stock split (see Notes 2, 8 and 11), preferred stock warrants exercisable for shares of the Company’s Series D and Series D-2 Preferred Stock outstanding prior to this stock conversion (the “Existing Warrants”) became exercisable into shares of the Converted Common stock, each with the number of shares and the per share exercise price subject to the appropriate adjustment to reflect common stock (as adjusted for the reverse stock split) instead of preferred stock. Upon conversion to common stock warrants, the warrant liability was revalued as of the conversion date and reclassified into equity (see Note 4). The warrants exercisable into Converted Common retained all other terms and conditions of the Existing Warrants. All preferred stock warrants exercisable into Series D-2 Preferred Stock were automatically reinstated as warrants exercisable into Series D-2 Shadow Preferred Stock. Investors in the P2P Notes who previously held Series D preferred stock warrants were also eligible for a Pull-Through exchange of their Converted Common warrants (held just prior to their P2P investment) into Series D Shadow preferred stock warrants. As of December 31, 2022, 1,545 Series D Shadow Preferred Stock warrants were issued whose fair value was not material.

P2P Warrants:

Certain investors who invested in the P2P Notes (see Notes 8 and 14) also received P2P Warrants for no additional consideration resulting in the allocation of proceeds between the P2P Notes and P2P Warrants.

Under the terms of the P2P NPA and related warrant agreements, the 2022 P2P Warrants will be exercisable, in whole or in part, during the term commencing on the date of issuance through the three-year anniversary of the date of issuance. The number of Warrants each Lender is entitled to is based on the timing of the Lender’s investment as well as the Lender’s amount of funding, wherein the “Conversion Shares” is defined as the type of equity shares to be issued in the future upon conversion of the P2P Notes. The total number of warrants ranges from 20% to 40% of the total Conversion Shares to be issued for Lenders who invest at or less then their pro rata portion and for Lenders who invest above their pro rata portion, the total number of warrant shares is an additional 10% to 20% of a calculated incremental number of shares over the designated pro rata portion.

During 2023, in connection with the additional issuance of P2P Notes, 336,950 Series D Shadow Preferred Stock warrants were reinstated at a fair value of approximately $61,000 (see Note 8) and reclassified from equity to warrant liability.

Upon exercise, these P2P Warrants will enable the Lenders to purchase Conversion Shares at a price (“Conversion Price”) determined based on when P2P Warrants are exercised and shall no longer be exercisable and become null and void upon 10 days prior to the consummation of the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933 (an “IPO”), acquisition by a Special Purpose Acquisition Company (a “SPAC Transaction”) and a defined liquidity event. The P2P Warrants have a fixed total exercise price known at inception (based on the amount of consideration paid by each Lender) and upon exercise will be settled in a variable number of the Conversion Shares. The P2P Warrants are legally detachable and separately exercisable from the P2P Convertible Notes. The Company accounts for the P2P Warrants as liabilities measured at fair value with subsequent changes in fair value recognized in earnings (see Note 4).

2023 Convertible Note Warrants:

Investors in the 2023 Convertible Notes received warrants (“2023 Convertible Note Warrants”) exercisable upon the earliest to occur of a Next Equity Financing Conversion, Maturity Conversion, SPAC Conversion or Corporate Transaction, as defined, and expire five years from issuance (see Note 14). The 2023 Convertible Note Warrants were granted for no additional consideration resulting in the allocation of proceeds between the 2023 Convertible Note and 2023 Convertible Note Warrants (see Notes 8 and 14).

The number of warrant shares issuable upon exercise is equal to the quotient obtained by dividing (i) 25% or 10% (the higher percentage which applies only to investors who purchased a convertible note on or before July 3, 2023) of the original principal amount of the corresponding note by (ii) (y) with respect to a Next Equity Financing Conversion, Maturity Conversion, or a SPAC Conversion, the Exercise Price (as defined herein) or (z) with respect to a Corporate Transaction, a per share price equal to the value of the consideration payable to the holder of each share of common stock of the Company. The Exercise price is defined as follows:

•	With respect to a Next Equity Financing Conversion, the per share issue price by new money investors for the equity securities;

•	With respect to a Maturity Conversion, a per share price mutually agreed upon by the Company and the Requisite Noteholders;

•	With respect to a SPAC Conversion, $11.50 per share; and

•	With respect to a Corporate Transaction, the Corporate Transaction Exercise Price, as defined

The 2023 Convertible Note Warrants are legally detachable and separately exercisable from the 2023 Convertible Notes. The Company accounts for the 2023 Convertible Note Warrants as liabilities measured at fair value with subsequent changes in fair value recognized in earnings.

Other Warrants:

In conjunction with the December 22, 2023 Merger Agreement, the Company entered into a pre- funded warrant agreement (the “Pre-funded Warrant”) with one of the parties to the Merger. The Pre- funded Warrant is only exercisable at the closing of the Merger and becomes null and void if the Merger Agreement is terminated. The Pre-funded Warrant provides for the issuance of a sufficient number of Company common stock shares that would allow the warrant holder to acquire BurTech Class A common Stock upon the closing of the Merger. The maximum number of BurTech Class A Common Stock to be received under the Pre-funded Warrant is 6,833,333, wherein a portion of this total share amount is subject to reduction, depending on the Available Acquiror Cash, as defined in the Merger Agreement, at closing. Pursuant to the terms of the Pre-Funded Warrant, in no case would the holder receive less than 2,500,000 shares of BurTech Class A common stock at closing.

All of the Company’s warrants exercisable into preferred stock are classified as liabilities requiring ongoing remeasurement at fair value. As of December 31, 2023 and 2022, outstanding warrants consisted of the following (in thousands):

				Number of warrant shares at December 31						Approximate fair value at December 31
Warrant Type:	Exercise Price			2023			2022			2023	2022
Series D Shadow Preferred Warrants	$10.44			338,495			1,545			$3	$4
Series D-2 Shadow Preferred Warrants	$4.97			756,172			756,172			894	203
Pay-to-Play Warrants		(a	)		(a	)		(a	)	976	322
Convertible Notes Warrants – 2023		(c	)		(c	)	—			1,352	—
Common stock warrants(b)	$104.43			2,063			35,754			—	—
Pre-funded common stock warrant(d)	$0.01				(d	)	—			505	—

				1,096,730			793,471			$3,730	$529

(a)

The number of warrant shares to be issued upon exercise of the P2P Warrants is not determined as of December 31, 2023 or 2022, therefore, the exercise price is only estimated in aggregate based on individual investor participation levels and timing of investment. The aggregate exercise price is $2.5 million and $0.9 million as of December 31, 2023 and 2022, respectively. The Company’s valuation of its P2P Warrants assumes a range of expected warrant shares of 694,397 to 721,086 and 669,782 to 726,563 shares of either common stock or a future preferred stock series as of December 31, 2023 and 2022, respectively.

(b)

Common stock warrants represent prior Series D Preferred Warrants which were converted in November 2022 to common stock warrants following the Company’s conversion event, as adjusted for the related reverse stock split. These common stock warrants are classified in equity as of December 31, 2022. During January 2023, 336,950 of the Series D Preferred Warrants were reinstated upon the investor participating in the P2P Note extension.

(c)

The number of warrant shares to be issued upon exercise of the 2023 Convertible Note Warrants as well as the related aggregate exercise price is not determinable as of December 31, 2023 due to the variable settlement terms. As of December 31, 2023, the aggregate fixed monetary amount that will serve as the basis of calculating the number of warrant shares into which the 2023 Convertible Notes may be exercised into is $2.0 million.

(d)

Total exercise price is $68,333. The number of warrant shares is estimated based on the total Company common shares that would be required to be issued to be exchanged for the maximum number of BurTech Class A Common. As of December 31, 2023, the Company common shares is estimated at 7,007,582 shares.

Assumptions used in the Black-Scholes option pricing model to fair value the Series D, Shadow Series D, Series D-2 and Shadow Series D-2 preferred stock warrants at issuance and as of the respective year end were as follows:

At issuance:

Specific to 2023:

Series D Shadow Preferred Stock warrant reinstatement
Risk-free interest rate	4.65%
Expected life, in years	1.11
Expected volatility	65.00%
Dividend yield	0.00%
Fair value of preferred stock	$4.01

Specific to 2022:

	Series D-2 Preferred Stock Warrants	Series D Preferred Stock Warrants
	Warrants issued with Series D-2 preferred stock	Warrants issued with convertible debt	Warrants issued with preferred stock
Risk-free interest rate	3.90%	0.25%	0.43%
Expected life, in years	3.00	3.00	2.30
Expected volatility	60.50%	65.00%	56.90%
Dividend yield	0.00%	0.00%	0.00%
Fair value of preferred stock	$4.97	$10.44	$10.44

As of December 31, 2023 and 2022:

	Series D-2 Shadow Preferred Stock Warrants		Series D Shadow Preferred Stock Warrants
	December 31		December 31
	2023	2022	2023	2022
Risk-free interest rate	4.51%	4.13%	5.50%	4.73%
Expected life, in years	1.72	2.81	0.16	1.25
Expected volatility	52.50%	60.50%	52.50%	65.00%
Dividend yield	0.00%	0.00%	0.00%	0.00%
Fair value of preferred stock	$4.19	$1.81	$5.76	$3.57

The P2P Warrants, issued in 2022 and in 2023 were valued using the Black-Scholes option pricing model probability-weighted for the same future event scenarios as defined in the valuation of the P2P Notes wherein the warrant strike price and the fair value of the respective Conversion Shares was calculated for each of participation group with 20%, 30%, 40%, and 60% warrant percentages, respectively. The following summarizes the related valuation assumptions:

At issuance:

	Warrants issued with P2P Notes
	2023	2022
Risk-free interest rate	4.09% – 4.65%	4.41% – 4.73%
Expected life, in years	1.0 – 1.94 years	1.0 – 1.94 years
Expected volatility	66.6% – 71.6%	67.00%
Dividend yield	0.00%	0.00%
Fair value of preferred stock	$1.51	$1.51
Fair value of common stock	$0.46	$0.46

As of December 31, 2023 and December 31, 2022:

	Warrants issued with P2P Notes
	2023	2022
Risk-free interest rate	4.54% – 4.79%	4.41% – 4.73%
Expected life, in years	1.0 – 1.44 years	1.0 – 1.94 years
Expected volatility	61.2% – 62.3%	67.00%
Dividend yield	0.00%	0.00%
Fair value of preferred stock	$4.16	$1.51
Fair value of common stock	$0.74	$0.46

The 2023 Convertible Note Warrants were valued using the Black-Scholes option pricing model probability-weighted for future event scenarios as defined in the 2023 Convertible Note NPA. The exercise is a floating exercise price, thus, was estimated using a Monte Carlo simulation model. The following summarizes additional related valuation assumptions:

	Warrants issued with 2023 Convertible Notes
	December 31, 2023	At Inception
Risk-free interest rate	3.88% – 5.26%	3.86% – 5.43%
Expected life, in years	0.51 – 9.51years	1.0 – 10.0years
Expected volatility	61.2% – 62.8%	60.1% – 65.1%
Dividend yield	0.00%	0.00%
Fair value of preferred stock	$4.16	$4.18
Fair value of common stock	$0.74	$0.44

The fair value of the pre-funded common stock warrants has been estimated based on a probability- weighted approach of scenarios, including the scenarios that the Merger will and will not be consummated.

As of December 31, 2023, no Company warrants have been exercised.

Note 10. Leases

The Company’s lease obligations primarily consist of operating leases for its headquarters complex, and domestic and international office facilities, with lease periods expiring between fiscal years 2026 and 2029, some of which include options to extend up to 12 months. The Company does not have any leases that include residual value guarantees.

Payments under the lease arrangements are primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease assets and liabilities. These amounts include variable payments for maintenance services, utilities, and other expenses.

During the year ended December 31, 2023, the Company executed three lease renewals for a period of five years and extinguished one lease prior to its scheduled termination date. The loss recognized on lease termination was immaterial.

The components of the net lease cost reflected in the Company’s consolidated statements of operations were as follows for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Operating lease costs	$989	$1,199
Variable lease costs	—	—
Short-term lease costs	46	88

	$1,035	$1,287

As of December 31, 2023, the Company’s operating leases had a weighted average remaining lease term of 4.0 years and a weighted average discount rate related to the Company’s ROU assets and lease liabilities of 9.8%. As of December 31, 2022, the Company’s operating leases had a weighted average remaining lease term of 2.3 years and a weighted average discount rate related to the Company’s ROU assets and lease liabilities of 10.7%.

Supplemental information related to operating leases was as follows for the years ended December 31, 2023 and 2022 (in thousands):

	2023	2022
Cash paid for amounts included in the measurement of operating lease liabilities	$1,008	$1,366
Right-of-use assets obtained in exchange for lease liabilities	$1,673	$1,128
Right-of-use assets and lease liabilities extinguished upon termination of lease, net of gain	$108	$—
Short-term variable lease expenses	$202	$285
Lease security deposit	$334	$74

As of December 31, 2023, future minimum lease payments under the Company’s non-cancelable operating leases are as follows (in thousands):

Fiscal Year	Operating lease obligations
2024	$784
2025	733
2026	545
2027	432
2028	366
Thereafter	14

Total	2,874
Less: imputed interest	514

Present value of net future minimum lease payments	2,360
Less: short-term operating lease liabilities	569

Long-term operating lease liabilities	$1,791

Note 11. Redeemable Convertible Preferred Stock

In March 2021, the Company issued 4,357,954 shares of Series D redeemable convertible preferred stock for total consideration of $45.5 million, including the conversion of $5 million of outstanding convertible debt. The original issue price and initial conversion price of Series D redeemable convertible preferred stock was $10.4425 per share. Additionally, in connection with the Series D issuance, the Company’s 2019 – 2020 Convertible Securities and 2021 Convertible Notes were automatically converted into 3,935,839 shares of Series D-1 preferred stock at $8.354 per share, or 80% of the $10.4425 price paid by new Series D cash investors. The shares received by the 2019 – 2020 Holders were valued at the $10.4425 per share price paid by new investors, for a total of $41.1 million (see Note 8). The Series D convertible preferred shares were issued with detachable Series D preferred stock warrants expiring February 2024 with $0.8 million in total value allocated to the preferred stock warrant liability (see Note 9).

With the issuance of Series D and Series D-1, the Company executed an Amended and Restated Certificate of Incorporation dated March 22, 2021 increasing the authorized capital stock of the Company to 170,326,200 shares (par value of $0.00001 per share), comprising 104,350,000 shares of common stock and 65,976,200 shares of redeemable convertible preferred stock consisting of Series Seed Preferred Stock (“Seed Preferred”), Series A redeemable convertible preferred stock (“Series A”), Series B redeemable convertible preferred stock (“Series B”), Series C redeemable convertible preferred stock (“Series C), Series D redeemable convertible preferred stock (“Series D”), and Series D-1 redeemable convertible preferred stock (“Series D-1”), together with the Series D preferred stock, the (“Series D Preferred Stock”). The Series Seed Preferred, Series A, Series B and Series C were junior (“Junior Preferred Stock”) to Series D Stock.

In September 2022, with the conversion of $32.0 million in existing Series D-2 Notes (see Note 8) and incremental cash proceeds of $5.6 million, the Company issued a total of 7,561,820 Series D-2 redeemable convertible preferred stock (“Series D-2”). The total carrying value recognized from conversion and new proceeds, approximated $32.0 million and $5.6 million, prior to issuance costs, respectively. The original issue price and conversion price of Series D-2 redeemable convertible preferred stock was $4.9717 per share. The Series D-2 convertible preferred shares were issued with detachable Series D-2 Preferred Stock warrants expiring September 2025. The Series D-2 Preferred Stock warrants were valued at $1.6 million in total value allocated to the preferred stock warrant liability (see Note 9).

In connection with the issuance of Series D-2 redeemable convertible preferred stock, the Company amended its authorized capital stock to increase the total shares to 246,530,097, allocating 149,880,000 for common stock and 96,650,097 to preferred stock. The authorized shares of Seed Preferred, Series A, Series B, Series C and Series D-1 remained unchanged. Series D authorized shares decreased to 4,707,494 and 27,042,965 shares were designated as Series D-2 preferred stock (Series D-2). Additionally, two new series of redeemable convertible preferred stock were created; Series D Exchange Preferred Stock (“Series D Exchange shares”) and Series D-1 Exchange Preferred Stock (Series D-1 Exchange Shares). These two new series, when combined with the new Series D-2 stock became the new senior preferred group of preferred stock (“Senior Series D”).

Under the terms of the Series D-2 Stock Purchase Agreement, each investor that was a holder of the Company’s Series D Preferred Stock and/or Series D-1 Preferred Stock immediately prior to the Series D-2 issuance who purchased Series D-2 shares with new cash on or before the subsequent closing date, in an investment amount equal to or greater than its Exchange Pro Rata Share, as defined, was entitled to exchange such number of shares of Series D preferred stock and/or Series D-1 Preferred Stock held by such investors for an equivalent number of Series D Exchange Preferred Stock and/or Serie D-1 Exchange preferred stock based on the defined formula of total new cash investment divided by the original issuance price of the Series D Preferred Stock and/or Series D-1 Preferred stock. Shares of Series D and D-1 that are exchanged for shares of Series D Exchange and/or Series D-1 Exchange shares were cancelled and no longer available for issuance. As a result of the new proceeds received, the Company exchanged 239,405 Series D Shares for Series D Exchange shares. The Company accounted for the exchange as an extinguishment of preferred stock, reducing the carrying value of the exchanged Series D stock totaling $2.5 million, recording the fair value of the new Series D Exchange shares equaling $0.9 million, with the difference of $1.6 million recognized as a credit to accumulated deficit.

As noted, on November 30, 2022, the Company converted all outstanding shares of preferred stock into common stock and shortly thereafter effected a one-for-ten reverse stock split. No fractional shares of common stock were issued as a result of the reverse split. In lieu of any fractional shares to which a holder was otherwise entitled, the number of shares issued were rounded to the nearest whole share. The reverse stock split did not result in any change to the conversion rate of any series of preferred stock.

Under the terms of the December 12, 2022 Amended and Restated Certificate of Incorporation the Company introduced “Shadow Preferred” classes of stock. A Shadow Preferred class of stock was created for each series of preferred stock outstanding prior to the conversion. Those shareholders who participated in the Company’s December 2022 P2P Transaction obtained the benefit of the Pull-Through Exchange of their Converted Common into shares of the class(es) of Shadow Preferred Stock identical to those previously held (see Note 8). Investors who did not participate, retained ownership only in Converted Common stock.

For the year ended December 31, 2022, the Pull-Through Exchange resulted in incremental value to the investors in the 2022 P2P Notes of $55.9 million, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common held just prior to the Pull-Through Exchange, which has been accounted for as a Pay-to-Play financing charge in the accompanying consolidated statements of operations.

In 2023, the Company raised $9.4 million in additional P2P Notes, inclusive of $0.1 million in proceeds from the Common Rights Offering (see Notes 8 and 14). Those shareholders who participated in providing additional funding in 2023 obtained the benefit of the Pull-Through Exchange of their Converted Common into shares of the class(es) of Shadow Preferred Stock identical to those previously held (see Note 8). Investors who did not participate, retained ownership only in Converted Common stock. For the year ended December 31, 2023, the Pull-Through Exchange resulted in incremental value to the investors in the P2P Notes of $30.6 million, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common held just prior to the Pull-Through Exchange, which has been accounted for as a Pay-to-Play financing charge in the accompanying consolidated statements of operations.

The authorized, issued and outstanding shares of the redeemable convertible preferred stock and liquidation preferences as of the periods presented were as follows (dollars in thousands):

	December 31, 2023
	Authorized Shares	Outstanding Shares	Net Carrying Value*	Liquidation Preference
			(In thousands)
Series Seed Shadow Preferred	5,032,238	2,020,309	$698	$698
Series A Shadow Preferred	15,174,130	4,573,935	3,183	3,183
Series B Shadow Preferred	18,392,046	12,234,661	8,442	8,442
Series C Shadow Preferred	13,722,052	10,211,548	48,661	48,661
Series D Shadow Preferred	4,707,494	3,990,707	41,673	41,673
Series D Exchange Shadow Preferred	4,707,494	239,405	2,500	2,500
Series D-1 Shadow Preferred	3,935,839	3,662,318	30,595	30,595
Series D-1 Exchange Shadow Preferred	3,935,839	—	—	—
Series D-2 Shadow Preferred	27,042,965	7,561,820	37,595	37,595

Total	96,650,097	44,494,703	$173,347	$173,347

*	net of issuance cost including cash, issuance of preferred stock warrants & dividend contribution

	December 31, 2022
	Authorized Shares	Outstanding Shares	Net Carrying Value*	Liquidation Preference
			(In thousands)
Series Seed Shadow Preferred	5,032,238	868,054	$300	$300
Series A Shadow Preferred	15,174,130	2,378,753	1,655	1,655
Series B Shadow Preferred	18,392,046	1,716,987	1,185	1,185
Series C Shadow Preferred	13,722,052	3,091,485	14,732	14,732
Series D Shadow Preferred	4,707,494	331,145	3,458	3,458
Series D Exchange Shadow Preferred	4,707,494	239,405	2,500	2,500
Series D-1 Shadow Preferred	3,935,839	310,630	2,595	2,595
Series D-1 Exchange Shadow Preferred	3,935,839	—	—	—
Series D-2 Shadow Preferred	27,042,965	7,561,820	37,595	37,595

Total	96,650,097	16,498,279	$64,020	$64,020

*	net of issuance cost including cash, issuance of preferred stock warrants & dividend contribution

The following summarizes the terms of the redeemable convertible preferred stock outstanding for Series Seed Shadow, Series A Shadow, Series B Shadow, Series C Shadow, Series D Shadow, Series D Exchange Shadow, Series D-1 Shadow and Series D-2 Shadow redeemable convertible preferred stock of the Company (collectively the “preferred stock”). The Series D-2 Shadow Preferred Stock, Series D Exchange Shadow Preferred Stock and Series D-1 Exchange Shadow Preferred Stock are collectively referred to as the “Senior Series D Shadow Stock”. Series Seed Shadow Preferred Stock through Series C Shadow Preferred Stock are collectively referred to as the “Junior Shadow Preferred Stock”. Unless specified, the rights of the individual preferred stock series outstanding prior to the P2P Transaction (see Note 8) and related establishment of Shadow Preferred classes remained the same.

Voting Rights

Each holder of preferred stock shall have the right to one vote for each share of common stock into which such shares of preferred stock could be converted and shall have full voting rights and powers equal to the voting equal to the voting rights and powers of the holders of common stock.

As long as a majority of the shares of Series A Shadow Preferred Stock originally issued remain outstanding, the holders of the Series A Shadow Preferred Stock are entitled to elect 1 Director. As long as a majority of the shares of Series B Shadow Preferred Stock originally issued remain outstanding, the holders of the Series B Shadow Preferred Stock are entitled to elect 1 Director. As long as a majority of the shares of Series C Shadow Preferred Stock originally issued remain outstanding, the holders of the Series C Shadow Preferred Stock are entitled to elect 1 Director. The holders of the Common Stock are entitled to elect 1 Director. The holders of the Shadow Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and on an as-converted basis) are entitled to elect any remaining directors of the Company.

Dividends

The holders of Series B Preferred Stock and Series C Preferred Stock are entitled to receive dividends prior and in preference to any dividends on the Series Seed Preferred Stock, Series A Preferred Stock and Common Stock, at the rate of $0.0552 per annum for each share of Series B Preferred Stock and $0.3812 per annum for each share of Series C Preferred Stock, on a non-cumulative basis, when and if declared by the Company’s Board of Directors (the Board). Holders of Series B Preferred Stock and Series C Preferred Stock may waive their dividend preference subject to certain elections. After payment of such dividend, any additional dividends shall be distributed among all holders of Common Stock and in proportion to the number of shares of Common Stock then held by each holder on an as-converted basis.

Liquidation

In the event of a Liquidation Transaction, each series of Senior Series D Shadow Preferred Stock shall be entitled to receive out of the proceeds or assets of the Company available for distribution to its stockholders, prior and in preference to any distribution of the proceeds to the Series D Shadow Preferred Stock, Junior Shadow Preferred Stock, and Common Stock, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for Series D Shadow Stock, plus declared but unpaid dividends. Upon completion of the distribution for the Senior Series D Shadow Preferred Stock, Series D Shadow Preferred Stock is entitled to receive proceeds prior and in preference to any distribution to Junior Shadow Preferred Stock and Common Stock, also an amount equal to the Original Issue price. Similarly, Junior Shadow Preferred Stock has liquidation preference over Common Stock. Upon completion of the distribution required to preferred stockholders, the remaining proceeds shall be distributed to common stockholders on a pro rata basis.

The Original Issuance Price is defined as $0.3456 per share for Series Seed Shadow Preferred Stock; $0.6960 per share for Series A Shadow Preferred Stock; $0.6900 per share for Series B Shadow Preferred Stock and; $4.7653 per share for Series C Shadow Preferred Stock; $10.4425 per share for Series D Shadow Preferred

Stock; $8.3540 per share for Series D-1 Shadow Preferred Stock; $4.9717 per share for Series D-2 Shadow Preferred Stock; $10.4425 per share for Series D Exchange Shadow Preferred Stock and $8.3540 per share for Series D-1 Exchange Preferred Stock plus any declared but unpaid dividends on such shares.

A Liquidation Event shall include the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Company’s assets; the consummation of a merger or consolidation of the Company with or into another entity (unless the holders of the Company’s capital stock continue to hold at least 50% of the voting power); the closing of the transfer in one transaction or a series of transactions to a person or group of affiliated persons if after such closing, such person or group of affiliate persons hold 50% or more the outstanding voting stock of the Company; or a liquidation, dissolution or winding up of the Company (provided that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of the Company’s incorporation or create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s capital stock immediately prior to such transaction).

Redemption

At any time after the initial issuance date, upon receipt of a Redemption Request by the Company of not less than a majority of the then outstanding Series B Shadow Preferred Stock, Series C Shadow Preferred Stock, Series D Shadow Preferred Stock, Senior Series D Shadow Preferred Stock, by class respectively (the Redemption Request), the Company shall, upon certain conditions being met, redeem the original issuance price plus any declared but unpaid dividends to the redeeming holders of preferred stock within 90 days of the Redemption Request in three annual installments so long as the total redemption amount does not exceed 15% of the Company’s then current enterprise value.

The redemption request could not be made until after the fifth anniversary of the date upon which shares of the Series C Preferred Stock are first issued, or July 2023. Such request was not made as of December 31, 2023 (see Note 8).

Due to conditions of redemption that are outside the control of the Company, the redeemable convertible preferred stock has been reflected outside of stockholders’ deficit.

Conversion

The holders of the preferred stock have a right to convert their stock into shares of common stock at any time after the date of issuance and on the fifth day prior to the Redemption Date. Each share of preferred stock shall be convertible to common stock, the rate of which is determined by dividing the applicable Original Issuance Price for such series by the applicable “Conversion Price” (defined as Original Issuance Price applicable to such series, subject to certain adjustments as define in Section 4(d) of the Restated Certificate of Incorporation).

In addition, each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate immediately upon the earlier of (i) an IPO with resulting gross proceeds of at least $150.0 million, (ii) a Qualified Direct Listing, (iii) a Qualified SPAC Transaction with cash and cash equivalents of at least $225.0 million after redemptions or (iv) upon vote or written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock voting as a single class on an as- converted basis.

If there is a recapitalization of the Common Stock, provision shall be made so that the holders of the Preferred Stock shall be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock, or other securities or property of the Company, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.

Note 12. Common stock and Stock-Based Compensation

Common stock:

On November 30, 2022, the Company’s stockholders approved a ten-for-one reverse stock split of its common stock. The par value of the common stock was not adjusted as a result of the reverse stock split. At December 31, 2023 and 2022, there were 175,095,000 shares of common stock authorized and 17,454,353 and 6,143,294 shares issued and outstanding, respectively.

Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all series of Preferred Stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

Common stock reserved for issuance as of December 31, 2023 and 2022, is as follows:

	2023		2022
Series Seed Shadow Preferred	2,020,309		868,054
Series A Shadow Preferred	4,573,935		2,378,753
Series B Shadow Preferred	12,234,661		1,716,987
Series C Shadow Preferred	10,211,548		3,091,485
Series D Shadow Preferred	3,990,707		331,145
Series D Exchange Shadow Preferred	239,405		239,405
Series D-1 Shadow Preferred	3,662,318		310,630
Series D-1 Exchange Shadow Preferred	—		—
Series D-2 Shadow Preferred	7,561,820		7,561,820
Warrants outstanding for future issuance of Series D Shadow and Series D-2 Shadow preferred stock	1,094,667		757,717
Warrants outstanding for future issuance of common stock	2,063		35,754
Pay-to-Play warrants (estimated see Note 9)	721,086		726,563
Convertible Notes warrants – 2023		(a)	—
Pre-funded warrant (estimated see Note 9)	7,007,582		—
Stock options and restricted stock units	21,354,809		1,463,753
Stock options available for future issuance	839,706		1,461,660

Total shares of common stock reserved	75,514,616		20,943,726

(a)	The number of warrants shares to be issued upon exercise of the 2023 Convertible Note Warrants is not determinable as of December 31, 2023 due to the variable settlement terms (see Note 9).

Stock-Based Compensation:

In November 2011, and as amended in December 2018 and August 2021, the Company adopted the 2011 Stock Plan (the “2011 Amended Plan”). The Amended Plan has substantially the same terms as the 2011 Plan with the addition the Amended Plan providing for the issuance of RSUs as well as incentive stock options (“ISOs”), and non-qualified stock options (“NQs”) under the original 2011 Plan. The Amended Plan terminates automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of shares reserved under the Plan that was also approved by the Company’s stockholders. Subject to specific limitations, the Board of Directors may amend, suspend or terminate the Plan at any time and for any reason. Stock options may be immediately exercisable subject to repurchase or may be exercisable as determined by the Board of Directors. The Company has not allowed for early exercises of options under the Amended Plan.

Under the Amended Plan, ISOs may be granted to employees at exercise prices not lower than the fair value of the stock at the date of grant as determined by the Board, or the committee appointed by the Board to administer the 2011 Amended Plan. For ISOs granted to a person who, at the time of the grant, owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock, the per share exercise price must be no less than 110% of the fair value on the date of the grant as determined by the Board.

The Company recognizes compensation expense for service-based options on a straight-line basis over the requisite service period of all employees or non-employees, which is the award’s vesting term, generally over four years. The Company accounts for forfeitures when they occur.

The Company also grants RSUs, which vest upon the satisfaction of both the service-based condition and a liquidity event condition. The liquidity event condition for the RSUs is satisfied upon the occurrence of a qualifying event, defined specifically in the equity documents, and generally refer to the earlier of a specified period of time subsequent to an initial public offering or an acquisition, in all cases prior to the expiration date of the award. Additionally, for all terminated RSU grants, all RSUs which have satisfied a portion or all of the service-based condition of the termination date remain with the stockholder and do not return to the pool of shares available for issuance until the earlier of the satisfaction of the liquidity event (at which time those RSUs vest) or the expiration date of the award. The RSUs expire as defined by the individual RSU grant, generally the earlier of (i) the first anniversary or second anniversary of terminated service, for 2023 and prior grants, respectively, for any reason and (ii) expire date defined as the fifth anniversary of the date of grant. The fair value of RSUs is determined based on the Company’s estimated fair value of common stock at the date of grant, as determined by the Board of Directors.

As of December 31, 2023, there were service-based options outstanding to purchase a total of 16,437,980 shares of common stock under the Plan and 4,916,829 unvested RSUs. As of December 31, 2023, 839,706 shares of common stock were available for issuance for either option or RSU grants under the 2011 Amended Plan.

Options:

A summary of option activity as of December 31, 2023 is as follows:

	Number of options outstanding	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value (in thousands)
Outstanding options at December 31, 2021	1,481,845	$8.91	6.4	$17,478
Granted	5,730	20.70
Exercised	(17,666)	7.27
Expired	(75,744)	0.70
Forfeited	(68,321)	15.58

Outstanding options at December 31, 2022	1,325,844	$9.10	5.6	$925
Granted	15,141,280	0.44
Exercised	(1,000)	0.80
Expired	(8,601)	0.80
Forfeited	(19,543)	15.53

Outstanding options at December 31, 2023	16,437,980	$1.12	9.3	$13,907

Vested/expected to vest at December 31, 2023	16,437,980	$1.12	9.3	$13,907
Exercisable options at December 31, 2023	3,285,911	$3.73	7.7	$1,957

The aggregate intrinsic value of service-based options exercised during the years ended December 31, 2023 and 2022, was zero and $237 thousand, respectively. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the- money options.

The weighted-average grant-date fair value of options granted during the year ended December 31, 2023 and 2022, was $0.25 per share and $10.62 per share, respectively. The total grant date fair value of options that vested during the year ended December 31, 2023 and 2022, was $0.8 million and $1.0 million, respectively.

As of December 31, 2023, there was approximately $3.4 million of total unrecognized compensation cost related to unvested stock options granted, which is expected to be recognized over the weighted-average period of 2.6 years.

The Company recorded stock-based compensation expense for stock options during the years ended December 31, 2023 and 2022, as follows (in thousands):

	2023	2022
Research and development	$372	$487
Selling, general and administrative	2,111	758

Total	$2,483	$1,245

The Company uses the Black-Scholes option-pricing model to determine the grant-date fair value of stock options. The determination of the fair value of stock options on the grant date is affected by the estimated underlying common stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends. The grant date fair value of the Company’s stock options granted in the years ended December 31, 2023 and 2022, was estimated using the Black-Scholes model with the range of assumptions stated below:

	2023	2022
Risk-free interest rate	4.44% – 4.46%	1.60% – 3.03%
Expected life, in years	5.00 – 6.01	5.91 – 6.08
Expected volatility	56.74% – 57.56%	55.90% – 57.09%
Dividend yield	—%	—%
Weighted average fair value of common stock	$0.25	$10.62

The risk-free interest rate is based on the U.S. Treasury constant maturities on the date of the grant for the time period equal to the expected term of the options granted. Expected volatility was calculated for the given term on the basis of the average volatilities of a peer group of representative public companies having considered characteristics such as industry, stage of life cycle, size, financial leverage and comparable programs and participant pools. The Company determined the use of historical volatility for similar entities represents a more accurate calculation of option fair value. Expected life is calculated using the simplified method (based on the mid-point between the vesting date and the end of the contractual term of the option). The Company has no history or experience of paying cash dividends on its common stock and thus, has assumed a zero-dividend rate. The assumptions used to calculate the fair value of options granted are evaluated and revised for new awards, as necessary, to reflect market conditions and experience.

Restricted-Stock Units:

A summary of the Company’s RSU activity issued under the 2011 Amended Plan, inclusive of the six million RSUs issued to an investor (see Notes 8 and 14), for the year ended December 31, 2023 is as follows:

	Awards	Weighted- average grant date fair value (per share)
Nonvested as of January 1, 2022	73,386	$20.70
Issued	78,256	$10.41
Forfeited	(13,733)	$16.46

Nonvested as of December 31, 2022	137,909	$15.28
Issued	10,929,820	$0.60
Exercised	(6,000,000)	$0.44
Forfeited	(150,900)	$1.98

Nonvested as of December 31, 2023	4,916,829	$1.18

The RSUs have both a service-based condition and a liquidity event condition. The liquidity event condition is only satisfied on the consummation of the liquidity event, such as an IPO, which is currently not determinable or probable. As the satisfaction of the liquidity event condition for all RSUs is neither determinable nor probable as of December 31, 2023, no stock-based compensation expense was recognized for the year presented. The probability will be evaluated each reporting period. As of December 31, 2023, there was $3.6 million of total unrecognized compensation expense related to outstanding RSU equity awards. Since the RSUs only vest on the consummation of a liquidity event which is currently not determinable or probable, the Company is unable to determine the weighted-average period over which the unrecognized cost will be recognized.

The 6 million RSUs issued as part of the 2023 Convertible Note financing were fair valued on the date of grant and recognized as debt financing charge at date of transaction. See Notes 8 and 14. Effective December 21, 2023, as a condition of executing the Merger Agreement, the Company accelerated the vesting associated with the six million RSUs. Upon acceleration, the RSUs were immediately exchanged and 6,000,000 shares of common stock issued. The modification of vesting terms resulted in the recognition of $1.7 million in stock-based compensation expense.

Note 13. Commitments and Contingencies

Purchase Commitments

As of December 31, 2023, the Company had outstanding purchase orders and contractual obligations totaling $4.4 million to procure inventory. The majority of the Company’s outstanding inventory purchase orders and preauthorized commitments to procure strategic components based on the Company’s expected demand are placed with the Company’s primary third party contract manufacturer and a semiconductor supplier. During the years ended December 31, 2023 and 2022, the Company purchased $4.4 million and zero, respectively, of inventories as a result of the Company’s obligation to purchase any non-cancelable and non- returnable components that have been purchased by the contract manufacturer with the Company’s preauthorization, when these components have not been consumed within the period defined in the terms of the Company’s agreement with this contract manufacturer. While the Company expects such purchased components to be used in future production of Company finished goods, these components are considered in the Company’s reserve estimate for excess and obsolete inventory. Furthermore, the Company accrues for losses on commitments for the future purchase on non-cancelable and non-returnable components from this contract manufacturer at the time that circumstances, such as changes in expected demand, indicate that the value of the components many not be recoverable, the loss is probable and management has the ability to reasonably estimate the amount of the loss. As of December 31, 2023 and 2022 the Company recorded accrued losses on accrued purchase commitments of $3.6 million and $5.4 million, respectively, on the consolidated balance sheets.

Legal Proceedings

From time-to-time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceeding or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s consolidated financial statements.

Merger Agreement

The December 22, 2023 Merger Agreement provided that as soon as reasonably practicable following the date of the Merger Agreement, Burkhan and/or its affiliates and/or nominees shall purchase from the Company: (i) convertible promissory notes under the Company’s 2023 NPA (see Note 17) and (ii) the Pre- funded Warrant (see Note 9) for aggregate gross proceeds to the Company of $25.0 million.

In addition, 16.3 million shares of New Blaize common stock may be issued as earnout shares for a period from the closing of the business combination until the five-year anniversary thereof, in accordance with the schedule set forth in the Merger Agreement. The earnout shares are to be issued to Burkhan and eligible shareholders of the Company contingent, in each case, on the closing stock price of New Blaize common stock exceeding specific thresholds.

Note 14. Related Party Transactions and Balances

During the years ended December 31, 2023 and 2022, the Company recognized revenues of approximately $3.8 million, or nearly 100% and $3.0 million, or 77% of its total revenues, respectively, from sales to two minority stockholders. As of December 31, 2023 and 2022, there was $0.5 million and $1.1 million, respectively, accounts receivables from one of these two customers, respectively, all of which was unbilled.

In November 2023, the Company executed a $4.0 million demand note (see Note 8) with a related party investor holding more than a 10% ownership in the outstanding stock of the Company. This related party investor also has a representative serving on the Company’s Board of Directors. The same investor invested in a 2023 Convertible Note (see Note 8) in the amount of $5.0 million or 41% of the total 2023 Convertible Note proceeds raised in 2023. In accordance with the terms of the 2023 Convertible Note NPA, the investor also received 2023 Convertible Note Warrants (see Note 9) for no additional consideration resulting in the allocation of proceeds between the 2023 Convertible Note and the 2023 Convertible Note Warrants. The 2023 Convertible Note and 2023 Convertible Note Warrants held by this investor are subject to adjustments in fair value. As of December 31, 2023, the related party 2023 Convertible Note and 2023 Convertible Note Warrants approximate $7.3 million and $0.9 million, respectively. During the year ended December 31, 2023, the change in fair value for the 2023 Convertible Note and 2023 Convertible Note Warrants equaled $3.0 million and $0.2 million, respectively (see Note 4). In conjunction with the issuance of the 2023 Convertible Note, the Company issued six million RSUs to the investor. The issuance date fair value of the RSUs was recognized as a financing charge (see Note 8). In December 2023, the terms of the RSUs were modified resulting in accelerated vesting and immediate issuance of six million common stock shares for which incremental stock-based compensation expense was recorded (see Note 12).

In January 2023, one of the minority investors with which the Company had a revenue arrangement, representing 6% of total revenue for the year ended December 31, 2022, also invested in a P2P Note (see Note 8) in the amount of $3.3 million or 35% of the total P2P proceeds raised in 2023. In accordance with the terms of the 2022 P2P NPA, the minority investor also received P2P Warrants (see Note 9) for no additional consideration resulting in the allocation of proceeds between the P2P Note and the P2P Warrants. The P2P Note and P2P Warrants held by the minority investor are subject to adjustments in fair value. As of December 31, 2023, the related party P2P Note and P2P Warrants approximate $3.9 million and $0.3 million, respectively. During the year ended December 31, 2023, the change in fair value for the P2P Note and P2P Warrants equaled $0.9 million and $32,000, respectively (see Note 4).

In December 2022, one of the minority stockholders with which the Company had a revenue arrangement, representing nearly 100% and 71% of total revenues for the years ended December 31, 2023 and 2022, and all unbilled accounts receivable as of December 31, 2023 and 2022, respectively, also invested in a P2P Note (see Note 8) in the amount of $0.4 million or 13% of the total P2P proceeds raised in 2022. In accordance with the terms of the 2022 P2P NPA, the minority investor also received P2P Warrants equal (see Note 9) for no additional consideration resulting in the allocation of proceeds between the P2P Note and the P2P Warrants. The P2P Note and P2P Warrants held by the minority investor are subject to adjustments in fair value. As of December 31, 2023, the fair value of the related party P2P Note and P2P Warrants approximate $0.4 million and $29,000, respectively. As of December 31, 2022, the related party P2P Note and P2P Warrants approximate $0.4 million and $27,000, respectively. For the year ended December 31, 2022, the change in fair value of the related party P2P Note and P2P Warrants were immaterial (see Note 4).

Note 15. Net Loss Per Share Attributable to Common Shareholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the years ended December 31, 2023 and 2022:

	2023	2022
Numerator:
Net loss	$(87,589)	$(104,630)
Less: Deemed Dividend associated with preferred stock warrants issued with issuance of preferred stock	—	(1,635)
Less: Change in value of preferred stock subject to possible redemption	—	(1,826)
Add: Effect of exchange of preferred stock (See Note 11)	—	1,636

Net loss allocable to common stockholders	$(87,589)	$(106,455)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	4,213,244	1,445,089

Net loss per share attributable to common stockholders, basic and diluted	$(20.79)	$(73.67)

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share attributable to common shareholders for the periods presented because the impact of including them would have been anti-dilutive as of December 31, 2023 and 2022:

	2023		2022
Redeemable convertible preferred stock	44,494,703		16,498,279
Stock options	16,437,980		1,325,844
Restricted stock units	4,916,829		137,909
Series D and D-2 preferred stock warrants	1,094,667		757,717
Pay-to-Play warrants (estimated See Note 9)	721,086		726,563
Convertible Notes warrants – 2023		(a)	—
Common stock warrants	2,063		35,754
Pre-funded warrant (estimated see Note 9)	7,007,582		—

Total potentially dilutive shares	74,674,910		19,482,066

(a)	The number of warrants shares to be issued upon exercise of the 2023 Convertible Note Warrants is not determinable as of December 31, 2023 due to the variable settlement terms (see Note 9).

Note 16. Employee Benefit Plan

A 401(k) plan is provided that covers substantially all employees meeting certain age and service requirements. The Company makes discretionary contributions to the 401(k) plan. The Company recorded $0.5 million and $0.6 million in matching contributions for the years ended December 31, 2023 and 2022, respectively.

Long-term employee benefits:

The Company provides its employees in India an opportunity to participate in a long term defined benefits plan, the liability the Company bears for providing this benefit is determined through an actuarial valuation at each reporting date. The benefit plan provides for lump sum payments to vested employees on retirement, death while in service or on termination of employment for an amount equivalent to 15 days of basic salary for each completed year of service. Vesting occurs upon completion of five years of service. The present value of such obligation is determined by the projected unit credit method and adjusted for past service cost and fair value of plan assets as at the balance sheet date through which the obligations are to be settled. The actuarial gain or loss on change in present value of the defined benefit obligation or change in return of the plan assets is recognized as an income or expense in the consolidated statement of operations. The expected return on plan assets is based on the assumed rate of return of such assets. As of December 31, 2023 and 2022, the related liability is included within accrued compensation on the consolidated balance sheets.

Note 17. Subsequent Events

The Company has evaluated subsequent events through September 5, 2024, the date on which these consolidated financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the consolidated financial statements.

In March 2024, the Company entered into an agreement with its primary third-party contract manufacturer related to past due amounts owed as of February 26, 2024. Under the agreement, the Company agreed to make payment on past due amounts pursuant to an agreed-upon schedule. The past due amounts that existed at December 31, 2023 that were incorporated into this agreement totaled $8.3 million and were included in accounts payable and accrued expenses and other current liabilities within the consolidated balance sheet at December 31, 2023.

From January 2024 through the date these consolidated financial statements were available to be issued, the Company received $110.7 million in proceeds from the issuance of 10% secured convertible notes under a new note purchase agreement dated July 3, 2023 (the “2023 NPA”), as amended on August 1, 2023 and April 22, 2024. These convertible notes have a stated maturity date, as of April 22, 2024, of December 31, 2025, however, are subject to automatic conversion upon the consummation of a SPAC Transaction, as defined, subject to conversion or repayment at maturity or upon a Next Equity Financing, as defined, and are subject to repayment upon a Corporate Transaction, as defined. Investors in these secured convertible notes also received warrants to purchase equity shares of the Company. Of the $110.7 million in proceeds, $11.5 million was received from BurTech, $2.4 million from outside individual third-parties, and the remaining $96.8 million was received from a separate third-party group of investors (the “RT Parties”) in connection with an agreement to provide convertible note financing of up to $125.0 million (the “Blaize Note Financing Agreement”). Under this separate agreement, the RT Parties and their transferees or distributes will not be required to execute any lock-up or similar agreement restricting transfer or disposition of all shares of common stock of Blaize issuable upon the conversion of the notes, all Company shares issuable upon the exercise of warrant issued to RT Parties as well as all securities of New Blaize to be issued to the RT Parties upon consummation of the merger.

On April 22, 2024, Blaize, BurTech, BurTech Merger Sub Inc., and Burkhan entered into an amendment to the Merger Agreement (the “April Amendment”). The April Amendment amended the original Merger Agreement to make certain adjustments in connection with the Blaize Note Financing and additional related warrant financing including an increase in the base purchase price and changes to certain definitions and terms. The April Amendment also revised the aggregate reserve size under the Company’s post-merger Equity Incentive Plan and Employee Stock Purchase Plan to 20% and the evergreen percentage for the Equity Incentive Plan to 7%.

On April 22, 2024, the Company amended and restated the Burkhan Pre-funded Warrant to reduce the number of BurTech Class A common stock shares to which the holder is entitled upon exchange of the Company common shares issuable upon exercise of the warrant. The number of BurTech Class A common stock shares was reduced from a maximum of 6,833,333 share to a fixed 2,000,000 shares. This amendment, in turn, reduces the applicable number of Company common shares to up issued to the holder upon exercise. In conjunction with its participation in the Blaize Note Financing Agreement, one of the RT Parties received a new and separate pre-funded warrant with an exercise price of $45,000 that entitles the RT Party investor to receive 4.5 million shares of BurTech Class A common stock, also via the issuance of Company common shares upon exercise that are subject to exchange into BurTech Class A common stock upon the closing of the Merger.

On April 22, 2024, the Company, BurTech LP LLC, BurTech entered into a Backstop Subscription Agreement. Pursuant to the Backstop Subscription Agreement, in the event that the amount of cash in BurTech’s trust account following redemptions and before payment of expenses is less than $30,000,000, BurTech LP LLC shall purchase, prior to or substantially concurrently with the closing of the Merger, a number of shares of Class A common stock of BurTech equal to the difference between $30,000,000 minus the Trust Amount divided by $10.00 per share. The April Amendment also amended various definitions and covenants to reflect the funding commitment of the BurTech’s Sponsor pursuant to the Backstop Subscription Agreement.

On April 22, 2024, BurTech LP LLC and BurTech entered into a letter agreement. Under this agreement, conditioned upon the occurrence of the closing of the Merger, BurTech LP LLC agreed to forfeit 2,000,000 BurTech Shares to be effective immediately prior to the closing.

The Lock-Up Agreement attached to the Merger Agreement was also amended on April 22, 2024 to include certain consent requirements to the transfer of the Burkhan Warrant Stock and grant the Company Board of Directors the discretion to determine whether certain persons will be subject to the lock-up requirements.

On April 22, 2024, the Company amended and restated the terms of the 2023 NPA to accommodate a new group of lenders, the “Final Closing Lender”, defined as any lender who purchases a related convertible note on or after April 22, 2024. The conversion price upon a SPAC Transaction for a Final Closing Lender is defined as a price per share that would entitle the Final Closing Lender to receive a number of BurTech Class A common stock equal to the outstanding principal and accrued interest divided by 5. In addition, the per share exercise price of the related 2023 Convertible Note Warrants upon a SPAC Transaction was amended to $11.50.

In April 2024, the Company repaid all principal and accrued interest outstanding on the Demand Notes.

In July 2024, the Company executed a new maintenance agreement requiring future payments approximating $0.9 million through December 2025.

BLAIZE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$68,640	$3,213
Accounts receivable, net	1,784	11
Accounts receivable – related party (Note 13)	—	467
Inventories	8,406	6,522
Prepaid expenses and other current assets	6,081	2,836

Total current assets	84,911	13,049
Property and equipment, net	2,032	1,555
Deferred income tax assets	1,069	1,033
Operating lease right of use assets	1,978	2,423
Other assets	670	579

Total assets	$90,660	$18,639

Liabilities, redeemable convertible preferred stock and stockholders’ deficit:
Current liabilities:
Demand notes	$—	$4,750
Accounts payable	10,979	14,925
Accrued expenses and other current liabilities	6,924	7,464
Accrued loss on purchase commitments	1,396	3,588
Accrued compensation	3,326	1,938
Income tax payable	359	1
Current operating lease liabilities	655	569
Convertible notes, current portion	15,977	14,641

Total current liabilities	39,616	47,876
Long-term operating lease liabilities	1,307	1,791
Warrant liabilities	7,755	3,730
Convertible notes	148,551	18,064
Other liabilities	25	391

Total liabilities	197,254	71,852
Commitments and contingencies (Note 12)
Redeemable convertible preferred stock – $0.00001 par value; 96,650,097 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 44,494,703 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; liquidation preference of $173,347 as of September 30, 2024 and December 31, 2023, respectively	173,347	173,347
Stockholders’ deficit:
Common stock – $0.00001 par value; 175,095,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 17,482,174 and 17,454,353 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost: 124,225 shares at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	142,618	141,496
Accumulated deficit	(422,559)	(368,056)

Total stockholders’ deficit	(279,941)	(226,560)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$90,660	$18,639

See accompanying notes to the unaudited condensed consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Engineering services revenue – related party (Note 13)	$758	$555	$1,525	$3,426
Hardware revenue	23	16	28	16

Total revenue	781	571	1,553	3,442
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	476	217	1,039	1,490
Research and development	5,799	3,912	15,765	14,168
Selling, general and administrative	5,546	3,698	14,538	11,108
Depreciation and amortization	251	651	688	1,706
Loss on purchase commitments	—	116	—	349
Transaction costs	77	6	163	24

Total costs and expenses	12,149	8,600	32,193	28,845

Loss from operations	(11,368)	(8,029)	(30,640)	(25,403)
Other income (expense), net:
Pay-to-Play financing charge	—	—	—	(30,637)
Debt financing charge on convertible notes	—	(2,640)	(464)	(2,640)
Other income (expense), net	1,273	(2)	1,677	12
Gain (loss) on foreign exchange transactions	31	(23)	(62)	10
Change in fair value of convertible notes	(15,398)	(1,639)	(25,921)	(3,546)
Change in fair value of warrant liabilities	(90)	327	1,255	(745)

Total other expense	(14,184)	(3,977)	(23,515)	(37,546)
Loss before income taxes	(25,552)	(12,006)	(54,155)	(62,949)
Provision for (benefit from) income taxes	55	(12)	348	(85)

Net loss	$(25,607)	$(11,994)	$(54,503)	$(62,864)

Net loss per share attributable to common stockholders, basic and diluted	$(1.47)	$(3.38)	$(3.12)	$(17.70)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	17,478,371	3,551,881	17,466,606	3,551,881

See accompanying notes to the unaudited condensed consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(Amounts in thousands, except share and per share data)

Unaudited

	Redeemable Convertible Preferred Stock		Common Stock		Treasury Stock		Additional	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Deficit
Three months ended September 30, 2024:
Balance at June 30, 2024	44,494,703	$173,347	17,474,790	$—	124,225	$—	$142,221	$(396,952)	$(254,731)
Exercise of stock options	—	—	7,384	—	—	—	37	—	37
Stock-based compensation	—	—	—	—	—	—	360	—	360
Net loss	—	—	—	—	—	—	—	(25,607)	(25,607)

Balance at September 30, 2024	44,494,703	$173,347	17,482,174	$—	124,225	$—	$142,618	$(422,559)	$(279,941)

Three months ended September 30, 2023:
Balance at June 30, 2023	44,494,703	$173,347	3,343,660	$—	124,225	$—	$131,341	$(331,337)	$(199,996)
Stock-based compensation	—	—	—	—	—	—	286	—	286
Debt financing charge on 2023 convertible notes	—	—	—	—	—	—	2,640	—	2,640
Net loss	—	—	—	—	—	—	—	(11,994)	(11,994)

Balance at September 30, 2023	44,494,703	$173,347	3,343,660	$—	124,225	$—	$134,267	$(343,331)	$(209,064)

Nine months ended September 30, 2024:
Balance at January 1, 2024	44,494,703	$173,347	17,454,353	$—	124,225	$—	$141,496	$(368,056)	$(226,560)
Exercise of stock options	—	—	27,821	—	—	—	80	—	80
Stock-based compensation	—	—	—	—	—	—	1,042	—	1,042
Net loss	—	—	—	—	—	—	—	(54,503)	(54,503)

Balance at September 30, 2024	44,494,703	$173,347	17,482,174	$—	124,225	$—	$142,618	$(422,559)	$(279,941)

Nine months ended September 30, 2023:
Balance at January 1, 2023	16,498,279	$64,020	6,143,294	$—	124,225	$—	$209,928	$(280,467)	$(70,539)
Reissuance of Shadow Preferred in Pay-to-Play Pull Through Exchange at redemption value	27,996,424	109,327	(2,799,634)	—	—	—	(109,327)	—	(109,327)
Stock-based compensation	—	—	—	—	—	—	450	—	450
Pay-to-Play financing charge	—	—	—	—	—	—	30,576	—	30,576
Debt financing charge on convertible notes	—	—	—	—	—	—	2,640	—	2,640
Net loss	—	—	—	—	—	—	—	(62,864)	(62,864)

Balance at September 30, 2023	44,494,703	$173,347	3,343,660	$—	124,225	$—	$134,267	$(343,331)	$(209,064)

See accompanying notes to the unaudited condensed consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

Unaudited

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(54,503)	$(62,864)
Adjustments to reconcile net loss to net cash used in operating activities:	688	1,706
Depreciation and amortization
Noncash lease expense	445	692
Pay-to-Play financing charge	—	30,638
Debt financing charge on convertible notes	464	2,640
Stock-based compensation	1,042	450
Credit loss expense	570	—
Deferred income taxes	(36)	(147)
Change in fair value of convertible notes	25,921	3,546
Change in fair value of warrant liabilities	(1,255)	745
Loss on purchase commitments	—	349
Noncash loss on lease termination	—	(18)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,343)	362
Accounts receivable – related party	467	(377)
Inventories	(1,884)	(2,625)
Prepaid expenses and other current assets	(6,286)	343
Other assets	(91)	35
Accounts payable and accrued liabilities	2,223	6,029
Operating lease liabilities	(398)	(745)
Income taxes payable	358	(153)
Accrued loss on purchase commitments	(2,192)	(1,693)
Accrued compensation	1,388	21
Other liabilities	(366)	(550)

Net cash used in operating activities	(35,788)	(21,616)

Cash flows from investing activities:
Purchases of property and equipment	(1,165)	(75)

Net cash used in investing activities	(1,165)	(75)

Cash flows from financing activities:
Payment of deferred offering costs	(3,668)	—
Proceeds from Pay-to-Play convertible notes and Common Rights Offering	—	9,283
Proceeds from convertible notes	110,718	8,400
Proceeds from short term demand notes	—	350
Repayment of short term demand notes	(4,750)	(350)
Proceeds from exercise of stock options	80	—

Net cash provided by financing activities	102,380	17,683

Net increase (decrease) in cash and cash equivalents	65,427	(4,008)
Cash and cash equivalents – beginning of period	3,213	4,913

Cash and cash equivalents – end of period	$68,640	$905

Supplemental disclosures of cash flow information:
Cash paid during the period for taxes	$204	$197
Cash paid during the period for interest	$245	$3
Supplemental disclosures of noncash investing and financing activities:
Property and equipment acquired in accounts payable & accrued expenses	$—	$100
Reissuance of Shadow Preferred in Pay-to-Play Pull Through Exchange at redemption value	$—	$109,327
Operating lease asset obtained in exchange for new operating lease liabilities	$—	$1,673
Right-of-use assets and lease liabilities extinguished upon termination of lease, net of gain	$—	$(108)
Capitalized deferred offering costs included in accounting payable and accrued liabilities	$864	$—
Issuance of warrants with convertible notes	$4,816	$1,690

See accompanying notes to the unaudited condensed consolidated financial statements.

BLAIZE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business

Blaize, Inc. (collectively “Blaize” or “the Company”) was originally incorporated on February 16, 2010, as a Delaware corporation under the name of ThinCI, Inc. and commenced operations at that time. On October 17, 2019, the Company’s Board of Directors adopted a Restated Certificate of Incorporation, which changed the Company’s name to Blaize, Inc. The Company is headquartered in El Dorado Hills, California, and consists of four separate legal entities: Blaize, Inc. (United States of America), Blaize New Computing Technologies India Private Limited (India), Blaize Technologies Philippines, Inc. (Philippines) and Blaize U.K. LTD (England). Blaize designs and develops low-power, high-efficiency, programmable artificial intelligence (“AI”) edge computing hardware and software. Blaize leads a new generation of computing, which unleashes the potential of AI in order to enable significant increases in the value that technology delivers to improve the way people work and live. The Company offers transformative edge computing solutions for AI data collection and processing, with a focus on smart vision and other AI applications for the automotive, retail, security and industrial markets.

In November 2023, the Company entered into a Memorandum of Understanding with a United Arab Emirates (“UAE”) based third-party investment entity to establish a cooperative framework for both entities to discuss and explore commercial and technical collaboration in the UAE. The collaboration is intended to be operationalized through a newly created entity, Blaize Artificial Intelligence Middle East, LLC, in which the Company has a 35% ownership in the entity. As of September 30, 2024, there has not been an operating agreement executed between the Company and the holder of the 65% interest that would make the Company the primary beneficiary of this new legal entity. The newly established entity has incurred insignificant expenses since its incorporation. During the nine months ended September 30, 2024, the Company entered into an agreement with an affiliate of the holder of the 65% interest in Blaize Artificial Intelligence Middle East, LLC, which permitted the Company to bill in advance for obligations that have yet to be fully satisfied as of September 30, 2024. Specific to this arrangement, the Company had accounts receivable of $1.7 million as of September 30, 2024.

Merger Agreement

On December 22, 2023, as amended on April 22, 2024, the Company entered into a preliminary agreement and plan of merger (“Merger Agreement”) by and among BurTech Acquisition Corp, a publicly traded special acquisition company (“BurTech”), BurTech Merger Sub Inc. a Delaware corporation and a direct, wholly owned subsidiary of BurTech (“Merger Sub”), and, solely for the limited purposes of the transaction, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), pursuant to which Merger Sub will merge with and into Blaize. The separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a direct, wholly-owned subsidiary of BurTech. In connection with the consummation of the business combination (the “Merger”), BurTech will be renamed Blaize Holdings, Inc. (“New Blaize”) (see Note 12).

On April 22, 2024, Blaize, BurTech, BurTech Merger Sub Inc., and Burkhan entered into an amendment to the Merger Agreement (the “April Amendment”). The April Amendment amended the original Merger Agreement to make certain adjustments in connection with the Blaize Note Financing (see Note 7) and additional adjustments related to warrant financing (see Note 8), including an increase in the base purchase price and changes to certain definitions and terms. The April Amendment also revised the aggregate reserve size under the Company’s post-merger Equity Incentive Plan and Employee Stock Purchase Plan to 20% and the evergreen percentage for the Equity Incentive Plan to 7%.

Additionally, the April Amendment amended additional terms associated with the contingencies associated with the pending Merger. See Note 12.

On October 24, 2024, BurTech, Merger Sub, the Company and Burkhan entered into an Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment to Merger Agreement”). See Note 16.

Liquidity and Going Concern

The Company’s condensed consolidated financial statements have been prepared on a going concern basis, which assumes that it will be able to meet its obligations and continue its operations during the twelve months following the issuance of these condensed consolidated financial statements. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Since inception of the Company and through September 30, 2024, the Company has funded its operations primarily with cash flows from contributions from founders or other investors and other financing activities. The Company has incurred recurring losses and negative cash flows since its inception, including a net loss of $54.5 million and $62.9 million for the nine months ended September 30, 2024 and 2023, respectively. As of September 30, 2024, the Company had cash and cash equivalents of approximately $68.6 million, a net working capital surplus of $45.3 million, and an accumulated deficit of $422.6 million.

The Company’s ability to continue to meet its obligations, to achieve its business objectives and continue as a going concern is dependent upon several factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional debt and equity, and through a possible SPAC transaction. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

While the Company is currently taking action to both source and preserve cash through a combination of the issuance of convertible notes and a possible capital market transaction the Company cannot be assured that it will be able to enter into any such contracts. As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through a year from the date these unaudited condensed consolidated financial statements are available to be issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete consolidated financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with US GAAP. Interim results are not necessarily indicative of the results for a full year. Therefore, these interim unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2023 and 2022.

The unaudited condensed consolidated financial statements include the consolidated financial statements of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Such estimates and assumptions include, but are not limited to, those related to revenue recognition, the valuation of accounts receivable, the net realizable value of inventory, the useful lives of long- lived assets, the incremental borrowing rate used in calculating operating lease right of use assets, the accounting for income taxes, the estimates used to evaluate the recoverability of long-lived assets, amortization method and periods for capitalized software, and the estimated fair value of convertible notes, warrant liabilities, common stock, and stock-based compensation expense. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents in the condensed consolidated financial statements. The Company’s cash equivalents are primarily comprised of U.S. Government treasury securities, mutual funds, and money market funds. The Company has cash deposits in a financial institution that, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions.

As of September 30, 2024 and December 31, 2023, the Company had cash and cash equivalents balances in excess of domestic and international insurance limits of approximately $32.3 million and $2.2 million, respectively.

As of September 30, 2024, the Company held $30.1 million in U.S. Government treasury securities, $26.1 million in a U.S. Government money market fund, and $5.2 million in mutual funds (see Note 4). As of December 31, 2023, the Company had no cash equivalents or restricted cash balances.

Accounts Receivable, Net

Accounts receivable, net is recorded at the invoiced amount and does not accrue interest. The allowance for credit losses is the Company’s estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines that allowance based upon a review of each receivable and all known factors that could affect collectability. These factors include but are not limited to a customer’s past payment performance, customer financial condition, general economic or industry conditions and disputes regarding the invoiced amount or the product or service rendered. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for credit losses was $0.4 million as of September 30, 2024 and December 31, 2023, respectively. As of September 30, 2024 and December 31, 2023, the Company’s accounts receivable included zero and approximately $0.5 million, respectively, of unbilled accounts receivable (See Note 13).

Inventories

Inventories consist of raw materials, work in process inventories, and finished goods. Inventories are stated at the lower of cost or net realizable value, with cost being determined on a first-in, first-out basis. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Adjustments to reduce the cost of inventory to its net realizable value are made, if required, for estimated excess, obsolescence, or impaired balances. At the point of loss recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in the newly established cost basis. Any write-downs of inventories are reflected as part of cost of revenue in the accompanying unaudited condensed consolidated statement of operations.

Deferred Offering Costs

Deferred offering costs, which consist of direct incremental legal, consulting and banking fees primarily relating to the Company’s contemplated merger with BurTech (see Note 1) whereby the Company will become a public company, are capitalized and will be offset against proceeds upon the consummation of the offering within stockholders’ deficit. In the event an anticipated offering is terminated, deferred offering costs will be expensed. As of September 30, 2024 and December 31, 2023 there were $4.5 million and $1.5 million, respectively, capitalized deferred offering costs included in prepaid expenses and other current assets on the condensed consolidated balance sheets.

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company estimates the expected undiscounted future cash flows from the use of those assets and their eventual disposition (without any allocated debt financing charges). If the sum of the expected undiscounted future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. For the three and nine months ended September 30, 2024 and 2023, the Company did not recognize any impairment expense related to its long-lived assets.

Embedded Derivative Evaluation

The Company evaluates the terms of its debt instruments to determine if any identified embedded features, including embedded conversion options or redemption features, are required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where a host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments would be accounted for as a single, compound derivative instrument. Any identified and bifurcated embedded derivatives are initially recorded at fair value and are revalued at each reporting date with changes in the fair value reported as non-operating income or expense.

Convertible Notes

The Company accounts for its convertible notes, some of which contain predominantly fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder into a variable number of shares of preferred stock at a fixed discount to the market price of the common stock at the time of conversion under ASU Debt — Debt with Conversion and Other Options (Subtopic 470-20), Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) and Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06). The Company has elected to account for its convertible notes at fair value at each period end pursuant to Accounting Standards Codification (“ASC”) 825, Financial Instruments wherein changes in the fair value are recorded as change in fair value of convertible notes in the accompanying unaudited condensed consolidated statements of operations.

Warrant Liabilities

The Company has issued freestanding warrants in connection with certain of its convertible debt agreements and preferred stock issuances which have been recorded as long-term liabilities in the accompanying condensed consolidated balance sheets at their estimated fair value. At initial recognition, the warrants were recorded at their estimated fair value calculated using the Black-Scholes-Merton (“Black- Scholes”) option pricing model (see Note 8). The liability associated with these warrants is subject to remeasurement at each balance sheet date, with changes in fair value recorded as change in the fair value of warrant liabilities in the unaudited condensed consolidated statements of operations. The warrants will continue to be remeasured until the earlier of the expiration or exercise of the warrants. The warrants are recorded at fair value each reporting period using the Black-Scholes option pricing model.

Redeemable Convertible Preferred Stock

The Company’s redeemable convertible preferred stock has been classified outside of stockholders’ deficit, as mezzanine equity, due to the redemption option of the preferred stock shareholders (see Note 10). The Company records redeemable convertible preferred stock at fair value on the dates of issuance, net of issuance costs. The Company has adjusted the carrying values of the redeemable convertible preferred stock, subsequent to the initial issuance date, to the redemption value of such shares because it is probable that the convertible preferred stock will become redeemable.

Revenue Recognition

The Company derives revenue from product sales, license and development arrangements, joint marketing arrangements and cloud services. The Company recognizes revenue under ASC Topic 606, Revenue from Contracts with Customers (ASC 606), in which it determines revenue recognition through the following steps:

Step 1: Identify the contract with the customer.

The Company considers the terms and conditions of the engagement in identifying the contracts. The Company determines a contract with a customer to exist when the contract is approved, each party’s rights regarding the services to be transferred can be identified, the payment terms for the services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company will evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit, and financial information pertaining to the customer.

Step 2: Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company and are distinct in the context of the contract.

Step 3: Determine the transaction price.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contain a significant financing component.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price (“SSP”).

Step 5: Recognize revenue when the company satisfies a performance obligation.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue in respect of services, including nonrecurring engineering services or marketing services, is recognized over the contractual terms during which the Company provides services over period of time. Hardware revenue is recognized at a point in time when the product is shipped. The Company generates all its revenue from contracts with customers.

Revenue from hardware sales is recognized upon transfer of control of products to customers in an amount that reflects the consideration the Company expects to receive in exchange for the hardware. The Company offers unspecified upgrades and support on certain products, however, the related revenue has historically not been material.

The Company’s license and development arrangements entail revenue from the licensing of its intellectual property (“IP”) and also include nonrecurring engineering development services to configure the Company’s IP and hardware to a customer’s needs. For each contract, the Company considers the promise to deliver a license that grants the customer the right to use the IP, as well as any professional services provided under the contract, as distinct performance obligations. The Company recognizes licensing revenue from such arrangements over the term of the arrangements and recognizes professional services over time as the services are provided. The Company measures progress to completion based on actual costs incurred to date as a percentage of the estimated total cost required to complete the project.

The Company entered into a joint marketing arrangement with a subsidiary of a minority investor to expand hardware sales into a foreign market (see Note 13). The joint marketing arrangement is comprised of various performance obligations, including the providing of a dedicated engineer for customer engagement services and design activities, a stand-ready obligation to provide product support services as well as co- participation in marketing events, all of which occur over the term of the arrangement.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. An unbilled receivable is recorded when revenue is recognized prior to invoicing and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records deferred revenue until the performance obligations are satisfied. The following table is a rollforward of contract liabilities, which are included in accrued expenses and other current liabilities and other liabilities on the condensed consolidated balance sheets, as of September 30, 2024 (in thousands):

Balance at January 1, 2024	$1,100
Addition of deferred revenue	1,729
Recognition of revenue	(1,102)

Balance at September 30, 2024 (unaudited)	$1,727

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company has elected to account for shipping and handling fees as fulfillment activities and not separate performance obligations. Accordingly, these fees are reflected in revenue and the related fulfillment costs are accrued as cost of revenue as the related fulfillment costs incurred.

The Company offers a standard assurance-type warranty to customers for hardware sales.

Research and Development

Costs related to the Company’s research and development (“R&D”) activities are expensed as incurred. R&D expense consists primarily of personnel costs for the Company’s R&D activities. R&D expense also includes costs associated with the design and development of the Company’s AI edge computing hardware and software.

Stock-Based Compensation

The Company recognizes the cost of employee, non-employee consultants and non-employee directors’ services received in exchange for awards of stock options based on the fair value of those awards at the date of grant over the requisite service period. The fair value of stock options granted is determined using the Black-Scholes option-pricing model using various inputs, including Company estimates of expected stock price volatility, term, risk-free rate and future dividends. The Company has elected the simplified method to determine the expected term of the option grants.

The Company also grants restricted stock units (“RSUs”) to employees and non-employee consultants, which vest upon the satisfaction of both a service-based condition and a liquidity event condition, as defined. The fair value of restricted stock units is determined based on the Company’s estimated fair value of common stock at the date of grant. During the three and nine months ended September 30, 2024 and 2023, the Company has not recorded any stock-based compensation expense associated with the RSUs as a liquidity event has not occurred. If a liquidity event occurs in the future, the Company will record cumulative stock-based compensation using the accelerated attribution method for those RSUs for which the service condition has been satisfied prior to the liquidity event, and the Company will record the remaining unrecognized stock-based compensation over the remainder of the requisite service period.

Forfeitures are recognized as they occur.

Fair Value Measurements

The Company determines fair value measurements used in its unaudited condensed consolidated financial statements based upon the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (i) market participant assumptions developed based on market data obtained from independent sources (observable inputs), and (ii) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). ASC 820, Fair Value Measurements, requires fair value measurements be classified and disclosed in one of the following pricing categories:

Level 1 — This level consists of unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity can access at the measurement date.

Level2— This level consists of observable inputs other than the quoted prices included within Level 1, such as quoted prices for similar assets or liabilities in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 — This level consists of unobservable inputs for the asset or liability to the extent that observable inputs are not available, thereby allowing for situations in which there is little or no market data for the asset or liability at the measurement date. This requires the reporting entity to develop its own assumptions that market participants would use in pricing the asset or liability.

The carrying amounts of cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued loss on purchase commitments and accrued expenses and other liabilities approximate fair value because of their short-term maturities.

Concentration of Credit Risk

The Company’s cash and cash equivalents are primarily on deposit at high-credit quality financial institutions or invested in U.S. Government money market funds. The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. Investments in money markets are not insured or guaranteed by the FDIC or any other government agency.

The Company is exposed to credit risk in the event of nonpayment by customers up to the amounts recorded on the condensed consolidated balance sheets. The Company manages its accounts receivable credit risk through ongoing credit evaluation of its customers’ financial conditions.

As of September 30, 2024, one related party customer accounted for approximately 97% of the Company’s accounts receivable (see Note 13). As of December 31, 2023, one customer, also a related party, accounted for approximately 98% of the Company’s accounts receivable (see Note 13).

Historically, a relatively small number of customers have accounted for a significant portion of the Company’s revenue. For the three months ended September 30, 2024 and 2023, one customer, a related party, accounted for approximately 97% of the Company’s revenue. For the nine months ended September 30, 2024, two customers, both related parties, accounted for approximately 77% and 21% of the Company’s revenue. For the nine months ended September 30, 2023, one customer, a related party, accounted for nearly 100% of the Company’s revenue (see Note 13).

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such stock to participate in dividends but does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, redeemable convertible preference stock, stock options and warrants have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment Reporting

The Company operates in one reporting segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s Chief Executive Officer is the chief operating decision maker, who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The FASB issued authoritative guidance that clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, Revenue from Contracts with Customers. The Company adopted this standard as of January 1, 2024. The adoption of this standard did not have an impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Pronouncements — Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. This guidance is effective for the Company beginning on January 1, 2025, and early adoption is permitted, although the Company does not plan to early adopt. Adoption will require enhancements to the Company’s income tax disclosures but is not expected to have a material impact on its condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This guidance is effective for fiscal year ending December 31, 2024 and interim periods within fiscal years beginning January 1, 2025. Early adoption is permitted although the Company does not plan to early adopt. Adoption will result in expanded disclosures for the Company’s single reportable segment but is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies guidance in Topic 820 and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. This guidance is effective for the Company beginning on January 1, 2025 and early adoption is permitted. The Company does not expect the adoption to have a material impact on the Company’s condensed consolidated financial statements.

Note 3. Revenue

Disaggregation of Revenue

The following table presents the Company’s revenue information by geographical region for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
United States	$778	$565	$1,214	$3,430
Japan	—	2	333	4
Korea	—	4	—	4
Others	3	—	6	4

Total revenue	$781	$571	$1,553	$3,442

The following provides a disaggregation of revenue based on the pattern of revenue recognition for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue recognized at a point in time	$24	$—	$360	$—
Revenue recognized over time	757	571	1,193	3,442

	$781	$571	$1,553	$3,442

Revenue allocated to remaining performance obligations, which includes unearned or deferred revenue and amounts that will be invoiced and recognized as revenue in future periods as of September 30, 2024 and December 31, 2023, was as follows (in thousands):

	September 30, 2024	December 31, 2023
Current	$1,727	$733
Non-current	—	367

Total	$1,727	$1,100

Note 4. Fair Value Measurements

The table below presents the Company’s financial assets and liabilities measured at fair value on a recurring basis aggregated by the level in the fair hierarchy (in thousands):

	September 30, 2024
	Level 1	Level 2	Level 3	Total
Assets:
U.S. Government money market funds	$26,054	$—	$—	$26,054
Mutual funds	5,190	—	—	5,190
U.S. Government treasury securities	30,058	—	—	30,058

Total assets, measured at fair value	$61,302	$—	$—	$61,302

Liabilities:
Pay-to-Play convertible notes	$—	$—	$15,977	$15,977
2023 Convertible notes	—	—	148,551	148,551
Warrant liabilities	—	—	7,755	7,755

Total liabilities, measured at fair value	$—	$—	$172,283	$172,283

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Pay-to-Play convertible notes	$—	$—	$14,641	$14,641
2023 Convertible notes	—	—	18,064	18,064
Warrant liabilities	—	—	3,730	3,730

Total liabilities, measured at fair value	$—	$—	$36,435	$36,435

Level 1 instruments consisted of U.S. Government money market funds because they were valued using quoted prices in active markets and can be redeemed on any business days with an intermediary.

Level 3 instruments consisted of the Company’s Pay-to-Play Convertible Notes (“P2P Notes”), the 2023 Convertible Notes, and warrant liabilities comprised of the Company’s Series D Shadow preferred stock warrants, Series D-2 Shadow preferred stock warrants, the warrants issued with the P2P Notes and the 2023 Convertible Notes, and the pre-funded common stock warrants (see Notes 7 and 8). The Company has elected to apply the fair value option to measure all convertible notes due to the nature of their embedded features.

Changes in the fair value measurement of Level 3 liabilities related to unrealized gains (losses) resulting from remeasurement of the Company’s outstanding convertible notes and warrant liabilities (see Notes 7 and 8). The respective changes for remeasurement are reflected in the change in fair value of convertible notes and change in fair value of warrant liabilities in the accompanying condensed consolidated statements of operations.

The change in the fair value of the Level 3 liabilities during the three and nine months ended September 30, 2024 and 2023 was as follows (in thousands):

	Pay-to-Play Convertible notes	2023 Convertible notes	Warrant liabilities	Total
Three months ended September 30, 2024:
Balance at June 30, 2024	$16,042	$133,088	$7,665	$156,795
Change in estimated fair value	(65)	15,463	90	15,488

Balance at September 30, 2024	$15,977	$148,551	$7,755	$172,283

	Pay-to-Play Convertible notes	2023 Convertible notes	Warrant liabilities	Total
Nine months ended September 30, 2024:
Balance at December 31, 2023	$14,641	$18,064	$3,730	$36,435
Issuance of 2023 convertible note warrants and related warrants	—	105,902	4,816	110,718
Issuance of Pre-funded common stock warrants	—	—	464	464
Change in estimated fair value	1,336	24,585	(1,255)	24,666

Balance at September 30, 2024	$15,977	$148,551	$7,755	$172,283

	Pay-to-Play Convertible notes	2023 Convertible notes	Warrant liabilities	Total
Three months ended September 30, 2023:
Balance at June 30, 2023	$13,763	$—	$2,227	$15,990
Issuance of convertible notes and related warrants	—	7,275	1,125	8,400
Change in estimated fair value	398	1,241	(327)	1,312

Balance at September 30, 2023	$14,161	$8,516	$3,025	$25,702

	Pay-to-Play Convertible notes	2023 Convertible notes	Warrant liabilities	Total
Nine months ended September 30, 2023:
Balance at December 31, 2022	$3,139	$—	$529	$3,668
Reinstatement of common stock warrants as preferred stock warrants	—	—	61	61
Issuance of Pay-to-Play convertible notes and related warrants	8,717	—	565	9,282
Issuance of convertible notes and related warrants	—	7,275	1,125	8,400
Change in estimated fair value	2,305	1,241	745	4,291

Balance at September 30, 2023	$14,161	$8,516	$3,025	$25,702

The Company’s convertible notes and related warrants were classified within level 3 of the fair value hierarchy because there was no active market for the liabilities or similar instruments.

There were no transfers between Level 1, Level 2, or Level 3 of the fair value hierarchy during the three and nine months ended September 30, 2024 and 2023. Certain existing investors invested in P2P Notes during the nine months ended September 30, 2023, and accordingly, their common stock warrants were converted into Series D Shadow preferred stock warrants and reclassified as warrant liabilities (see Notes 7, 8 and 13).

Note 5. Supplementary Balance Sheet Information

Inventories

Inventories consists of the following (in thousands):

	September 30, 2024	December 31, 2023
Finished goods	$—	$16
Work in progress	937	1,542
Raw materials	7,469	4,964

Total inventories	$8,406	$6,522

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consists of the following (in thousands):

	September 30, 2024	December 31, 2023
Deferred offering costs	$4,532	$1,491
Software licenses and maintenance	486	311
Advances paid to contract manufacturer	140	144
Other receivables	17	441
Prepaid subscriptions	130	83
Other	776	366

Total prepaid expenses and other current assets	$6,081	$2,836

Property and Equipment, Net

Property and equipment, net, consists of the following (in thousands):

	September 30, 2024	December 31, 2023
Computer equipment	$13,350	$13,108
Software	5,893	4,984
Furniture and fixtures	346	346
Leasehold improvements	1,416	1,594
Vehicles	26	26

	21,031	20,058
Less: Accumulated depreciation	(18,999)	(18,503)

Total property and equipment, net	$2,032	$1,555

During the three and nine months ended September 30, 2024 and 2023, depreciation and amortization expense of property and equipment was $0.3 million and $0.7 million, respectively, and $0.7 million and $1.7 million, respectively.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consists of the following (in thousands):

	September 30, 2024	December 31, 2023
Accrued inventory purchases	$2,533	$3,813
Professional fees	1,838	2,617
Deferred Revenue	1,727	733
Other	826	301

Total accrued and other current liabilities	$6,924	$7,464

Accrued Loss on Purchase Commitments

As of September 30, 2024 and December 31, 2023, accrued loss on purchase commitments were $1.4 million and $3.6 million, respectively (see Note 12).

Accrued Compensation

Accrued compensation consists of the following (in thousands):

	September 30, 2024	December 31, 2023
Vacation	$1,457	$804
Employee benefits	1,039	724
401K payable	553	215
Salaries and Wages	201	113
Other	76	82

Total accrued compensation	$3,326	$1,938

Note 6. Income Taxes

The Company is subject to United States federal and state taxes as well as other foreign income taxes.

In accordance with authoritative accounting guidance, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective income tax bases.

The Company recognized income tax expense (benefit) of $55,000 and ($12,000) for the three months ended September 30, 2024 and 2023, respectively, and representing an effective tax rate of 0.22% and (0.10%), respectively. The Company recognized income tax expense (benefit) of $348,000 and ($85,000) for the nine months ended September 30, 2024 and 2023, respectively, representing an effective tax rate of 0.64% and (0.14%), respectively.

There has been no significant movement in the statutory and effective tax rate for the three and nine months ended September 30, 2024 and 2023. The effective income tax rate is primarily driven by remeasurement of warrant liabilities and valuation allowance. The Company continues to incur U.S. operating losses.

The Company regularly assesses the realizability of its deferred tax assets and establishes a valuation allowance if it is more-likely-than-not that some, or all, of its deferred tax assets will not be realized in the future.

The Company evaluates and weighs all available evidence, both positive and negative, including its historic operating results, future reversals of existing deferred tax liabilities, as well as projected future taxable income. The Company will continue to regularly assess the realizability of its deferred tax assets. Changes in earnings performance and future earnings projections, among other factors, may cause the Company to adjust the valuation allowance on deferred tax assets, which could materially impact the income tax (benefit) expense in the period the Company determines that these factors have changed. As of September 30, 2024, the Company continues to maintain a full valuation allowance on its deferred tax assets except in certain foreign jurisdictions.

The Company’s primary tax jurisdictions are the U.S., California, United Kingdom, and India. The Company also files income tax returns in other various U.S. states and international jurisdictions. All tax years since inception remain open to examination by the U.S. federal authorities as a result of the net operating losses and credit carryforwards since inception. The Company is not currently under income tax examinations in any foreign or state jurisdiction. Because application of tax laws and regulations for many types of transactions is susceptible to varying interpretations, amounts reported in the condensed consolidated financial statements could be changed at a later date upon final determination by taxing authorities. Management believes that the Company has no uncertain income tax positions that could materially affect its condensed consolidated financial statements.

Note 7. Convertible Notes and Demand Notes

2022 Convertible Securities:

Pay-to-Play Convertible Notes:

In December 2022, in connection with the Company’s 2022 Pay-to-Play (“P2P”) transaction (the “P2P Transaction”), the Company entered into a Note Purchase and Exchange Agreement (“2022 P2P NPA”) with a group of lenders (each, a “Lender” and collectively, the “Lenders”). In January and February of 2023, the Company received $9.3 million in proceeds from the issuance of P2P Notes. Amounts received in 2022 and 2023 are referred to collectively as the “P2P Notes” (see Note 13). Pursuant to the 2022 P2P NPA, each Lender will pay the Company an agreed upon amount (“Consideration”) in return for one or more promissory notes. The P2P Notes have a 24-month term from the date of the 2022 P2P NPA which is December 9, 2024.

The 2022 P2P NPA provides that the P2P Notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined), Maturity Conversion (as defined) or repayment has not occurred wherein the Next Equity Financing is defined as the next sale of Company equity securities, including warrants, other than Series D-2 Preferred stock or warrants to purchase Series D-2 preferred stock, following the date of the 2022 P2P NPA for the purpose of raising capital with gross proceeds of at least $5 million excluding the P2P Notes.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date (December 9, 2024), the principal and unpaid accrued interest of each P2P Note shall, at the written election of the Requisite Noteholders (holders of a majority interest in the aggregate outstanding principal amount of the P2P Notes) and the Company, pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and the Company.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in the existing Certificate of Incorporation), the P2P Notes shall either be repaid or, at the option of the Requisite Noteholders, converted. If conversion is elected upon a Corporate Transaction, the 2022 P2P NPA provides that all outstanding principal and unpaid accrued interest due on the P2P Notes shall be converted into common stock.

•

If upon a Corporate Transaction, repayment is elected by the Requisite Noteholders, the amount of the outstanding P2P Note balance will be repaid based on (i) whether or not the Lender provided consideration less than, equal to or greater than their Pro Rata Portion (calculated as the percentage ownership in Preferred Stock held by the lender) of $20 million (the “Insider Amount”) by (2) the date of Contribution being either prior to November 30, 2022 (the “Initial Commitment Date”) or February 24, 2023 (“Final Closing date”).

•

New Lenders will receive payment equal to the then accrued and unpaid interest plus one and a half times (1.5X) the then outstanding principal, plus two times (2X) the outstanding principal (with respect only to the outstanding principal in excess of $1 million but less than $5 million), as applicable, plus three times (3X) the outstanding principal with respect only to the outstanding principal in excess of $5 million on the P2P Note.

Certain Lenders, who are also a holder of one or more P2P Notes, by either the Initial Commitment Date or the Final Closing Date, may also be entitled to receive warrants (“P2P Warrants”) to purchase equity securities of the Company, upon surrendering their P2P Notes to the Company, the number of which is to be determined by the type of shares into which the P2P Notes are converted as well as the level of investment. The Warrants will be exercisable, in whole or in part, during the term commencing on the date of issuance and ending December 9, 2025 (see Notes 8 and 13).

The Company elected to measure the P2P Notes in their entirety, for the respective period issued, at fair value with changes in fair value reported in a single line in the unaudited condensed consolidated statements of operations. The notes were fair valued using a scenario-based method, considering varying levels of participation and four future event scenarios: Next Equity Financing, Maturity Conversion, Corporate Transaction, and Default. The conversion payout was calculated for each assumed event scenario, with probabilities estimated by management. The payout of the P2P Notes under each event scenario were discounted back to the valuation date using a discount rate aligned with the Company’s credit rating and the weighted average present value of each scenario used for the fair value of the P2P Notes. For the three and nine months ended September 30, 2024 and 2023, the Company recognized a change in fair value from the P2P Notes of approximately ($65,000) and $1.3 million, respectively and $0.4 million and $2.3 million, respectively (see Notes 4 and 13). Upfront costs and fees related to items for which the fair value option is elected must be recognized immediately. As such issuance costs (warrants) and fees associated with the convertible notes were recognized in current earnings.

Under the terms of the 2022 P2P NPA, any existing investor that purchased any P2P Note, received the right to exchange the common stock held following the November 30, 2022 conversion event (the “Converted Common”) for a number of shares of shadow preferred stock mirroring the respective classes of preferred stock held prior to the conversion (the “Pull-Through Exchange”), however, all Senior Series D (see Note 10) shareholders received an automatic pull-through of their Converted Common into their respective Senior Series D Shadow preferred stock regardless of whether they invested in a P2P Note. The exchange was calculated using a defined “Exchange Formula” based on the existing investor’s amount of investment in the P2P Note in relation to the designated pro-rata share portion of the Insider Amount. To the extent that an eligible existing investor purchases P2P Notes representing less than its pro rata portion of the Insider Amount, such investors Converted Common remain as Converted Common shares for that portion equal to the shortfall in its pro-rata contribution (see Note 10). Additionally, investors in the P2P Notes also received warrants (the “P2P Warrants”) whose total exercise price is determined based on the timing of investment as well as the level of investor participation vis-à-vis each investor’s designated pro-rata portion (see Note 8).

During the nine months ended September 30, 2023, certain investors who previously had their preferred stock and Series D warrants converted to common stock and common stock warrants, respectively, in connection with the 2022 conversion event, invested in P2P Notes. The resulting Pull-Through Exchange reinstated their Converted Common stock into share of the class(es) of Shadow Preferred Stock identical to those held prior to the 2022 conversion event (See Note 10) and reinstated their warrants into Series D Shadow preferred stock warrants (see Note 8). The fair value of the Series D warrants at reinstatement, approximating $61,000, was recognized as a component of the Pay-to-Play financing charge for the nine months ended September 30, 2023.

The 2022 P2P NPA provided the Company a right, subject to the approval of the Company’s Board of Directors (the “Board”), to conduct a common rights offering (the “Offering”) to raise additional funds. Pursuant to the 2022 P2P NPA, at the discretion of the Board, the Company could issue either shares of common stock or additional P2P Notes. In November 2023, the Company entered into an Exchange Agreement with eligible common shareholders, as defined, whereby, each participating eligible common shareholder received a P2P Note, subject to the same terms as existing P2P Notes with the exception that the P2P Notes issued to these common shareholders did not include the right to receive P2P Warrants. During the three and nine month periods ended September 30, 2024 and 2023, the Company did not enter into any Exchange Agreements with eligible common shareholders.

2023 Convertible Notes:

From July 2023 through November 2023, the Company raised $12.3 million in convertible notes (the “2023 Convertible Notes”) under the note purchase agreement dated July 3, 2023, as amended on August 1, 2023 to refine the valuation cap definition (the “2023 NPA”) (see Note 13). The 2023 Convertible Notes accrue interest at 10% per annum and mature 18 months from the date of the 2023 NPA. The 2023 Convertible Notes are secured by all of the Company’s assets.

During the nine months ended September 30, 2024, the Company received $110.7 million in additional proceeds from the issuance of 10% secured convertible notes under the 2023 NPA. The 2023 NPA was amended and restated on April 22, 2024 to accommodate a new group of lenders, the “Final Closing Lender”, defined as any lender who purchases a related convertible note on or after April 22, 2024. The conversion price upon a SPAC Transaction for a Final Closing Lender is defined as a price per share that would entitle the Final Closing Lender to receive a number of BurTech Class A common stock equal to the outstanding principal and accrued interest divided by five (5). In addition, the per share exercise price of the related 2023 Convertible Note Warrants upon a SPAC Transaction was amended to $11.50.

As of the April 22, 2024 amendment, the convertible notes have a stated maturity date of December 31, 2025, and are subject to automatic conversion upon the consummation of a SPAC Transaction, as defined, subject to conversion or repayment at maturity or upon a Next Equity Financing, as defined, and are subject to repayment upon a Corporate Transaction, as defined. Investors in these secured convertible notes also received warrants to purchase equity shares of the Company.

Of the $110.7 million in proceeds received during the nine months ended September 30, 2024, $11.5 million of the proceeds was received from BurTech (see Note 1), $2.4 million was received from miscellaneous parties, and $96.8 million was received from a separate third-party group of investors (the “RT Parties”) in connection with an agreement to provide convertible note financing of up to $125.0 million (the “Blaize Note Financing Agreement”). Under this separate agreement, the RT Parties and their transferees or distributes will not be required to execute any lock-up or similar agreement restricting transfer or disposition of all shares of common stock of Blaize issuable upon the conversion of the notes, all Company shares issuable upon the exercise of warrants issued to the RT Parties as well as all securities of New Blaize to be issued to the RT Parties upon consummation of the merger.

The 2023 NPA provides that the notes may be converted as follows:

•

Automatically upon a “Next Equity Financing” assuming a Corporate Transaction (as defined), Maturity Conversion (as defined), SPAC Conversion (as defined) or repayment has not occurred wherein the Next Equity Financing, defined as the next sale of Company equity securities or other securities issued in connection with Senior Indebtedness, following the date of the 2023 Convertible Notes for the purpose of raising capital.

•

For Lenders who purchased a 2023 Convertible Note on or before July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms and conditions applicable to the equity securities sold in the Next Equity Financing, except that (A) the per share liquidation preference shall be 1.5 times the conversion price, (B) the initial conversion price for purposes of price-based anti-dilution protection will equal the conversion price, (C) the basis for any dividend rights will be based on the conversion price, and (D) such shares will rank senior to the other equity securities existing at the time of the applicable conversion with respect to liquidation preference.

•

For any Lender who purchased a 2023 Convertible Note after July 3, 2023, the issuance of shares pursuant to the conversion of each note shall be subject to the same terms as described in the preceding paragraph except that the per share liquidation preference will equal the conversion price.

•

The conversion price for all Lenders, regardless of purchase date, for this Next Equity Financing is the lesser of 80% of the per share issue price of the equity securities sold in this financing event or a calculated per share value based on a defined valuation cap and fully-diluted capital.

•

If the Next Equity Financing conversion, Corporate Transaction conversion, SPAC conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred on or before the maturity date (December 31, 2025), the principal and unpaid accrued interest of each 2023 Convertible Note shall, at the written election of the Requisite Noteholders (which must include certain noteholder), pursuant to mutually agreed-upon terms, be automatically converted (the “Maturity Conversion”) into a class of equity shares subject to mutual agreement between the Lenders and the Company.

•

If the Next Equity Financing conversion, Corporate Transaction conversion or repayment of the outstanding principal and unpaid accrued interest has not occurred prior to a SPAC transaction, the principal and unpaid accrued interest of each 2023 Convertible Note, with the exception of notes issued to a Final Closing Lender, shall automatically convert (the “SPAC Conversion”) into a number of common shares equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on each 2023 Convertible Note by the applicable conversion price. The conversion price in this SPAC Conversion is the lesser of 80% of the SPAC price per share or a calculated per share value based on a defined valuation cap and fully-diluted capital immediately prior to the SPAC transaction.

•

In the event of a Corporate Transaction (any “Liquidation Event” as defined in the existing Certificate of Incorporation), the 2023 Convertible Notes shall be repaid as follows at the closing of the Corporate Transaction:

•

For any Lender who purchased a 2023 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs on or before July 3, 2024, an amount equal to the then accrued but unpaid interest plus three (3) times the then outstanding principal.

•

For any Lender who purchased a 2023 Convertible Note on or before July 3, 2023, in respect of a Corporate Transaction that occurs after July 3, 2024, an amount equal to the then accrued but unpaid interest plus five (5) times the then outstanding principal.

•

For any Lender who purchased a 2023 Convertible Note after July 3, 2023, in respect of any such Corporate Transaction, an amount equal to the then accrued but unpaid interest plus one and a half (1.5) times the then outstanding principal.

Investors in the 2023 Convertible Notes also received warrants to purchase the same type of equity shares into which the 2023 Convertible Notes are converted (see Notes 8 and 13).

Investors in these secured convertible notes also received warrants to purchase equity shares of the Company.

The Company elected to measure the 2023 Convertible Notes in their entirety at fair value with changes in fair value reported in a single line in the unaudited condensed consolidated statements of operations. The 2023 Convertible Notes were fair valued using a scenario-based method, considering five future event scenarios: Next Equity Financing, Maturity Conversion, SPAC Conversion, Corporate Transaction, and Default. The conversion payout was calculated for each assumed event scenario, with probabilities estimated by management. The payout of the 2023 Convertible Notes under each event scenario were discounted back to the valuation date using a discount rate aligned with the company’s credit rating and the weighted average present value of each scenario used for the fair value of the 2023 Convertible Notes.

For the three and nine months ended September 30, 2024 and 2023, the Company recognized a change in fair value of approximately $15.5 million and $24.6 million, respectively, and $1.2 million and $1.2 million (see Note 4), respectively. Upfront costs and fees related to items for which the fair value option is elected must be recognized immediately. As such issuance costs (warrants) and fees associated with the convertible notes were recognized in current earnings.

The scheduled maturities of the Company’s outstanding convertible notes as of September 30, 2024 is as follows (in thousands):

Year ending December 31,
2024 (remaining three months)	$15,977
2025	148,551

Less: Current portion	(15,977)

Long-term portion	$148,551

Demand Notes:

During the year ended December 31, 2023, the Company issued short-term demand notes totaling $5.1 million, of which $4.8 million remained outstanding as of December 31, 2023. The outstanding notes earn simple interest based on a rate of twelve percent (12%) with the outstanding principal and all accrued interest due and payable on demand by the holders at any time on or after the earlier of (1) the receipt of a minimum of $15.0 million from BurTech and other investors pursuant to the Note Purchase Agreement dated July 2, 2023 and (2) March 31, 2024 (see Notes 13 and 16). In April 2024, the Company repaid the total outstanding principal and interest of $5.0 million.

Note 8. Warrant Liabilities

P2P Warrants:

Certain investors who invested in the P2P Notes (see Notes 7 and 13) also received P2P Warrants for no additional consideration resulting in the allocation of proceeds between the P2P Notes and P2P Warrants (see Notes 7 and 13).

Under the terms of the 2022 P2P NPA and related warrant agreements, the P2P Warrants will be exercisable, in whole or in part, during the term commencing on the date of issuance through the three-year anniversary of the date of issuance. The number of Warrants each Lender is entitled to is based on the timing of the Lender’s investment as well as the Lender’s amount of funding, wherein the “Conversion Shares” is defined as the type of equity shares to be issued in the future upon conversion of the P2P Notes. The total number of warrants ranges from 20% to 40% of the total Conversion Shares to be issued for Lenders who invest at or less then their pro rata portion and for Lenders who invest above their pro rata portion, the total number of warrant shares is an additional 10% to 20% of a calculated incremental number of shares over the designated pro rata portion.

During 2023, in connection with the additional issuance of P2P notes, 336,950 Series D Shadow Preferred Stock warrants were reinstated at a fair value of approximately $61,000 (see Note 7) and reclassified from equity to warrant liability.

Upon exercise, these P2P Warrants will enable the Lenders to purchase Conversion Shares at a price (“Conversion Price”) determined based on when P2P Warrants are exercised and shall no longer be exercisable and become null and void upon 10 days prior to the consummation of the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933 (an “IPO”), acquisition by a Special Purpose Acquisition Company (a “SPAC Transaction”) and a defined liquidity event. The P2P Warrants have a fixed total exercise price known at inception (based on the amount of consideration paid by each Lender) and upon exercise will be settled in a variable number of the Conversion Shares. The P2P Warrants are legally detachable and separately exercisable from the P2P Convertible Notes. The Company accounts for the P2P Warrants as liabilities measured at fair value with subsequent changes in fair value recognized in earnings (see Note 4).

Effective February 28, 2024 the Series D Shadow Preferred Stock warrants expired unexercised.

2023 Convertible Note Warrants:

Investors in the 2023 Convertible Notes received warrants (“2023 Convertible Note Warrants”) exercisable upon the earliest to occur of a Next Equity Financing Conversion, Maturity Conversion, SPAC Conversion or Corporate Transaction, as defined, and expire, prior to the Amendment in April 2024 (see below), ten years from issuance (see Note 13). The 2023 Convertible Note Warrants were granted for no additional consideration resulting in the allocation of proceeds between the 2023 Convertible Note and 2023 Convertible Note Warrants (see Notes 7 and 13).

On April 22, 2024, as part of the Blaize, BurTech Merger Sub Inc., and Burkan amended the original Merger Agreement to make certain adjustments in connection with the Blaize Note Financing (see Note 7) and additional adjustments related to warrant financing including an increase in the base purchase price and changes to certain definitions and terms.

Under the terms of the April 2024 amendment, the number of warrant shares issuable upon exercise is equal to the quotient obtained by dividing (i) 25% or 10% (the higher percentage which applies only to investors who purchased a convertible note on or before July 3, 2023) of the original principal amount of the corresponding note by (ii) (y) with respect to a Next Equity Financing Conversion, Maturity Conversion, or a SPAC Conversion, the Exercise Price (as defined herein) or (z) with respect to a Corporate Transaction, a per share price equal to the value of the consideration payable to the holder of each share of common stock of the Company. The Exercise price is defined as follows:

•	With respect to a Next Equity Financing Conversion, the per share issue price by new money investors for the equity securities;

•	With respect to a Maturity Conversion, a per share price mutually agreed upon by the Company and the Requisite Noteholders;

•	With respect to a SPAC Conversion, $11.50 per share and

•	With respect to a Corporate Transaction, the Corporate Transaction Exercise Price, as defined

Additionally, the expiration date of the warrants was changed from 10 years to 5 years from the original date of issuance.

The 2023 Convertible Note Warrants are legally detachable and separately exercisable from the 2023 Convertible Notes. The Company accounts for the 2023 Convertible Note Warrants as liabilities measured at fair value with subsequent changes in fair value recognized in earnings.

Other Warrants:

In conjunction with the December 22, 2023 Merger Agreement, the Company entered into a pre- funded warrant agreement (the “Burkhan Pre-funded Warrant”) with one of the parties to the Merger. The Burkhan Pre-funded Warrant is only exercisable at the closing of the Merger and becomes null and void if the Merger Agreement is terminated. The Burkhan Pre-funded Warrant provides for the issuance of a sufficient number of Company common stock shares that would allow the warrant holder to acquire BurTech Class A common Stock upon the closing of the Merger. The maximum number of BurTech Class A Common Stock to be received under the Burkhan Pre-funded Warrant is 6,833,333, wherein a portion of this total share amount is subject to reduction, depending on the Available Acquiror Cash, as defined in the Merger Agreement, at closing. Pursuant to the terms of the Burkhan Pre-Funded Warrant, in no case would the holder receive less than 2,500,000 shares of BurTech Class A common stock at closing.

On April 22, 2024, the Company amended and restated the Burkhan Pre-funded Warrant to reduce the number of BurTech Class A common stock shares to which the holder is entitled upon exchange of the Company common shares issuable upon exercise of the warrant. The number of BurTech Class A common stock shares was reduced from a maximum of 6,833,333 share to a fixed 2,000,000 shares. This amendment, in turn, reduces the applicable number of Company common shares to be issued to the holder upon exercise. Additionally, in conjunction with its participation in the Blaize Note Financing Agreement, one of the RT Parties received a new and separate prefunded warrant (the “Ava Pre-funded Warrant”) with an exercise price of $45,000 that entitles the RT Party investor to receive 4,500,000 shares of BurTech Class A common stock, also via the issuance of Company common shares upon exercise that are subject to exchange into BurTech Class A common stock upon the closing of the Merger. The fair value of the newly issued Ava Pre- funded Warrant of $0.5 million was recognized as a debt financing charge on 2023 convertible notes during the nine month period ended September 30, 2024.

All of the Company’s warrants exercisable into preferred stock are classified as liabilities requiring ongoing remeasurement at fair value.

As of September 30, 2024 and December 31, 2023, outstanding warrants consisted of the following (in thousands):

			Number of warrant shares at				Approximate fair value at
Warrant Type:	Exercise Price		September 30, 2024		December 31, 2023		September 30, 2024	December 31, 2023
Series D Shadow Preferred Warrants	$10.44		—		338,495		$—	$3
Series D-2 Shadow Preferred Warrants	$4.97		756,172		756,172		406	894
Pay-to-Play Warrants		(a)		(a)		(a)	927	976
Convertible Notes Warrants – 2023		(c)		(c)		(c)	5,314	1,352
Common stock warrants(b)	$104.43		—		2,063		—	—
Pre-funded common stock warrants(d)	$0.01			(d)		(d)	341	505
Pre-funded common stock warrants(e)	$100.00			(e)	—		767	—

			756,172		1,096,730		$7,755	$3,730

(a)

The number of warrant shares to be issued upon exercise of the P2P Warrants is not determined as of September 30, 2024 or December 31, 2023, therefore, the exercise price is only known in aggregate based on individual investor participation levels and timing of investment. The aggregate exercise price is $2.5 million as of September 30, 2024 and December 31, 2023. The Company’s valuation of its P2P

Warrants assumes a range of expected warrant shares of 744,914 to 764,330 and 694,397 to 721,086 shares of either common stock or a future preferred stock series as of September 30, 2024 and December 31, 2023.
(b)

Common stock warrants represent prior Series D Preferred Warrants which were converted in November 2022 to common stock warrants following the Company’s conversion event, as adjusted for the related December 2022 reverse stock split. These common stock warrants are classified in equity upon conversion in 2022. During January 2023, 336,950 of the Series D Preferred Warrants were reinstated upon the investor participating in the P2P Note extension. These warrants expired during the nine months ended September 30, 2024.

(c)

The number of warrant shares to be issued upon exercise of the 2023 Convertible Note Warrants as well as the related aggregate exercise price is not determinable as of September 30, 2024 or December 31, 2023 due to variable settlement terms. As of September 30, 2024 and December 31, 2023, the aggregate fixed monetary amount that will serve as the basis of calculating the number of warrant shares into which the 2023 Convertible Notes may be exercised into is $13.0 million and $2.0 million, respectively.

(d)

Total exercise price is $68,333. As of December 31, 2023, the number of warrant shares is estimated based on the total Company common shares that would be required to be issued to be exchanged for the maximum number of BurTech Class A Common and is estimated at 7,007,582 shares. As of September 30, 2024, taking into consideration the effect of the April 2024 amendment, the number of warrant shares required to be issued in the form of BurTech Class A Common stock is fixed at 2,000,000 shares.

(e)	Total exercise price is $45,000. As of September 30, 2024, the number of warrant shares to be issued in the form of BurTech Class A Common stock is a fixed 4,500,000 shares.

Assumptions used in the Black-Scholes option pricing model to fair value the Shadow Series D warrants reinstated January 2023 and the assumptions used to fair value the Shadow Series D and Shadow Series D-2 preferred stock warrants as of the respective reporting period were as follows:

At issuance:

Issued during the nine months ended September 30, 2024 and 2023:

	Series D-2 Shadow Preferred Stock Warrant Reinstatement
	Issued in 2024	Issued in 2023
Risk-free interest rate	NA	4.65%
Expected life, in years	NA	1.11
Expected volatility	NA	65.00%
Dividend yield	NA	0.00%
Fair value of preferred stock	NA	$4.01

As of September 30, 2024 and December 31, 2023:

	Series D-2 Shadow Preferred Stock Warrants		Series D Shadow Preferred Stock Warrants
	September 30, 2024	December 31, 2023	December 31, 2023
Risk-free interest rate	3.98%	4.51%	5.50%
Expected life, in years	0.97	1.72	0.16
Expected volatility	57.95%	52.50%	52.50%
Dividend yield	0.00%	0.00%	0.00%
Fair value of preferred stock	$3.78	$4.19	$5.76

The P2P Warrants, issued in 2022 and in 2023 were valued using the Black-Scholes option pricing model probability-weighted for the same future event scenarios as defined in the valuation of the P2P Notes wherein the warrant strike price and the fair value of the respective Conversion Shares was calculated for each of participation group with 20%, 30%, 40%, and 60% warrant percentages, respectively.

At issuance:

Issued during the nine months ended September 30, 2024 and 2023:

	Warrants issued with P2P Convertible Notes
	Issued in 2024	Issued in 2023
Risk-free interest rate	NA	4.54% – 4.79%
Expected life, in years	NA	1.0 – 1.44 years
Expected volatility	NA	61.2% – 62.3%
Dividend yield	NA	0.00%
Fair value of preferred stock	NA	$4.16
Fair value of common stock	NA	$0.74

As of September 30, 2024 and December 31, 2023:

	Warrants issued with 2022 P2P Notes
	September 30, 2024	December 31, 2023
Risk-free interest rate	3.66% – 4.38%	4.54% – 4.79%
Expected life, in years	0.50 – 2.00 years	1.0 – 1.44 years
Expected volatility	69.8% – 71.6%	61.2% – 62.3%
Dividend yield	0.00%	0.00%
Fair value of preferred stock	$4.03	$4.16
Fair value of common stock	$0.92	$0.74

The 2023 Convertible Note Warrants, issued in 2023 and in January and February of 2024 were valued using the Black-Scholes option pricing model probability-weighted for future event scenarios as defined in the 2023 Convertible Note NPA. The exercise price is a floating exercise price, thus, was estimated using a Monte Carlo simulation model. The following summarizes additional related valuation assumptions:

At issuance:

Issued during the nine months ended September 30, 2024 and 2023:

Warrants issued with 2023 Convertible Notes
	Issued in 2024	Issued in 2023
Risk-free interest rate	3.86% – 5.55%	NA
Expected life, in years	0.36 – 5.00 years	NA
Expected volatility	61.2% – 73.0%	NA
Dividend yield	0.00%	NA
Fair value of preferred stock	$4.16 – $4.43	NA
Fair value of common stock	$0.74 – $0.81	NA

As of September 30, 2024 and December 31, 2023:

Warrants issued with 2023 Convertible Notes
	September 30, 2024	December 31, 2023
Risk-free interest rate	3.58% – 4.93%	3.88% – 5.26%
Expected life, in years	0.08 – 4.72 years	0.51 – 9.51 years
Expected volatility	66.3% – 73.2%	61.2% – 62.8%
Dividend yield	0.00%	0.00%
Fair value of preferred stock	$ 4.03	$ 4.16
Fair value of common stock	$ 0.92	$ 0.74

The fair value of the pre-funded common stock warrants has been estimated based on a probability- weighted approach of scenarios, including the scenarios that the Merger will and will not be consummated.

As of September 30, 2024, no Company warrants have been exercised.

Note 9. Leases

The Company’s lease obligations primarily consist of operating leases for its headquarters complex and domestic and international office facilities, with lease periods expiring between fiscal years 2026 and 2029, some of which include options to extend up to 12 months. The Company does not have any leases that include residual value guarantees.

Payments under the lease arrangements are primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease assets and liabilities. These amounts include variable payments for maintenance services, utilities, and other expenses.

The components of the net lease cost reflected in the Company’s unaudited condensed consolidated statements of operations were as follows for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Operating lease costs	$205	$232	$549	$786
Short-term lease costs	6	14	26	38

	$211	$246	$575	$824

As of September 30 2024, the Company’s operating leases had a weighted average remaining lease term of 3.4 years and a weighted average discount rate related to the Company’s right-of-use (“ROU”) assets and lease liabilities of 9.9%. As of December 31, 2023, the Company’s operating leases had a weighted average remaining lease term of 4.0 years and a weighted average discount rate related to the Company’s ROU assets and lease liabilities of 9.8%.

Supplemental information related to operating leases was as follows for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cash paid for amounts included in the measurement of operating lease liabilities	$193	$233	$577	$822

As of September 30, 2024, future minimum lease payments under the Company’s non-cancelable operating leases are as follows (in thousands):

Operating lease obligations
2024 (remaining three months)	$209
2025	740
2026	545
2027	432
2028	366
Thereafter	14

Total	2,306
Less: imputed interest	(344)

Present value of net future minimum lease payments	1,962
Less: short-term operating lease liabilities	(655)

Long-term operating lease liabilities	$1,307

Note 10. Redeemable Convertible Preferred Stock

The authorized, issued and outstanding shares of the redeemable convertible preferred stock and liquidation preferences as of September 30, 2024 and December 31, 2023 were as follows (dollars in thousands):

	Authorized Shares	Outstanding Shares	Net Carrying Value*	Liquidation Preference
			(In thousands)
Series Seed Shadow Preferred	5,032,238	2,020,309	$698	$698
Series A Shadow Preferred	15,174,130	4,573,935	3,183	3,183
Series B Shadow Preferred	18,392,046	12,234,661	8,442	8,442
Series C Shadow Preferred	13,722,052	10,211,548	48,661	48,661
Series D Shadow Preferred	4,707,494	3,990,707	41,673	41,673
Series D Exchange Shadow Preferred	4,707,494	239,405	2,500	2,500
Series D-1 Shadow Preferred	3,935,839	3,662,318	30,595	30,595
Series D-1 Exchange Shadow Preferred	3,935,839	—	—	—
Series D-2 Shadow Preferred	27,042,965	7,561,820	37,595	37,595

Total	96,650,097	44,494,703	$173,347	$173,347

*	net of issuance cost including cash, issuance of preferred stock warrants & dividend contribution

Under the terms of the December 12, 2022 Amended and Restated Certificate of Incorporation the Company introduced “Shadow Preferred” classes of stock. A Shadow Preferred class of stock was created for each series of preferred stock outstanding prior to the conversion. Those shareholders who participated in the Company’s December 2022 P2P Transaction obtained the benefit of the Pull-Through Exchange of their Converted Common into shares of the class(es) of Shadow Preferred Stock identical to those previously held (see Note 7). Investors who did not participate, retained ownership only in Converted Common stock.

In January and February 2023, the Company raised $9.4 million in additional P2P Notes, inclusive of $0.1 million in proceeds from the Common Rights Offering (see Notes 7 and 13). Those shareholders who participated in providing additional funding in 2023 obtained the benefit of the Pull-Through Exchange of their Converted Common into shares of the class(es) of Shadow Preferred Stock identical to those previously held (see Note 7). Investors who did not participate, retained ownership only in Converted Common stock. For the nine months ended September 30, 2023, the Pull-Through Exchange resulted in incremental value to the investors in the P2P Notes of $30.6 million, measured as the difference in the fair value of the Shadow Preferred Stock shares held after the Pull-Through Exchange to the fair value of the Converted Common held just prior to the Pull-Through Exchange, which has been accounted for as a Pay- to-Play financing charge in the accompanying condensed consolidated statements of operations.

Note 11. Common stock and Stock-Based Compensation

Common stock:

At September 30, 2024 and December 31, 2023, there were 175,095,000 shares of common stock authorized, respectively, and 17,482,174 and 17,454,353 shares issued and outstanding, respectively.

Holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the priority rights of holders of all series of Preferred Stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders.

Common stock reserved for issuance as of September 30, 2024 and December 31, 2023, is as follows:

	September 30, 2024		December 31, 2023
Series Seed Shadow Preferred	2,020,309		2,020,309
Series A Shadow Preferred	4,573,935		4,573,935
Series B Shadow Preferred	12,234,661		12,234,661
Series C Shadow Preferred	10,211,548		10,211,548
Series D Shadow Preferred	3,990,707		3,990,707
Series D Exchange Shadow Preferred	239,405		239,405
Series D-1 Shadow Preferred	3,662,318		3,662,318
Series D-2 Shadow Preferred	7,561,820		7,561,820
Warrants outstanding for future issuance of Series D Shadow and Series D-2 Shadow preferred stock	756,172		1,094,667
Warrants outstanding for future issuance of common stock	—		2,063
Pay-to-Play warrants (estimated see Note 8)	764,330		721,086
Convertible Notes warrants – 2023		(a)		( )
Pre-funded warrant (estimated see Note 8)	2,000,000		7,007,582
Pre-funded warrant April 2024 (estimated see Note 8)	4,500,000		—
Stock options and restricted stock units	21,130,207		21,354,809
Stock options available for future issuance	1,036,487		839,706

Total shares of common stock reserved	74,681,899		75,514,616

(a)

The number of warrants shares to be issued upon exercise of the 2023 Convertible Note Warrants is not determinable as of September 30, 2024 and December 31 ,2023 due to the variable settlement terms (see Note 8).

Stock-Based Compensation:

In November 2011, and as amended in December 2018 and August 2021, the Company adopted the 2011 Stock Plan (the “2011 Amended Plan”). Under the 2011 Amended Plan, incentive stock options (“ISOs”) may be granted to employees at exercise prices not lower than the fair value of the stock at the date of grant as determined by the Board, or the committee appointed by the Board to administer the 2011 Amended Plan. For ISOs granted to a person who, at the time of the grant, owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock, the per share exercise price must be no less than 110% of the fair value on the date of the grant as determined by the Board.

The Company recognizes compensation expense for service-based options on a straight-line basis over the requisite service period of all employees or non-employees, which is the award’s vesting term, generally over four years. The Company accounts for forfeitures when they occur.

The Company also grants RSUs, which vest upon the satisfaction of both the service-based condition and a liquidity event condition. The liquidity event condition for the RSUs is satisfied upon the occurrence of a qualifying event, defined specifically in the equity documents, and generally refer to the earlier of a specified period of time subsequent to an initial public offering or an acquisition, in all cases prior to the expiration date of the award. Additionally, for all terminated RSU grants, all RSUs which have satisfied a portion or all of the service-based condition of the termination date remain with the stockholder and do not return to the pool of shares available for issuance until the earlier of the satisfaction of the liquidity event (at which time those RSUs vest) or the expiration date of the award. The RSUs expire as defined by the individual RSU grant, generally the earlier of (i) the first anniversary or second anniversary of terminated service, for 2023 and prior grants, respectively, for any reason and (ii) expire date defined as the fifth anniversary of the date of grant. The fair value of RSUs is determined based on the Company’s estimated fair value of common stock at the date of grant, as determined by the Board of Directors.

As of September 30, 2024, there were service-based options outstanding to purchase a total of 16,330,351 shares of common stock under the Plan and 4,799,856 unvested RSUs. As of September 30, 2024, 1,036,487 shares of common stock were available for issuance for either option or RSU grants under the 2011 Amended Plan.

Options:

A summary of option activity for the nine months ended September 30, 2024 is as follows:

	Number of options outstanding	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value (in thousands)
Outstanding options at December 31, 2023	16,437,980	$1.12	9.3	$13,907
Granted	—	—
Exercised	(27,821)	2.87
Expired	(3,250)	0.70
Forfeited	(76,558)	11.17

Outstanding options at September 30, 2024	16,330,351	$1.07	8.6	$7,269

Vested/expected to vest at September 30, 2024	16,330,351	$1.07	8.6	$7,269
Exercisable options at September 30, 2024	6,772,090	$1.94	8.1	$2,684

As of September 30, 2024 there were approximately $2.4 million of total unrecognized compensation cost related to unvested options granted, which is expected to be recognized over the weighted-average period of 1.9 years.

The Company recorded stock-based compensation expense for stock options during the three and nine months ended September 30, 2024 and 2023, as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Research and development	$189	$64	$539	$194
Selling, general and administrative	171	222	503	256

Total	$360	$286	$1,042	$450

The Company uses the Black-Scholes option-pricing model to determine the grant-date fair value of stock options. The determination of the fair value of stock options on the grant date is affected by the estimated underlying common stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends. There were no stock options granted during the nine months ended September 30, 2024.

Restricted-Stock Units:

A summary of the Company’s RSU activity issued under the 2011 Amended Plan, inclusive of the six million RSUs issued to an investor (see Notes 7 and 13), for the nine months ended September 30, 2024 is as follows:

	Awards	Weighted- average grant date fair value (per share)
Nonvested as of December 31, 2023	4,916,829	$1.18
Issued	—	—
Forfeited	(116,973)	$0.84

Nonvested as of September 30, 2024	4,799,856	$1.18

The RSUs have both a service-based condition and a liquidity event condition. The liquidity event condition is only satisfied on the consummation of the liquidity event, such as an IPO, which is currently not determinable or probable. As the satisfaction of the liquidity event condition for all RSUs is neither determinable nor probable as of September 30, 2024, no stock-based compensation expense was recognized for the periods presented. The probability will be evaluated each reporting period. As of September 30, 2024, there was $4.4 million of total unrecognized compensation expense related to outstanding RSU equity awards. Since the RSUs only vest on the consummation of a liquidity event which is currently not determinable or probable, the Company is unable to determine the weighted-average period over which the unrecognized cost will be recognized.

Note 12. Commitments and Contingencies

Purchase Commitments

As of September 30, 2024, the Company had outstanding purchase orders and contractual obligations totaling $0.3 million to procure inventory. The majority of the Company’s outstanding inventory purchase orders and preauthorized commitments to procure strategic components based on the Company’s expected demand are placed with the Company’s primary third party contract manufacturer and a semiconductor supplier. The Company has an obligation to purchase inventories that have been purchased by the contract manufacturer when components have not been consumed within a period defined in the terms of the Company’s agreement. During the three and nine months ended September 30, 2024 and 2023, the Company purchased inventories due to this obligation as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Inventory purchases related to purchase obligation	$346	$—	$4,088	$2,027

While the Company expects such purchased components to be used in future production of Company finished goods, these components are considered in the Company’s reserve estimate for excess and obsolete inventory. Furthermore, the Company accrues for losses on commitments for the future purchase on non- cancelable and non-returnable components from this contract manufacturer at the time that circumstances, such as changes in expected demand, indicate that the value of the components many not be recoverable, the loss is probable and management has the ability to reasonably estimate the amount of the loss. As of September 30, 2024 and December 31, 2023, the liability balance of the Company’s accrued losses on accrued purchase commitments equaled $1.4 million and $3.6 million, respectively, on the condensed consolidated balance sheets.

Legal Proceedings

From time to time, the Company may become involved in claims or other legal matters arising in the ordinary course of business. The Company records accruals for outstanding legal proceedings when it is probable a liability will be incurred, and the amount of loss can be reasonably estimated. The Company does not believe that there are any pending legal proceedings or other loss contingencies that will, either individually or in the aggregate, have a material adverse effect on the Company’s unaudited condensed consolidated financial statements.

Merger Agreement

The December 22, 2023 Merger Agreement as amended (see Note 1), provided that as soon as reasonably practicable following the date of the Merger Agreement, Burkhan and/or its affiliates and/or nominees shall purchase from the Company: (i) convertible promissory notes under the Company’s 2023 NPA (see Note 7) and (ii) the Burkhan Pre-funded Warrant (see Note 8) for aggregate gross proceeds to the Company of $25.0 million.

In addition, 16,300,000 shares of New Blaize common stock may be issued as earnout shares for a period from the closing of the business combination until the five-year anniversary thereof, in accordance with the schedule set forth in the Merger Agreement. The earnout shares are to be issued to Burkhan and eligible shareholders of the Company contingent, in each case, on the closing stock price of the New Blaize common stock exceeding specific thresholds.

On April 22, 2024, the Company, BurTech LP LLC, and BurTech entered into a Backstop Subscription Agreement. Pursuant to the Backstop Subscription Agreement, in the event that the amount of cash in BurTech’s trust account following redemptions and before payment of expenses is less than $30,000,000, BurTech LP LLC shall purchase, prior to or substantially concurrently with the closing of the Merger, a number of shares of Class A common stock of BurTech equal to the difference between $30,000,000 minus the Trust Amount divided by $10.00 per share. The April Amendment also amended various definitions and covenants to reflect the funding commitment of the BurTech’s Sponsor pursuant to the Backstop Subscription Agreement.

On April 22, 2024, BurTech LP LLC and BurTech entered into a letter agreement. Under this agreement, conditioned upon the occurrence of the closing of the Merger, BurTech LP LLC agreed to forfeit 2,000,000 BurTech Shares to be effective immediately prior to the closing.

The Lock-Up Agreement attached to the Merger Agreement was also amended on April 22, 2024 to include certain consent requirements to the transfer of the Burkhan Prefunded Warrant Stock and grant the Company Board of Directors the discretion to determine whether certain persons will be subject to the lock-up requirements.

On October 24, 2024, BurTech, Merger Sub, the Company and Burkhan entered into an Amendment No. 2 to Agreement and Plan of Merger (the “Second Amendment to Merger Agreement”). See Note 16.

Other

On September 19, 2024, the Company entered into an engagement letter with KeyBanc Capital Markets Inc. (“KBCM”) to serve as its (i) exclusive strategic advisor in connection with the Business Combination, (ii) sole and exclusive placement agent for private placement services and (iii) sole and exclusive financial advisor in connection with any potential sale transactions. Pursuant to the engagement, the Company agreed to pay KBCM (i) a strategic advisory fee of $1,000,000 upon the Closing of the Business Combination and (ii) a placement fee based on a percentage of the gross proceeds from any private placements or, in the event no private placement is completed but KBCM has used reasonable best efforts to secure such a private placement, a fee of $500,000 promptly (but not later than two business days) following the closing of the Business Combination. Additionally, a sale transaction fee will be paid, calculated as the greater of $3,000,000 or 1% of the transaction value.

Note 13. Related Party Transactions and Balances

During the three months ended September 30, 2024, the Company recognized revenues of approximately $0.8 million, or approximately 97% of its total revenue, from sales to one minority stockholder. During the nine months ended September 30, 2024, the Company recognized revenues of approximately $1.5 million, or approximately 98% of its total revenue, from sales to two minority stockholders representing 77% and 21%, respectively. During the three and nine months ended September 30, 2023, the Company recognized revenues of approximately $0.6 million and $3.4 million, respectively, or 97% and nearly 100% of its total revenues, from sales to one minority stockholder. As of September 30, 2024 and December 31, 2023, there was zero and $0.5 million of accounts receivables from one of these customers, respectively, all of which was unbilled.

In November 2023, the Company executed a $4.0 million demand note (see Note 7) with a related party investor holding more than a 10% ownership in the outstanding stock of the Company. In April 2024, the Company repaid the total outstanding principal and interest. This related party investor also has a representative serving on the Company’s Board of Directors. The same investor invested in a 2023 Convertible Note (see Note 7) in the amount of $5.0 million or 41% of the total 2023 Convertible Note proceeds raised in 2023. In accordance with the terms of the 2023 Convertible Note NPA, the investor also received 2023 Convertible Note Warrants (see Note 8) for no additional consideration resulting in the allocation of proceeds between the 2023 Convertible Note and the 2023 Convertible Note Warrants. The 2023 Convertible Note and 2023 Convertible Note Warrants held by this investor are subject to the adjustments in fair value. As of September 30, 2024, the related party 2023 Convertible Note and 2023 Convertible Note Warrants approximate $7.9 million and $0.5 million, respectively. As of December 31, 2023, the related party 2023 Convertible Note and 2023 Convertible Note Warrants approximate $7.3 million and $0.9 million, respectively. During the three and nine months ended September 30, 2024, the change in fair value for the 2023 Convertible Note and 2023 Convertible Note Warrants equaled $0.3 million and $0.6 million, respectively, and ($37,000) and ($0.4) million, respectively (see Note 4).

In January 2023, one of the minority investors with which the Company had a revenue arrangement, representing zero percent of revenue for the three months ended September 30, 2024 and 2023, and 21% and zero percent of revenue for the nine months ended September 30, 2024 and 2023, respectively, also invested in a P2P Note (see Note 7) in the amount of $3.3 million or 35% of the total P2P proceeds raised in 2023. In accordance with the terms of the 2022 P2P NPA, the minority investor also received P2P Warrants (see Note 8) for no additional consideration resulting in the allocation of proceeds between the P2P Note and the P2P Warrants. The P2P Note and P2P Warrants held by the minority investor are subject to the adjustments in fair value. As of September 30, 2024, the related party P2P Note and P2P Warrants approximate $4.2 million and $0.2 million, respectively. As of December 31, 2023, the related party P2P Note and P2P Warrants approximate $3.9 million and $0.3 million, respectively. During the three and nine months ended September 30, 2024, the change in fair value for the P2P Note and P2P Warrants equaled ($17,000) and $0.4 million, and ($1,000) and ($13,000), respectively (see Note 4).

In December 2022, one of the minority stockholders with which the Company had a revenue arrangement, representing 97% of total revenues for the three months ended September 30, 2024 and 2023, and 77% and nearly 100% of total revenues for the nine months ended September 30, 2024 and 2023, and zero percent and 98% of accounts receivable as of September 30, 2024 and December 31, 2023, respectively, also invested in a

P2P Note (see Note 7) in the amount of $0.4 million or 13% of the total P2P proceeds raised in 2022. In accordance with the terms of the 2022 P2P NPA, the minority investor also received P2P Warrants equal (see Note 8) for no additional consideration resulting in the allocation of proceeds between the P2P Note and the P2P Warrants. The P2P Note and P2P Warrants held by the minority investor are subject to the adjustments in fair value. As of September 30, 2024, the fair value of the related party P2P Note and P2P Warrants approximate $0.5 million and $28,000, respectively. As of December 31, 2023, the related party P2P Note and P2P Warrants approximate $0.4 million and $29,000, respectively. During the three and nine months ended September 30, 2024, the change in fair value for the P2P Note equaled ($2,000) and $41,000, respectively (see Note 4). During the three and nine months ended September 30, 2024, the change in fair value for the P2P Note Warrants was immaterial (see Note 4).

Note 14. Net Loss Per Share Attributable to Common Shareholders

The following table sets forth the computation of basic and dilutive net loss per share attributable to common stockholders for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Numerator:
Net loss	$(25,607)	$(11,994)	$(54,503)	$(62,864)

Denominator:
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	17,478,371	3,551,881	17,466,606	3,551,881

Net loss per share attributable to common stockholders, basic and diluted	$(1.47)	$(3.38)	$(3.12)	$(17.70)

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share attributable to common shareholders for the periods presented because the impact of including them would have been anti-dilutive for the three and nine months ended September 30, 2024 and 2023:

	Three months ended September 30,				Nine months ended September 30,
	2024		2023		2024		2023
Redeemable convertible preferred stock	44,494,703		44,494,703		44,494,703		44,494,703
Stock options	16,330,351		16,444,551		16,330,351		16,444,551
Restricted stock units	4,799,856		10,945,814		4,799,856		10,945,814
Series D and D-2 preferred stock warrants	756,172		1,094,667		756,172		1,094,667
Pay-to-Play warrants (estimated See Note 8)	764,330		801,463		764,330		801,463
Convertible Notes warrants – 2023		(a)		(a)		(a)		(a)
Common stock warrants	—		2,063		—		2,063
Pre-funded warrant (estimated See Note 8)	2,000,000		—		2,000,000		—
Pre-funded warrant April 2024 (estimated See Note 8)	4,500,000		—		4,500,000		—

Total potentially dilutive shares	73,645,412		73,783,261		73,645,412		73,783,261

(a)	The number of warrants shares to be issued upon exercise of the 2023 Convertible Note Warrants is not determinable as of September 30, 2024 due to the variable settlement terms (see Note 8).

Note 15. Employee Benefit Plan

A 401(k) plan is provided that covers substantially all employees meeting certain age and service requirements. The Company makes discretionary contributions to the 401(k) plan. The Company recorded

$0.2 million and $0.6 million, respectively and $0.1 million and $0.4 million, respectively in matching contributions for the three and nine months ended September 30, 2024 and 2023.

Long-term employee benefits:

The Company provides its employees in India an opportunity to participate in a long term defined benefits plan, the liability the Company bears for providing this benefit is determined through an actuarial valuation at each reporting date. The benefit plan provides for lump sum payments to vested employees on retirement, death while in service or on termination of employment for an amount equivalent to 15 days of basic salary for each completed year of service. Vesting occurs upon completion of five years of service. The present value of such obligation is determined by the projected unit credit method and adjusted for past service cost and fair value of plan assets as at the balance sheet date through which the obligations are to be settled. The actuarial gain or loss on change in present value of the defined benefit obligation or change in return of the plan assets is recognized as an income or expense in the condensed consolidated statement of operations. The expected return on plan assets is based on the assumed rate of return of such assets. As of September 30, 2024 and December 31, 2023, the related liability is included within accrued compensation on the condensed consolidated balance sheets.

Note 16. Subsequent Events

The Company has evaluated subsequent events through November 11, 2024, the date on which these condensed consolidated financial statements were available to be issued and has determined that the following subsequent events are reportable other than those disclosed elsewhere in the condensed consolidated financial statements.

On October 24, 2024, BurTech, Merger Sub, the Company and Burkhan entered into the Second Amendment to Merger Agreement. The Second Amendment to Merger Agreement amended the original merger agreement to revise the New Blaize Board designees to nine members, including four individuals to be designated by the Company and five independent directors, designated by the Company after consultation, in good faith, with BurTech regarding the determination of the independent directors, with the chairman designated until a new chairperson is appointed by the New Blaize Board.

On October 24, 2024, the Company’s Board of Directors approved the issuance of a total of 900,000 common stock options to a director and an executive officer. Additionally, contingent on shareholder approval for an increase in the number of shares issuable under the 2011 Amended Plan, the Board approved the issuance of 21,329,457 contingently exercisable common stock options and the cancellation of 135,400 restricted stock units. Finally, contingent upon the close of the proposed merger on or before December 31, 2024 and continued employment or services to the Company on the applicable grant date, the Board approved the issuance of 6,936,285 restricted stock units under the New Blaize equity plan.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors of

BurTech Acquisition Corp. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BurTech Acquisition Corp. and Subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before December 15, 2024. The Company entered into a definitive business combination agreement with a business combination target on December 22, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to December 15, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after December 15, 2024, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

May 7, 2024

BURTECH ACQUISITION CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash	$—	$22,232
Restricted Cash	843,313	—
Due from sponsor	318,888	—
Trust Account – Restricted for Redeeming Shareholders	24,539,002	—
Other Assets	—	186,532

Total current assets	25,701,203	208,764
Investments held in Trust Account	46,893,175	295,802,694

Total Assets	$72,594,378	$296,011,458

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$2,123,846	$304,952
Franchise tax payable	35,800	200,000
Due to Trust Account	318,888	—
Redeemed stock payable to public stockholders	24,539,002	—
Convertible promissory note – related party	810,345	—
Income tax payable	1,027,644	791,758
Excise Tax Payable	2,523,150	—

Total current liabilities	31,378,675	1,296,710
Deferred underwriting commissions	10,062,500	10,062,500

Total Liabilities	41,441,175	11,359,210

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 4,345,663 and 28,750,000 shares at redemption value of approximately $10.81 and $10.25 as of December 31, 2023 and 2022, respectively	46,991,932	294,796,918
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 10,817,000 and 1,329,500 shares issued and outstanding (excluding 2,285,040 shares to be redeemed as of December 31, 2023 and excluding 4,345,663 and 28,750,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	1,082	133
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 0 and 9,487,500 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	949
Additional paid-in capital	—	—
Accumulated deficit	(15,839,811)	(10,145,752)

Total Stockholders’ Deficit	(15,838,729)	(10,144,670)

Total Liabilities and Stockholders’ Deficit	$72,594,378	$296,011,458

The accompanying notes are an integral part of these consolidated financial statements.

BURTECH ACQUISITION CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Formation and operating costs	$ 3,040,539	$1,320,997
Franchise Tax	344,271	202,932

Loss from operations	(3,384,810)	(1,523,929)
Other income
Interest income earned on Trust	5,751,596	3,989,294

Total other income, net	5,751,596	3,989,294
Income before provision for income taxes	2,366,786	2,465,365
Provision for income taxes	(1,027,644)	(791,758)

Net income	$1,339,142	$ 1,673,607

Weighted average shares outstanding of Class A common stock subject to redemption, basic and diluted	10,578,271	28,750,000

Basic and diluted net income per common stock, Class A subject to redemption	$0.06	$0.04

Weighted average shares outstanding of non-redeemable Class A common stock, basic and diluted	1,803,670	1,329,500

Basic and diluted net income per common stock, non-redeemable Class A	$0.06	$0.04

Weighted average shares outstanding of Class B common stock, basic and diluted	9,071,610	9,487,500

Basic and diluted net income per Class B common stock	$0.06	$0.04

The accompanying notes are an integral part of these consolidated financial statements.

BURTECH ACQUISITION CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022

	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Common Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	1,329,500	$133	9,487,500	$949	$—	$(8,834,941)	$(8,833,859)
Accretion for common stock subject to redemption amount	—			—	—	(2,984,418)	(2,984,418)
Net income	—			—	—	1,673,607	1,673,607

Balance as of December 31, 2022			9,487,500	$949	$—	$(10,145,752)	$(10,144,670)
Conversion of Class B to Class A Shares			(9,487,500)	(949)	—	—	—
Stockholder Non-Redemption Agreement			—	—	—	8,758,683	8,758,683
Stockholder Non-Redemption Agreement			—	—	—	(8,758,683)	(8,758,683)
Excise tax liability arising from redemption of Class A shares			—	—	—	(2,523,150)	(2,523,150)
Accretion for common stock subject to redemption amount	—			—	—	(4,510,051)	(4,510,051)
Net income	—			—	—	1,339,142	1,339,142

Balance as of December 31, 2023	10,817,000			$—	$—	$(15,839,811)	$(15,838,729)

The accompanying notes are an integral part of these consolidated financial statements.

BURTECH ACQUISITION CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Cash flows from operating activities:
Net income	$1,339,142	$1,673,607
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(5,751,596)	(3,989,294)
Changes in current assets and liabilities:
Other Assets	186,532	201,664
Accrued expenses	1,618,895	(232,122)
Franchise tax payable	35,800	188,914
Income Tax Payable	235,886	791,758
Due to related party	—	(7,097)

Net cash used in operating activities	(2,335,341)	(1,372,570)

Cash Flows from Investing Activities:
Investments held in Trust	(130,370)	—
Cash withdrawn from Trust Account used to pay franchise and income taxes	1,314,246	—
Restricted Cash	843,313	—
Due from Sponsor	318,888
Cash withdrawn from Trust Account in connection with redemptions	227,776,035	—

Net cash provided by investing activities	230,122,112	—

Cash flows from financing activities:
Proceeds from convertible promissory note – Related Party	810,345	—
Payment of note payable-related party	—	(144,746)
Redemptions of Common Stock	(227,776,035)	—

Net cash used in financing activities	(226,965,690)	(144,746)

Net change in cash and restricted cash	821,081	(1,517,316)
Cash and restricted cash, beginning of the year	22,232	1,539,548

Cash and restricted cash, end of the year	$843,313	$22,232

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$791,758	$—

Supplemental disclosure of non-cash investing and financing activities:
Excise tax liability arising from redemption of Class A shares	$2,523,150	$—

Accretion of Class A common stock subject to possible redemption	$4,510,051	$2,984,418

Reconciliation of Cash and Restricted Cash:
Cash – Beginning of Year	$22,232	$1,539,548
Restricted Cash – Beginning of Year	$—	$—

Cash and Restricted Cash – Beginning of Year	$22,232	$1,539,548

Cash – End of Year	$—	$22,232
Restricted Cash – End of Year	$843,313	$—

Cash and Restricted Cash – End of Year	$843,313	$22,232

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BurTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on March 2, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

The Company has one wholly owned inactive subsidiary, Burtech Merger Sub Inc. (the “Merger Sub”), a Delaware corporation, formed on December 6, 2023.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from March 2, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the Initial Public Offering (the “IPO”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is BurTech LP LLC, (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on December 10, 2021 (the “Effective Date”). On December 15, 2021, the Company completed the IPO of 28,750,000 units, including 3,750,000 units from the full exercise of the overallotment option by the underwriters, at $10.00 per unit (the “Units”), which is discussed in Note 3 (the “Initial Public Offering”). Each Unit consists of one Class A common stock and one redeemable warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one Class A common stock at a price of $11.50 per share.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 898,250 units (the “Private Placement Units”) to the Sponsor, including 93,750 units from the full exercise of the overallotment option by the underwriters, at a price of $10.00 per units, generate an aggregate of $8,982,500 proceeds.

Transaction costs amounted to $16,919,619 consisting of $2,875,000 of underwriting commissions, $10,062,500 of deferred underwriting commissions, $3,456,652 fair value of class A shares issued to the underwriters and $525,467 of other offering costs. In addition, $1,539,541 of cash was held outside of the Trust Account (as defined below) and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

Nasdaq rules require that a company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the Company’s signing a definitive agreement in connection with the initial Business Combination. The board of directors will make the determination as to the fair market value of the initial Business Combination. If the board of directors is not able to independently determine the fair market value of the initial Business Combination, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While the Company considers it unlikely that the board of directors will not be able to make an independent determination of the fair market value of the initial Business Combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial Business Combination must be approved by a majority of the Company’s independent directors.

Following the closing of the IPO on December 15, 2021, $291,812,500 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was deposited into a trust account (the “Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 of interest that may be used for the Company’s dissolution expenses, the proceeds from the IPO and the sale of the placement units held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s second amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 15 months from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre- Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination within 15 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under applicable law or stock exchange listing requirement.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.15 per public share, however, there is no guarantee that investors will receive $10.15 per share upon redemption.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated certificate of incorporation which was adopted by the Company upon the consummation of the Initial Public Offering, and was amended by certificates of amendment on March 10, 2023 and December 11, 2023 (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company initially had only 15 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. The Company has extended the Combination Period in which the Company may complete the Initial Business Combination on March 10, 2023 (see below). If the Company is unable to complete the initial Business Combination within the Combination Period (and the stockholders have not approved an amendment to the Company’s charter extending this time period), the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

On February 24, 2023, the Company issued a press release stating that it has entered into a non-binding letter of intent for a potential business combination with CleanBay Renewables Inc., a late-stage enviro-tech company focused on the production of sustainable renewable natural gas, green hydrogen and natural controlled-release fertilizer.

In March 2023, the Company and Sponsor entered into non-redemption agreements (“Non- Redemption Agreements”) with various unaffiliated third parties in exchange for such third parties agreeing not to redeem up to an aggregate of 4,597,648 shares of the Company’s Class A common stock sold in its initial public offering (“Non-Redeemed Shares”) in connection with the special meeting of the stockholders called by the Company held on March 10, 2023 (the “Special Meeting”). In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third parties up to an aggregate of 1,274,412 shares of the Company’s Class A common stock held by the Sponsor immediately following the consummation of an initial business combination if they continue to hold such Non-Redeemed Shares through the Special Meeting. During the Special Meeting the Shareholders approved an extension of time for the Company to consummate an initial business combination from March 15, 2023 to December 15, 2023 (the “Extension”), and to amend the Trust Management Agreement with Continental Stock & Transfer Company, dated as of December 10, 2021.

On March 10, 2023, the Company’s stockholders redeemed 22,119,297 shares. As a result, approximately $227.8 million (approximately $10.30 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 6,630,703 shares of Class A common stock outstanding, and approximately $68.0 million remained in the Company’s trust account.

On June 30, 2023, the Company’s non-binding letter of intent for a potential business combination with CleanBay Renewables Inc. expired. Following thorough initial negotiations, the Company has chosen not to pursue the business combination.

On October 11, 2023, the Company received a notification letter (the “Notice”) from the Listing Qualifications Department of NASDAQ indicating that it was not in compliance with Nasdaq Listing Rule 5450(a)(2) (the “Listing Rule”) for failing to maintain a minimum of 400 Total Holders for continued listing, which is required by the Nasdaq Global Market. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. The Notice states that the Company has 45 calendar days from the date of the Notice, or until November 27, 2023, to submit a plan to regain compliance with the Listing Rule, and if accepted, Nasdaq may grant the Company up to 180 calendar days from the date of the Notice, or until April 8, 2024, to regain compliance. BurTech submitted a plan to Nasdaq to regain compliance with the Listing Rule on November 27, 2023. On April 16, 2024, the Company reported 522 total holders of stock, meeting the minimum 400 total holders requirement for The Nasdaq Global Market as per Listing Rule 5450(a)(2). The Company has received confirmation of compliance from Staff on April 26, 2024, closing the matter.

On December 11, 2023 (the “Second Special Meeting”), the Company entered into an amendment to the investment management trust agreement dated as of December 10, 2021, with Continental Stock Transfer & Trust Company (the “Second Trust Amendment”). Pursuant to the Second Trust Amendment, the Company has the right to extend the time to complete a business combination twelve (12) times, each such extension for an additional one (1) month period (each an “Extension”), until December 15, 2024, by depositing into the Trust Account the lesser of $0.03 per unredeemed share of Class A common stock or $150,000 (the “Extension Payment”) for each one-month Extension. The Company’s stockholders redeemed 2,285,040 shares during the Second Special Meeting. As a result, approximately $24.5 million (approximately $10.74 per share) was removed from the Company’s trust account to pay such shareholders. This amount was removed from the Trust Account on January 5, 2024 to pay such shareholders. On January 16, 2024, February 9, 2024, March 12, 2024 and April 10, 2024, the Sponsor deposited $130,370 on each date into the Trust account to extend the life of the Company from January 15, 2024 to May 15, 2024.

In addition, the Company has agreed that funds held in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Extension, an initial business combination or the liquidation of the Company. The Sponsor of the Company will pay the excise tax when it becomes due.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, placement shares and public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any founder shares, placement shares and public shares held by them in connection with a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares and placement shares held by them if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame; and (iv) vote any founder shares held by them and any public shares purchased during or after the IPO (including in open market and privately-negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations.

Liquidity and Going Concern

As of December 31, 2023, the Company had $843,313 in its restricted cash account and $71,432,177 in investments held in trust. Restricted cash is held exclusively for payment of current tax liabilities. The investments held in trust are to be used for Business Combination or to repurchase or redeem its Public shares, which includes $24,539,002 restricted to pay its current redemption liability. As of December 31, 2023, $5,751,596 of the amount on deposit in the Trust Account represents interest income.

Our liquidity needs up to December 31, 2023 had been satisfied through a payment from our sponsor of $25,000 for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $810,345 and the net proceeds from the consummation of the Initial Public Offering held outside of the trust account. As of December 31, 2023, the Company had $810,345 outstanding under a Convertible Promissory Note. As of December 31, 2023, no working capital loans were outstanding.

Until the consummation of a Business Combination, the Company will use the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company expects it will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and the Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

The Company is less than 7 months from its mandatory liquidation as of the time of filing this Annual Report on Form 10-K. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” Management has determined that the liquidity condition due to insufficient working capital, described above, and mandatory liquidation raises substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date the consolidated financial statements are issued.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

The Company’s results of operations and ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including reassurance and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and the Company’s ability to complete an initial business combination.

Restricted cash, due from sponsor and trust payable

In accordance with the Trust agreement, the Company is permitted to withdraw funds from the trust account to pay its tax obligations, including income and franchise taxes. During the year ended December 31, 2023, the Company withdrew $1,162,201 from the trust account for the purposes of settling its current tax liabilities. However, the Company identified that $318,888 was erroneously withdrawn from the trust account and used for operating expenses during the year, which is not a permitted use of the trust funds per the trust agreement. As a result, the Company recorded a receivable due from the sponsor and related payable to the trust for this amount. The receivable reflects the amount due to be reimbursed to the trust account from the sponsor for the funds used for operating expenses. The sponsor has committed to reimburse the Company for this amount, ensuring that the trust account will be made whole. As of December 31, 2023, the balance of this withdrawal is included in restricted cash in the amount of $843,313 on the accompanying balance sheet, which represents the amounts withheld from the trust account available exclusively for payment of current tax liabilities.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2023 and 2022, the Company had $0 and $22,232 in cash, respectively, and no cash equivalents. At December 31, 2023 and 2022, the Company also had $843,313 and $0 of restricted cash, respectively, related to funds withdrawn from the Trust Account reserved to the payment of taxes.

Investments Held in Trust Account

At December 31, 2023 and 2022, the Company had $71,432,177 (as of December 31, 2023, $24,539,002 of this amount was restricted for redeeming shareholders, which were redeemed in December 2023 and subsequently distributed in January 2024.) and $295,802,694, respectively, in investments held in the Trust Account, which primarily consist of investments in mutual funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the

Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, 4,345,663 and 28,750,000 Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $16,919,619 as a result of the IPO (consisting of $2,875,000 of underwriting fees, $10,062,500 of deferred underwriting fees, $3,456,652 fair value of the Class A common stock issued to the underwriters and $525,467 of other offering costs).

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2023 and 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income Per Common Stock

The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The 29,698,250 potential common stocks for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the year ended December 31, 2023 and 2022 because the warrants are contingently exercisable, and the contingencies have not yet been met and its inclusion would be anti- dilutive. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:

	For the Year Ended December 31, 2023			For the Year Ended December 31, 2022
	Class A		Class B	Class A		Class B
	Redeemable common stock	Non-redeemable common stock	Non-redeemable common stock	Redeemable Common stock	Non-redeemable common stock	Non-redeemable common stock
Basic and diluted net income per share:
Numerator:
Allocation of net income	$660,301	$112,586	$566,255	$1,216,069	$56,235	$401,303
Denominator:
Weighted-average shares outstanding including common stock subject to redemption	10,578,271	1,803,670	9,071,610	28,750,000	1,329,500	9,487,500
Basic and diluted net income per share	$0.06	$0.06	$0.06	$0.04	$0.04	$0.04

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At December 31, 2023 and 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

•

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Warrant Classification

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company’s has analyzed the warrants issued in the Initial Public Offering (“Public Warrants”) and warrants included in the Private Placement Units (the “Private Warrants”) and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows. The Company has not adopted this guidance as of December 31, 2023.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This

update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statement.

NOTE 3. INITIAL PUBLIC OFFERING

Public Units

On December 15, 2021, the Company consummated its IPO of 28,750,000 Units, including the issuance of 3,750,000 Units as a result of the underwriters’ full exercise of the over-allotment, at a purchase price of $10.00 per Unit. Each Unit that the Company is offering has a price of $10.00 and consists of one share of Class A common stock and one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment.

All of the 28,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that common stock was issued with other freestanding instruments (i.e., public warrants), the initial carrying value of common stock classified as temporary equity is the allocated proceeds based on the guidance in ASC 470-20.

The common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of December 31, 2023 and 2022, the common stock subject to redemption reflected on the balance sheet are reconciled in the following table:

Class A common stock subject to possible redemption, January 1, 2022	291,812,500
Plus:
Accretion of carrying value to redemption value	2,984,418

Class A common stock subject to possible redemption, December 31, 2022	294,796,918
Less:
Redemptions	(252,315,037)
Plus:
Accretion of carrying value to redemption value	4,510,051

Class A common stock subject to possible redemption, December 31, 2023	46,991,932

As discussed in Note 1, during the year ended December 31, 2023 an excess of $318,888 was erroneously withdrawn from the interest earned in the Trust Account for operating expenses. As of December 31, 2023, the Company recorded a receivable due from the sponsor to reimburse the Trust Account for these funds used for operating expenses.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Company’s Sponsor purchased an aggregate of 898,250 Private Placement Units, at a price of $10.00 per unit, or $8,982,500 in the aggregate, in a private placement. A portion of the proceeds from the Private Placement Units was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

Each Private Placement Unit will consist of one share of Class A common stock and one redeemable warrant. Each private warrant entitles the holder to purchase one share of Common Stock at a purchase price of $11.50 per share.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 21, 2021, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), for an aggregate price of $25,000. On September 24, 2021, the Company issued 862,500 shares of Class B common stock in connection with a 1.1 stock split, resulting in an aggregate of 9,487,500 shares of Class B common stock outstanding, of which 1,237,500 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised. On December 15, 2021, the underwriters fully exercised their over-allotment option, hence, 1,237,500 Founder Shares were no longer subject to forfeiture.

The number of founder shares outstanding was determined so that the founder shares, will represent, on an as-converted basis, 24.81% of the outstanding shares after the IPO (excluding the shares of Class A common stock issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering).

The initial stockholders have agreed not to transfer, assign or sell any of their founder shares (or shares of common stock issuable upon conversion thereof) until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, if the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any founder shares (the “Lock-up”).

Administrative Support Agreement

Commencing on the effective date of the IPO, the Company will pay an affiliate of the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees. As of December 31, 2023 and 2022, the Company incurred $120,000 and $112,903 for the administrative service fees, respectively, of which $60,000 and $0 are recorded as accrued expenses in the balance sheets, respectively.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest bearing basis as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of the Working Capital Loans made by the Sponsor, the Company’s officers and directors, or the Company’s or their affiliates to the Company prior to or in connection with the initial Business Combination may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of the initial Business Combination. The units would be identical to the placement units. Other than as described above, the terms of the Working Capital Loans by the Sponsor, the Company’s officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

On February 1, 2023, the Company issued an unsecured convertible promissory note to the Sponsor, pursuant to which the Company borrowed $1,500,000 from the Sponsor for general corporate purposes. Such loan may, at the Sponsor’s discretion, be converted into Units of the Company (as defined above), the conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00. The terms of the Working Capital Shares will be identical to those of the Private Units that were issued to the Sponsor in connection with the Initial Public Offering. The Working Capital Loan will not bear any interest and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of a Business Combination involving the Company and one or more businesses. The maturity date of the Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Working Capital Loan). As of December 31, 2023, $810,345 in working capital loans were outstanding. As of December 31, 2022, no working capital loans were outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, the representative shares, placement units (including component securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the placement warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities.

Underwriting Agreement

On December 15, 2021, the Company paid a cash underwriting discount of 1.0% per Unit, or $2,875,000, as part of the underwriting fee.

Additionally, the underwriter is entitled to a deferred underwriting discount of 3.5% of the IPO gross proceeds or $10,062,500, as a result of the underwriter’s over-allotment exercised in full upon the completion of the Company’s initial Business Combination.

Representative shares

On December 15, 2021, the Company issued to the representative or its designees 431,250 of Class A common stock (“Representative Shares”). The aggregate fair value of the Representative shares was $3,456,652, or $8.02 per share and recorded as offering costs. The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity.

The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of its initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within 15 months from the closing of the IPO. The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to FINRA Rule 5110. Please see Note 8 for valuation methodology and assumptions used to determine the fair value of the Representative Shares.

Right of First Refusal

Subject to certain conditions, the Company granted the representative, for a period of 15 months after the date of the consummation of the Business Combination, an irrevocable right of first refusal to act as sole investment banker, sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of the Company’s successors or current or future subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Non-redemption Agreements

The Sponsor entered into Non-Redemption Agreements with various stockholders of the Company (the “Non-Redeeming Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Company common stock (the “Non-Redeemed Shares”) in connection with the Special Meeting held on March 10, 2023, but such stockholders retained their right to require the Company to redeem such Non-Redeemed Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such Non-Redeeming Stockholders an aggregate of 1,149,412 the Founder Shares held by the Sponsor immediately following the consummation of an initial Business Combination. The Company estimated the aggregate fair value of such 1,149,412 Founder Shares transferrable to the Non-Redeeming Stockholders pursuant to the Non-Redemption Agreement to be $8,758,683 or $7.62 per share. The fair value was determined using the probability of a successful Business Combination of 75%, an implied volatility of 4.16%, and the value per shares as of the valuation date of $10.24 derived from an option pricing model for publicly traded warrants. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The excess of the fair value of such Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these Non- Redeeming Stockholders not to redeem the Non-Redeemed Shares, with a corresponding charge to additional paid-in capital to recognize the fair value of the Founder Shares subject to transfer as an offering cost.

Inflation Reduction Act of 2022 (the “IR Act”)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination. Finally, based on recently issued interim guidance from the Internal Revenue Service and Treasury, subject to certain exceptions, the excise tax should not apply in the event of our liquidation.

On March 10, 2023, in connection with the Company’s Special Meeting, the Company’s stockholders redeemed 22,119,297 Class A shares of Common Stock for a total of $227,776,035. On December 11, 2023, in connection with the Company’s Second Special Meeting, the Company’s stockholders redeemed 2,285,040 Class A shares of Common Stock for a total of $24,539,002.

The Company evaluated the current status and probability of completing a Business Combination as of December 31, 2023 and concluded that it is probable that a contingent liability should be recorded. As of December 31, 2023, the Company recorded $2,523,150 of excise tax liability calculated as 1% of shares redeemed on March 10, 2023 and December 15, 2023.

Merger Agreement

On December 22, 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“ Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”), and, solely for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), pursuant to which Merger Sub will merge with and into Blaize, whereupon the separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a direct, wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, the Company will be renamed “Blaize Holdings, Inc.” (“New Blaize”).

Company Support Agreement

On December 22, 2023, concurrently with the execution of the Merger Agreement, certain stockholders of Blaize entered into a Company Support Agreement (the “Company Support Agreement”) with the Company and Blaize, pursuant to which such stockholders have agreed to, among other things, (i) support and vote in favor of (a) the approval and adoption of the Merger Agreement and the Business Combination, (b) the conversion of each issued and outstanding share of preferred stock of Blaize into one share of Blaize Common Stock as of immediately prior to the Effective Time, and (c) any other circumstances upon which a consent or other approval with respect to the Merger Agreement and the Business Combination.

Sponsor Support Agreement

On December 22, 2023, concurrently with the execution of the Merger Agreement, the Company and Blaize entered into an agreement (the “Sponsor Support Agreement”) with the Sponsor, pursuant to which, among other things, in connection with the Closing, the Sponsor agreed o (i) vote all its shares of the Company’s Class A common stock in favor of (a) each Transaction Proposal (as defined in the Merger Agreement), including, without limitation, the approval and adoption of the Merger Agreement and the Business Combination, and (b) any other circumstances upon which a consent or other approval with respect to the Merger Agreement and the Business Combination.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize, the Sponsor, certain significant securityholders of Blaize and certain of their respective affiliates will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which New Blaize will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of New Blaize common stock and other equity securities of New Blaize that are held by the parties thereto from time to time on the terms and subject to the conditions set forth therein.

Lock-up Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize will enter into lock-up agreements (the “Lock-up Agreements”) with (i) certain of New Blaize’s directors and officers, (ii) certain stockholders of New Blaize and (iii) Burkhan, in each case, restricting the transfer of New Blaize common stock and any shares of New Blaize common stock issuable upon the exercise or settlement, as applicable, of New Blaize Options or

New Blaize RSUs held by it immediately after the Effective Time from and after the Closing. The restrictions under the Lock-up Agreements begin at the Closing and end on the date that is 180 days after the Closing, or upon the earlier of (x) the last reported sale price of New Blaize common stock reaching $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the liquidation of New Blaize.

Stockholders’ Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize will enter into a stockholders’ agreement (the “Stockholders Agreement”), with the Sponsor, Burkhan and certain other controlled affiliates of Burkhan (collectively, the “Stockholder Group”), which will provide, among other things, that so long as the Stockholder Group beneficially owns, in the aggregate, ten percent (10%) or more of the total number of issued and outstanding shares of the New Blaize Common Stock, the Stockholder Group will have the right to designate two out of nine individuals to the Company’s board of directors, subject to step-downs based on ownership of the New Blaize Common Stock as described in the Stockholders’ Agreement.

Amendment to the Merger Agreement

On April 22, 2024, the Company entered into an amendment of its Merger Agreement which modified certain terms and conditions as follows:

•

The Company entered into an additional letter agreement which modified its convertible note financing and certain lock-up provisions which will exist in the closing of the Company’s Business Combination.

•

The Company entered into an additional letter agreement in connection with its convertible note financing subject to funding conditions which will exist in the closing of the Company’s Business Combination.

•

The Sponsor and the Company entered into an additional letter agreement, under which the Sponsor agreed to forfeit 2,000,000 Company Shares to be effective immediately prior to the closing of the Business Combination.

•	The Merger Agreement Amendment also revised the aggregate reserve size under the Equity Incentive Plan and ESPP to 20% and the evergreen percentage for the Equity Incentive Plan to 7%.

•	The Company, the Merger Sub, Blaize and Burkhan amended the Agreement and Plan of Merger, amending the original Merger Agreement to make the following adjustments:

•	Increasing the Base Purchase Price from $700 million to $767 million.

•	Acknowledged that the Blaize Note Financing and the Blaize Warrant Financing constitute a Company Financing for all purposes of the Merger Agreement.

•

Added a new component to the definition of “Base Merger Consideration”, which is the product of (a) the number of shares of the Excluded Company Stock multiplied by (b) the Per Company Share Merger Consideration.

•

Added a new component to the definition of “Available Acquiror Cash”, which is the amount contributed by the Sponsor pursuant to the Backstop Subscription Agreement and a new definition of “Cash Ratio,” which means the ratio equal to (x) Available Acquiror Cash, divided by (y) the Minimum Cash Amount.

•

Added a new definition of “Proportionate Shares Number,” which means (a) 325,000 Company Shares multiplied by (b.) the Cash Ratio; (viii) Added a closing condition for the benefit of Blaize requiring that the sum of the Trust Amount plus the amount of funds received pursuant to the Backstop Subscription Agreement shall be no less than the Backstop Amount.

•

Additionally, adjustments were made to various definitions and covenants to reflect the funding commitment of the Sponsor pursuant to the Backstop Subscription Agreement and the amounts of certain convertible notes and pre-funded warrants Burkhan, its Affiliates or nominees purchased from the Company.

Amendment to Underwriting Agreement

On April 26, 2024, the Company and EF Hutton amended the Underwriting Agreement signed on December 10, 2021. In lieu of the Company paying the full Deferred Underwriting Commission, EF Hutton agreed to accept a $1,500,000 cash payment at the Closing of a Business Combination. Once this payment is made according to the new terms, the Company’s obligation to deliver the Deferred Underwriting Commission will be fulfilled.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. On December 11, 2023, the Company issued an aggregate of 9,487,495 Class A Shares to the holders of the Company’s shares of Class B Shares upon the exchange of an equal number of Class B Shares (“the Exchange”). On December 31, 2023 and 2022, there were 10,817,000 and 1,329,500 shares issued and outstanding (excluding 2,285,040 shares to be redeemed as of December 31, 2023 and excluding 4,345,663 and 28,750,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively.

The 9,487,495 Class A Shares issued in connection with the Exchange are subject to the same restrictions as applied to the Class B Shares before the Exchange, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for our initial public offering.

On March 10, 2023, the Company’s stockholders redeemed 22,119,297 shares at approximately $10.30 per share.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. On September 24, 2021, the Company issued 862,500 shares of Class B common stock in connection with a 1.1 stock split. Due to the Exchange, on December 11, 2023, the Company converted 9,487,495 Class B Shares to Class A Shares. As of December 31, 2023 and 2022, there were 0 and 9,487,500 shares of Class B common stock issued and outstanding, respectively

The number of founder shares outstanding was determined so that the founder shares, will represent, on an as-converted basis, 24.81% of the outstanding shares after the IPO (excluding the shares of Class A common stock issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering).

The shares of Class B common stock will automatically convert into shares of the Class A common stock at the time of the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations etc. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, based on the total number of all shares of common stock outstanding upon the completion of the IPO (excluding the shares of Class A common stock to be issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units and their underlying securities issued to the Sponsor or its affiliates upon conversion of Working Capital Loans made to the Company). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the initial Business Combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Warrants

Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination or 12 months after the closing of the IPO.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying the Company’s obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable after the closing of the initial Business Combination to use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder;

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders; and

•	If and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the warrants underlying the Units being offered in the Initial Public Offering, except that they will not be transferable, assignable or saleable until 30 days after the consummation of the initial Business Combination.

NOTE 8. INCOME TAX

The Company’s net deferred tax assets (liability) at December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets (liability)
Organizational costs/Startup expenses	$475,133	$287,868
Federal Net Operating loss	—	—

Total deferred tax assets (liability)	475,133	287,868
Valuation allowance	(475,133)	(287,868)

Deferred tax assets (liability), net of allowance	$—	$—

The income tax provision for the year ended December 31, 2023 and 2022 consists of the following:

	December 31, 2023	December 31, 2022
Federal
Current	$1,027,644	$791,758
Deferred	(187,264)	(274,031)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	187,264	274,031

Income tax provision	$1,027,644	$791,758

As of December 31, 2023 and 2022, the Company had $0, respectively, of U.S. federal operating loss carryovers available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets (liability), management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets (liability) is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets (liability), projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets (liability) and has therefore established a full valuation allowance. For the year ended December 31, 2023, the change in the valuation allowance was $187,264. For the year ended December 31, 2022, the change in the valuation allowance was $274,031.

The Company’s effective tax rate was 43.4% and 32.1% for the year ended December 31, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% due to the valuation allowance on the deferred tax assets and deductibility of penalties on tax obligations.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Transaction Costs	14.3%	0.0%
Fines and Penalties	0.2%	0.0%
Change in valuation allowance	7.9%	11.1%

Income tax provision	43.4%	32.1%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination since inception.

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2023 and 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market Funds held in Trust Account	$71,432,177	$71,432,177	$—	$—

	$71,432,177	$71,432,177	$—	$—

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market Funds held in Trust Account	$295,802,694	$295,802,694	$—	$—

	$295,802,694	$295,802,694	$—	$—

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than below, that would have required adjustment or disclosure in the consolidated financial statements.

On January 16, 2024, February 9, 2024, March 12, 2024 and April 10, 2024, as disclosed in Note 1, the Sponsor deposited $130,370 on each date into the Trust account to extend the life of the Company from January 15, 2024 to May 15, 2024.

On April 22, 2024, as disclosed in Note 6, the Company amended its Merger Agreement.

On April 26, 2024, as disclosed in Note 6, the Company amended its Underwriting Agreement.

On April 26, 2024, as disclosed in Note 1, the Company received confirmation of compliance from NASDAQ.

BURTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Current assets:
Cash	$—	$—
Restricted Cash	66,621	843,313
Due from sponsor	69,441	318,888
Trust Account – Restricted for Redeeming Shareholders	—	24,539,002
Prepaid expenses and other Assets	56,750	—

Total current assets	192,812	25,701,203
Investments held in Trust Account	49,915,251	46,893,175

Total Assets	$50,108,063	$72,594,378

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$3,119,430	$2,123,846
Franchise tax payable	150,000	35,800
Due to Trust Account	69,441	318,888
Redeemed stock payable to public stockholders	—	24,539,002
Convertible promissory note – related party	1,500,000	810,345
Advances from sponsor	2,164,291	—
Income tax payable	406,071	1,027,644
Derivative Liability – Backstop Subscription Agreement	446,776	—
Excise Tax Payable	2,523,150	2,523,150

Total current liabilities	10,379,159	31,378,675
Deferred underwriting commissions	10,062,500	10,062,500

Total Liabilities	20,441,659	41,441,175

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 4,345,663 shares at redemption value of approximately $11.4 and $10.81 as of September 30, 2024 and December 31, 2023, respectively	49,495,242	46,991,932
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 10,816,995 shares issued and outstanding (excluding 4,345,663 shares subject to possible redemption) as of September 30, 2024 and 10,816,995 shares issued and outstanding (excluding 4,345,663 shares subject to possible redemption and 2,285,040 shares to be redeemed) as of December 31, 2023, respectively	1,082	1,082
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	—	—
Accumulated deficit	(19,829,920)	(15,839,811)

Total Stockholders’ Deficit	(19,828,838)	(15,838,729)

Total Liabilities and Stockholders’ Deficit	$50,108,063	$72,594,378

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BURTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024		2023	2024		2023
Operating costs	$1,252,114		$677,703	$2,370,006		$1,885,697
Franchise Tax Expense	50,000		50,000	156,259		294,271

Loss from operations	(1,302,114)		(727,703)	(2,526,265)		(2,179,968)
Other income:
Interest income earned on Trust	638,323		910,391	1,892,313		4,809,802
Change in fair value of derivative liability – Backstop Subscription Agreement	(89,929)		—	(446,776)		—

Total other income, net	548,394		910,391	1,445,537		4,809,802

(Loss) income before provision for income taxes	(753,720)		182,688	(1,080,728)		2,629,834
Provision for income taxes	(122,233)		(179,326)	(406,071)		(952,909)

Net (loss) income	$(875,953)		$3,362	$(1,486,799)		$1,676,925

Weighted average shares outstanding of Class A common stock subject to redemption, basic and diluted	4,345,663		6,630,703	4,345,663		12,059,248

Basic and diluted net (loss) income per common stock, Class A subject to redemption	$(0.06)		$0.00	$(0.10)		$0.07

Weighted average shares outstanding of non-redeemable Class A and Class B common stock, basic and diluted	10,817,000		1,329,500	10,817,000		1,329,500

Basic and diluted net (loss) income per common stock, non-redeemable Class A and Class B common stock, basic and diluted	$(0.06	) $	0.00	$(0.10	) $	0.07

Weighted average shares outstanding of Class B common stock, basic and diluted	—		9,487,500	—		9,487,500

Basic and diluted net income per Class B common stock	$—		$0.00	$—		$0.07

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BURTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2024	10,816,995	$1,082	5	$—	$—	$(15,839,811)	$(15,838,729)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(800,030)	(800,030)
Net loss	—	—	—	—	—	(10,633)	(10,633)

Balance as of March 31, 2024	10,816,995	$1,082	5	$—	$—	$(16,650,474)	$(16,649,392)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(846,082)	(846,082)
Net loss	—	—	—	—	—	(600,213)	(600,213)

Balance as of June 30, 2024	10,816,995	$1,082	5	$—	$—	$(18,096,769)	$(18,095,687)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(857,198)	(857,198)
Net loss	—	—	—	—	—	(875,953)	(875,953)

Balance as of September 30, 2024	10,816,995	$1,082	5	$—	$—	$(19,829,920)	$(19,828,838)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2023	1,329,500	$133	9,487,500	$949	$—	$(10,145,752)	$(10,144,670)
Stockholder Non-Redemption Agreement	—	—	—	—	—	8,758,683	8,758,683
Stockholder Non-Redemption Agreement	—	—	—	—	—	(8,758,683)	(8,758,683)
Excise tax liability arising from redemption of Class A shares	—	—	—	—	—	(2,277,760)	(2,277,760)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(2,276,329)	(2,276,329)
Net income	—	—	—	—	—	1,574,791	1,574,791

Balance as of March 31, 2023	1,329,500	$133	9,487,500	$949	$—	$(13,125,050)	$(13,123,968)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(605,227)	(605,227)
Net income	—	—	—	—	—	98,772	98,772

Balance as of June 30, 2023	1,329,500	$133	9,487,500	$949	$—	$(13,631,505)	$(13,630,423)
Accretion for common stock subject to redemption amount	—	—	—	—	—	(681,066)	(681,066)
Net income	—	—	—	—	—	3,362	3,362

Balance as of September 30, 2023	1,329,500	$133	9,487,500	$949	$—	$(14,309,209)	$(14,308,127)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BURTECH ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(1,486,799)	$1,676,925
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and investments held in Trust Account	(1,892,313)	(4,809,802)
Change in fair value of derivative liability – Backstop Subscription Agreement	446,776	—
Changes in current assets and liabilities:
Other Assets	(56,750)	129,867
Accrued expenses	—	612,500
Franchise tax payable	150,000	67,600
Income tax payable	338,213	161,151

Net cash used in operating activities	(2,500,873)	(2,161,759)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	43,564	2,039,910
Principal deposits into Trust Account for Extension	(1,173,329)	—
Cash withdrawn from Trust Account in connection with redemptions	24,539,002	227,776,035

Net cash provided by investing activities	23,409,237	229,815,945

Cash flows from financing activities:
Proceeds from Advances from sponsor	2,164,291	—
Proceeds from convertible promissory note – related party	689,655	99,975
Redemption of Common Stock	(24,539,002)	(227,776,035)

Net cash used in financing activities	(21,685,056)	(227,676,060)

Net change in cash and restricted cash	(776,692)	(21,874)
Cash and restricted cash, beginning of the period	843,313	22,232

Cash and restricted cash, end of the period	$66,621	$358

Supplemental disclosure of cash flow information:
Cash Paid for Income Taxes	$1,027,644	$—

Supplemental disclosure of non-cash investing and financing activities:
Excise tax liability arising from redemption of Class A shares	$—	$2,277,760

Accretion of Class A common stock subject to possible redemption	$2,503,310	$3,562,622

Reconciliation of Cash and Restricted Cash:
Cash – Beginning of period	$—	$22,232
Restricted Cash – Beginning of period	$843,313	$—
Cash and Restricted Cash – Beginning of period	$843,313	$22,232
Cash – End of period	$—	$358
Restricted Cash – End of Period	$66,621	$—
Cash and Restricted Cash – End of period	$66,621	$358

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BURTECH ACQUISITION CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Organization, Business Operation, Liquidity and Capital Resources

BurTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on March 2, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

The Company has one wholly owned inactive subsidiary, Burtech Merger Sub Inc. (the “Merger Sub”), a Delaware corporation, formed on December 6, 2023.

As of September 30, 2024, the Company had not commenced any operations. All activity for the period from March 2, 2021 (inception) through September 30,2024 relates to the Company’s formation and the Initial Public Offering (the “IPO”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is BurTech LP LLC, (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on December 10, 2021 (the “Effective Date”). On December 15, 2021, the Company completed the IPO of 28,750,000 units, including 3,750,000 units from the full exercise of the overallotment option by the underwriters, at $10.00 per unit (the “Units”), which is discussed in Note 3 (the “Initial Public Offering”). Each Unit consists of one Class A common stock and one redeemable warrant (the “Public Warrants”). Each whole warrant entitles the holder to purchase one Class A common stock at a price of $11.50 per share.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 898,250 units (the “Private Placement Units”) to the Sponsor, including 93,750 units from the full exercise of the overallotment option by the underwriters, at a price of $10.00 per units, generate an aggregate of $8,982,500 proceeds.

Transaction costs amounted to $16,919,619 consisting of $2,875,000 of underwriting commissions, $10,062,500 of deferred underwriting commissions, $3,456,652 fair value of class A shares issued to the underwriters and $525,467 of other offering costs. In addition, $1,539,541 of cash was held outside of the Trust Account (as defined below) and is available for working capital purposes. The Underwriting Agreement was amended subsequent to the balance sheet date, refer to Note 9.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the Private Placement Units, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).

Nasdaq rules require that a company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the Company’s signing a definitive agreement in connection with the initial Business Combination. The board of directors will make the determination as to the fair market value of the initial Business Combination. If the board of directors is not able to independently determine the fair market value of the initial Business Combination, the

Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While the Company considers it unlikely that the board of directors will not be able to make an independent determination of the fair market value of the initial Business Combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial Business Combination must be approved by a majority of the Company’s independent directors.

Following the closing of the IPO on December 15, 2021, $291,812,500 ($10.15 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Units was deposited into a trust account (the “Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations and up to $100,000 of interest that may be used for the Company’s dissolution expenses, the proceeds from the IPO and the sale of the placement units held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s second amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 15 months from the closing of the IPO or (ii) with respect to any other provision relating to stockholders’ rights or pre- Business Combination activity, and (c) the redemption of the public shares if the Company is unable to complete the initial Business Combination within 15 months from the closing of the IPO, subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under applicable law or stock exchange listing requirement.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.15 per public share, however, there is no guarantee that investors will receive $10.15 per share upon redemption.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated certificate of incorporation which was adopted by the Company upon the consummation of the Initial Public Offering, and was amended by certificates of amendment on March 10, 2023 and December 11, 2023 (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company initially had only 15 months from the closing of the IPO (the “Combination Period”) to complete the initial Business Combination. The Company has extended the Combination Period in which the Company may complete the Initial Business Combination on March 10, 2023 (see below). If the Company is unable to complete the initial Business Combination within the Combination Period (and the stockholders have not approved an amendment to the Company’s charter extending this time period), the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete the initial Business Combination within the Combination Period.

On February 24, 2023, the Company issued a press release stating that it has entered into a non-binding letter of intent for a potential business combination with CleanBay Renewables Inc., a late-stage enviro-tech company focused on the production of sustainable renewable natural gas, green hydrogen and natural controlled-release fertilizer.

On March 10, 2023, the Company and Sponsor entered into a non-redemption agreements (“Non- Redemption Agreements”) with one or more unaffiliated third party or parties in exchange for such third party or third parties agreeing not to redeem up to an aggregate of 4,597,648 shares of the Company’s Class A common stock sold in its initial public offering (“Non-Redeemed Shares”) in connection with the special meeting of the stockholders called by the Company (the “Special Meeting”), In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third party or third parties up to an aggregate of 1,274,412 shares of the Company’s Class A common stock held by the Sponsor immediately following the consummation of an initial business combination if they continue to hold such Non-Redeemed Shares through the Special Meeting. During the Special Meeting the Shareholders approved an extension of time for the Company to consummate an initial business combination from March 15, 2023 to December 15, 2023 (the “Extension”), and to amend the Trust Management Agreement with Continental Stock & Transfer Company, dated as of December 10, 2021.

On March 10, 2023, the Company’s stockholders redeemed 22,119,297 shares. As a result, approximately $227.8 million (approximately $10.30 per share) was removed from the Company’s trust account to pay such holders. Following redemptions, the Company had 6,630,703 shares of Class A common stock outstanding, and approximately $68.0 million remained in the Company’s trust account.

On June 30, 2023, the Company’s non-binding letter of intent for a potential business combination with CleanBay Renewables Inc. expired. Following thorough initial negotiations, the Company has chosen not to pursue the business combination.

On October 11, 2023, the Company received a notification letter (the “Notice”) from the Listing Qualifications Department of NASDAQ indicating that it was not in compliance with Nasdaq Listing Rule 5450(a)(2) (the “Listing Rule”) for failing to maintain a minimum of 400 Total Holders for continued listing, which is required by the Nasdaq Global Market. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. The Notice states that the Company has 45 calendar days from the date of the Notice, or until November 27, 2023, to submit a plan to regain compliance with the Listing Rule, and if accepted, Nasdaq may grant the Company up to 180 calendar days from the date of the Notice, or until April 8, 2024, to regain compliance. BurTech submitted a plan to Nasdaq to regain compliance with the Listing Rule on November 27, 2023. On April 16, 2024, the Company reported 522 total holders of stock, meeting the minimum 400 total holders requirement for The Nasdaq Global Market as per Listing Rule 5450(a)(2). The Company has received confirmation of compliance from Staff on April 26, 2024, closing the matter.

On December 11, 2023 (the “Second Special Meeting”), the Company entered into an amendment to the investment management trust agreement dated as of December 10, 2021, with Continental Stock Transfer & Trust Company (the “Second Trust Amendment”). Pursuant to the Second Trust Amendment, the Company has the right to extend the time to complete a business combination twelve (12) times, each such extension for an additional one (1) month period (each an “Extension”), until December 15, 2024, by depositing into the Trust Account the lesser of $0.03 per unredeemed share of Class A common stock or $150,000 (the “Extension Payment”) for each one-month Extension. The Company’s stockholders redeemed 2,285,040 shares during the Second Special Meeting. As a result, approximately $24.5 million (approximately $10.74 per share) was removed from the Company’s trust account to pay such shareholders. This amount was removed from the Trust Account on January 5, 2024 to pay such shareholders. On January 16, 2024, February 9, 2024, and March 12, 2024, the Sponsor deposited $130,370 on each date into the Trust account to extend the life of the Company from January 15, 2024 to April 15, 2024.

On April 10, 2024, May 10, 2024, June 12, 2024, July 12, 2024, August 14, 2024, September 21, 2024 and October 15, 2024 the Sponsor deposited $130,370 on each date into the Trust account to extend the life of the Company from April 15, 2024 to November 15, 2024.

In addition, the Company has agreed that funds held in the Company’s trust account, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions prior to or in connection with the Extension, an initial business combination or the liquidation of the Company. The Sponsor of the Company will pay the excise tax when it becomes due.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, placement shares and public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any founder shares, placement shares and public shares held by them in connection with a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares and placement shares held by them if the Company fails to complete the initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame; and (iv) vote any founder shares held by them and any public shares purchased during or after the IPO (including in open market and privately-negotiated transactions) in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations.

On June 3, 2024, the Company received a notification letter from the Listing Qualifications Department of Nasdaq indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2024 with SEC, the Company was not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).

The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. The Notice states that the Company has 60 calendar days from the date of the Notice, or August 2, 2024, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the 10-Q, or November 8, 2024, to file the 10-Q to regain compliance.

On July 18, 2024, the Company and Blaize filed the registration statement Form S-4 Related to Proposed Business Combination detailed above.

Liquidity and Going Concern

As of September 30, 2024, the Company had $66,621 in its restricted cash account and $49,915,251 in investments held in trust. Restricted cash is held exclusively for payment of current tax liabilities. As of September 30, 2024, $4,633,444 of the amount on deposit in the Trust Account represents interest income.

Our liquidity needs up to September 30, 2024 had been satisfied through a payment from our sponsor of $25,000 for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $1,500,000, working capital advances from the Sponsor and the net proceeds from the consummation of the Initial Public Offering held outside of the trust account. As of September 30, 2024, the Company had $1,500,000 outstanding under a Convertible Promissory Note and $2,164,291 outstanding as advances from sponsor.

Until the consummation of a Business Combination, the Company will use the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company expects it will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and the Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

The Company was less than seven months from its mandatory liquidation as of the time of filing of Annual Report on Form 10-K and the Company has extended its liquidation date to December 15, 2024. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” Management has determined that the liquidity condition due to insufficient working capital, described above, and mandatory liquidation raises substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date the condensed consolidated financial statements are issued.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

The Company’s results of operations and ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including reassurance and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and the Company’s ability to complete an initial business combination.

Restricted cash, due from sponsor and trust payable

In accordance with the Trust agreement, the Company is permitted to withdraw funds from the trust account to pay its tax obligations, including income and franchise taxes. During the nine months ended September 30, 2024, the Company withdrew $43,564 from the trust account for the purposes of settling its current tax liabilities. During the year ended December 31, 2023 the Company identified that $318,888 was erroneously withdrawn from the trust account and used for operating expenses. The sponsor has committed to reimburse the Company for this amount, ensuring that the trust account will be made whole. The amounts due from the sponsor and related payable to the trust account at September 30, 2024 and December 31, 2023 amounted to $69,441 and $318,888, respectively. As of September 30, 2024 and December 31, 2023, the balance in restricted cash in the amount of $66,621 and $843,313, respectively, on the accompanying condensed consolidated balance sheets, represents amounts withheld from the trust account available exclusively for payment of current tax liabilities.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future interim periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2023.

Revision to Prior Financial Statements

On December 11, 2023, the Company converted 9,487,495 Class B Shares to Class A Shares. In prior financial statements it was reflected that 9,487,500 were transferred from Class B shares to Class A shares. This revision only impacts the condensed consolidated statements of equity whereas 5 shares are shown as Class B Shares and Class A shares are shown as 9,487,495. There are no other impacts to the Company’s financials.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed consolidated financial statements is the determination of fair value of the warrant liabilities and the derivative liability — Backstop Subscription Agreement. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2024 and December 31, 2023, the Company had no cash and no cash equivalents. At September 30, 2024 and December 31, 2023, the Company also had $66,621 and $843,313 of restricted cash, respectively, related to funds withdrawn from the Trust Account reserved to the payment of taxes.

Investments Held in Trust Account

At September 30, 2024 and December 31, 2023, the Company had $49,915,251 and $71,432,177 (as of December 31, 2023, $24,539,002 of this amount was restricted for redeeming shareholders, which were redeemed in December 2023 and subsequently distributed in January 2024.) respectively, in investments held in the Trust Account, which primarily consist of investments in mutual funds that invest in U.S. government securities, cash, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on Investments Held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2024 and December 31, 2023, 4,345,663 Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1, SEC Staff Accounting bulletin Topic 5A — “Expenses of Offering”, and SEC Staff Accounting bulletin Topic 5T — “Accounting for Expenses or Liabilities Paid by Principal Stockholder(s)”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction of equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $16,919,619 as a result of the IPO (consisting of $2,875,000 of underwriting fees, $10,062,500 of deferred underwriting fees, $3,456,652 fair value of the Class A common stock issued to the underwriters and $525,467 of other offering costs).

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2024 and December 31, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to income taxes and unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of September 30, 2024 and December 31, 2023. During the three and nine months ended September 30, 2024, the Company’s provision for income taxes included $41,498 for interest and penalties. The $41,498 is included in income taxes payable on the Company’s condensed balance sheets as of September 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s effective tax rate was (16.22)% and 98.16% for the three months ended September 30, 2024 and 2023, respectively, and (37.57)% and 36.23% for the nine months ended September 30, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% due to the valuation allowance on the deferred tax assets and the deductibility of penalties on tax obligations and merger and acquisition costs.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through September 30, 2024.

Net (Loss) Income Per Common Stock

The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The 29,648,250 potential common stocks for outstanding warrants to purchase the Company’s shares were excluded from diluted earnings per share for the three and nine months ended September 30, 2024 and 2023 because the warrants are contingently exercisable, and the contingencies have not yet been met and its inclusion would be anti- dilutive. As a result, diluted net income or loss per common stock is the same as basic net income or loss per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income or loss per share for each class of common stock:

	For the Three Months Ended September 30, 2024			For the Three Months Ended September 30, 2023
	Class A	Class A and B	Class B	Class A		Class B
	Redeemable common stock	Non-redeemable common stock	Non-redeemable common stock	Redeemable Common stock	Non-redeemable common stock	Non-redeemable common stock
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income	$(251,051)	$(624,902)	$—	$1,278	$256	$1,828
Denominator:
Weighted-average shares outstanding including common stock subject to redemption	4,345,663	10,817,000	—	6,630,703	1,329,500	9,487,500
Basic and diluted net (loss) income per share	$(0.06)	$(0.06)	$—	$0.00	$0.00	$0.00

	For the Nine Months Ended September 30, 2024			For the Nine Months Ended September 30, 2023
	Class A	Class A and B	Class B	Class A		Class B
	Redeemable common stock	Non-redeemable common stock	Non-redeemable common stock	Redeemable Common stock	Non-redeemable common stock	Non-redeemable common stock
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income	$(426,121)	$(1,060,678)	$—	$883,994	$97,458	695,474
Denominator:
Weighted-average shares outstanding including common stock subject to redemption	4,345,663	10,817,000	—	12,059,248	1,329,500	9,487,500
Basic and diluted net (loss) income per share	$(0.10)	$(0.10)	$—	$0.07	$0.07	$0.07

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At September 30, 2024 and December 31, 2023, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheets, primarily due to its short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

•

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Fair Value of Derivative Liabilities — Backstop Subscription Agreement

The Company accounts for its Backstop Subscription Agreement (see Note 6) in accordance with the guidance contained in ASC 815-40, “Derivatives and Hedging”, under which the Backstop Subscription Agreement does not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classified the Backstop Subscription Agreement as a liability at its fair value and adjusts the Backstop Subscription Agreement to fair value at each reporting period. This liability is subject to re- measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Backstop Subscription Agreement is valued using a Probability Weighted Expected Return Method (“PWERM”).

Warrant Classification

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company’s has analyzed the warrants issued in the Initial Public Offering (“Public Warrants”) and warrants included in the Private Placement Units (the “Private Warrants”) and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its condensed consolidated financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statement.

NOTE 3. INITIAL PUBLIC OFFERING

Public Units

On December 15, 2021, the Company consummated its IPO of 28,750,000 Units, including the issuance of 3,750,000 Units as a result of the underwriters’ full exercise of the over-allotment, at a purchase price of $10.00 per Unit. Each Unit that the Company is offering has a price of $10.00 and consists of one share of Class A common stock and one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment.

All of the 28,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that common stock was issued with other freestanding instruments (i.e., public warrants), the initial carrying value of common stock classified as temporary equity is the allocated proceeds based on the guidance in ASC 470-20.

The common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of September 30, 2024 and December 31, 2023, the common stock subject to redemption reflected on the balance sheet are reconciled in the following table:

Class A common stock subject to possible redemption, January 1, 2023	294,796,918
Less:
Redemptions	(252,315,037)
Plus:
Accretion of carrying value to redemption value	4,510,051

Class A common stock subject to possible redemption, December 31, 2023	46,991,932
Plus:
Accretion of carrying value to redemption value	800,030

Class A common stock subject to possible redemption, March 31, 2024	47,791,962
Plus:
Accretion of carrying value to redemption value	846,082

Class A common stock subject to possible redemption, June 30, 2024	48,638,044
Plus:
Accretion of carrying value to redemption value	857,198

Class A common stock subject to possible redemption, September 30, 2024	49,495,242

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Company’s Sponsor purchased an aggregate of 898,250 Private Placement Units, at a price of $10.00 per unit, or $8,982,500 in the aggregate, in a private placement. A portion of the proceeds from the Private Placement Units was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units will be worthless.

Each Private Placement Unit will consist of one share of Class A common stock and one redeemable warrant. Each private warrant entitles the holder to purchase one share of Common Stock at a purchase price of $11.50 per share.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units until 30 days after the completion of the initial Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 21, 2021, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), for an aggregate price of $25,000. On September 24, 2021, the Company issued 862,500 shares of Class B common stock in connection with a 1.1 stock split, resulting in an aggregate of 9,487,500 shares of Class B common stock outstanding, of which 1,237,500 shares were subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised. On December 15, 2021, the underwriters fully exercised their over-allotment option, hence, 1,237,500 Founder Shares were no longer subject to forfeiture.

The number of founder shares outstanding was determined so that the founder shares, will represent, on an as-converted basis, 24.81% of the outstanding shares after the IPO (excluding the shares of Class A common stock issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering).

The initial stockholders have agreed not to transfer, assign or sell any of their founder shares (or shares of common stock issuable upon conversion thereof) until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, if the reported last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any founder shares (the “Lock-up”).

Administrative Support Agreement

Commencing on the effective date of the IPO, the Company will pay an affiliate of the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2024, the Company incurred $30,000 and $90,000 for the administrative service fees, respectively, of which $90,000 are recorded as accrued expenses in the balance sheets. For the three and nine months ended September 30, 2023, the Company incurred and paid $30,000 and $90,000 for the administrative service fees.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest bearing basis as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of the Working Capital Loans made by the Sponsor, the Company’s officers and directors, or the Company’s or their affiliates to the Company prior to or in connection with the initial Business Combination may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of the initial Business Combination. The units would be identical to the placement units. Other than as described above, the terms of the Working Capital Loans by the Sponsor, the Company’s officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

On February 1, 2023, the Company issued an unsecured convertible promissory note to the Sponsor, pursuant to which the Company borrowed $1,500,000 from the Sponsor for general corporate purposes. Such loan may, at the Sponsor’s discretion, be converted into Units of the Company (as defined above), the conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to such Payee by (y) $10.00. The terms of the Working Capital Shares will be identical to those of the Private Units that were issued to the Sponsor in connection with the Initial Public Offering. The Working Capital Loan will not bear any interest and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of a Business Combination involving the Company and one or more businesses. The maturity date of the Working Capital Loan may be accelerated upon the occurrence of an Event of Default (as defined under the Working Capital Loan). As of September 30, 2024 and December 31, 2023, $1,500,000 and $810,345 in working capital loans were outstanding, respectively.

Advances from Sponsor

As of September 30, 2024, the Sponsor provided working capital and extension deposits on behalf of the Company. These amounts are reflected on the condensed consolidated balance sheets as advances from Sponsor. The advances are non-interest bearing and are payable on demand. At September 30, 2024, the Company had advances owed to the Sponsor in the amount of $2,164,291. At December 31, 2023, the Company had no such advances owed to the Sponsor.

During the three months ended September 30, 2024, the Company received $844,000 from its Sponsor for payment of operating expenses and ongoing business operations. Additionally, during the three months ended September 30, 2024, the Sponsor paid $260,740 to the trust for extension payments.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, the representative shares, placement units (including component securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of Class A common stock issuable upon the exercise of the placement warrants and any shares of Class A common stock and warrants (and underlying Class A common stock) that may be issued upon conversion of the units issued as part of the Working Capital Loans and Class A common stock issuable upon conversion of the founder shares, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities.

Underwriting Agreement

On December 15, 2021, the Company paid a cash underwriting discount of 1.0% per Unit, or $2,875,000, as part of the underwriting fee.

Additionally, the underwriter is entitled to a deferred underwriting discount of 3.5% of the IPO gross proceeds or $10,062,500, as a result of the underwriter’s over-allotment exercised in full upon the completion of the Company’s initial Business Combination.

Representative shares

On December 15, 2021, the Company issued to the representative or its designees 431,250 of Class A common stock (“Representative Shares”). The aggregate fair value of the Representative shares was $3,456,652, or $8.02 per share and recorded as offering costs. The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to stockholders’ equity.

The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until the completion of its initial Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its initial Business Combination within 15 months from the closing of the IPO. The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to FINRA Rule 5110. Please see Note 8 for valuation methodology and assumptions used to determine the fair value of the Representative Shares.

Right of First Refusal

Subject to certain conditions, the Company granted the representative, for a period of 15 months after the date of the consummation of the Business Combination, an irrevocable right of first refusal to act as sole investment banker, sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of the Company’s successors or current or future subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Non-redemption Agreements

The Sponsor entered into Non-Redemption Agreements with various stockholders of the Company (the “Non-Redeeming Stockholders”), pursuant to which these stockholders agreed not to redeem a portion of their shares of Company common stock (the “Non-Redeemed Shares”) in connection with the Special Meeting held on March 10, 2023, but such stockholders retained their right to require the Company to redeem such Non-Redeemed Shares in connection with the closing of the Business Combination. The Sponsor has agreed to transfer to such Non-Redeeming Stockholders an aggregate of 1,149,412 the Founder Shares held by the Sponsor immediately following the consummation of an initial Business Combination. The Company estimated the aggregate fair value of such 1,149,412 Founder Shares transferrable to the Non-Redeeming Stockholders pursuant to the Non-Redemption Agreement to be $8,758,683 or $7.62 per share. The fair value was determined using the probability of a successful Business Combination of 75%, an implied volatility of 4.16%, and the value per shares as of the valuation date of $10.24 derived from an option pricing model for publicly traded warrants. Each Non-Redeeming Stockholder acquired from the Sponsor an indirect economic interest in such Founder Shares. The excess of the fair value of such Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, in substance, it was recognized by the Company as a capital contribution by the Sponsor to induce these Non- Redeeming Stockholders not to redeem the Non-Redeemed Shares, with a corresponding charge to additional paid-in capital to recognize the fair value of the Founder Shares subject to transfer as an offering cost.

Inflation Reduction Act of 2022 (the “IR Act”)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination. Finally, based on recently issued interim guidance from the Internal Revenue Service and Treasury, subject to certain exceptions, the excise tax should not apply in the event of our liquidation.

On March 10, 2023, in connection with the Company’s Special Meeting, the Company’s stockholders redeemed 22,119,297 Class A shares of Common Stock for a total of $227,776,035. On December 11, 2023, in connection with the Company’s Second Special Meeting, the Company’s stockholders redeemed 2,285,040 Class A shares of Common Stock for a total of $24,539,002, the amounts redeemed were paid out to stockholders on January 5, 2024.

The Company evaluated the current status and probability of completing a Business Combination as of September 30, 2024 and concluded that it is probable that a contingent liability should be recorded. As of September 30, 2024, the Company recorded $2,523,150 of excise tax liability calculated as 1% of shares redeemed on March 10, 2023 and December 15, 2023.

During the second quarter, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

Merger Agreement

On December 22, 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, BurTech Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), Blaize, Inc., a Delaware corporation (“Blaize”), and, solely for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”), pursuant to which Merger Sub will merge with and into Blaize, whereupon the separate corporate existence of Merger Sub will cease and Blaize will be the surviving company and continue in existence as a direct, wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, the Company will be renamed “Blaize Holdings, Inc.” (“New Blaize”).

Advisory Agreement

On September 9, 2024, Jefferies LLC (“Jefferies”) was formally engaged by BurTech on September 9, 2024 to serve as its exclusive capital markets advisor in connection with the contemplated transaction involving Blaize (i.e., the Business Combination). In connection therewith, Jefferies is providing capital markets advice to BurTech which includes advice on communicating with the market and preparing to be a public operating company. Under the terms of such engagement, upon the closing of the Business Combination, Jefferies will receive a fee of $4,500,000 in return for such advisory services (the “Jefferies Fee”); provided, however, that up to $1,000,000 of the Jefferies Fee may be deferred by BurTech for a period of up to 12 months subsequent to the closing of the Business Combination (the “Deferred transaction Fee”). Jefferies is also entitled to reimbursement of out-of-pocket fees and expenses incurred by Jefferies in connection with the provision of such advisory services (the “Jefferies Expenses”). The Jefferies Fee and the Jefferies Expenses will be paid in cash. Further, Jefferies has been granted a right of first refusal (“ROFR”), exercisable during the term of the engagement and for a period of 12 months thereafter, with respect to (a) any equity, equity-linked, debt or mezzanine financing or other investment in BurTech (if the ROFR is exercised, Jefferies is permitted to act as one of the lead bookrunning managers, one of the lead global coordinators, one of the lead placement agents and/or one of the joint lead arrangers, as applicable) or (b) any tender or exchange offer for, or consent solicitation with respect to, debt (including, without limitation, convertible debt) securities (if the ROFR is exercised, Jefferies is permitted to act as a nonexclusive solicitation agent for such tender or exchange offer and/or consent solicitation), with compensation in each case payable to Jefferies in an amount that is customary for a transaction of that type, with up to 25% of that compensation able to be offset against the Deferred Transaction Fee if the relevant ROFR transaction closes prior to the expiry of the aforementioned 12-month period.

Company Support Agreement

On December 22, 2023, concurrently with the execution of the Merger Agreement, certain stockholders of Blaize entered into a Company Support Agreement (the “Company Support Agreement”) with the Company and Blaize, pursuant to which such stockholders have agreed to, among other things, (i) support and vote in favor of (a) the approval and adoption of the Merger Agreement and the Business Combination, (b) the conversion of each issued and outstanding share of preferred stock of Blaize into one share of Blaize Common Stock as of immediately prior to the Effective Time, and (c) any other circumstances upon which a consent or other approval with respect to the Merger Agreement and the Business Combination.

Sponsor Support Agreement

On December 22, 2023, concurrently with the execution of the Merger Agreement, the Company and Blaize entered into an agreement (the “Sponsor Support Agreement”) with the Sponsor, pursuant to which, among other things, in connection with the Closing, the Sponsor agreed o (i) vote all its shares of the Company’s Class A common stock in favor of (a) each Transaction Proposal (as defined in the Merger Agreement), including, without limitation, the approval and adoption of the Merger Agreement and the Business Combination, and (b) any other circumstances upon which a consent or other approval with respect to the Merger Agreement and the Business Combination.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize, the Sponsor, certain significant securityholders of Blaize and certain of their respective affiliates will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which New Blaize will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of New Blaize common stock and other equity securities of New Blaize that are held by the parties thereto from time to time on the terms and subject to the conditions set forth therein.

Lock-up Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize will enter into lock-up agreements (the “Lock-up Agreements”) with (i) certain of New Blaize’s directors and officers, (ii) certain stockholders of New Blaize and (iii) Burkhan, in each case, restricting the transfer of New Blaize common stock and any shares of New Blaize common stock issuable upon the exercise or settlement, as applicable, of New Blaize Options or New Blaize RSUs held by it immediately after the Effective Time from and after the Closing. The restrictions under the Lock-up Agreements begin at the Closing and end on the date that is 180 days after the Closing, or upon the earlier of (x) the last reported sale price of New Blaize common stock reaching $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the liquidation of New Blaize.

Stockholders’ Agreement

The Merger Agreement contemplates that, at the Closing, New Blaize will enter into a stockholders’ agreement (the “Stockholders Agreement”), with the Sponsor, Burkhan and certain other controlled affiliates of Burkhan (collectively, the “Stockholder Group”), which will provide, among other things, that so long as the Stockholder Group beneficially owns, in the aggregate, ten percent (10%) or more of the total number of issued and outstanding shares of the New Blaize Common Stock, the Stockholder Group will have the right to designate two out of nine individuals to the Company’s board of directors, subject to step-downs based on ownership of the New Blaize Common Stock as described in the Stockholders’ Agreement.

Amendment to the Merger Agreement

On April 22,2024, the Company entered into an amendment of its Merger Agreement which modified certain terms and conditions as follows:

•

The Company entered into an additional letter agreement which modified its convertible note financing and certain lock-up provisions which will exist in the closing of the Company’s Business Combination.

•

The Company entered into an additional letter agreement in connection with its convertible note financing subject to funding conditions which will exist in the closing of the Company’s Business Combination.

•

The Sponsor and the Company entered into an additional letter agreement, under which the Sponsor agreed to forfeit 2,000,000 Company Shares to be effective immediately prior to the closing of the Business Combination.

•	The Merger Agreement Amendment also revised the aggregate reserve size under the Equity Incentive Plan and ESPP to 20% and the evergreen percentage for the Equity Incentive Plan to 7%.

•	The Company, the Merger Sub, Blaize and Burkhan amended the Agreement and Plan of Merger, amending the original Merger Agreement to make the following adjustments:

•	Increasing the Base Purchase Price from $700 million to $767 million.

•	Acknowledged that the Blaize Note Financing and the Blaize Warrant Financing constitute a Company Financing for all purposes of the Merger Agreement.

•

Added a new component to the definition of “Base Merger Consideration”, which is the product of (a) the number of shares of the Excluded Company Stock multiplied by (b) the Per Company Share Merger Consideration.

•

Added a new component to the definition of “Available Acquiror Cash”, which is the amount contributed by the Sponsor pursuant to the Backstop Subscription Agreement and a new definition of “Cash Ratio,” which means the ratio equal to (x) Available Acquiror Cash, divided by (y) the Minimum Cash Amount.

•

Added a new definition of “Proportionate Shares Number,” which means (a) 325,000 Company Shares multiplied by (b.) the Cash Ratio; (viii) Added a closing condition for the benefit of Blaize requiring that the sum of the Trust Amount plus the amount of funds received pursuant to the Backstop Subscription Agreement shall be no less than the Backstop Amount.

•

Additionally, adjustments were made to various definitions and covenants to reflect the funding commitment of the Sponsor pursuant to the Backstop Subscription Agreement and the amounts of certain convertible notes and pre-funded warrants Burkhan, its Affiliates or nominees purchased from the Company.

Amendment to Underwriting Agreement

On April 26, 2024, the Company and EF Hutton amended the Underwriting Agreement signed on December 10, 2021. In lieu of the Company paying the full Deferred Underwriting Commission, EF Hutton agreed to accept a $1,500,000 cash payment at the Closing of a Business Combination Once this payment is made according to the new terms, the Company’s obligation to deliver the Deferred Underwriting Commission will be fulfilled.

Backstop Subscription Agreement

On April 22, 2024, the Sponsor entered into a backstop subscription agreement (the “Backstop Subscription Agreement”) with the Company and Blaize. Pursuant to the Backstop Subscription Agreement, in the event that the amount of cash in the Company’s trust account following redemptions and before payment of expenses (the “Trust Amount”) is less than $30,000,000 (the “Backstop Amount”), the Sponsor shall purchase, prior to or substantially concurrently with the closing of the Business Combination, a number of shares of Class A common stock of the Company equal to the quotient of (a) the difference of (x) $30,000,000 minus (y) the Trust Amount divided by (b) $10.00, at a per share purchase price of $10.00 per share.

The Company accounts for its Backstop Subscription Agreement in accordance with the guidance contained in ASC 815-40, “Derivatives and Hedging”, under which the Backstop Subscription Agreement does not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classified the Backstop Subscription Agreement as a liability at its fair value and adjusts the Backstop Subscription Agreement to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations (see Note 8).

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. On December 11, 2023, the Company issued an aggregate of 9,487,495 Class A Shares to the holders of the Company’s shares of Class B Shares upon the exchange of an equal number of Class B Shares (“the Exchange”). On September 30, 2024 and December 31, 2023, there were 10,816,995 shares issued and outstanding (excluding 2,285,040 shares to be redeemed as of December 31, 2023 and excluding 4,345,663 shares subject to possible redemption) as of September 30, 2024 and December 31, 2023.

The 9,487,495 Class A Shares issued in connection with the Exchange are subject to the same restrictions as applied to the Class B Shares before the Exchange, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for our initial public offering.

On March 10, 2023, the Company’s stockholders redeemed 22,119,297 shares at approximately $10.30 per share.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. On September 24, 2021, the Company issued 862,500 shares of Class B common stock in connection with a 1.1 stock split. Due to the Exchange, on December 11, 2023, the Company converted 9,487,495 Class B Shares to Class A Shares. As of September 30, 2024 and December 31, 2023, there were 5 shares of Class B common stock issued and outstanding.

The number of founder shares outstanding was determined so that the founder shares, will represent, on an as-converted basis, 24.81% of the outstanding shares after the IPO (excluding the shares of Class A common stock issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering).

The shares of Class B common stock will automatically convert into shares of the Class A common stock at the time of the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations etc. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, based on the total number of all shares of common stock outstanding upon the completion of the IPO (excluding the shares of Class A common stock to be issued to the representative or its designees upon consummation of this offering, the placement units and securities underlying the placement units and assuming the initial stockholders do not purchase units in this offering) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units and their underlying securities issued to the Sponsor or its affiliates upon conversion of Working Capital Loans made to the Company). The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the initial Business Combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Warrants

Each warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination or 12 months after the closing of the IPO.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying the Company’s obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company has agreed that as soon as practicable after the closing of the initial Business Combination to use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder;

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders; and

•	If and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the warrants underlying the Units being offered in the Initial Public Offering, except that they will not be transferable, assignable or saleable until 30 days after the consummation of the initial Business Combination.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30, 2024	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market Funds held in Trust Account	$49,915,251	$49,915,251	$—	$—
Liabilities:
Derivative Liability – Backstop Subscription Agreement	$446,776	$—	$—	$446,776

	December 31, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Money Market Funds held in Trust Account	$71,432,177	$71,432,177	$—	$—

	$71,432,177	$71,432,177	$—	$—

The Backstop Subscription Agreement is valued using Probability Weighted Expected Return Model (“PWERM”). The PWERM is a multistep process in which value is estimated based on the probability- weighted present value of various future outcomes. The estimated fair value of the Backstop Subscription Agreement liability is determined using Level 3 inputs. Inherent in the pricing models are assumptions related to expected share-price volatility, expected life and risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Backstop Subscription Agreement. The expected life of the Backstop Subscription Agreement is assumed to be equivalent to its remaining contractual term. The initial fair value of the Backstop Subscription Agreement as of April 22, 2024, was $361,124. The fair value of the Backstop Subscription Agreement as of September 30, 2024 was $446,776, which resulted in a change in fair value of the Backstop Subscription Agreement of $89,929 for the three months and nine months ended September 30, 2024.

The key inputs of the models used to value the Company’s Backstop Subscription Agreement were as follows:

Inputs	Initial Measurement date of April 22, 2024	September 30, 2024
Stock Price	$11.05	$11.28
Risk-Free Rate	5.39%	4.83%
Weighted Terms	0.48	0.17
Market Implied Likelihood of Initial Business Combination	10.35%	12.1%

The following table provides a summary of the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis for the three and nine months ended September 30, 2024:

Subscription Purchase Agreement
Fair Value as of January 1, 2024	$—
Initial Measurement on April 22, 2024	361,124
Change in Fair Value	(4,277)
Fair Value as of June 30, 2024	356,847
Change in Fair Value	89,929
Fair Value as of September 30, 2024	$446,776

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than below, that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On October 15, 2024, the Sponsor deposited $130,370 into the Trust account to extend the life of the Company from October 15, 2024 to November 15, 2024.

On October 10, 2024 and October 30, 2024 the Company was advanced an additional $10,000 and $80,000, respectively on each date, from its Sponsor for payment of operating expenses and ongoing business operations.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$166,494.45
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent’s fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*

Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a)	PIPE Investment.

From December 31, 2024 through January 13, 2025, BurTech and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which BurTech agreed to issue and sell to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300 shares of Class A Stock (the “PIPE Shares”) at a price per share equal to $10.00 (the “PIPE Investment”). On January 13, 2025, immediately prior to the Closing, BurTech issued 1,540,300 shares of Class A Stock to the Subscribers in accordance with the terms of the PIPE Subscription Agreement. The shares of Class A Stock issued in the PIPE were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements.

(b)	Secured Promissory Note and Pledge Agreement.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of $8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor granted a first priority security interest in, and pledges, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under this Sponsor Note. This Sponsor Note was issued in connection with the consummation of the Business Combination in satisfaction of the Acquiror Transaction Expenses (as defined in the Merger Agreement) that were due to third-party service providers on or immediately following Closing. As consideration for entry into the Sponsor Note, the Company issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note.

(c)	Capital Market Advisors.

On February 10, 2025, in connection with that certain Letter Agreement, dated December 23, 2024, by and between the Company and Roth Capital Partners, LLC (“Roth”), the Company issued approximately 63,157 shares of Common Stock to Roth in a private placement under the Securities Act. Further, on February 10, 2025, in connection with that certain Letter Agreement, dated January 13, 2025, by and between Legacy Blaize and Craig-Hallum Capital Group LLC and its affiliates (“Craig-Hallum”), the Company issued (i) 31,792 shares of Common Stock to Craig-Hallum and (ii) warrants exercisable for up to 50,000 shares of Common Stock at a price of $11.50 per share (the “CMA Warrants”), in each case, in a private placement under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

2.1*	Agreement and Plan of Merger, dated as of December 22, 2023, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc., Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.1	7/19/2024

2.2	Amendment to Agreement and Plan of Merger, dated as of April 22, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc., Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.2	7/19/2024

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of October 24, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc., Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.3	10/30/2024

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of November 21, 2024, by and among BurTech Acquisition Corp., BurTech Merger Sub, Inc., Blaize, Inc. and for the limited purposes set forth therein, Burkhan Capital LLC.	S-4	2.4	11/26/2024

3.1	Third Amended and Restated Certificate of Incorporation of Blaize Holdings, Inc.	8-K	3.1	1/17/2025

3.2	Amended and Restated Bylaws of Blaize Holdings, Inc.	8-K	3.2	1/17/2025

4.1	Specimen Common Stock Certificate.	S-1/A	4.2	11/19/2021

4.2	Specimen Warrant Certificate.	S-1/A	4.3	11/19/2021

4.3	Warrant Agreement, dated as of December 10, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	12/16/2021

5.1**	Opinion of Latham & Watkins LLP.

10.1	Amended and Restated Registration Rights Agreement, dated as of January 13, 2025, by and among the Company, certain stockholders of BurTech named therein and certain stockholders of Legacy Blaize named therein.	8-K	10.1	1/17/2025

10.2	Letter Agreement, dated as of December 10, 2021, by and among BurTech, its officers and its directors, Sponsor and certain other stockholders party thereto.	8-K	10.1	12/16/2021

10.3	Form of Indemnification Agreement.	8-K	10.3	1/17/2025

10.4	Blaize, Inc. Amended and Restated 2011 Stock Plan.	8-K	10.4	1/17/2025

10.5	Blaize Holdings, Inc. 2025 Incentive Award Plan.	8-K	10.5	1/17/2025

10.6	Blaize Holdings, Inc. 2025 Employee Stock Purchase Plan.	8-K	10.6	1/17/2025

10.7	Form of Stock Option Grant Agreement (Installment Exercise) and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.	8-K	10.7	1/17/2025

10.8	Form of Restricted Stock Unit Grant Agreement and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.	8-K	10.8	1/17/2025

10.9	Form of Non-Redemption Agreement.	8-K	10.1	12/31/2024

10.10	Form of PIPE Agreement	8-K	10.1	1/8/2025

10.11	Registration Rights Agreement, dated as of January 13, 2025, by and among the Company and certain stockholders of Legacy Blaize named therein.	8-K	10.11	1/17/2025

10.12	Stockholder Lock-Up Agreement, dated as of January 13, 2025, by and among the Company and certain stockholders of Legacy Blaize named therein.	8-K	10.12	1/17/2025

10.13	Noteholder Lock-Up Agreement, dated as of January 13, 2025, by and among the Company and certain securityholders of Legacy Blaize named therein.	8-K	10.13	1/17/2025

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

10.14	Secured Promissory Note and Pledge Agreement, dated as of January 13, 2025, by and among BurTech LP LLC and BurTech.	8-K	10.14	1/17/2025

10.15*	Letter Agreement, dated as of January 13, 2025, by and among BurTech, Merger Sub, Blaize and Burkhan BurTech LP LLC and Blaize.	8-K	10.15	1/17/2025

10.16	Offer Letter, dated as of June 18, 2018, by and between ThinCI, Inc. and Dinakar Munagala.	8-K	10.16	1/17/2025

10.17	Offer Letter, dated as of June 20, 2018, by and between ThinCI, Inc. and Val Cook.	8-K	10.17	1/17/2025

10.18	Offer Letter, dated as of November 15, 2018, by and between ThinCI, Inc. and Dmitry Zakharchenko.	8-K	10.18	1/17/2025

10.19	Amendment to Offer Letter, dated as of February 22, 2022, by and between ThinCI, Inc. and Dmitry Zakharchenko.	8-K	10.19	1/17/2025

10.20	Offer Letter, dated as of July 4, 2018, by and between ThinCI, Inc. and Santiago Fernandez-Gomez.	8-K	10.20	1/17/2025

10.21	Blaize Holdings, Inc. Non-Employee Director Compensation Program.	8-K	10.21	1/17/2025

10.22	Form of Stock Option Grant Agreement (Contingent Exercise) and Grant Notice under the Blaize, Inc. Amended and Restated 2011 Stock Plan.	8-K	10.22	1/17/2025

21.1	Subsidiaries of Blaize Holdings, Inc.	8-K	21.1	1/17/2025

23.1**	Consent of Marcum LLP.

23.2**	Consent of UHY LLP.

23.3**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement).

107**	Filing Fee Table.

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**	Filed herewith.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 10th day of February, 2025

BLAIZE HOLDINGS, INC.

By:	/s/ Dinakar Munagala
Name:	Dinakar Munagala
Title:	Chief Executive Officer Director

Each person whose signature appears below constitutes and appoints each of Dinakar Munagala and Harminder Sehmi, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Dinakar Munagala Dinakar Munagala	Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2025

/s/ Harminder Sehmi Harminder Sehmi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 10, 2025

* Edward Frank	Director	February 10, 2025

* Lane Bess	Director	February 10, 2025

* Juergen Hambrecht	Director	February 10, 2025

* Tony Cannestra	Director	February 10, 2025

* George de Urioste	Director	February 10, 2025

*By:	/s/ Dinakar Munagala
Dinakar Munagala
Attorney-in-Fact